As filed with the Securities and Exchange Commission on September 21, 1998
                                                  Registration No. 333-61317


                   SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                          -----------------------
                               AMENDMENT NO. 2
                                    TO
                                  FORM S-4
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                        Agouron Pharmaceuticals, Inc.
            (Exact name of registrant as specified in its charter)

California                          2830                            33-0061928
(State or other  (Primary Standard Industrial Classification    (I.R.S. Employer
jurisdiction of                  Code Number)                Identification No.)
incorporation or
(organization)
            10350 North Torrey Pines Road, La Jolla, California 92037
                                 (619) 622-8000
                        (Address, including zip code, and
                           telephone number, including
                           area code, of Registrant's
                          principal executive offices)

                                  Peter Johnson
                      President and Chief Executive Officer
                          AGOURON PHARMACEUTICALS, INC.
            10350 North Torrey Pines Road, La Jolla, California 92037
                                 (619) 622-8000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             -----------------------
                                   Copies to:
                  John M. Dunn, Esq. and Stanton D. Wong, Esq.
                          PILLSBURY MADISON & SUTRO LLP
                                101 West Broadway
                                   Suite 1800
                           San Diego, California 92101

     Approximate date of commencement of proposed sale to the public: As soon as practicable after approval by the shareholders.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             -----------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                [Agouron Pharmaceuticals Letterhead appears here]


                               September ___, 1998


         Dear Shareholder:


         You are cordially invited to attend the Annual Meeting of Shareholders of Agouron Pharmaceuticals, Inc. which will be held on Monday, November 16, 1998, at 10:00 a.m., San Diego time, at the Sheraton Grande Torrey Pines, 10950 North Torrey Pines Road, La Jolla, California 92037.

         At the Annual Meeting, shareholders will be asked to consider and approve a proposal (the "Divisional Stock Proposal"), which is being recommended by your Board of Directors (the "Board"), to increase the number of shares of authorized Common Stock to 150,000,000 shares, to create two series of Common Stock that are intended to reflect separately the performances of Agouron's oncology division (the "Oncology Division") and its other businesses ("Agouron Pharmaceuticals") and to authorize the issuance of one or more additional series of Common Stock by the Board from undesignated shares of Common Stock; 75,000,000 shares will be initially designated as Agouron Pharmaceuticals Common Stock ("Agouron Pharmaceuticals Stock") and 25,000,000 will be initially designated as Agouron Oncology Division Common Stock ("Oncology Division Stock"). Undesignated shares of Common Stock may be used for new series of Common Stock or to increase or decrease shares of an existing series of Common Stock. The Company is currently investigating the availability of names under which the Oncology Division will operate. The exact name of the division and of the divisional stock will be determined and announced prior to the implementation of the Divisional Stock Proposal.

         If the Divisional Stock Proposal is approved by the shareholders, the Board will have the authorization to create a new series of Common Stock intended to reflect the performance of the Oncology Division (the "Oncology Division Stock"). Each outstanding share of Agouron's existing Common Stock (the "Existing Common Stock") will be converted into one share of a series of Common Stock intended to reflect the performance of the Agouron Pharmaceuticals Division ("the Agouron Pharmaceuticals Stock"), and ______ share of Oncology Division Stock, intended to reflect the performance of the Oncology Division. The transactions contemplated by the Divisional Stock Proposal are intended to be tax free for both the Company and its shareholders except with respect to cash received in lieu of fractional shares.

         The Divisional Stock Proposal is designed to separate the business, cash flows and reported operating results of the Oncology Division from the rest of the Company's business, enable better capital allocation decisions, charge the managers of each Division with the responsibility of maximizing the returns from their businesses, and provide the opportunity to structure more focused incentives to management teams and employees. In addition, this new equity structure should increase the Company's flexibility in raising capital and responding to acquisitions and other strategic opportunities by enabling the Company to issue Agouron Pharmaceuticals Stock or Oncology Division Stock as appropriate under the particular circumstances.

         By providing investors with separate classes of Common Stock intended to reflect the respective performances of Agouron Pharmaceuticals and the Oncology Division, we believe the Divisional Stock Proposal should allow investors and analysts to gain a better understanding of each business and enable investors to invest in either or both securities depending upon their individual investment objectives. The Board believes that the Divisional Stock Proposal should result in greater market recognition of the value of each of these businesses, while at the same time enabling the Company to preserve the operational and financial benefits it currently enjoys as a single company.

         The Divisional Stock Proposal will not result in a distribution or spin-off to shareholders of any assets or liabilities of Agouron
         Pharmaceuticals, Inc. or its subsidiaries. Holders of Agouron Pharmaceuticals Stock and the Oncology Division Stock will be common shareholders of the Company and, as such, will be subject to all risks associated with an investment in Agouron Pharmaceuticals, Inc. and all of its businesses, assets and liabilities. Following implementation of the Divisional Stock Proposal, there can be no assurance as to whether or to what extent the market values of the Agouron Pharmaceuticals Stock and the Oncology Division Stock will reflect the separate performance of Agouron Pharmaceuticals and the Oncology Division, or that the combined market values of the Agouron Pharmaceuticals Stock and the Oncology Division Stock will equal or exceed the market value of the Existing Common Stock. In addition, implementation of the Divisional Stock Proposal will, to an extent, make the capital structure of the Company more complex and may give rise to occasions when the interests of the holders of Agouron Pharmaceuticals Stock and the holders of the Oncology Division Stock may diverge or conflict.

         At the Annual Meeting, shareholders will also be asked to consider and approve proposals to increase the number of shares available for issuance under the Company's 1996 Stock Option Plan and to increase the number of shares available for purchase under the Company's Employee Stock Purchase Plan. Additionally, the shareholders will be asked to elect nine directors, all of whom shall serve until the 1999 Annual Meeting of Shareholders and until the election and qualification of their successors, and to ratify the selection of independent accountants.

         THE BOARD HAS CAREFULLY CONSIDERED THE DIVISIONAL STOCK PROPOSAL AND EACH OF THE OTHER PROPOSALS SET FORTH IN THE NOTICE OF ANNUAL MEETING AND BELIEVES THAT THE APPROVAL OF EACH OF THE PROPOSALS BY THE
         SHAREHOLDERS IS IN THE BEST INTERESTS OF THE COMPANY AND THE SHAREHOLDERS. ACCORDINGLY, THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE DIVISIONAL STOCK PROPOSAL AND EACH OF THE OTHER PROPOSALS SET FORTH IN THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS WHICH ARE DESCRIBED IN MORE DETAIL IN THE ATTACHED PROXY STATEMENT/PROSPECTUS. THE BOARD ALSO RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NINE NOMINEES FOR DIRECTOR LISTED IN THE ATTACHED PROXY STATEMENT/PROSPECTUS.

         To expedite the admissions process for the Annual Meeting, please indicate if you will be attending by marking the appropriate box on the enclosed proxy card and returning it to our transfer agent, ChaseMellon Shareholder Services. Please also detach the enclosed admission card and bring it with you to the Annual Meeting.

         REGARDLESS OF WHETHER YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, YOUR SHARES SHOULD BE REPRESENTED AND VOTED. THEREFORE, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND.

                                Sincerely,

                                /s/ Peter Johnson

                                Peter Johnson
                                President and Chief Executive Officer

                          AGOURON PHARMACEUTICALS, INC.
                          10350 North Torrey Pines Road
                         La Jolla, California 92037-1020

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 16, 1998


     The Annual Meeting of Shareholders (the "Meeting") of Agouron Pharmaceuticals, Inc., a California corporation (the "Company") will be held at the Sheraton Grande Torrey Pines, 10950 North Torrey Pines Road, La Jolla, California 92037, on Monday, November 16, 1998, at 10:00 a.m., San Diego time, for the following purposes:

         1. To elect nine directors of the Company, all of whom shall serve until the 1999 Annual Meeting of Shareholders (and until the election and qualification of their successors).

         2. To consider and vote upon a proposal (the "Divisional Stock Proposal") to amend and restate the Company's Articles of Incorporation to (i) increase the number of shares of authorized Common Stock to 150,000,000 shares, of which 75,000,000 shares would initially be designated as Agouron Pharmaceuticals Stock and 25,000,000 shares would initially be designated as Oncology Division Common Stock, (ii) provide authorization to the Board to designate and issue any undesignated shares in one or more additional series of Common Stock, to determine the number of shares, rights, preferences, privileges and restrictions of any such series, and to increase or decrease the number of shares of any existing series, and (iii) convert each share of the Company's existing Common Stock into one share of Agouron Pharmaceuticals Stock and ___ share of Oncology Division Stock, all as described in the attached Proxy Statement/Prospectus.

         3. To consider and vote upon a proposal to amend the Company's 1996 Stock Option Plan to increase the number of shares available for issuance under such plan by 1,000,000 shares.

         4. To consider and vote upon a proposal to amend the Company's Employee Stock Purchase Plan to increase the number of shares available for purchase under such plan by 200,000 shares.

         5. To ratify the selection of independent accountants.

         6. To consider and act upon such other business as may properly be presented to the Meeting or any adjournments or postponements thereof.

     Only shareholders of record as of the close of business on September 24, 1998 will be entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof. A list of shareholders entitled to vote at the Meeting will be available for inspection at the offices of the Company for 10 days before the Meeting.

     All shareholders are cordially invited to attend the Meeting in person. Regardless of whether you plan to attend the Meeting, please complete, sign and date the enclosed Proxy and return it promptly in the accompanying envelope, postage for which has been provided if mailed in the United States. The prompt return of Proxies will ensure a quorum and save the Company the expense of further solicitation. Any shareholder returning the enclosed Proxy may revoke it prior to its exercise by voting in person at the Meeting or by filing with the Secretary of the Company a written revocation or a duly executed Proxy bearing a later date.

                         By Order of the Board of Directors

                         /s/ Gary E. Friedman, Secretary

La Jolla, California
September __, 1998

                                TABLE OF CONTENTS

                                                                         Page
Proxy Statement/Prospectus.....................................................

Available Information..........................................................

Information Incorporated by Reference..........................................

Safe Harbor Statement..........................................................

Questions and Answers..........................................................

Proxy Statement Summary........................................................
         The Annual Meeting....................................................
         The Divisional Stock Proposal.........................................
         Comparison of Existing Common Stock with Agouron Pharmaceuticals  Stock and Oncology Division Stock.................................
         Agouron Pharmaceuticals, Inc. - Selected Consolidated Financial Data..
         Agouron Pharmaceuticals - Selected Financial Data.....................
         Agouron Oncology Division - Selected Financial Data...................
         Price Range of Common Stock and Dividend Policy.......................

Risk Factors...................................................................

General........................................................................

Proposal 1-Election of Directors...............................................

Proposal 2-The Divisional Stock Proposal.....................................
         General...............................................................
         Background of and Reasons for the Divisional Stock Proposal...........
         Vote Required.........................................................
         Recommendation of the Board...........................................
         Management and Allocation Policies....................................
         Description of Capital Stock..........................................
         Oncology Division Designated Shares...................................
         Increase in Authorized Common Stock...................................
         Determinations by the Board...........................................
         Dividend Policy.......................................................
         Nasdaq National Market Listing........................................
         Exchange Procedures...................................................
         Stock Transfer Agent and Registrar....................................
         Financial Advisor.....................................................
         No Dissenters' Rights.................................................
         Certain Federal Income Tax Considerations.............................
         Amendment of Stock Plans..............................................
         Restatement of Rights Agreement.......................................
         Anti-Takeover Considerations..........................................

Proposal 3-Amendment of the 1996 Stock Option Plan.............................

Proposal 4-Amendment of the Employee Stock Purchase Plan.......................

Proposal 5-Ratification of Selection of Independent Accountants................

Security Ownership of Certain Beneficial Owners and Management.................

Executive Compensation.........................................................

Certain Transactions...........................................................

Submission of Shareholder Proposals............................................

Legal Matters..................................................................

Experts........................................................................

Other Matters..................................................................

Annex I - Index of Defined Terms...............................................

Annex II - Proposed Restated Articles of Incorporation.........................

Annex III - Agouron Pharmaceuticals, Inc.  ....................................
         Management's Discussion and Analysis..................................
         Consolidated Financial Statements.....................................

Annex IV - Agouron Pharmaceuticals ............................................
         Description of Business...............................................
         Management's Discussion and Analysis..................................
         Combined Financial Statements of Agouron Pharmaceuticals..............

Annex V - Agouron Oncology Division............................................
         Description of Business...............................................
         Management's Discussion and Analysis..................................
         Combined Financial Statements of Agouron Oncology Division............

Annex VI - Amended and Restated Agouron Stock Option Plan......................

Annex VII - Amended and Restated Employee Stock Purchase Plan..................

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 21, 1998
                           PROXY STATEMENT/PROSPECTUS
                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 16, 1998

         This Proxy Statement/Prospectus ("Proxy Statement") is furnished in connection with the solicitation of Proxies by and on behalf of the Board of Directors (the "Board") of Agouron Pharmaceuticals, Inc., a California corporation ("Agouron" or the "Company"), for use at the Company's Annual Meeting of Shareholders for the fiscal year ended June 30, 1998 (the "Meeting") to be held at the Sheraton Grande Torrey Pines, 10950 North Torrey Pines Road, La Jolla, California 92037, on Monday, November 16, 1998 at 10:00 a.m., San Diego time, and at any adjournments or postponements thereof. At the Meeting, shareholders will be asked (i) to elect nine directors of the Company to hold office until the 1999 Annual Meeting of Shareholders and until their successors are elected and qualified, (ii) to increase the number of shares of authorized Common Stock to 150,000,000 shares, of which 75,000,000 shares would initially be designated as Agouron Pharmaceuticals Common Stock ("Agouron Pharmaceuticals Stock") and 25,000,000 shares would initially be designated as Agouron Oncology Division Common Stock ("Oncology Division Stock"), to provide authorization to the Board to designate and issue any undesignated shares in one or more additional series of Common Stock, determine the number of shares, rights, preferences, privileges and restrictions of any such series, and increase or decrease the number of shares of any existing series, and to convert each share of the Company's existing Common Stock ("Existing Common Stock") into one share of Agouron Pharmaceuticals Stock and ___ share of Oncology Division Stock (the "Divisional Stock Proposal"), (iii) to increase the number of shares available for issuance under the Company's 1996 Stock Option Plan by 1,000,000 shares,
(iv) to increase the number of shares available for purchase under the Company's Employee Stock Purchase Plan by 200,000 shares, (v) to ratify the selection of the Company's independent accountants, and (vi) to transact such other business as may properly be presented to the Meeting or any adjournments or postponements thereof. This Proxy Statement also constitutes the Prospectus of the Company with respect to the shares of Agouron Pharmaceuticals Stock and Oncology Division Stock to be issued pursuant to the Divisional Stock Proposal. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or about September __, 1998. An Index of Defined Terms showing the pages on which certain terms used in this Proxy Statement are defined is included as Annex I.

     SEE "RISK FACTORS" BEGINNING ON PAGE 23 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN EVALUATION OF THE DIVISIONAL STOCK PROPOSAL.

         The Existing Common Stock is traded on the Nasdaq National Market under the symbol AGPH. There has been no prior market for the Agouron Pharmaceuticals Stock or the Oncology Division Stock. Application will be made to The Nasdaq Stock Market, Inc. to redesignate the Existing Common Stock as Agouron Pharmaceuticals Stock, to be quoted on the Nasdaq National Market under the symbol AGPH, and for the quotation of the Oncology Division Stock on the Nasdaq National Market under a separate symbol to be determined.

         Shareholders should note that if the Divisional Stock Proposal is approved, holders will not have to send in their certificates representing shares of Existing Common Stock to be exchanged for certificates representing shares of Agouron Pharmaceuticals Stock. DO NOT MAIL YOUR EXISTING COMMON STOCK CERTIFICATES TO EITHER THE COMPANY OR ITS TRANSFER AGENT IN CONNECTION WITH THESE TRANSACTIONS.

     THE BOARD HAS CAREFULLY CONSIDERED THE DIVISIONAL STOCK PROPOSAL AND EACH OF THE OTHER PROPOSALS SET FORTH IN THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND BELIEVES THAT THE APPROVAL OF THESE PROPOSALS BY THE SHAREHOLDERS IS IN THE BEST INTERESTS OF THE COMPANY AND THE SHAREHOLDERS. ACCORDINGLY, THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE DIVISIONAL STOCK PROPOSAL AND EACH OF THE OTHER PROPOSALS WHICH ARE DESCRIBED IN MORE DETAIL IN THIS PROXY STATEMENT.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Dated September ____, 1998

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates or by accessing the Commission's World Wide Web site at http://www.sec.gov.

         The Company has filed a registration statement on Form S-4 (referred to herein, together with all amendments and exhibits, as the "Registration Statement") with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), covering the shares of Agouron Pharmaceuticals Stock and Oncology Division Stock issuable in connection with the Divisional Stock Proposal. This Proxy Statement, which also constitutes the Prospectus of the Company filed as part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement, which is available for inspection and copying as set forth above. Statements contained in this Proxy Statement as to the contents of any contract or other document which is filed as an exhibit to the Registration Statement are necessarily summaries thereof, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following document which has been filed by the Company with the Commission (File No 0-15609) is incorporated herein by reference: Annual Report on Form 10-K for the fiscal year ended June 30, 1998. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the date of the Meeting shall be deemed to be incorporated by reference into this Proxy Statement and to be a part hereof from the date any such document is filed. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

         THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. A COPY OF SUCH DOCUMENTS (EXCLUDING EXHIBITS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION INCORPORATED HEREIN) WILL BE PROVIDED WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A PROXY STATEMENT IS DELIVERED, UPON ORAL OR WRITTEN REQUEST OF ANY SUCH PERSON. REQUESTS SHOULD BE DIRECTED TO AGOURON CORPORATE COMMUNICATIONS, 10350 NORTH TORREY PINES ROAD, LA JOLLA, CALIFORNIA 92037; TELEPHONE (619) 622-3000. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY OCTOBER 21, 1998.

                PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
                        SAFE HARBOR CAUTIONARY STATEMENT

         This Proxy Statement contains forward-looking statements. Such statements, including but not limited to those regarding anticipated expenses of the Oncology Division, sales and revenues attributable to Agouron Pharmaceuticals, timing and initiation of clinical trials, development and marketing of future products, the anticipated benefits of the Divisional Stock Proposal and other projections, estimates and statements of belief or expectancy, are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. See "Important Factors Regarding Forward-Looking Statements" attached as Exhibit 99 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998 and "Risk Factors." Important factors which may affect these projections or expectations include, but are not limited to: the impact of competitive products, regulatory approvals, changes in the overall economy, availability of future financing, the potential divergence of interests of holders of Agouron Pharmaceuticals Stock and Oncology Division Stock, potential changes in policies without shareholder approval, and other unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                              QUESTIONS AND ANSWERS
       RELATING TO THE DIVISIONAL STOCK PROPOSAL AND RELATED TRANSACTIONS

Q:       WHY AM I RECEIVING THIS PROXY STATEMENT?

A: In addition to the standard Annual Meeting business of electing directors and ratifying accountants, the Board is distributing this Proxy Statement to shareholders of the Company in connection with a proposal that would, among other things, create two new series of Common Stock intended to separately reflect the performance of
         (i) the Company's Oncology Division and (ii) the Company's antiviral business and all of the other businesses of the Company that are not attributed to the Oncology Division. The Divisional Stock Proposal also authorizes the Board to establish additional series of Common Stock. The Board is also distributing this Proxy Statement in connection with proposals to amend the Company's stock option and stock purchase plans.

         The Board of Directors is seeking your proxy to vote in favor of the Divisional Stock Proposal and the other proposals listed in this Proxy Statement at its annual meeting of shareholders (the "Meeting").


Q.       WHAT IS A DIVISIONAL STOCK?

A. Divisional stock, which is also referred to as "tracking stock" or "letter stock," represents shares of common stock of a corporation, in this case the Company, which are intended to "track" the performance of a group of assets or a division of the Company. The Restated Articles of Incorporation of the Company would, among other things, authorize two new series of divisional stock, to be designated as Agouron Pharmaceuticals Stock and Oncology Division Stock.

                  - The Oncology Division Stock, when issued, is intended to reflect the separate performance of the Oncology Division of the Company, which is engaged in research and development of pharmaceuticals for the treatment of cancer.

                  - The Agouron Pharmaceuticals Stock, when issued, is intended to reflect the separate performance of the Company's anti-viral business and all of the other remaining businesses of the Company that are not attributed to the Oncology Division.

         Although the two series of Divisional Stock are intended to track the performance of the Company's different operating divisions, these divisions are not separate legal entities. As a consequence, assets allocated to each division remain assets of the Company as a whole and will be available to satisfy liabilities of the Company, including obligations arising from lawsuits and indebtedness related to the other division's business.

Q.       WHEN AND WHERE WILL THE ANNUAL MEETING BE HELD?

A. The Meeting will be held on Monday, November 16, 1998, at 10:00 a.m., San Diego time, at the Sheraton Grande Torrey Pines, 10950 North Torrey Pines Road, La Jolla, California 92037.

Q.       WHAT DO I NEED TO DO NOW?

A. Just mail in your completed and signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the Meeting.

Q.       WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?

A. The Board of Directors has unanimously approved each proposal, believes that the adoption of each proposal is in the best interests of the Company and its shareholders and unanimously recommends that you vote "FOR" the election of the nine nominees for director listed in the Proxy Statement and "FOR" each of proposals 2 through 5.

Q. WHAT VOTE IS REQUIRED TO APPROVE THE DIVISIONAL STOCK PROPOSAL AND THE OTHER PROPOSALS?

A. The approval of the Divisional Stock Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of the Existing Common Stock. The approval of each of the other proposals requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy and voting at the meeting, provided that those affirmatively voted shares also constitute at least a majority of the required quorum.

Q.       WILL THE DIVISIONAL STOCK PROPOSAL RESULT IN A CHANGE IN
         CONTROL OF AGOURON?

A. There will be no change in control of the Company if the Divisional Stock Proposal is approved.

Q.       WILL THE DIVISIONAL STOCK PROPOSAL RESULT IN A SPIN-OFF?

A. No. The Divisional Stock Proposal will not result in a distribution or spin-off of any assets or liabilities of the Company or its subsidiaries. Holders of Agouron Pharmaceuticals Stock and Oncology Division Stock will continue to be common shareholders of the Company and, as such, will be subject to all risks associated with an investment in the Company and all of its businesses, assets and liabilities.

Q. WHY DID THE COMPANY DECIDE TO DISTRIBUTE A DIVISIONAL STOCK AS OPPOSED TO SPINNING OFF THE ONCOLOGY ASSETS?

A. While both alternatives would separate the two operating divisions and allow for separate market valuations of each division, the Board believed that a spin-off of a separate company owning the oncology assets could create significant tax, credit and control issues. By issuing a divisional stock, the Company will retain ownership of its technologies, which the Board considers to be a long-term strategic benefit to all of the Company's shareholders. In addition, as part of one company, each division will be in a position to benefit from cost savings and synergies with the other compared to the costs each division would incur if it operated separately.

Q.       SHOULD I SEND IN MY STOCK CERTIFICATES?

A. No. If the Divisional Stock Proposal is approved, then upon amendment and restatement of the Company's Articles of Incorporation, each of your shares of Existing Common Stock will be automatically converted into one share of Agouron Pharmaceuticals Stock and ___ share of Oncology Division Stock.

         In connection with this conversion, the stock certificate representing your shares of Existing Common Stock will represent ownership of the same number of shares of Agouron Pharmaceuticals Stock. The Company will send to you your certificates for Oncology Division Stock.

Q.       WHAT DO I NEED TO DO TO RECEIVE MY CERTIFICATES FOR THE
         ONCOLOGY DIVISION STOCK?

A. You do not need to do anything to receive your certificates for the Oncology Division Stock. If all of the events take place as planned, certificates representing whole shares of Oncology Division Stock (and cash in lieu of fractional shares) will be mailed to all shareholders after the Effective Date as directed by the Board.

Q.       WHEN WILL ALL OF THIS TAKE PLACE?

A. If the Divisional Stock Proposal is approved, the Company intends to file its Restated Articles of Incorporation with the Secretary of State of California shortly after the Meeting. If all of these events occur as planned, this event (the "Effective Date") would take place in November. However, the Board of Directors could choose to effect the Divisional Stock Proposal at a later time, or not to effect the Divisional Stock Proposal, depending on the circumstances at the time.

Q.       WHAT ARE THE TAX CONSEQUENCES TO ME?

A. The implementation of the Divisional Stock Proposal is intended to be tax-free to shareholders for federal income tax purposes (except with respect to any cash received in lieu of fractional shares) based upon the facts and law at the time of this Proxy Statement. For federal income tax purposes, cash received for fractional shares will likely result in recognition of gain or loss. You should consult a tax advisor.

Q. WHAT WILL MY EXISTING COMMON STOCK REPRESENT IF EVERYTHING TAKES PLACE AS PROPOSED?

A. Upon the completion of all the events as planned, the equity interest in the Company represented by all the Existing Common Stock will equal the equity interest of the total of the Agouron Pharmaceuticals Stock and the Oncology Division Stock. Each share of Existing Common Stock will be converted into one share of Agouron Pharmaceuticals Stock and ___ share of Oncology Division Stock.

Q. WILL THE AGOURON PHARMACEUTICALS STOCK AND THE ONCOLOGY DIVISION STOCK BE LISTED ON THE NASDAQ NATIONAL MARKET?

A. The Company will file an application to list the Agouron Pharmaceuticals Stock and the Oncology Division Stock on the Nasdaq National Market. The Agouron Pharmaceuticals Stock will be traded under the symbol AGPH and the Oncology Division Stock will be traded under a separate symbol to be determined.

Q.       WHAT VOTING RIGHTS WILL I HAVE?

A. After the Effective Date, each share of Agouron Pharmaceuticals Stock will be entitled to one vote and each share of Oncology Division Stock will have a number of votes (including a fraction of one vote) equal to the ratio of the weighted average market capitalization of the Oncology Division Stock and the Agouron Pharmaceuticals Stock to be initially determined on the earlier of the 90th day following commencement of trading of the Oncology Division Stock or the record date established for the first meeting of shareholders following implementation of the Divisional Stock Proposal. The initial vote so established shall remain unchanged until June 30, 2000. On July 1, 2000, and on July 1 every two (2) years thereafter, the number of votes to which holders of Oncology Division Stock are entitled will be adjusted to reflect the relative market value of such series as compared to the market value of Agouron Pharmaceuticals Stock. This periodic adjustment of the relative voting rights of each series will be done so a holder's voting rights will more closely reflect the market value of the holder's equity investment in the Company.

         The Agouron Pharmaceuticals Stock and the Oncology Division Stock will vote together as a single class except in certain limited circumstances, under which the holders of Agouron Pharmaceuticals Stock or Oncology Division Stock will have rights to vote as a separate class.

Q.       DOES THE COMPANY INTEND TO PAY DIVIDENDS?

A. The Company has never paid cash dividends on shares of its Common Stock. The Board currently intends to retain future earnings, if any, for the development of the businesses of Agouron Pharmaceuticals and the Oncology Division and does not anticipate paying dividends on the Agouron Pharmaceuticals Stock or the Oncology Division Stock in the foreseeable future.

Q.       WHAT DO I DO IF I HAVE ADDITIONAL QUESTIONS?

A. If you have any questions prior to the Meeting, please call Agouron Investor Relations at 619-622-3000.

                             PROXY STATEMENT SUMMARY

         THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT AND THE ANNEXES HERETO. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT AND THE ANNEXES HERETO. UNLESS OTHERWISE DEFINED HEREIN, CAPITALIZED TERMS USED IN THIS SUMMARY HAVE THE RESPECTIVE MEANINGS ASCRIBED TO THEM ELSEWHERE IN THIS PROXY STATEMENT. SEE ANNEX I, "INDEX OF DEFINED TERMS." SHAREHOLDERS ARE URGED TO READ CAREFULLY THIS PROXY STATEMENT AND THE ANNEXES HERETO IN THEIR ENTIRETY. AGOURON PHARMACEUTICALS AND THE ONCOLOGY DIVISION (AND ANY ADDITIONAL DIVISIONS CREATED BY THE ISSUANCE OF ADDITIONAL SERIES BY THE BOARD) ARE SOMETIMES REFERRED TO HEREIN COLLECTIVELY AS THE "DIVISIONS" AND INDIVIDUALLY AS A "DIVISION."

                               THE ANNUAL MEETING

DATE, TIME AND PLACE OF MEETING                      The Annual  Meeting will be
                                                     held on November 16,  1998,
                                                     at 10:00 a.m.,  San Diego
                                                     time, at the
                                                     Sheraton Grande  Torrey
                                                     Pines,  10950 North  Torrey
                                                     Pines Road,  La Jolla,
                                                     California 92037.

RECORD DATE                                          September 24, 1998

PROPOSALS TO BE CONSIDERED The following proposals (the "Proposals") will be considered AT THE MEETING and voted upon at the Annual Meeting:

                                                     PROPOSAL  1 -  Election  of
                                                     Directors.  To  elect  nine
                                                     directors  of the  Company,
                                                     all  of  whom  shall  serve
                                                     until   the   1999   Annual
                                                     Meeting of Shareholders and
                                                     until  the   election   and
                                                     qualification    of   their
                                                     successors.

                                                     PROPOSAL 2 - The Divisional
                                                     Stock Proposal. To consider
                                                     and vote upon the amendment
                                                     and   restatement   of  the
                                                     Company's    Articles    of
                                                     Incorporation     to    (i)
                                                     increase   the   number  of
                                                     shares of authorized Common
                                                     Stock    to     150,000,000
                                                     shares, of which 75,000,000
                                                     shares  would  initially be
                                                     designated    as    Agouron
                                                     Pharmaceuticals  Stock  and
                                                     25,000,000   shares   would
                                                     initially be  designated as
                                                     Oncology   Division  Common
                                                     Stock,     (ii)     provide
                                                     authorization  to the Board
                                                     to designate  and issue any
                                                     undesignated  shares in one
                                                     or more  additional  series
                                                     of   Common    Stock,    to
                                                     determine   the  number  of
                                                     shares,             rights,
                                                     preferences, privileges and
                                                     restrictions  of  any  such
                                                     series,  and to increase or
                                                     decrease   the   number  of
                                                     shares   of  any   existing
                                                     series,  including  Agouron
                                                     Pharmaceuticals  Stock  and
                                                     Oncology   Division  Stock,
                                                     and  (iii)   convert   each
                                                     share   of  the   Company's
                                                     Existing  Common Stock into
                                                     one   share   of    Agouron
                                                     Pharmaceuticals  Stock  and
                                                     ___   share   of   Oncology
                                                     Division   Stock,   all  as
                                                     described   in  this  Proxy
                                                     Statement.

                                                     PROPOSAL 3 -  Amendment  to
                                                     the  Company's  1996  Stock
                                                     Option  Plan.  To  consider
                                                     and vote upon an  amendment
                                                     to the Company's 1996 Stock
                                                     Option  Plan to increase by
                                                     1,000,000 shares the number
                                                     of  shares   available  for
                                                     issuance under such plan.

                                                     PROPOSAL 4 -  Amendment  to
                                                     the   Company's    Employee
                                                     Stock   Purchase  Plan.  To
                                                     consider  and vote  upon an
                                                     amendment  to  increase  by
                                                     200,000  shares  the number
                                                     of  shares   available  for
                                                     purchase under such plan.

                                                     PROPOSAL 5 -  Selection  of
                                                     Independent Accountants. To
                                                     ratify  the   selection  of
                                                     PricewaterhouseCoopers  LLP
                                                     as      the       Company's
                                                     independent accountants for
                                                     the fiscal year ending June
                                                     30, 1999.

IF THE DIVISIONAL STOCK PROPOSAL IS NOT APPROVED BY THE SHAREHOLDERS, THE AGOURON PHARMACEUTICALS STOCK AND THE ONCOLOGY DIVISION STOCK WILL NOT BE
CREATED AND THE EXISTING COMMON STOCK WILL NOT BE RECLASSIFIED AND CONVERTED INTO AGOURON PHARMACEUTICALS STOCK AND ONCOLOGY DIVISION STOCK.

VOTE REQUIRED                                        Holders of Existing  Common
                                                     Stock are  entitled  to one
                                                     vote per share on all
                                                     matters brought  before the
                                                     Meeting and to cumulate
                                                     votes for the election of
                                                     the  nine  directors.
                                                     Therefore,  in voting for
                                                     directors, each outstanding
                                                     share of Existing  Common
                                                     Stock is entitled to nine
                                                     votes which may be cast for
                                                     one candidate or
                                                     distributed  in any manner
                                                     among the  nominees  for
                                                     director.  However,  the
                                                     right to cumulate votes  in
                                                     favor  of  one  or  more
                                                     candidates  may  not  be
                                                     exercised   until  the
                                                     candidate  or  candidates
                                                     have  been nominated  and
                                                     the shareholder  has given
                                                     notice  at  the Meeting of
                                                     the  intention to cumulate
                                                     votes. If  any  one
                                                     shareholder gives  notice,
                                                     all  shareholders  may
                                                     cumulate votes for
                                                     candidates for nomination.
                                                     Assuming that a quorum
                                                     is present at the  Meeting,
                                                     the nine  persons receiving
                                                     the highest number of votes
                                                     will be elected to the
                                                     Board. The required quorm
                                                     for the Meeting  shall
                                                     consist of a majority of
                                                     the outstanding shares of
                                                     Existing Common Stock which
                                                     are entitled to vote in
                                                     person or by proxy at the
                                                     Meeting.

                                                     Proposal 2. The affirmative
                                                     vote  by the  holders  of a
                                                     majority of the outstanding
                                                     shares   of  the   Existing
                                                     Common Stock.

                                                     Proposals  3, 4 and 5.  The
                                                     affirmative   vote  by  the
                                                     holders  of a  majority  of
                                                     the shares of the  Existing
                                                     Common  Stock   represented
                                                     and  voting at the  Meeting
                                                     (which shares constitute at
                                                     least  a  majority  of  the
                                                     required   quorum  for  the
                                                     Meeting).


RECOMMENDATION OF THE BOARD                          The Board has  carefully
                                                     considered  each  Proposal
                                                     and believes  that the
                                                     approval of each of these
                                                     Proposals  by the
                                                     shareholders is  in  the
                                                     best   interest   of   the
                                                     Company   and   the
                                                     shareholders. Accordingly,
                                                     the Board unanimously
                                                     recommends that the
                                                     shareholders  vote "FOR"
                                                     each of the  Proposals  and
                                                     "FOR" the election of the
                                                     nine nominees for director
                                                     listed herein.

                                   THE COMPANY

         The principal executive offices of the Company are located at 10350 North Torrey Pines Road, La Jolla, California 92037 and its telephone number is
(619) 622-3000.

AGOURON PHARMACEUTICALS

         Agouron Pharmaceuticals encompasses all of the activities of the Company except for those activities related to the research, development and commercialization of oncology products being pursued by the Oncology Division.

         Agouron   Pharmaceuticals,   through   its  own  sales  and   marketing
organization, is currently marketing in the United States the first drug developed by the Company, VIRACEPT (nelfinavir mesylate), for treatment of HIV infection. In addition, Agouron Pharmaceuticals is expected to initiate a phase II/III pivotal clinical trial of REMUNE, an immune-based therapeutic agent for treatment of HIV infection and AIDS being co-developed by Agouron Pharmaceuticals and The Immune Response Corporation. Further, Agouron
Pharmaceuticals has a number of programs in progress for discovery or development of other new drugs in the fields of viral disease, inflammatory disease and other serious diseases. Agouron Pharmaceuticals utilizes the proprietary core drug discovery technology of Alanex Corporation, a wholly-owned subsidiary of the Company, to accelerate the steps necessary to discover small molecule drug candidates. Such steps include the initial identification of compounds that exhibit activity against selected biological targets to the progression of these compounds to drug candidates for human clinical trials.

         Agouron Pharmaceuticals' long-term goal is increasing profitability from the sale of drugs generated from its own drug discovery and development efforts, and from development and commercialization of drugs licensed by Agouron Pharmaceuticals. To augment its technical capabilities, to enhance the likelihood of successful commercialization of its products and to offset some of its operating costs, Agouron Pharmaceuticals has entered into collaborative research and development arrangements with other companies. Agouron Pharmaceuticals has generally retained significant commercial rights in drugs developed in its collaborative research and development programs funded in whole or in part by other companies. Agouron Pharmaceuticals anticipates that its successfully developed products will be commercialized both through its own direct sales and marketing activities in certain pharmaceutical markets and through manufacturing and marketing relationships with other pharmaceutical companies.

AGOURON ONCOLOGY DIVISION

         The Oncology Division will be organized as a distinct operating division of the Company and will continue its commitment to the discovery, development and marketing of small-molecule drugs engineered to inactivate proteins which play key roles in cancer. Approximately 25% of the Company's total anticipated research and development expenditures during the Company's 1999 fiscal year are expected to be incurred by the Oncology Division in connection with four clinical development programs and four preclinical research programs. Included are AG3340, an inhibitor of matrix metalloprotease ("MMP") currently in pivotal phase II/III clinical trials for treatment of lung and prostate cancer, programs that pursue other inhibitors of MMPs and inhibitors or antagonists of the following: glycinamide ribonucleotide formyltransferase ("GART"); cyclin dependent kinases ("cdk"); gonadotropin releasing hormone ("GnRH"); poly (ADP ribose) polymerase ("PARP"); and a receptor for vascular endothelial growth factor ("VEGF"). The Oncology Division is presently pursing these programs on an independent basis. See Annex V - "Agouron Oncology Division" for a more complete description of the programs initially allocated to the Oncology Division. The Company is currently investigating the availability of names under which the Oncology Division will operate. The exact name of the Division and of the Divisional Stock will be determined and announced prior to the implementation of the Divisional Stock Proposal.

                          THE DIVISIONAL STOCK PROPOSAL
GENERAL

         If the Divisional Stock Proposal is approved by the shareholders and implemented by the Board of Directors, the Company's existing Articles of Incorporation will be amended to increase the number of shares of Common Stock to 150,000,000 and to designate two new series of Common Stock - 75,000,000 shares of Agouron Pharmaceuticals Common Stock ("Agouron Pharmaceuticals Stock") and 25,000,000 shares of Agouron Oncology Division Common Stock ("Oncology Division Stock") and convert each share of the Company's Existing Common Stock into one share of Agouron Pharmaceuticals Stock and ___ share of Oncology Division Stock. The amendment would also authorize the Board to establish from time to time one or more additional series with the number of shares, rights, preferences, privileges and restrictions as determined by the Board. Undesignated shares of Common Stock could also be used to increase the authorized shares of any existing series of Common Stock. The rights, preferences, privileges and restrictions of the Agouron Pharmaceuticals Stock and the Oncology Division Stock are described in more detail elsewhere in this Proxy Statement. See "Proposal 2--The Divisional Stock Proposal--Description of Capital Stock" and the proposed Restated Articles of Incorporation included as Annex II.


         The ratio of ___ share of Oncology Division Stock for each share of Existing Common Stock was determined by the Board in consultation with PaineWebber, the Company's financial advisor in connection with the Divisional Stock Proposal. Such ratio is the quotient of the total number of Oncology Division Shares divided by the number of shares of Existing Common Stock outstanding. The number of Oncology Division Shares is the quotient of the initial estimated fair market value of the Oncology Division divided by the desired initial trading range of the Oncology Division stock. The initial estimated fair market value of the Oncology Division was determined by the Board in consultation with PaineWebber and was based on an analysis of comparable company valuations, prevailing market conditions, financial and operating information of the Oncology Division and independent financial projections and discounted cash flow analyses of the programs and products associated with Oncology Division.

         The Divisional Stock Proposal is designed to separate the Company's research and development activities in oncology from the balance of the Company's business by establishing two separate operating divisions, Agouron Pharmaceuticals and the Oncology Division. The Oncology Division Stock is intended to reflect the value and track the performance of the Oncology Division, whereas the Agouron Pharmaceuticals Stock is intended to reflect the value and track the performance of the Company's anti-viral and other businesses. See Annex IV - "Agouron Pharmaceuticals" and Annex V - "Agouron Oncology Division" for a more complete description of each Division.

         The Company has established policies designed to separate the business and operations of Agouron Pharmaceuticals and the Oncology Division, to operate each on a stand-alone basis, to allocate debt, corporate overhead, interest, taxes and other charges between the two Divisions on an objective basis and to ensure that terms of inter-division transactions approximate the terms that could be obtained from unaffiliated third parties. In addition, these policies set forth certain allocations in connection with the commercialization of the Oncology Division's potential products. See "Proposal 2 - The Divisional Stock Proposal - Management and Allocation Policies."

RISK FACTORS

         When evaluating the Divisional Stock Proposal, shareholders should be aware of certain risk factors relating thereto. Such risk factors include: (i) the risks associated with an investment in the Company and all of its businesses, assets and liabilities; (ii) limited separate shareholder rights with respect to the two series of Common Stock; (iii) limited separate voting rights with respect to the two series; (iv) the lack of legal precedent with respect to the fiduciary duties of the board of directors of a company with two series of common stock, the rights of which are defined by reference to specified businesses of the company; (v) the ability of the Board to change certain management and allocation policies without shareholder approval; (vi) the potential diverging interests of each series of Common Stock; (vii) the ability of the Board to transfer funds, services and assets between the Divisions; (viii) the Company's ability to issue authorized but unissued shares of Agouron Pharmaceuticals Stock, Oncology Division Stock or other classes of stock without shareholder approval; (ix) no assurances as to the market price of the Agouron Pharmaceuticals Stock or the Oncology Division Stock following effectiveness of the Divisional Stock

Proposal; (x) the risk that liquidating distributions to a Division's Common Stock may not correspond to the value of that Division's assets at the time of a dissolution of the Company; (xi) the utilization of tax benefits by the Divisions; (xii) limitations on potential unsolicited acquisitions of either Division; and (xiii) certain anti-takeover considerations.

         Shareholders should also be aware of certain risks with respect to each Division's operations, which include (i) the early stage of product development, the uncertainty of product development and market acceptance and technological uncertainty; (ii) uncertainty associated with clinical testing; (iii) a limited history of profitability and uncertainty of continued profitability of Agouron Pharmaceuticals; (iv) a history of operating losses and lack of revenues of the Oncology Division; (v) additional financing requirements and access to capital;
(vi) dependence on others; (vii) limited manufacturing capability; (viii) limited sales and marketing capabilities; (ix) patents and proprietary technology; (x) technological change and intense competition; (xi) government regulation; (xii) uncertainty of third-party reimbursement and product pricing;
(xiii) product liability and limited insurance coverage; (xiv) use of hazardous materials; (xv) attraction and retention of personnel; and (xvi) volatility of stock prices. For additional information with respect to the foregoing considerations, see "Risk Factors."

REASONS FOR THE DIVISIONAL STOCK PROPOSAL

         The Divisional Stock Proposal was adopted by the Board following its review of various alternatives to enhance shareholder value over the long term. Creating separate series of Common Stock intended to reflect separately the performance of Agouron Pharmaceuticals and the Oncology Division could enable investors to gain a better understanding of the businesses of Agouron Pharmaceuticals and the Oncology Division, while preserving for the Company the financial, strategic and operational benefits it currently enjoys as a single company. The Board also believes that the separate reporting of each Division's results would create a framework for increased and more focused equity research coverage by the investment community and would separate the Oncology Division's current operating losses from the results of operations of Agouron Pharmaceuticals. The Divisional Stock Proposal is intended to increase the
Company's ability to focus the management of the respective Divisions on maximizing the returns from such businesses and provide the opportunity to structure incentives for employees of each Division that are tied directly to the operating results and share price performance of that Division. The Divisional Stock Proposal is also intended to provide the Company greater flexibility with regard to raising capital and the choice of stock consideration for acquisitions and investments, including strategic partnering transactions. In particular, development, clinical testing and commercialization of the Oncology Division's products will require substantial funds. A separate equity security for the Oncology Division is expected to allow the Oncology Division to raise capital without diluting the interests of holders of Agouron Pharmaceuticals Stock. See "Proposal 2 - The Divisional Stock Proposal - Background of and Reasons for the Divisional Stock Proposal."

INCREASE IN AUTHORIZED STOCK

         The Divisional Stock Proposal increases the number of shares of Common Stock the Company is authorized to issue from 75,000,000 to 150,000,000 in the aggregate. If the Divisional Stock Proposal is approved, 75,000,000 shares will be initially designated Agouron Pharmaceuticals Stock, 25,000,000 shares will be initially designated Oncology Division Stock and 50,000,000 shares will initially be undesignated shares of Common Stock. The Board would be authorized to designate and issue shares in one or more additional series of Common Stock or to increase the number of designated shares of Agouron Pharmaceuticals Stock or Oncology Division Stock. The authorized but unissued shares of Agouron Pharmaceuticals Stock and the Oncology Division Stock would be available for issuance from time to time by the Company at the discretion of the Board for any proper corporate purpose. The issuance of such additional shares would not be subject to approval by the shareholders of the Company unless deemed advisable by the Board or required by applicable law, regulation or stock market listing requirements. See "Proposal 2 - The Divisional Stock Proposal - Description of Capital Stock."

         The Board believes that an increase in the number of authorized shares of the Common Stock at this time is in the best interest of the Company in order to have available the number of shares needed to implement aspects of the Divisional Stock Proposal and provide for share dividends, stock splits or acquisitions and other strategic opportunities if such transactions are determined to be in the best interest of the Company. Other than the issuance of shares to the holders of Existing Common Stock pursuant to the Divisional Stock Proposal and the issuance of shares pursuant to the Company's employee stock option and purchase plans, as amended in connection with the Divisional Stock Proposal, the Company has no present intention or agreement with respect to issuance of any of the shares of Agouron Pharmaceuticals Stock, the Oncology Division Stock or any of the undesignated shares of Common Stock. However, the Board may in the future consider the creation of additional series of Common Stock that track the performance of other lines of the Company's business.


SUMMARY OF MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

         The Company has received an opinion from its tax counsel, as more specifically set forth in "Proposal 2--The Divisional Stock Proposal -- Material Federal Income Tax Considerations," that for United States federal income tax purposes (i) the Agouron Pharmaceuticals Stock and the Oncology Division Stock will be treated for federal income tax purposes as common stock of the Company and (ii) except with respect to cash paid in lieu of fractional shares, holders of the Agouron Pharmaceuticals Stock and the Oncology Division Stock will not recognize income, gain or loss in and as a result of the reclassification and conversion of the Existing Common Stock. However, there are no court decisions or other authorities bearing directly on transactions similar to the Divisional Stock Proposal. Further, the Internal Revenue Service ("IRS") has announced that it will not issue advance rulings on the federal income tax consequences of transactions similar to the Divisional Stock Proposal. It is possible, therefore, that the IRS could assert that the Oncology Division Stock or the Agouron Pharmaceuticals Stock or both represent property other than stock of the Company. Any such determination could have a material adverse effect on the Company and result in adverse tax consequences for shareholders of the Company. See "Proposal 2 - The Divisional Stock Proposal -- Material Federal Income Tax Considerations." SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE RECLASSIFICATION CONTEMPLATED BY THE DIVISIONAL STOCK PROPOSAL UNDER FEDERAL, STATE, LOCAL OR FOREIGN LAW.

DISSENTERS' RIGHTS

         Under the California Corporations Code, holders of the Existing Common Stock have no dissenters' rights in connection with the Divisional Stock Proposal.

FRACTIONAL SHARES

         Fractional shares of Oncology Division Stock will not be issued. If the number of shares of Oncology Division Stock to be issued to any holder of Existing Common Stock includes a fraction of a whole share, the Company will pay to such holder, within 60 trading days after the Effective Date, the cash value of such fractional share based on the average of the daily average of the high and low sale prices of the Oncology Division Stock reported on the Nasdaq National Market during the first ten trading days following the Effective Date.

     COMPARISON OF EXISTING COMMON STOCK WITH AGOURON PHARMACEUTICALS STOCK
                          AND ONCOLOGY DIVISION STOCK

         The following is a comparison of the Existing Common Stock and the proposed Agouron Pharmaceuticals Stock and Oncology Division Stock. This summary is qualified in its entirety by the more detailed information contained in this Proxy Statement and the Annexes hereto. See "Risk Factors," "Proposal 2--The Divisional Stock Proposal-- Description of Capital Stock" and the Restated Articles of Incorporation (the "Restated Articles") included in Annex II to this Proxy Statement.

                                                          THE DIVISIONAL STOCK PROPOSAL

EXISTING COMMON STOCK         AGOURON PHARMACEUTICALS STOCK           ONCOLOGY DIVISION STOCK

SHAREHOLDERS OF ONE COMPANY:

Holders of Existing Common    Holders of Agouron Pharmaceuticals      Holders of Oncology Division
Stock are subject to the      Stock will continue to be subject       Stock will continue to be
risks associated with an      to the risks associated with an         subject to the risks associated
investment in the Company     investment in the Company and all       with an investment in the Company
and all of its businesses,    of its businesses, assets and           and all of its businesses, assets
assets and liabilities.       liabilities.  Financial affects         and liabilities.  Financial affects
                              arising from the Oncology Division      arising from Agouron Pharmaceuticals
                              that affect the Company's results       that affect the Company's results
                              of operations or financial              of operations or financial
                              condition could, if significant,        condition could, if significant,
                              affect the results of operations        affect the results of operations
                              or financial condition of Agouron       or financial condition of the
                              Pharmaceuticals or the market           Oncology Division of the market
                              price of the Agouron Pharmaceuticals    price of the Oncology Division
                              Stock.                                   Stock.

                              Any net losses of either Division,      Any net losses of either Division,
                              and dividends or distributions on,      and dividends or distributions on,
                              or repurchases of, either series of     or repurchases of, either series of
                              Common Stock or any Preferred Stock,    Common Stock or any Preferred Stock,
                              will reduce the assets of the           will reduce the assets of the
                              Company legally available for           Company legally available for
                              payment of future dividends on the      payment of future dividends on the
                              other series of Common Stock.           other series of Common Stock.

NUMBER OF SHARES OUTSTANDING:
(BASED UPON NUMBER OF SHARES OF EXISTING COMMON STOCK
OUTSTANDING AS OF SEPTEMBER 11, 1998)

         31,154,997                        31,154,997                               __________

INCLUSION IN NASDAQ NATIONAL MARKET:

Nasdaq    National   Market  Application  has been  made to The  Nasdaq  Application  will  be  made  to The  Nasdaq
under the symbol AGPH.       Stock Market,  Inc. for the  redesignation  Stock  Market,  Inc.  for  the  listing  of
                             of  Existing  Common  Stock  as  Agouron    Oncology Division  Stock  under a  separate
                             Stock, which will trade                     Pharmaceuticals symbol to be determined.
                             under the symbol AGPH.






                                                          THE DIVISIONAL STOCK PROPOSAL
EXISTING COMMON STOCK        AGOURON PHARMACEUTICALS STOCK              ONCOLOGY DIVISION STOCK

DIVIDENDS:

The  Company  has never      The Company intends to retain earnings     The Company intends to retain earnings
paid any cash dividends      to finance future growth and, therefore,   to finance future growth and, therefore,
on shares of its capital     does not anticipate paying any cash        does not anticipate paying any cash
stock.                       dividends on the Agouron Pharmaceuticals   dividends on the Oncology Division
                             Stock in the foreseeable future.           Stock in the foreseeable future.

Dividends  on the  Existing  Dividends  on the Agouron  Pharmaceuticals  Dividends  on the Oncology  Division  Stock
Common  Stock  are  limited  Stock  will be paid at the  discretion  of  will  be  paid  at  the  discretion  of the
to  assets  of the  Company  the  Board   based   primarily   upon  the  Board based  primarily  upon the  financial
legally  available  for the  financial     condition,     results    of  condition,   results  of   operations   and
payment of dividends  under  operations  and business  requirements  of  business   requirements   of  the  Oncology
the              California  Agouron  Pharmaceuticals  and the  Company  Division   and  the  Company  as  a  whole.
Corporations  Code  and are  as a  whole.  Dividends  will  be  payable  Dividends   will  be  payable  out  of  the
payable  at the  discretion  out of the  lesser  of (i) the  assets  of  lesser  of (i) the  assets  of the  Company
of    the    Board    based  the  Company  legally  available  for  the  legally   available   for  the  payment  of
primarily      upon     the  payment of dividends  and (ii) the Agouron  dividends  and (ii) the  Oncology  Division
financial        condition,  Pharmaceuticals     Available     Dividend  Available  Dividend  Amount.  See "Proposal
results of  operations  and  Amount.  See "Proposal 2 - The  Divisional  2  -  The   Divisional   Stock  Proposal  -
business   requirements  of  Stock  Proposal -  Description  of Capital  Description  of  Capital  Stock -  Dividend
the Company.                 Stock - Dividend Rights."                   Rights."

                             The Board,  subject to the limitations set  The Board,  subject to the  limitations set forth above,  may, in its sole discretion,  forth above,  may, in its sole  discretion, declare and pay dividends  exclusively  on  declare and pay  dividends  exclusively  on
                             the   Agouron    Pharmaceuticals    Stock,  the Oncology  Division  Stock,  exclusively
                             exclusively   on  the  Oncology   Division  on the Agouron  Pharmaceuticals  Stock,  or
                             Stock, or on any combination  thereof,  in  on any  combination  thereof,  in  equal or
                             equal or unequal amounts,  notwithstanding  unequal   amounts,    notwithstanding   the
                             the   amount   of   dividends   previously  amount of dividends  previously declared on
                             declared on either series,  the respective  either  series,  the  respective  voting or voting  or  liquidation  rights  of either  liquidation  rights of either series or any
                             series or any other factor.                 other factor.





                                                          THE DIVISIONAL STOCK PROPOSAL

EXISTING COMMON STOCK        AGOURON PHARMACEUTICALS STOCK               ONCOLOGY DIVISION STOCK

VOTING RIGHTS:

One vote per share.          One vote per share.                         Each share of Oncology  Division Stock will
                                                                         have  a  number  of  votes   (including   a
                                                                         fraction  of one  vote)  equal to the ratio
                                                                         of    the    weighted     average    market
                                                                         capitalization  of  the  Oncology  Division
                                                                         Stock  and  the   Agouron   Pharmaceuticals
                                                                         Stock  to be  initially  determined  on the
                                                                         earlier   of   the   90th   day   following
                                                                         commencement  of  trading  of the  Oncology
                                                                         Division   Stock   or   the   record   date
                                                                         established   for  the  first   meeting  or
                                                                         consent    of    shareholders     following
                                                                         implementation   of  the  Divisional  Stock
                                                                         Proposal.  The initial vote so  established
                                                                         shall  remain   unchanged  until  June  30,
                                                                         2000.  On July 1, 2000,  and on each July 1
                                                                         thereafter,  the  number  of votes to which
                                                                         each share of  Oncology  Division  Stock is
                                                                         entitled  will be  adjusted  to reflect the
                                                                         ratio  of  the  weighted   average   market
                                                                         capitalization  of  the  Oncology  Division
                                                                         Stock  and  the   Agouron   Pharmaceuticals
                                                                         Stock   on   such    date.    The    market
                                                                         capitalization  of  each  series  of  stock
                                                                         will  be  determined  by  multiplying   the
                                                                         number  of   outstanding   shares  of  each
                                                                         series  by the  Fair  Market  Value  of one
                                                                         share of such  series.  Fair  Market  Value
                                                                         means the  average of the daily  average of
                                                                         high  and low per  share  sales  prices  as
                                                                         reported  by  the  Nasdaq  National  Market
                                                                         (or  the  appropriate   exchange  or  stock
                                                                         market on which  such  shares  are  traded)
                                                                         for  the  20   consecutive   trading   days
                                                                         commencing  on the 30th  trading  day prior
                                                                         to such  date.  In the event  such  selling
                                                                         prices are  unavailable,  Fair Market Value
                                                                         will be determined by the Board.

                             Except as otherwise  described  herein,     Except as otherwise  described  herein, or
                             or as provided under the  California        as provided  under the  California
                             Corporations Code, the  holders   of        Corporations   Code,   the   holders
                             Agouron Pharmaceuticals  Stock and the      of Oncology Division Stock and the
                             holders of Oncology Division Stock will     holders of Agouron Pharmaceuticals Stock
                             vote together as a single voting class.     will vote together as a single voting class.





                                                          THE DIVISIONAL STOCK PROPOSAL

EXISTING COMMON STOCK        AGOURON PHARMACEUTICALS STOCK               ONCOLOGY DIVISION STOCK

CONVERSION AT OPTION OF COMPANY:

None.                        None.                                       The Company may, at any time,  convert each
                                                                         share of Oncology  Division  Stock into any
                                                                         combination  of cash  and/or  a  number  of
                                                                         shares  of  Agouron  Pharmaceuticals  Stock
                                                                         having a Fair  Market  Value  equal to 125%
                                                                         of the Fair  Market  Value of one  share of
                                                                         Oncology Division Stock.

                                                                         The ration of the Fair Market Value of one
                                                                         share of Oncology  Division  Stock to one
                                                                         share of Agouron Pharmaceuticals Stock could
                                                                         be affected by many factors, including the
                                                                         results of operations and financial condition
                                                                         of the Company and each Division, trading
                                                                         volume, share issuances and repurchases and
                                                                         and general economic and market conditions.
                                                                         The respective Fair Market Values of the
                                                                         Oncology Division Stock and the Agouron
                                                                         Pharmaceuticals Stock could also be affected
                                                                         by decisions of management regarding the
                                                                         reallocation of assets, expenses and liabilities,
                                                                         the allocation of corporate opportunities by the
                                                                         Board, as well as decisions regarding how the
                                                                         Company's liabilities will be met, how
                                                                         financing resources between two divisions
                                                                         will be allocated or what amount of dividends,
                                                                         if any, may be declared on either series of
                                                                         Common Stock.  See "Risk Factors--Risks
                                                                         Related to the Divisional Stock Proposal--
                                                                         Decisions That Affect Fair Market Values
                                                                         Can Affect Shareholder Rights."








                                                          THE DIVISIONAL STOCK PROPOSAL

EXISTING COMMON STOCK        AGOURON PHARMACEUTICALS STOCK                ONCOLOGY DIVISION STOCK

RIGHTS ON DISPOSITION OF ASSETS OF A DIVISION:

None.                        None.                                        If  the   Company   disposes   of  all  or
                                                                          substantially  all of the  properties  and
                                                                          assets allocated to the Oncology  Division
                                                                          (i.e.,   80%  or  more  on  a  fair  value
                                                                          basis),   the   Company  is   required  to
                                                                          exchange  each  outstanding  share  of the
                                                                          Oncology    Division    Stock    for   any
                                                                          combination   of   cash   and/or   Agouron
                                                                          Pharmaceuticals   Stock   having   a  Fair
                                                                          Market  Value  equal  to 125% of the  Fair
                                                                          Market  Value  of one  share  of  Oncology
                                                                          Division Stock.

                                                                          The proceeds from any disposition of
                                                                          properties and assets that do not comprise
                                                                          all or substantially all of the properties
                                                                          and assets allocated to the Oncology
                                                                          Division will be assets of the Oncology
                                                                          Division and will be used for its benefit,
                                                                          subject to the policies described under
                                                                          "Proposal 2 - The Divisional Stock Proposal -
                                                                          Management and Allocation Policies."


LIQUIDATION:

Holders of Existing  Common  Holders  of Agouron  Pharmaceuticals  Stock  Holders of  Oncology  Division  Stock will
Stock   are   entitled   to  will  be  entitled  to  a  portion  of  the  be  entitled  to a portion  of the  assets
receive  the net  assets of  assets   remaining  for   distribution   to  remaining for  distribution  to holders of
the   Company,    if   any,  holders of Common  Stock in  proportion  to  Common   Stock   in   proportion   to  the
remaining for  distribution  the aggregate  Liquidation Units of Agouron  aggregate  Liquidation  Units of  Oncology
to  holders   of   Existing  Pharmaceuticals   Stock.   Each   share  of  Division  Stock.  Each  share of  Oncology
Common Stock.                Agouron  Pharmaceuticals  Stock  will  have  Division Stock will have ____  Liquidation
                             100 Liquidation Units.                       Units.  The  number of  Liquidation  Units
                                                                          to which the  Oncology  Division  Stock is
                                                                          entitled  is  subject  to   adjustment  if
                                                                          shares of either  series  are  subdivided,
                                                                          combined or  distributed  as a dividend to
                                                                          the shareholders of such series.


                          AGOURON PHARMACEUTICALS, INC.
                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following table summarizes certain selected consolidated financial data of the Company for each of the five years in the period ended June 30, 1998. The information presented should be read in conjunction with the consolidated financial statements included in Annex III to this Proxy Statement.

(In thousands, except
per share amounts)                                      1998         1997         1996         1995         1994

Statement of Income (Loss) Data:
Years ended June 30,
     Total revenues                              $   466,505   $  132,063   $   55,955   $   26,722    $  16,301
     Product sales                                   409,298       56,969            0            0            0
     Research and development expenses(1)            150,657      108,137       71,010       36,317       23,957
     Net income (loss) (1)  and (2)                   13,154      (42,806)     (19,523)     (12,939)      (9,462)
      Net income (loss) per share                $      .40    $    (1.59)  $     (.99)  $     (.89)   $    (.66)
     Shares used in computing net income
          (loss) per share                            33,214       26,946       19,688       14,592       14,482

Balance Sheet Data:
At June 30,
     Working capital                             $   127,728   $  115,786   $   70,381   $    8,837    $  21,039
     Total assets                                    363,337      266,914      102,577       27,097       37,178
     Long-term liabilities                             6,915        7,217        1,734        1,884        2,285
     Stockholders' equity(3)                         236,169      191,282       75,583       12,591       24,852

     (1) In 1998, includes in-licensing  expenses of $26,000,000
         ($15,600,000 net of tax) for commercial rights to three development stage anti-HIV products.

     (2) In 1997, includes the write-off of $57,500,000 of in-process technology associated with the acquisition of Alanex Corporation, partially offset by the realization of $43,800,000 of deferred tax assets associated with the Company's expectation of future taxable income.

     (3) The Company has never declared or paid cash dividends on its common stock.

                 AGOURON PHARMACEUTICALS SELECTED FINANCIAL DATA

     The following table summarizes certain selected financial data of Agouron Pharmaceuticals for each of the five years in the period ended June 30, 1998. The information presented should be read in conjunction with the financial statements and notes thereto and related Management's Discussion and Analysis of Financial Condition and Results of Operations of Agouron Pharmaceuticals, a division of Agouron Pharmaceuticals, Inc., included in Annex IV to this Proxy Statement.


(In thousands)                                          1998         1997         1996         1995         1994

Statement of Income (Loss) Data:
Years ended June 30,
     Total revenues                              $   451,077   $  116,793   $   37,942   $   23,679    $  12,100
     Product sales                                   409,298       56,969            0            0            0
     Research and development expenses(1)            113,132       81,293       53,763       24,394       10,681
     Net income (loss) (1)  and (2)                   30,895      (34,194)     (18,349)      (2,664)       1,241
     Tax benefit allocated from Oncology
       Division                                        6,492        4,250            0            0            0
     Net income (loss) attributable to
       Agouron Pharmaceuticals stock                  37,387      (29,944)     (18,349)      (2,664)       1,241

Balance Sheet Data:
At June 30,
     Working capital                             $   125,933  $   114,368   $   71,607   $   10,640    $  21,543
     Total assets                                    360,654      262,246      102,577       27,097       37,178
     Long-term liabilities                             6,915        7,217        1,734        1,884        2,285
     Division equity(3)                              234,374      189,864       76,809       14,394       25,356


     (1) In 1998, includes in-licensing  expenses of $26,000,000
        ($15,600,000 net of tax) for commercial rights to three development stage anti-HIV products.

     (2) In 1997, includes the write-off of $57,500,000 of in-process technology associated with the acquisition of Alanex Corporation, partially offset by the realization of $43,800,000 of deferred tax assets associated with Agouron Pharmaceuticals' expectation of future taxable income.

     (3) Agouron Pharmaceuticals has never declared or paid cash dividends on its equivalent common stock.

                    ONCOLOGY DIVISION SELECTED FINANCIAL DATA

     The following table summarizes certain selected financial data of the Oncology Division for each of the five years in the period ended June 30, 1998. The information presented should be read in conjunction with the combined financial statements and notes thereto and related Management's Discussion and Analysis of Financial Condition and Results of Operations of Oncology Division, a division of Agouron Pharmaceuticals, Inc., included in Annex V to this Proxy Statement.

(In thousands)                                          1998         1997         1996         1995         1994

Statement of Income (Loss) Data:
Years ended June 30,

Revenues:
     Contract and license                         $   15,428   $   15,270   $   18,013   $    3,043    $   4,201

Operating expenses:
     Research and development                         37,525       26,844       17,247       11,923       13,276
     General and administrative                        2,136        1,288        1,940        1,394        1,628

Net income (loss)                                 $  (24,233)  $  (12,862)  $   (1,174)  $  (10,274)   $ (10,703)

Balance Sheet Data:
At June 30,
     Working capital                              $    1,795   $    1,418   $   (1,226)  $   (1,803)   $    (504)
     Total assets                                      2,683        4,668            0            0            0
     Division equity(1)                                1,795        1,418       (1,226)      (1,803)        (504)


     (1) Oncology Division has never declared or paid cash dividends on its equivalent common stock.

                 PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

         The Existing Common Stock trades on the Nasdaq National Market under the symbol AGPH. The following table sets forth the high and low sales prices for the Existing Common Stock, as reported by Nasdaq, for the fiscal periods indicated. All prices have been adjusted to reflect a 2-for-1 stock split effected in the form of a 100% stock dividend in August 1997.


                                              High              Low
FISCAL 1997

         Quarter ended September 30        $  23.125        $  14.500
         Quarter ended December 31            35.750           21.125
         Quarter ended March 31               50.500           33.500
         Quarter ended June 30                45.500           29.187

FISCAL 1998

         Quarter ended September 30        $  56.500        $  39.250
         Quarter ended December 31            56.500           26.750
         Quarter ended March 31               40.000           29.250
         Quarter ended June 30

FISCAL 1999

         Quarter ending September 30       $  30.500         $  19.250
         (through September 11)


        On July 20, 1998, the trading day prior to the Company's announcement of its proposal to create a separate operating division, the last reported sale price for Existing Common Stock on the Nasdaq National Market was $29.50 per share. On August 11, 1998, the trading day prior to the Company's announcement of the Divisional Stock Proposal, the last reported sale price for Existing Common Stock on the Nasdaq National Market was $22.78 per share. On September 11, 1998, the last reported sale price for the Existing Common Stock on the Nasdaq National Market was $29.188 per share. As of September 11, 1998, there were approximately 30,000 shareholders of the Existing Common Stock.

        The Company has never declared or paid dividends on its capital stock and does not anticipate paying any dividends in the foreseeable future. The Company currently intends to retain its earnings, if any, for the development of its businesses.

                                  RISK FACTORS

     You should consider the following factors, in addition to the other information contained elsewhere in this Proxy Statement and the Exhibits and Annexes hereto, in connection with the Divisional Stock Proposal. For definitions of certain defined terms, see "Annex I - Index of Defined Terms."

RISKS RELATED TO THE DIVISIONAL STOCK PROPOSAL

         SHAREHOLDERS OF ONE COMPANY; FINANCIAL EFFECTS OF ONE DIVISION COULD ADVERSELY AFFECT THE OTHER DIVISIONS. Agouron Pharmaceuticals and the Oncology Division are not separate legal entities. Holders of Agouron Pharmaceuticals Stock and Oncology Division Stock will be shareholders of a single company and will not have any interest in the assets of their respective Division. Notwithstanding the attribution of assets and liabilities (including contingent liabilities) and stockholders' equity among the Divisions for the purpose of preparing their respective financial statements, the change in the capital structure of the Company contemplated by the Divisional Stock Proposal will not affect legal title to such assets or responsibility for such liabilities of the Company or any of its subsidiaries. The assets of each Division are subject to the obligations and liabilities incurred by either Division, whether such obligations or liabilities arise from lawsuits, contract or other indebtedness allocated to such Division. In the event one Division is unable to satisfy its obligations or liabilities out of assets or other resources allocated to it, the Company may be required to satisfy the obligations or liabilities using assets or resources allocated to the other Division. As such, the holders of Agouron Pharmaceuticals Stock and Oncology Division Stock can be affected by decisions of the Board and the Company's management regarding the assets and liabilities of both Divisions. The Board or management may, subject to the Management and Allocation Policies described under "Proposal 2--The Divisional Stock Proposal--Management and Allocation Policies" and the Board's fiduciary duties to the Company and its shareholders, allocate assets and divert earnings between Divisions without shareholder approval.

         Financial effects arising from a Division that affect the consolidated results of operations or financial position of the Company could affect the results of operations or financial position of the other Division(s) and the market price of the series of Common Stock related to the other Division(s). Moreover, any net losses of Agouron Pharmaceuticals or the Oncology Division and any distributions on, or repurchases of, any shares of capital stock will reduce the funds of the Company legally available for the payment of dividends on all classes and series of common stock of the Company. Accordingly, Agouron Pharmaceuticals and the Oncology Division financial information should be read in conjunction with the Company's consolidated financial information.

         The Company will continue to prepare consolidated financial statements and also provide such consolidated financial statements to the shareholders of each of Agouron Pharmaceuticals and the Oncology Division. If the Divisional Stock Proposal is approved, the Company will provide to shareholders of each of Agouron Pharmaceuticals and the Oncology Division separate financial statements, management's discussion and analysis of financial condition and results of operations, descriptions of businesses and other relevant information for the respective Division, together with the Company's consolidated financial statements. Upon request, the Company will provide to any shareholder of a Division a copy of the separate financial statements related to the other Divisions.

         LIMITED SEPARATE SHAREHOLDER RIGHTS. Under the Divisional Stock Proposal, holders of the Agouron Pharmaceuticals Stock would not have any legal rights specifically related to the assets attributed to the Oncology Division, and the shareholders of the Oncology Division would not have any legal rights specifically related to the assets attributed to Agouron Pharmaceuticals, except
(i) as set forth in the provisions relating to dividend and liquidation rights and requirements for a mandatory exchange of the Oncology Division Stock upon the disposition of all or substantially all of the properties and assets allocated to the Oncology Division, as described under "Proposal 2 -- The Divisional Stock Proposal--Description of Capital Stock--General Redemption and Conversion Provisions" and (ii) separate voting rights in limited circumstances as required by the California Corporations Code, as discussed below under "--Limited Separate Voting Rights; Variable Voting Rights." Separate meetings for the holders of Agouron Pharmaceuticals Stock and Oncology Division Stock will not be held.

         Holders of Agouron Pharmaceuticals Stock and Oncology Division Stock will be common shareholders of the Company, and will continue to be subject to all the risks associated with an investment in the Company and all of its businesses and liabilities. The Company and its subsidiaries will continue to be responsible for each of their respective liabilities.

         LIMITED SEPARATE VOTING RIGHTS; VARIABLE VOTING RIGHTS. Under the Divisional Stock Proposal, holders of both the Agouron Pharmaceuticals Stock and of the Oncology Division Stock will vote together as a single voting group, except in certain limited circumstances provided under the California Corporations Code. Accordingly, except in limited circumstances, holders of shares of one series of Common Stock could not bring a proposal to a vote of the holders of that series of Common Stock only, but would be required to bring any proposal to a vote of all common shareholders. If a separate vote on a matter by the holders of either the Agouron Pharmaceuticals Stock or the Oncology Division Stock is not required under the California Corporations Code, and if the Board does not require a separate vote, either class of Common Stock that is entitled to more than the number of votes required to approve such matter will be in a position to control the outcome of such vote even if the matter involves a divergence or conflict of the interests of the holders of the Agouron
Pharmaceuticals Stock and the Oncology Division Stock. See "--Potential Divergence of Interests; No Specific Procedures for Resolution" and "-- Allocation of Proceeds of Mergers or Consolidations."

         Conversely, if a separate vote on a matter by the holders of either the Agouron Pharmaceuticals Stock or the Oncology Division Stock is required under the California Corporations Code, by stock market rules or by the Board, such holders of either Agouron Pharmaceuticals Stock or Oncology Division Stock could prevent approval of such matter, even if the holders of a majority of the total number of votes cast or entitled to be cast with respect to both the Agouron Pharmaceuticals Stock and the Oncology Division Stock voting together as a group were to vote in favor of it.

         Each outstanding share of Agouron Pharmaceuticals Stock will have one vote. Each outstanding share of Oncology Division Stock will have a number of votes (including a fraction of one vote) equal to the ratio of the weighted average market capitalization of the Oncology Division Stock and the Agouron Pharmaceuticals Stock to be initially determined on the earlier of the 90th day following commencement of trading of the Oncology Division Stock or the record date established for the first meeting or consent of shareholders following implementation of the Divisional Stock Proposal. The initial vote so established shall remain unchanged until June 30, 2000. On July 1, 2000 and on each July 1 every two years thereafter, the number of votes to which each share of Oncology Division Stock is entitled will be adjusted to reflect the ratio of the weighted average market capitalization of the Oncology Division Stock and the Agouron Pharmaceuticals Stock as of such date. The relative market capitalization of each series of Oncology Division Stock and Agouron Pharmaceuticals Stock shall be determined by multiplying the number of outstanding shares of each series by the Fair Market Value of one share of such series. The formula is intended to equate the proportionate per share voting rights of each series of Common Stock to their respective market capitalization from time to time. Accordingly, the relative voting power per share of Agouron Pharmaceuticals Stock and Oncology Division Stock will fluctuate based on the respective Fair Market Values of the two series of Common Stock. Fair Market Value could be affected by many factors, including the results of operations of the Company and each of the Divisions, trading volume, share issuances and repurchases, general economic and market conditions, and decisions regarding allocations between the Divisions. Changes in the aggregate votes or relative voting power of Agouron Pharmaceuticals Stock or the Oncology Division Stock could result from the market's reaction to a decision by the Company's management or Board that is perceived to affect differently one series of Common Stock in comparison to the other or the issuance or repurchase of shares of Common Stock of either series. Upon the approval by shareholders and the filing of the Restated Articles with the California Secretary of State, holders of Agouron Pharmaceuticals Stock are anticipated to have a greater total voting power than holders of Oncology Division Stock. As a result, on matters submitted to a vote of the common shareholders as a group, the preferences of the holders of Agouron Pharmaceuticals Stock are likely to dominate and determine the outcome of such vote unless and until the relative number of shares outstanding and/or the market value of each series of the Company's Common Stock materially changes. See "--Decisions That Affect Fair Market Values Can Affect Shareholder Rights" and "Proposal 2 -- The Divisional Stock Proposal--Description of Capital Stock--Voting Rights."

         FIDUCIARY DUTIES OF THE BOARD; NO DEFINITIVE PRECEDENT UNDER CALIFORNIA LAW. Under the California Corporations Code, each member of the Board must discharge his or her duties in a manner he or she believes in good faith to be in the best interests of the corporation and its shareholders with the care, including reasonable inquiry, an ordinarily prudent person in a like position would exercise under similar circumstances. Although the Company is not aware of any precedent concerning the manner in which principles of California law would be applied in the context of the capital structure contemplated by the Divisional Stock Proposal, California courts generally apply the statutory standard described above to determine if a board of directors has satisfied its fiduciary duties. Courts interpreting California law have held that directors satisfy their fiduciary duties if they make a good faith business determination in an informed and deliberate manner with a careful consideration of the action to be taken. If the Board acts in accordance with the standards described above with respect to any matter having a disparate impact upon the holders of Agouron Pharmaceuticals Stock or the holders of Oncology Division Stock, it should have a defense to any challenge made by or on behalf of either group of holders. Nevertheless, a California court hearing a case involving such a challenge may decide to apply principles of California law other than those discussed above, or, because such a case could be a case of first impression, may fashion new principles of California law to decide such a case. There may arise circumstances involving a divergence or conflict of the interests of the holders of Agouron Pharmaceuticals Stock and holders of Oncology Division Stock in which the Board is held to have properly discharged its duty to act in accordance with its good faith business judgment of the best interests of the Company but in which holders of Agouron Pharmaceuticals Stock or Oncology Division Stock consider themselves to be disadvantaged relative to the other series. In such a case, such holders might not have any remedy under California law with respect to the circumstances giving rise to the divergence or conflict of interests.

         Disproportionate ownership interests of members of the Board in Agouron Pharmaceuticals Stock or Oncology Division Stock or disparity in the respective market values of the Agouron Pharmaceuticals Stock and the Oncology Division Stock held by such directors could create potential conflicts of interest when directors are faced with decisions that could have different implications for the different series. See "--Potential Divergence of Interests; No Specific Procedures for Resolution" and "Proposal 2--The Divisional Stock Proposal--Management and Allocation Policies--Fiduciary and Management Responsibilities."

         MANAGEMENT AND ALLOCATION POLICIES SUBJECT TO CHANGe. The Board has adopted certain management and allocation policies described herein with respect to cash management, the allocation of corporate expenses, rights to commercialize products, inter-Division transactions and other matters, any and all of which could be modified or rescinded by the Board, in its sole discretion, without the approval of shareholders, although there is no present intention to do so. The Board could also adopt additional policies depending upon the circumstances. The Board could decide to modify or rescind such policies, or to adopt additional polices, and any such decision could have disparate effects upon holders of shares of any series of Common Stock. Any determination of the Board to modify or rescind such policies, or to adopt additional policies, including any such decision that would have disparate impacts upon holders of Agouron Pharmaceuticals Stock and holders of Oncology Division Stock, would be made in accordance with the Board's good faith business judgment of the best interests of the Company, taking into consideration the interests of all common shareholders. See "Proposal 2 -- The Divisional Stock Proposal--Management and Allocation Policies."


         POTENTIAL DIVERGENCE OF INTERESTS; No Specific Procedures for Resolution. Occasions may arise when the interest of the holders of Agouron Pharmaceuticals Stock and the holders of Oncology Division Stock may diverge or appear to diverge. Examples include, among others, determinations by the Board to: (i) allocate resources and financial support to or pursue business opportunities or operational strategies through one Division instead of one or more of the other Divisions; (ii) exchange each outstanding share of Oncology Division Stock for cash or shares of Agouron Pharmaceuticals Stock, (iii) approve the disposition of all or substantially all of the properties and assets of the Oncology Division, (iv) allocate consideration to be received by holders of Common Stock in connection with a merger or consolidation involving the Company among holders of different series of Common Stock, (v) if and to the extent there are Designated Shares (as defined below), allocate the proceeds of future issuances of the Oncology Division Stock either to the Agouron Pharmaceuticals shareholders or to the equity of the Oncology Division, (vi) pay or omit dividends on any series of Common Stock or (vii) approve transactions involving the transfer of funds or assets from one Division to the other or make other operational or financial decisions with respect to one Division that could be considered to be detrimental to the other Division.

         Other than as described under "Proposal 2 - The Divisional Stock Proposal - Management and Allocation Policies," no specific procedures have been adopted for consideration of matters involving a divergence of interests among the holders of the Company's Common Stock. The policies that have been adopted could be modified or rescinded by the Board, in its sole discretion, without the approval of shareholders, although there is no present intention to do so. The Board could also adopt additional policies. The Board intends to exercise its judgment from time to time, depending on the circumstances, as to how best to obtain information regarding the divergence (or potential divergence) of interests, under what circumstances to seek the assistance of outside advisors, whether a committee of the Board should be appointed to address the matter, and how to assess which available alternative is in the best interests of the Company and all of its shareholders. The Board believes the advantages of retaining flexibility in determining how best to fulfill its responsibilities in such circumstances as they may arise outweigh any perceived advantages from attempting to adopt specific procedures in advance to cover all conceivable circumstances. Each of the foregoing potential diverging or conflicting interests is discussed below:

         OPERATIONAL AND FINANCIAL DECISIONS. The Board could, in its sole discretion, from time to time, make operational and financial decisions or implement policies that affect disproportionately the businesses of Agouron Pharmaceuticals and the Oncology Division, such as transfers of services, funds or assets between Divisions and other inter-Division transactions, the allocation of financing opportunities in the public markets and the allocation of business opportunities, resources and personnel that may be suitable for both Divisions. Any such decision may favor one Division at the expense of the other. For example, the decision to obtain funds for one Division may adversely affect the ability of the other Division to obtain funds sufficient to implement its growth strategies. All such decisions will be made by the Board in its good faith business judgment or in accordance with procedures and policies adopted by the Board from time to time, including the policies described under "Proposal 2--The Divisional Stock Proposal--Management and Allocation Policies," in a manner designed to be consistent with the best interests of the Company, taking into consideration the interests of all common shareholders. For further discussion of potential divergence of interests, see "--Fiduciary Duties of the Board; No Definitive Precedent Under California Law," "--Transfers of Funds Between Divisions; Equity Contributions," and "Proposal 2--The Divisional Stock Proposal--Management and Allocation Policies."

         OPTIONAL EXCHANGE OF ONCOLOGY DIVISION STOCK. The Board could, in its sole discretion and without shareholder approval, determine to exchange shares of Oncology Division Stock for cash or shares of Agouron Pharmaceuticals Stock (or any combination thereof) at a 25% premium over the Fair Market Value of the Oncology Division Stock at any time. Any such determination could be made at a time when either or both of the Oncology Division Stock and the Agouron Pharmaceuticals Stock may be considered to be overvalued or undervalued. In addition, any such conversion at any premium would dilute the interests in the Company of the holders of the Agouron Pharmaceuticals Stock and would preclude holders of the Oncology Division Stock from retaining their investment in a security that is intended to reflect separately the performance of that
Division. If such exchange is perceived as dilutive to the Agouron Pharmaceuticals Stock, the market price of such stock may be adversely affected. The Company cannot predict the impact on the market prices of the Agouron Pharmaceuticals Stock or the Oncology Division Stock of its ability to effect any such exchange or the effect, if any, that the exercise by the Company of this exchange right would have on the market price of the Agouron Pharmaceuticals Stock or the Oncology Division Stock prevailing at such time. In determining whether to convert the Oncology Division Stock into the Agouron Pharmaceuticals Stock, the Board will act in accordance with its good faith business judgment that any such conversion is in the best interests of the Company as a whole, but not necessarily in the best interests of either Division individually. See "Proposal 2--The Divisional Stock Proposal--Description of Capital Stock--General Redemption and Conversion Provisions."

         FAIR VALUE UPON DISPOSITION OF DIVISION ASSETS. As long as the assets attributed to a Division continue to represent less than substantially all of the properties and assets of the Company, the Board may approve sales and other dispositions of any amount of the properties and assets of such Division without shareholder approval. The proceeds from any such sale would be assets attributed to such Division and used for its benefit, subject to the management and allocation policies described under "Proposal 2--The Divisional Stock Proposal--Management and Allocation Policies." The Restated Articles contain provisions that, following a disposition of all or substantially all of the assets of the Oncology Division, the shares of Oncology Division Stock are subject to mandatory exchange by the Company for cash or shares of Agouron Pharmaceuticals Stock (or any combination thereof) at a 25% premium over the Fair Market Value of the Oncology Division Stock as determined by the trading prices during a specified period prior to consummation of the disposition. Consequently, holders of Oncology Division Stock may receive a greater or lesser premium for their shares than any premium that might be paid by a third-party buyer of all or substantially all of the assets of the Oncology Division. In addition, any such exchange could be made at a time when the Oncology Division Stock or the Agouron Pharmaceuticals Stock may be considered to be overvalued or undervalued. See "--Optional Exchange of Oncology Division Stock." The decision to sell the assets of the Oncology Division may have the effect of precluding holders of the Oncology Division Stock from realizing their anticipated return on their investment in the Oncology Division Stock. Moreover, if the proceeds from such a sale resulted in a price greater than the 25% premium, the Company's obligation to the holders of the Oncology Division Stock would be limited to payment of the 25% premium as set forth in the Restated Articles. The terms of the Oncology Division Stock and the Agouron Pharmaceuticals Stock do not require the Board to select the option that would result in the distribution with the highest value to the holders of the Oncology Division Stock or with the smallest effect on the Agouron Pharmaceuticals Stock. The Board would select an option based upon its good faith business judgment that such option is in the best interests of the Company, taking into consideration the interests of all common shareholders. See "--Fiduciary Duties of the Board; No Definitive Precedent under California Law."

         ALLOCATION OF PROCEEDS UPON ISSUANCE OF ONCOLOGY DIVISION STOCK. If and to the extent there are Oncology Division Designated Shares at the time of any sale of shares of Oncology Division Stock, the Board would determine the allocation of the proceeds of such sale between the Agouron Pharmaceuticals shareholders and the Oncology Division. In such case, the Board could (assuming there are sufficient Oncology Division Designated Shares) allocate up to 100% of the net proceeds of the sale of Oncology Division Stock to the Agouron Pharmaceuticals shareholders or allocate some or all such proceeds to the Oncology Division, and such allocated amount of net proceeds would be reflected entirely on the financial statements of the Division to which such proceeds were allocated. Any such allocation of net proceeds to the Agouron Pharmaceuticals shareholders would reduce the number of Oncology Division Designated Shares.

         NO  ASSURANCE  OF  PAYMENT  OF  DIVIDENDS.  The  Company  has not  paid dividends in the past and does not anticipate paying any dividends in the foreseeable future. Any dividends on the Agouron Pharmaceuticals Stock or the Oncology Division Stock that may be declared by the Board will be payable out of the lesser of: (i) the funds of the Company legally available for such purpose, which are determined on the basis of the entire Company, and (ii) the Available Dividend Amount with respect to the relevant Division, which in general is equal to the amount legally available for such purpose determined in accordance with California law applied as if such Division were a separate corporation. Such dividends are further subject to the prior payment of dividends on outstanding shares of any class or series of capital stock of the Company with preferential dividend provisions. Any net losses of the Company (without regard to whether such losses arose from any specific Dividends), and any dividends or distributions on, or repurchases of, the Agouron Pharmaceuticals Stock or the Oncology Division Stock, and dividends on, and certain repurchases of, preferred stock, will reduce the funds of the Company legally available for payment of dividends on both the Agouron Pharmaceuticals Stock and the Oncology Division Stock. Subject to limitations of the California Corporations Code and the Restated Articles, the Board may declare and pay dividends on Agouron Pharmaceuticals Stock and Oncology Division Stock in equal or unequal amounts, or may decide not to declare and pay such dividends, notwithstanding the relationship between the Available Dividend Amounts for the respective Divisions, the respective amounts of prior dividends paid on, or liquidation rights of, the Agouron Pharmaceuticals Stock or the Oncology Division Stock or any other factor. See "Proposal 2--The Divisional Stock Proposal --Description of Capital Stock --Dividend Rights" and "--Dividend Policy."

         ALLOCATION OF PROCEEDS OF MERGERS OR CONSOLIDATIONS. The Restated Articles do not contain any provisions governing how consideration to be received by the Company's shareholders in connection with a merger or consolidation involving the Company (in which the Common Stock is to be converted into other securities, cash or other property) is to be allocated among holders of the Oncology Division Stock and the Agouron Pharmaceuticals Stock. In any such merger or consolidation, the allocation of consideration would be determined by the Board.

     TRANSFER OF FUNDS AMONG DIVISIONS; EQUITY CONTRIBUTIONS. If the Divisional Stock Proposal is approved by shareholders, all debt incurred or stock issued by the Company and its subsidiaries following the issuance by the Company of the Agouron Pharmaceuticals Stock and the Oncology Division Stock would be (unless the Board otherwise provides) specifically attributed to and reflected in the financial statements of the Division that includes the entity which incurred the debt or issued the stock or, in the case of debt or stock that is not specifically attributed to one of the Divisions, Agouron Pharmaceuticals. The Board could, however, determine from time to time that debt incurred or stock issued by entities included in a Division should be specifically attributed to and reflected in the financial statements of the other Division(s) to the extent that the debt is incurred or the preferred stock is issued for the benefit of such other Division(s).

         To the extent cash needs of one Division exceed cash provided by such Division, one of the other Divisions may transfer funds to such other Division. The Company has provided and will continue to provide centralized cash management functions under which cash receipts of certain entities included in the Divisions are remitted to Agouron Pharmaceuticals and certain cash disbursements of the other Divisions will be funded by Agouron Pharmaceuticals on a daily basis. Such transfers of funds between the Divisions will be reflected as borrowings or as the creation of, or at the option of the Board an increase or reduction in the number of Designated Shares of the relevant Division. In addition, the Board has approved an allocation of up to $25 million in cash from Agouron Pharmaceuticals to the Oncology Division (the "Equity Line"). Amounts drawn on the Equity Line will be exchanged automatically for Oncology Division Designated Shares based on the Fair Market Value of the
Oncology Division Stock on the date of exchange or at such time as the maximum amount of the Equity Line is drawn or the Board otherwise determines. See "Proposal 2--The Divisional Stock Proposal--Management and Allocation Policies."

         There are no specific criteria for determining when a transfer will be reflected as a borrowing or as the creation of, or an increase or reduction in the number of, Oncology Division Designated Shares. The Board expects to make such determinations, either in specific instances or by setting generally applicable policies from time to time, after consideration of such factors as it deems relevant, including, without limitation, the needs of the Company, the financing needs and objectives of the Divisions, the investment objectives of the Divisions, the availability, cost and time associated with alternative financing sources, prevailing interest rates and general economic conditions.

         Loans from one Division to another Division will bear interest at such rates and have such repayment schedules and other terms as are established from time to time by, or pursuant to procedures established by, the Board. The Board expects to make such determinations, either in specific instances or by setting generally applicable policies from time to time, after consideration of such factors as it deems relevant, including, without limitation, the needs of the Company, the use of proceeds by and creditworthiness of the recipient Division, the capital expenditure plans and investment opportunities available to each Division and the availability, cost and time associated with alternative financing sources. There can be no assurance that interest rates and other terms established by the Board for any inter-Division loan will approximate those that could have been obtained by the borrowing Division had it been a stand-alone corporation.

         Although the creation of or any increase in the number of Oncology Division Designated Shares resulting from an equity contribution by Agouron Pharmaceuticals to the Oncology Division or an exchange of amounts outstanding under the Equity Line (or any decrease in such number of Oncology Division Designated Shares) would be determined by reference to the Fair Market Value of the Oncology Division Stock as of the date of such event, an increase (or decrease) could occur at a time when the Oncology Division's stock could be considered undervalued or overvalued. In addition, the creation of or an increase in the number of Oncology Division Designated Shares may result in dilution in net tangible book value per share to the existing holders of the Oncology Division Stock.

         ABSENCE OF APPROVAL RIGHTS WITH RESPECT TO FUTURE ISSUANCES OF AUTHORIZED SHARES. The approval of the shareholders of the Company will not be sought by the Company for the issuance of authorized but unissued shares of Agouron Pharmaceuticals Stock, Oncology Division Stock or additional series established by the Board or securities of the Company that are convertible into or exchangeable for such shares, unless deemed advisable by the Board or required by applicable law, regulation or stock market requirements. In addition, the Board may, without soliciting the vote of shareholders, designate and issue shares of a new series of Common Stock intended to reflect the performance of new or additional divisions as otherwise described herein.


     DECISIONS THAT AFFECT FAIR MARKET VALUES CAN AFFECT SHAREHOLDER RIGHTS. The relative voting power per share of the Agouron Pharmaceuticals Stock and the Oncology Division Stock and the number of shares of

Agouron Pharmaceuticals Stock issuable upon the optional conversion of or mandatory exchange for the Oncology Division Stock will differ depending upon the relative Fair Market Values of the Agouron Pharmaceuticals Stock and the Oncology Division Stock. In addition, the number of Oncology Division Designated Shares will increase upon advances under the Equity Line provided by Agouron Pharmaceuticals to the Oncology Division. The amount of increase will depend on the Fair Market Value of the Oncology Division Stock at the time of such advances. The Fair Market Values of the Oncology Division Stock and the Agouron Pharmaceuticals Stock could be affected by many factors, including decisions of management and the Board regarding the reallocation of assets, expenses and liabilities, the allocation of corporate opportunities between Divisions, the allocation of financing resources, the amount of dividends, if any, that may be declared on either series of Common Stock, the allocation of responsibility for the Company's liabilities, and other inter-Division transactions. See "Proposal 2--The Divisional Stock Proposal--Management and Allocation Policies."

         NO ASSURANCES AS TO MARKET PRICE OR LIQUIDITY. Because there has been no prior market for the Agouron Pharmaceuticals Stock and the Oncology Division Stock, there can be no assurance as to their market prices or liquidity following issuance thereof. There can be no assurance that the combined market values of the Agouron Pharmaceuticals Stock and the Oncology Division Stock held by a shareholder immediately following the effectiveness of the Divisional Stock Proposal will equal or exceed the market value of the Existing Common Stock held by such shareholder prior to the announcement or effectiveness of the Company's Divisional Stock Proposal, and the combined market value could be less than such market value of the Existing Common Stock. Until an orderly market develops for the Agouron Pharmaceuticals Stock and the Oncology Division Stock, their respective trading prices may fluctuate significantly. If an active trading market does develop, there can be no assurance that it will be maintained. The prices at which the shares of Agouron Pharmaceuticals Stock or Oncology Division Stock will trade will be determined in the trading markets and may be influenced by many factors, including the consolidated results of the Company, as well as the respective performance of Agouron Pharmaceuticals and the Oncology Division, investors' expectations for the Company and each Division, trading volume, the number of market makers supporting each Divisional Stock, the amount and level or analyst coverage of each Division and general economic and market conditions. There is no assurance that investors will assign value to the Agouron Pharmaceuticals Stock or the Oncology Division Stock based on the reported financial results and fundamental operating prospects of the related Division. Financial results of the Divisions that impact the Company's consolidated results of operations or financial condition could affect the market prices of the Agouron Pharmaceuticals Stock and the Oncology Division Stock. In addition, the Company cannot predict the impact on the market values of the Agouron Pharmaceuticals Stock or the Oncology Division Stock of certain terms of the securities, such as the ability of the Company to convert shares of the Oncology Division Stock, the discretion of the Board to make various determinations, or the impact on the market value of each series of Common Stock of its voting power. See also "--Risks Related to Agouron Pharmaceuticals and the Oncology Division - Volatility of Stock Price and Liquidity."

         NO ADJUSTMENT TO LIQUIDATING DISTRIBUTIONS. In the event of a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company (other than pursuant to a merger, business combination or sale of substantially all assets), holders of outstanding shares of each series of Common Stock would receive the assets, if any, remaining for distribution to common shareholders on a per share basis in proportion to the respective per share liquidation units of such series. The Restated Articles provide that each share of Agouron Pharmaceuticals Stock has 100 liquidation units and each share of Oncology Division Stock has ___ liquidation units. Because the liquidation units will not be adjusted to reflect changes in the relative market value or performance of each of the Divisions, the per share liquidating distribution to a holder of Agouron Pharmaceuticals Stock or Oncology Division Stock is not likely to correspond to the value of the assets of Agouron Pharmaceuticals or the Oncology Division, respectively, at the time of a dissolution, liquidation or winding up of the Company. See "Proposal 2--The Divisional Stock Proposal--Description of Capital Stock--Liquidation Rights."


         USE OF TAX BENEFITS BY OTHER DIVISION. The Company's management and allocation policies provide that, to the extent any Division is unable to utilize its operating losses or other projected tax benefits to reduce its current or deferred income tax expense, such losses or benefits will be reallocated to the other Division on a quarterly basis for financial reporting purposes. Accordingly, although the actual payment of taxes is a corporate liability of the Company as a whole, separate financial statements will be prepared for each Division and any losses that cannot be utilized by a Division will be allocated to the profitable Division rather than carried forward to reduce the future tax liability of the Division generating such losses. Since Agouron Pharmaceuticals is currently profitable and the Oncology Division is expected to incur losses for at least the next several years, this could result in the Oncology Division being charged a greater portion of the total corporate tax liability and reporting lower earnings after taxes in the future than would have been the case if such Division had retained its losses or other benefits in the form of a net operating loss carry forward. See "Proposal 2--The Divisional Stock Proposal--Management and Allocation Policies."

         LIMITATIONS ON POTENTIAL UNSOLICITED ACQUISITIONS. If Agouron Pharmaceuticals or the Oncology Division were stand-alone corporations, any person interested in acquiring either of such corporations without negotiation with management could seek control of the outstanding stock of such corporation by means of a tender offer or proxy contest. Although the Divisional Stock Proposal would create two series of Common Stock that are intended to reflect the separate performance of the Divisions, a person interested in acquiring only one Division without negotiation with the Company's management would still be required to seek control of the voting power represented by all of the outstanding capital stock of the Company entitled to vote on such acquisition, including the series of Common Stock related to the other Division. See "--Limited Separate Shareholder Rights," "--Limited Separate Voting Rights; Variable Voting Rights," and "Proposal 2--The Divisional Stock Proposal--Description of Capital Stock--Voting Rights."


         ANTI-TAKEOVER CONSIDERATIONS. The Company has adopted a Shareholder Rights Plan pursuant to which each share of Common Stock (including, after implementation of the Divisional Stock Proposal, if approved, shares of Agouron Pharmaceuticals Stock and Oncology Division Stock) is accompanied by a preferred stock purchase right. These rights will cause a substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board and may have the effect of deterring hostile takeover attempts. In addition, the existence of two series of Common Stock could present complexities and could in certain circumstances pose obstacles, financial and otherwise, to an acquiring person. For example, the Company could, in the sole discretion of the Board and without shareholder approval, exercise its rights to exchange the shares of Oncology Division Stock for shares of Agouron Pharmaceuticals Stock at a 25% premium over the Fair Market Value of the Oncology Division Stock, which could result in additional dilution to persons seeking control of the Company. The Shareholder Rights Plan and the existence of the two series of Common Stock could, under certain circumstances, prevent shareholders from profiting from an increase in the market value of their shares as a result of a change in control of the Company by delaying or preventing such change in control. Although the Board has no present intention of doing so, it could issue shares of Preferred Stock or of a new or existing series of Common Stock that could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company and could also be privately placed with purchasers favorable to the Board in opposing such action.


RISKS RELATED TO AGOURON PHARMACEUTICALS AND THE ONCOLOGY DIVISION

         EARLY STAGE OF PRODUCT DEVELOPMENT; UNCERTAINTY OF PRODUCT DEVELOPMENT AND MARKET ACCEPTANCE; TECHNOLOGICAL UNCERTAINTy. The Company has completed the development and commercialization of only one Agouron Pharmaceuticals product and no Oncology Division products and does not expect to have any additional products commercially available until calendar 2000, if at all. While the Company has received regulatory approval to begin human clinical testing for certain of its compounds (see Annex IV and Annex V), these and other compounds currently being developed by the Company will require further research and development, including extensive additional preclinical and human clinical testing, prior to submission of any regulatory application for commercial sale of such compounds. There can be no assurance that further research and development will be successful or will result in drugs that will qualify for approval by regulatory authorities for commercial sale or be accepted and successful in the marketplace. In addition, clinical testing of a pharmaceutical product is itself subject to approvals by various governmental regulatory authorities. No assurance can be given that the Company will be permitted by regulatory authorities to conduct planned additional clinical testing of the Company's compounds in any particular country of the world, including the United States, or that, if permitted, such additional clinical testing will prove that such drugs are safe and efficacious to the extent necessary to permit the Company to obtain marketing approvals for them from regulatory authorities. The Company may encounter problems or delays relating to research and development, regulatory approval and manufacturing and the failure to address such problems or delays could have a material adverse effect on the Company's business and prospects. Even if FDA and foreign regulatory approvals for the marketing of any products being developed by the Company are obtained, there can be no assurance that such products will be accepted and successful in the marketplace.

         While the Company believes it has demonstrated the utility of certain of its potential products in preclinical testing and in phase I and phase II human clinical trials, extensive further clinical testing of these potential products is required before the Company can seek marketing approval from regulatory authorities. Furthermore, results obtained in preclinical studies or in phase I and phase II human clinical trials are not necessarily indicative of results that will be obtained in subsequent or more extensive preclinical or clinical testing.

         UNCERTAINTY ASSOCIATED WITH CLINICAL TESTING. Before seeking regulatory approvals for the commercial sale of any of its products, the Company must undertake extensive preclinical and clinical testing to demonstrate their safety and efficacy in humans. Historical results of clinical testing of VIRACEPT and the Company's other clinical programs are not necessarily predictive of future results. There can be no assurance that clinical studies of products under development will demonstrate the safety and efficacy of such products. The failure to adequately demonstrate the safety and efficacy of a therapeutic product could delay or prevent regulatory approval of the product. There can be no assurance that unacceptable toxicities or side effects will not occur at any time in the course of human clinical trials or commercial use of the Company's drugs. The appearance of any such unacceptable toxicities or side effects could interrupt, limit, delay or abort the development of any of the Company's drugs or, if previously approved, necessitate their withdrawal from the market. Furthermore, there can be no assurance that disease resistance will not limit the efficacy of VIRACEPT or other of the Company's drugs, if any. Even after being approved by FDA or foreign regulatory authorities, products may later exhibit adverse effects that prevent their widespread use or necessitate their withdrawal from the market. Additionally, the Company has made and may in the future make changes to the formulation of its drugs and/or the processes for manufacturing its drugs. Any such changes in formulation or manufacturing processes could result in delays in conducting further preclinical and clinical testing. There can be no assurance that any products under development by the Company will be safe when administered to patients. Delays in planned patient enrollment in the Company's current clinical trials or future clinical trials may result in increased costs, program delays or both. There can be no assurance that if clinical trials are completed the Company will be able to submit a New Drug Application and/or Product License Application as scheduled or that any such application will be reviewed and approved by FDA in a timely manner, or at all. Even after being approved by FDA or foreign regulatory authorities, products may later exhibit adverse effects that prevent their widespread use or necessitate their withdrawal from the market. There can be no assurance that any products under development by the Company will be safe when administered to humans.

         HISTORY OF OPERATING LOSSES AND UNCERTAINTY OF CONTINUED PROFITABILITY OF AGOURON PHARMACEUTICALS; DEPENDENCE ON VIRACEPT. Agouron Pharmaceuticals has had product sales only since fiscal 1997 and reported net income only for fiscal 1998. Continued profitability of Agouron Pharmaceuticals will be dependent in the foreseeable future upon the sales of VIRACEPT. There can be no assurance that commercial sales of VIRACEPT alone will be able to maintain Agouron Pharmaceuticals' substantial rate of growth in revenues or to either generate or maintain profitable operating results on a consistent basis. Any disruption in the supply or manufacturing process for VIRACEPT may have a material adverse effect on revenues. Operating results will also be impacted by the timing and amount of Agouron Pharmaceuticals' research, development and clinical trial programs, the level of its selling and marketing efforts, the efficiency and cost of its manufacturing activities, the nature of its business development activities and on the timing and receipt of fees from existing and future collaborative relationships.

         HISTORY OF OPERATING LOSSES; LACK OF REVENUES OF THE ONCOLOGY DIVISIOn. The Oncology Division has recorded operating losses since inception. The Oncology Division has no product sales and its only source of revenues in the past has  been  from  payments  by  collaborative  partners.  The  collaborative agreements with Hoffmann-LaRoche Inc, and F. Hoffmann-La Roche Ltd that accounted for substantially all of the Oncology Division's contract and license revenues for fiscal 1998, 1997 and 1996 have been terminated, and the Company anticipates no contract and license revenues for the Oncology Division for fiscal 1999. Because all of the Oncology Division's potential therapeutic products will require substantial additional research, development and preclinical and clinical testing prior to commercialization, it may be several years, if ever, before the Oncology Division recognizes revenue from sales and royalties on these potential products. Accordingly, the Oncology Division is expected to experience significant operating losses for at least the next several years. The Oncology Division may never achieve a profitable level of operations and that profitability, if achieved, may not be sustained on an ongoing basis. For the immediate future, the Oncology Division intends to rely entirely on the funding capabilities of Agouron Pharmaceuticals. There can be no assurance that Agouron Pharmaceuticals will be capable of continuing to fund (or that the Board will elect to fund) the Oncology Division as currently anticipated.

         ADDITIONAL FINANCING REQUIREMENTS AND ACCESS TO CAPITAL. The Company has expended approximately $449,000,000 on research and development activities since its inception. Both Agouron Pharmaceuticals and the Oncology Division intend in the future to expend substantial additional funds to continue research and development activities, conduct preclinical studies and tests, conduct human clinical trials, establish manufacturing, sales and marketing capabilities and market any approved products. Additional funds may be required in connection with collaborative arrangements with others and for working capital and other general corporate needs.

         The Company believes that its current capital resources and existing contractual commitments will enable Agouron Pharmaceuticals and the Oncology Division to maintain their current and planned operations through at least fiscal 1999. No assurance can be given that there will be no change in the operations of Agouron Pharmaceuticals or the Oncology Division that would consume available resources more rapidly than anticipated. Additional funding may be required by either or both Agouron Pharmaceuticals or the Oncology Division before the commercialization of any additional products. The future capital requirements of both Agouron Pharmaceuticals and the Oncology Division will depend on many factors, including the product contribution to Agouron Pharmaceuticals from commercial sale of VIRACEPT, the progress of research and development, the scope and results of preclinical studies and clinical trials, the cost, timing and outcome of regulatory reviews, the rate of technological advances, the market acceptance of any approved Company products, administrative and legal expenses and competitive factors. To the extent the capital resources of Agouron Pharmaceuticals are insufficient to meet current or planned operating requirements of both Agouron Pharmaceuticals and the Oncology Division, Agouron Pharmaceuticals or the Oncology Division may seek to obtain additional funds through equity or debt financing, collaborative or other arrangements with corporate partners, licensees and others, and from other sources, which may have the effect of diluting the holdings of existing shareholders. No assurance can be given that additional financing will be available when needed or on terms acceptable to Agouron Pharmaceuticals or the Oncology Division. If adequate funds are not available, Agouron Pharmaceuticals or the Oncology Division may be required to delay or eliminate expenditures for certain programs, cancel licenses from third parties or to license third parties to commercialize products or technologies that either Agouron Pharmaceuticals or the Oncology Division would otherwise seek to develop and commercialize itself, any of which could have a material adverse effect on Agouron Pharmaceuticals, the Oncology Division or the Company.

         DEPENDENCE ON OTHERS. The Company's strategy for development and commercialization of certain of its products entails entering into various arrangements with corporate partners, licensees and others, and upon the subsequent  success  of these  partners,  licensors,  licensees  and  others  in performing preclinical and clinical testing, obtaining regulatory approvals, manufacturing and marketing. These arrangements may require the Company to transfer certain material rights to such corporate partners, licensees and others. In the event the Company determines to license or sublicense certain of its commercial rights, there can be no assurance such arrangements will not result in reduced product revenue to the Company. While the Company believes its partners, licensees and others will have an economic motivation to succeed in performing their contractual responsibilities, the amount and timing of resources to be devoted to these activities will be controlled by others. Consequently, there can be no assurance that any revenues or profits will be derived from such arrangements, that any of the Company's current strategic arrangements will be continued or not terminated early or that the Company will be able to enter into future collaborations.

         MANUFACTURING CAPABILITIES. The Company is dependent on a number of contract manufacturers for the commercial manufacture of VIRACEPT under current Good Manufacturing Practices ("GMP"). Failure to meet GMP standards would have an adverse impact on the Company's business. No assurance can be given that such manufacturers can be retained or that such manufacturers will continue to timely deliver sufficient product quantities at acceptable costs. Although the Company is producing clinical quantities of certain chemical compounds in certain of its laboratory facilities that have undergone GMP inspections and been approved by the State of California, and has business relationships with its collaborators and with manufacturers to supply significant portions of its clinical trial material requirements, the current facilities and existing manufacturing relationships of the Company may not be adequate to meet anticipated commercial production needs. Therefore, the Company will be dependent upon its collaborators and licensees or upon contract manufacturers for the commercial manufacture of products it may develop. The Company has limited experience in such commercial manufacturing and related matters and no assurance can be given that the Company will be able to continue to arrange for contract manufacturing or that adequate supplies of raw materials will be available. In the event the Company is unable to obtain contract manufacturing on acceptable terms, its ability to commercialize or timely deliver its products at acceptable cost may be adversely affected.

         SALES AND MARKETING CAPABILITIES. While the Company has established its capabilities in the sales, marketing and distribution of pharmaceutical products in the United States and Canada, there can be no assurance that such capabilities will be sufficient or successfully maintained in the United States or other markets outside of the United States and Canada. Further, there can be no assurance that any products, if approved, will gain market acceptance. The Company's results of operations and cash flows for at least the next several years will be highly dependent upon the timing and extent of VIRACEPT sales.

         PATENTS AND PROPRIETARY TECHNOLOGY. The Company has been granted certain patents relating to its inventions in the United States and certain other countries. The Company also has various pending patent applications claiming inventions in various fields. The Company expects to continue to attempt to secure patent protection for its potential products, and that any such patents will be owned by the Company and licensed or be made available to the applicable Division. The Company believes that its current and future patent portfolio is important to its future operations.

         Patent protection is recognized as being important to the pharmaceutical industry in general, e.g., as providing a period of exclusivity against generic competition, which serves as a return for the great expenditure of resources incurred in discovering and developing a drug and for advancing the state of the art. The commercial success of the products of both Agouron Pharmaceuticals and the Oncology Division may depend, in part, on the Company's ability to enforce its patents against infringing competitors. Although the Company's issued patents, pending patent applications, and future patents may be of importance to the Divisions, there can be no assurance that additional patents will be granted or that any patents now or hereafter granted will be of commercial benefit.

         The granting of a patent is not conclusive as to the validity or enforceability of the claims therein, which define the scope of the Company's exclusive rights. The validity and enforceability of a United States patent, as well as of a patent from certain other countries, may be challenged by a third party in a litigation or proceeding before a court or patent office. If the validity or enforceability of a patent claim is successfully challenged in such a litigation or proceeding, then third parties may be free to use a claimed invention, in some cases without payment to the Company. Moreover, there can be no assurance that patent claims covering a Division's products will not be infringed or that infringement will be avoided by successfully designing around a claimed invention.

         There also can be no assurance that the technology or products of the Divisions, whether patented or not, will not infringe third parties' patents. The Company is aware of certain patent applications or patents of third parties, and there may be other patents or patent applications, covering subject matter related to Agouron Pharmaceuticals or the Oncology Division's technology and potential products. Research, development or commercialization of the Company's products may require that the Company obtain licenses under such patent applications, if granted, or patents of third parties. However, there can be no assurance that the Company will be able to obtain such licenses on commercially reasonable terms or at all. If a third party obtains a patent covering a product of a Division, the Company could be required to defend against an infringement action, which could be costly and time-consuming. Furthermore, any fees or royalties required to be paid under a patent license, settlement agreement, or litigation judgment could be significant.

         The Company seeks to protect certain unpatented proprietary technology and know-how through the maintenance of trade secrets or confidential information. Certain technology and know-how of importance to the Company's drug-discovery and manufacturing operations depend on the skills, knowledge, and experience of its scientific and technical personnel, for which patent protection may not be available. To help protect its rights, the Company generally requires all employees, relevant consultants and advisors, and collaborators to enter into confidentiality agreements. There can be no assurance, however, that these agreements will provide adequate protection for the Company's trade secrets, know-how, or other proprietary information in the event of its unauthorized use or disclosure. Competitors may independently develop substantially equivalent technology, undermining the value of the Company's trade secrets. Third parties may even obtain patents covering the Company's proprietary technology or know-how, which may adversely affect a Division's ability to use such technology or know-how.

         The costs of obtaining and enforcing patents and of protecting proprietary technology may involve a substantial commitment of either or both Division's resources. Any such commitment may divert resources from other operations of the impacted Division.

         TECHNOLOGICAL CHANGE AND INTENSE COMPETITION. The pharmaceutical and biotechnology industries are subject to intense competition and rapid technological change. The Company believes that industry-wide interest in the application of protein structure-based drug design and related technology will continue and may accelerate as the technology becomes more widely understood. Competitors of the Company in the United States and abroad are numerous and include, among others, pharmaceutical, biotechnology and chemical companies, universities and other research organizations. For example, HIV protease inhibitors developed by Abbott Laboratories, Inc., Merck & Co., Inc. and Roche are currently being marketed. There can be no assurance that these and other competitors will not have products or succeed in developing technologies and products that are more effective than any which have been or are being developed by the Company or which would render the Company's technology and products obsolete and noncompetitive.

         Many of the Company's competitors have substantially greater financial and technical resources and production and marketing capabilities and experience than the Company. In addition, many of the Company's competitors have significantly greater experience than the Company in conducting preclinical testing and human clinical trials of new pharmaceutical products and in obtaining FDA and other regulatory approvals of products. Accordingly, certain of the Company's competitors may succeed in obtaining regulatory approval for products more rapidly or effectively than the Company. The Company also competes with respect to manufacturing efficiency and sales and marketing capabilities, areas in which the Company has limited experience.

         GOVERNMENT REGULATION. Preclinical studies, clinical trials and the production and marketing of the Company's products and its ongoing research and development activities are subject to regulation by numerous governmental authorities in the United States and other countries. Rigorous preclinical and clinical testing and obtaining regulatory approvals can take many years and require the expenditure of substantial resources. Failures or delays by the Company or its collaborators, licensors or licensees in obtaining regulatory approvals would adversely affect the marketing of products developed by the Company and the Company's ability to receive product revenues or royalties.
Further, there can be no assurance that the Company or its collaborators, licensors or licensees will be able to obtain necessary regulatory approvals. There can be no assurance that clinical data will be accepted by regulatory agencies or that any approvals will be granted on a timely basis, if at all. Any significant delays or requests to provide additional data in the approval process could have a material adverse effect on the Company.

         If regulatory approval of a drug is obtained, such approval may involve limitations and restrictions on the drug's use. In addition, any marketed drug and its manufacturer are subject to continual governmental review and any subsequent discovery of previously unrecognized problems could result in restrictions on the product or manufacturer, including, without limitation, withdrawal of the product from the market. Failure of the Company to comply with applicable regulatory requirements can, among other things, result in fines, suspension of regulatory approvals, product recalls, seizure of products, operating restrictions or criminal prosecution.

         Additionally, the Company is or may become subject to various federal, state and local laws, regulations and recommendations relating to safe working conditions, laboratory and manufacturing practices, the experimental use of animals and the use and disposal of hazardous or potentially hazardous substances, including radioactive compounds and infectious disease agents, used in connection with Agouron's research and development work. The Company is unable to predict the extent of restrictions that might arise from any governmental or administrative action.

     VOLATILITY OF STOCK PRICE AND LIQUIDITY. The market price of the Existing Common Stock, like that of the common stock of other biopharmaceutical companies, has in recent years fluctuated significantly, and it is likely that should the Divisional Stock Proposal be approved and implemented the market prices of Agouron Pharmaceuticals Stock and Oncology Division Stock will fluctuate significantly in the future. Factors such as announcements of technological innovations or new commercial products by a Division or its competitors, progress with clinical trials, governmental regulation, changes in reimbursement policies, developments in patent or other proprietary rights of a Division or its competitors, including litigation, developments in a Division's relationships with current or future collaborators and licensees, if any, public concern as to the safety and efficacy of drugs developed by a Division and its competitors, changes in estimates of a Division's performance by securities analysts, changes in the Company's policies regarding the allocation of business opportunities and other matters among the Divisions and general market conditions may have a significant effect on the market price of the Agouron Pharmaceuticals Stock and Oncology Division Stock. Fluctuations in financial performance of the respective Divisions from period to period also may have a significant impact on the market price of the Agouron Pharmaceuticals Stock and Oncology Division Stock. Additionally, because there has been no prior market for the Agouron Pharmaceuticals Stock or the Oncology Division Stock, there can be no assurance that an orderly and liquid market will exist or evolve for such securities following the implementation of the Divisional Stock Proposal. In addition to many of the factors noted above, such market will be impacted by the number of market makers, if any, supporting the Divisional Stock and the level of analyst coverage, if any, experienced by each Division.

         UNCERTAINTY OF THIRD-PARTY REIMBURSEMENT AND PRODUCT PRICING. The Company's ability to commercialize products successfully will depend in part on the availability of reimbursement of the costs of such products and related treatments at acceptable levels from government authorities, private health insurers and other organizations, such as health maintenance organizations ("HMOs"). There can be no assurance that reimbursement in the United States or foreign countries will be available for any products the Company may develop or, if available, will not be decreased in the future, or that reimbursement amounts will not reduce the demand for, or the price of, the Company's products, thereby adversely affecting the Company's business

         Third-party payors are increasingly challenging the prices charged for medical products and services. Also, the trend toward managed health care in the United States and the concurrent growth of organizations, such as HMOs, which can control or significantly influence the purchase of health care services and products, as well as legislative proposals to reform health care or reduce government  insurance  programs,  may result in lower prices for  pharmaceutical products. The cost containment measures that health care providers are instituting and the effect of any health care reform could materially adversely affect the Company's ability to sell its products if successfully developed and approved. Moreover, the Company is unable to predict what additional legislation or regulation, if any, relating to the health care industry or third-party coverage and reimbursement may be enacted in the future or what effect such legislation or regulation would have on the Company's business.

         PRODUCT LIABILITY; LIMITED INSURANCE COVERAGE. The testing, marketing and sale of human health care products entail an inherent risk of allegations of product liability and there can be no assurance that product liability claims will not be asserted against the Company, its collaborators or its licensees. The Company currently has only limited amounts of product liability insurance for clinical trials and for commercial sales. There can be no assurance that the Company will be able to maintain product liability insurance on acceptable terms or that such insurance will provide adequate coverage against any potential claims. Furthermore, there can be no assurance that any collaborators and licensees of Agouron will agree to indemnify the Company, be sufficiently insured or have a sufficient net worth to protect the Company from any product liability claims.

         USE OF HAZARDOUS MATERIALS. The Company's research and development activities involve the controlled use of hazardous materials, chemicals, viruses and various radioactive compounds. Although the Company believes that its safety procedures for handling and disposing of such materials comply with the standards prescribed by state and federal regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, the Company could be held liable for any damages that result and any liability could have a material adverse effect on the Company.

         ATTRACTION AND RETENTION OF PERSONNEL. The future success of the Company will depend in large part on its ability to continue to attract and retain highly qualified scientific, technical, sales and marketing and managerial personnel. Competition for such personnel is intense and there can be no assurance that the Company will be able to attract and retain the personnel necessary for the development of its business. In addition, much of the know-how developed by the Company resides in its scientific and technical personnel and such know-how is not readily transferable to other scientific and technical personnel. The loss of or failure to recruit scientific, technical, sales, marketing, manufacturing and managerial personnel could have a material adverse effect on the Company.

                                     GENERAL

         This Proxy Statement and the enclosed form of Proxy are furnished in connection with the solicitation of Proxies by and on behalf of the Board for use at the Meeting to be held at the Sheraton Grande Torrey Pines, 10950 North Torrey Pines Road, La Jolla, California 92037, on Monday, November 16, 1998 at 10:00 a.m., San Diego time, and at any adjournments or postponements thereof.

         Any shareholder returning the enclosed Proxy may revoke it prior to its exercise by voting in person at the Meeting or by filing with the Secretary of the Company a written revocation or a duly executed Proxy bearing a later date.

         All shares represented by valid Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the proxyholders. Any duly executed Proxy on which no direction is specified will be voted FOR the election of the nominees named herein to the Board and FOR Proposals 2, 3, 4 and 5 described in the Notice of Meeting and this Proxy Statement.

     Only shareholders of record as of the close of business on September 24, 1998 (the "Record Date") will be entitled to vote at the Meeting. As of September 24, 1998, there were outstanding _______ shares of Existing Common Stock.

     Holders of Existing Common Stock are entitled to one vote per share on all matters brought before the Meeting and to cumulate votes for the election of the nine directors. Therefore, in voting for directors, each outstanding share of Existing Common Stock is entitled to nine votes which may be cast for one candidate or distributed in any manner among the nominees for director. However, the right to cumulate votes in favor of one or more candidates may not be exercised until the candidate or candidates have been nominated and the shareholder has given notice at the Meeting of the intention to cumulate votes. If any one shareholder gives such notice, all shareholders may cumulate their votes for candidates in nomination.

     The persons authorized to vote shares represented by executed Proxies for Existing Common Stock in the enclosed form (if authority to vote for the election of directors is not withheld) will have full discretion and authority to vote cumulatively and to allocate votes among any or all of the nominees as they may determine or, if authority to vote for a specified candidate or candidates had been withheld, among those candidates for whom authority to vote has not been withheld.

         The required quorum for the Meeting shall consist of a majority of the outstanding shares of Existing Common Stock which are entitled to vote in person or by proxy at the Meeting. Assuming that a quorum is present at the Meeting, the nine persons receiving the highest number of votes will be elected to the Board. The approval of Proposal 2 will require the affirmative vote of a majority of the outstanding shares of Existing Common Stock. Each of Proposals 3, 4 and 5 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting, provided that those affirmatively voted shares also constitute at least a majority of the required quorum.

         Abstentions have the same effect as negative votes with respect to Proposal 2. Abstentions will generally not be counted for purposes of determining whether approval of Proposals 3, 4 or 5 has been obtained (although they may, depending upon the number of shares voted, have the same effect as negative votes with respect to those proposals due to the requirement that the shares voting affirmatively constitute a majority of the required quorum). If a broker which is the record holder of certain shares indicates on a proxy that it does not have discretionary authority to vote on a particular matter as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular matter, these non-voted shares will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether shareholder approval of that matter has been obtained (however, they will have the same effect as negative votes with respect to Proposal 2 and may, depending upon the number of shares voted, have the same effect as negative votes with respect to Proposals 3, 4 and 5).


         The expense of printing and mailing Proxy material will be borne by the Company. In addition to the solicitation of Proxies by mail, solicitation may be made by certain directors, officers or other employees of the Company by telephone, telegraph, facsimile or in person. No additional compensation will be paid to such persons for such solicitation. However, the Company will request brokers, nominees, fiduciaries, custodians and others to forward Proxy materials to the beneficial owners of the Company's shares and the Company will reimburse such brokers or other persons for their reasonable out-of-pocket expenses incurred in connection with forwarding such materials. The Company has retained D.F. King & Co., Inc. to perform various proxy advisory, distribution and solicitation services at a cost of approximately $7,500 plus reimbursement of out-of-pocket expenses.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

     Under the bylaws of the Company, the number of directors is to be not less than six nor more than eleven, with the actual number to be fixed from time to time by resolution of the Board. The Board has fixed at nine the number of directors to be elected at the 1998 Annual Meeting of Shareholders.

     Nine directors are to be elected at the Meeting, each to serve until the next Annual Meeting of Shareholders and until their respective successors are elected or appointed. Unless authority to vote for all directors is withheld, it is intended that the shares represented by the enclosed Proxy will be voted for the election of the nominees named. In the event any of them shall become unable or unwilling to accept nomination or election, the shares represented by the enclosed Proxy will be voted for the election of such other person as the Board may recommend in his or her place. The Board has no reason to believe that any such nominee will be unable or unwilling to serve.

     The nine nominees for election as directors, all of whom are members of the present Board, are Peter Johnson, Gary E. Friedman, John N. Abelson, Patricia M. Cloherty, A.E. Cohen, Michael E. Herman, Irving S. Johnson, Antonie T. Knoppers and Melvin I. Simon. Their terms will last until the 1999 Annual Meeting of Shareholders. Certain information concerning the nominees for directors is set forth below.

     THE BOARD RECOMMENDS THAT YOU VOTE FOR THE NOMINEES FOR DIRECTORS, AS SET FORTH IN ITEM 1 ON THE PROXY CARD.

NOMINEES FOR ELECTION AS DIRECTORS

NAME                                      AGE        POSITION

Peter Johnson                              53        President, Chief Executive
                                                     Officer and Director
Gary E. Friedman                           51        Corporate Vice President,
                                                     General Counsel,
                                                     Secretary and Director
John N. Abelson, Ph.D.(1)                  59        Director
Patricia M. Cloherty(2)                    56        Director
A.E. Cohen(1)                              62        Director
Michael E. Herman(1)                       57        Director
Irving S. Johnson, Ph.D.                   73        Director
Antonie T. Knoppers, M.D., Ph.D.(2)        83        Director
Melvin I. Simon, Ph.D.(2)                  61        Director


(1)  Member of Directors Compensation Committee
(2)  Member of Audit Committee


     PETER JOHNSON, a founder of the Company, has served as a director and as president and chief executive officer of the Company since its inception in 1984. Through 1989, Mr. Johnson held various positions with The Agouron Institute, including executive director. Mr. Johnson received a M.A. from the University of California, San Diego.

     GARY E. FRIEDMAN, a founder of the Company, has served as a director since its inception, as the secretary of the Company since May 1986 and as vice president and general counsel since December 1991. In June 1997, Mr. Friedman was promoted to corporate vice president. Previously, from 1982 until December 1991, Mr. Friedman was a principal of the law firm of Friedman, Jay & Cramer, a Professional Corporation. Mr. Friedman is a California Certified Specialist in Taxation. Mr. Friedman received a J.D. and a M.B.A. from the University of California, Berkeley and a L.L.M. in taxation from the University of San Diego.

     JOHN N. ABELSON, a founder of the Company, has served as a director since its inception. Dr. Abelson, a molecular biologist, is a member of the National Academy of Sciences. Since 1982, Dr. Abelson has been a member of the faculty of the Division of Biology at the California Institute of Technology where, from October 1989 until June 1995, he served as chairman. Previously, Dr. Abelson was a member of the faculty in the Department of Chemistry at the University of California, San Diego. Dr. Abelson received a
Ph.D. in biophysics from The Johns Hopkins University and was a postdoctoral fellow at the Laboratory of Molecular Biology in Cambridge, England.
Dr. Abelson also serves as a director of The Agouron Institute.

     PATRICIA M. CLOHERTY joined the Board in December 1988. Since 1970, Ms. Cloherty has been associated with Patricof & Co. Ventures, Inc. (formerly Alan Patricof Associates, Inc.), a New York venture capital firm ("Patricof"), and has been a general partner of its funds since 1973. From 1993 until 1997 she was president of Patricof. From 1997 to the present, Ms. Cloherty has been executive co-chairman as well as a general partner of Patricof. Ms. Cloherty also served as deputy administrator for the U.S. Small Business Administration in 1977 and 1978. Ms. Cloherty also serves on the board of directors of several private companies.

     A. E. COHEN joined the Board in March 1992. Mr. Cohen is an independent management consultant. From 1957 until his retirement in January 1992, Mr. Cohen held various positions at Merck & Co., Inc., including senior vice president and president of the Merck Sharp & Dohme International Division. Currently, Mr. Cohen is the chairman of the board of Neurobiological Technologies, Inc. and Vasomedical, Inc., and is a member of the board of directors of Akzo Nobel N.v., Teva Pharmaceutical Industries Ltd., Smith Barney (Mutual Funds), and Pharmaceutical Product Development, Inc., all of which are public companies. Mr. Cohen also serves as trustee to The Population Council and is a consultant to Chugai Pharmaceutical Co. Ltd., Tokyo ("Chugai"), and serves as chairman of the board of Chugai's U.S. subsidiary companies. Mr. Cohen also is a member of the board of directors of Lung Check, Inc.

     MICHAEL E. HERMAN joined the Board in October 1992. Mr. Herman is a private investor, as well as president and chief operating officer of the Kansas City Royals Baseball Team. From October 1974 until his retirement in 1990, Mr. Herman held various positions at Marion Laboratories, Inc. (now Hoechst Marion Roussel), including executive vice president and chief financial officer. Currently, Mr. Herman serves as chairman of the finance committee of the Ewing Marion Kauffman Foundation, a private foundation located in Kansas City where, from 1985 through 1990, he was the president and chief operating officer. Mr. Herman is also a member of the board of directors of Cerner Corporation, a public company, and serves on the board of directors of several private companies.

     IRVING S. JOHNSON joined the Board in May 1989. Dr. Johnson is an independent consultant in biomedical research working with numerous private companies. From 1953 until his retirement in November 1988, Dr. Johnson held various positions at Eli Lilly and Company, including vice president of research from 1973 until 1988. Dr. Johnson also served on several committees of the National Academy of Sciences, the Office of Technology Assessment and the
National Institutes of Health. Currently, he is a member of the board of directors of Allelix Biopharmaceuticals Inc. and Ligand Pharmaceuticals Incorporated, and is on the scientific advisory board of ELAN Corporation, all of which are public companies. Dr. Johnson received a Ph.D. in developmental biology from the University of Kansas.

     ANTONIE T. KNOPPERS joined the Board in July 1991. Dr. Knoppers is an independent management consultant. From 1952 until his retirement in 1975, Dr. Knoppers held various positions at Merck & Co., Inc., including vice chairman of the board and president and chief operating officer. Dr. Knoppers is a member of the board of directors of Centocor, Inc., a public biotechnology company. In addition, he is a former chairman of the U.S. Council of the International Chamber of Commerce and a member of the advisory board of PaineWebber Development Corporation, an affiliate of PaineWebber Incorporated. Dr. Knoppers received a M.D. from the University of Amsterdam and a Ph.D. from the University of Leiden, The Netherlands.

     MELVIN I. SIMON, a founder of the Company, has served as a director since its inception. Dr. Simon, a molecular geneticist, is a member of the National Academy of Sciences. Currently, Dr. Simon is chairman of the Division of Biology at the California Institute of Technology where he has been a member of the faculty since 1982. Previously, Dr. Simon was a member of the faculty in the Department of Biology at the University of California, San Diego. Dr. Simon received a Ph.D. in biochemistry from Brandeis University. Dr. Simon also serves as a director of The Agouron Institute.

COMMITTEES AND MEETINGS OF THE BOARD

     The Company has a Directors Compensation Committee and an Audit Committee. The Company does not have a Nominating Committee. During the fiscal year ended June 30, 1998, the Board held six meetings.

     During the fiscal year ended June 30, 1998, members of the Audit Committee consisted of Ms. Cloherty, Chairperson, Dr. Knoppers and Dr. Simon. The Audit Committee oversees the Company's accounting and financial reporting policies, makes recommendations to the Board regarding the appointment of independent accountants, reviews with the independent accountants the accounting principles and practices followed by the Company and the adequacy thereof, approves the Company's annual audit and financial results and any material change in accounting principles, policies and procedures and makes recommendations to the Board with regard to any of the preceding.
The Audit Committee held two meetings in the fiscal year ended June 30, 1998.

     During the fiscal year ended June 30, 1998, members of the Directors Compensation Committee consisted of Mr. Herman, Chairman, Dr. Abelson, and Mr. Cohen. The Directors Compensation Committee recommends to the Board the Company's overall compensation and the individual compensation elements for the Company's executive officers and directors. The Directors Compensation Committee does not approve grants of stock options to executive officers and directors under the Company's stock option plans. The Directors Compensation Committee held two meetings in the fiscal year ended June 30, 1998. During fiscal 1998, the full Board was responsible for approving grants of options to executive officers and directors.

     No incumbent director attended fewer than 75% of the aggregate of the Board and Committee meetings in which such director was entitled to participate.

                   PROPOSAL 2 - THE DIVISIONAL STOCK PROPOSAL
General

         The shareholders of the Company are being asked to consider and approve the Divisional Stock Proposal which, if approved, will amend and restate the Company's Articles of Incorporation to increase the number of shares of authorized Common Stock to 150,000,000 shares, of which 75,000,000 shares would initially be designated as Agouron Pharmaceuticals Stock and 25,000,000 shares would initially be designated as Oncology Division Common Stock, to provide authorization to the Board to designate and issue any undesignated shares in one or more additional series of Common Stock and to determine the number of shares, rights, preferences, privileges and restrictions of any such series, to increase or decrease the number of shares of any existing series including the Agouron Pharmaceuticals Stock and the Oncology Division Stock, and to convert each share of the Company's existing Common Stock into one share of Agouron Pharmaceuticals Stock and ___ share of Oncology Division Stock.

         The reclassification and conversion of the Existing Common Stock into Agouron Pharmaceuticals Stock and Oncology Division Stock (the "Reclassification") are intended for United States federal income tax purposes to be tax free to both the Company and its shareholders except with respect to cash paid in lieu of fractional shares.
See "--Certain Federal Income Tax Considerations."


         The ratio of ___ share of Oncology Division Stock for each share of Existing Common Stock was determined by the Board in consultation with PaineWebber, the Company's financial advisor in connection with the Divisional Stock Proposal. Such ratio is the quotient of the total number of Oncology Division Shares divided by the number of shares of Existing Common Stock outstanding. The number of Oncology Division Shares is the quotient of the initial estimated fair market value of the Oncology Division divided by the desired initial trading range of the Oncology Division stock. The initial estimated fair market value of the Oncology Division was determined by the Board in consultation with PaineWebber and was based on an analysis of comparable company valuations, prevailing market conditions, financial and operating information of the Oncology Division and independent financial projections and discounted cash flow analyses of the programs and products associated with Oncology Division.

         IF THE DIVISIONAL STOCK PROPOSAL IS NOT APPROVED BY THE SHAREHOLDERS, THE ONCOLOGY DIVISION STOCK WILL NOT BE CREATED, AND THE EXISTING COMMON STOCK WILL NOT BE RECLASSIFIED AND CONVERTED INTO AGOURON PHARMACEUTICALS STOCK AND ONCOLOGY DIVISION STOCK.


         If the Divisional Stock Proposal is approved by the shareholders at the Annual Meeting, the Company anticipates that the Restated Articles (see Annex
II) will be filed with the California Secretary of State shortly thereafter. However, the Board could choose to effect the Divisional Stock Proposal at any time thereafter, or not to effect the Divisional Stock Proposal depending on the circumstances at the time. The Restated Articles will become effective upon filing with the California Secretary of State (the "Effective Date"). Certificates formerly representing shares of Existing Common Stock that are held by shareholders will be deemed to represent an equal number of shares of Agouron Pharmaceuticals Stock. New certificates representing shares of Agouron Pharmaceuticals Stock will be issued in replacement of certificates formerly representing shares of Existing Common Stock as such certificates are received and canceled by the transfer agent. Shareholders should not mail in their stock certificates evidencing Existing Common Stock to either the Company or its transfer agent in connection with the Divisional Stock Proposal. Certificates representing Oncology Division Stock will be distributed as promptly as practicable after the Effective Date. At any time prior to filing the Restated Articles with the California Secretary of State, including after adoption by the shareholders of the Company, the Board may abandon the Divisional Stock Proposal, or any part thereof, without further action by the shareholders. Approval of the Divisional Stock Proposal is an approval of the amendments of the Company's Articles of Incorporation as set forth in the Restated Articles. The names of the Oncology Division and of the Oncology Division Stock are subject to change but will be determined prior to filing the Restated Articles. By approving the Divisional Stock Proposal, the shareholders will also be granting authority to the Company to change the name of the Oncology Division and the Oncology Division Stock as set forth in the Restated Articles and to make such other changes as may be required by the California Secretary of State in order to conform the Restated Articles to the California Corporations Code.

         Fractional shares of Oncology Division Stock will not be issued in connection with the Reclassification. If more than one share of Existing Common Stock is held by the same holder of record, the Company will aggregate the number of shares of Oncology Division Stock issuable to such holder upon such distribution (including any fractions of shares). If the number of shares of Oncology Division Stock calculated to be issued to any holder of record of Existing Common Stock includes a fraction of a whole share, the Company will pay to such record holder the cash value of such fractional share within 60 trading days of the Effective Date, based upon the average of the daily average of high and low prices of the Oncology Division Stock on the Nasdaq National Market for each of the first ten trading days following the Effective Date. Shareholders who own their stock beneficially through brokers or other nominees listed as holders of record will have their fractional shares handled according to the practices of such broker or nominee, which may result in such shareholders receiving a price that is higher or lower than the price paid by the Company to holders of record. If the necessary trading of Oncology Division Stock does not occur within 20 trading days after the Effective Date, the Board will determine the cash value of a share of Oncology Division Stock and the amount to be paid in lieu of fractional shares.

         The authorized but unissued shares of the two new series of the Company's Common Stock and the undesignated shares of Common Stock will be available for issuance from time to time by the Company at the discretion of the Board for any proper corporate purpose, which could include raising capital, payment of stock dividends, providing compensation or benefits to employees or acquiring companies or businesses. Such Common Stock would provide the Board with a means to complete acquisitions or to further divide the Company into additional divisions, through the creation of separate series of Common Stock. In addition, the Board could use undesignated shares of Common Stock to increase or decrease the number of shares of an existing series of Common Stock, including Agouron Pharmaceuticals Stock and Oncology Division Stock, but not below the number of outstanding shares of that series. The issuance of such additional shares or series would not be subject to approval by the shareholders of the Company unless deemed advisable by the Board or required by applicable law, regulation or the listing requirements of the stock market or stock exchange upon which the Company's shares are listed.

BACKGROUND OF AND REASONS FOR THE DIVISIONAL STOCK PROPOSAL

         The Divisional Stock Proposal has been approved by the Board with the goal of creating flexibility for the future growth of the Company, and to advance the Company's financial and strategic objectives, all in an effort to enhance the overall return to the holders of Existing Common Stock.

         If Agouron shareholders approve the Divisional Stock Proposal and it is implemented by the Board, the resulting amendments to the Company's Articles of Incorporation will create two series of Common Stock of the Company, namely the Agouron Pharmaceuticals Stock and the Oncology Division Stock, each having the rights and privileges described elsewhere in this Proxy Statement. The Divisional Stock Proposal will also authorize the Board to issue shares in one or more additional or existing series of Common Stock with each new series having the rights, preferences, privileges and restrictions determined by the Board before the issuances of any shares of such series. See "- Description of Capital Stock" and Annex II.

         The Oncology Division Stock is intended to reflect the value and track the performance of the Oncology Division. Through the Oncology Division, the Company seeks to create a focused, integrated oncology business which will develop and commercialize novel products for the diagnosis, treatment and prevention of cancer. The Oncology Division will, on its own and in combination with partners and with Agouron Pharmaceuticals (when appropriate), develop, manufacture and market those oncology related products.

         The Board reviewed in detail the financial performance of the Company since the FDA approved the sale of VIRACEPT in March 1997. Since that date, revenues from VIRACEPT sales have grown steadily, allowing the Company to continue its vigorous investment in research and development ("R&D") for new products. Such R&D expenditures in non-VIRACEPT related programs, however, have impacted and are expected to continue to impact the overall financial performance of the Company and overall shareholder return.

     Approximately 25% of the Company's total anticipated R&D expenditures during the Company's 1999 fiscal year are expected to be incurred in oncology related programs. Currently the Company has four clinical development programs and four preclinical research and development programs in the oncology field. The Board believes that tracking the oncology operations separately from the rest of the Company will help the Company realize what it believes to be the unappreciated value of the Company's R&D pipeline of products for oncology while at the same time reducing the impact of those R&D expenditures on the financial results of the Company's VIRACEPT-driven non-oncology business.

         In addition to its review of the financial performance of the Company, the Board considered the Company's present organizational structure, which does not completely recognize and resolve the inherent conflict between a profitable business and a business division still in the development stage. For these and other reasons, management engaged PaineWebber to discuss with the Company various alternatives designed to achieve greater overall value in these respective businesses. PaineWebber advised that the separation of the development stage oncology division from the VIRACEPT driven non-oncology business, and the creation of two classes or series of Common Stock to track those divisions, should result in the market separately evaluating the performances of Agouron Pharmaceuticals and the Oncology Division.

         At meetings held on February 12, 1998 and August 6, 1998, the Board considered a variety of structural proposals to increase the overall value of the Existing Common Stock to the Company's shareholders. The Board evaluated alternatives available to the Company in view of its strategic objectives, capital requirements, past financial results and other factors. They had extensive discussions with senior financial and legal officers of the Company as well as representatives of PaineWebber. Among the alternatives which the Board considered were (i) the preservation of the Company's current equity and operating structure; (ii) the separation of various of the Company's businesses through a distribution (for example, in a spin-off) of certain programs to the Company's shareholders or the creation of special purpose financing entities;
(iii) the license to third parties of certain of the Company's  technology;  and
(iv) the creating of two classes or series of Common Stock to reflect separately the results of the Company's profitable anti-viral related business and its development stage oncology division.

         The Board determined that the license to third parties of the oncology assets or other technology would not realize the full value of those development stage programs. The Board also determined that a spin-off to shareholders of a separate company owning the Company's other technologies could create significant tax, credit and control issues. Following deliberation over and consideration of the advantages and disadvantages of the various alternatives, the Board concluded that the Divisional Stock Proposal was the best alternative for the Company and its shareholders.

         The Board's adoption of the Divisional Stock Proposal is part of its ongoing effort to increase the long-term value of the Company.

         In reaching its conclusion, the Board identified the following as the advantages of the Divisional Stock Proposal:

         o The creation of two series of Common Stock intended to reflect separately the performance of Agouron Pharmaceuticals and the Oncology Division offers the opportunity to increase shareholder value by more specifically tracking the financial performance of each Division. Separate equity securities could enable investors to gain a better understanding of the businesses of Agouron Pharmaceuticals and the Oncology Division and allow shareholders to invest in either or both securities depending on their investment objectives. The separate reporting of each Division's results would create a framework for increased and more focused equity research coverage by the investment community and would separate the Oncology Division operating results from the results of operations of Agouron Pharmaceuticals.

         o The Divisional Stock Proposal will provide financial and strategic flexibility for Agouron Pharmaceuticals and the Oncology Division to raise capital and to engage in acquisitions, strategic investments, and other transactions affecting either Agouron Pharmaceuticals or the Oncology Division as a result of the availability of two different equity securities for issuance. In particular, development, clinical testing and commercialization of the Oncology Division's products will require substantial funds. A separate equity security for the Oncology Division is expected to allow the Company to raise capital through offerings of Oncology Division Stock without diluting the interests of holders of Agouron Pharmaceuticals Stock. In addition, by issuing a separate security intended to reflect the performance of the development stage Oncology Division, the Company can seek to raise funds with investors who have different investment objectives than those who may seek to invest in the Company as a whole or in Agouron Pharmaceuticals.

         o Creating separate series of Common Stock, each of which is designed to reflect the operating results of a distinct
                  division,   increases  the  Company's  ability  to  focus  the
                  management of the respective Divisions on maximizing the returns from such businesses and provides the opportunity to structure incentives for employees that are tied directly to the business results and share price performance of that Division.

         o The Divisional Stock Proposal will retain for the Company the advantages of doing business as a single company. Specifically, the Company will retain ownership of all of its technologies, which the Board considers to be a significant long-term strategic benefit given what it believes to be the potential of the products under development. Further, as part of one company, each Division will be in a position to benefit from cost savings and synergies with the other compared to the costs each Division would incur if it operated separately. These include management and administrative synergies, a potentially lower overall borrowing cost as a result of the credit rating of the combined Company and potential federal, state and local tax benefits that may be greater for the combined Company than for the two Divisions operating separately.

         o The ability of the Board to create one or more additional series of Common Stock or to increase or decrease the number of shares in existing series without the need to obtain shareholder approval at the time of creation of each additional series would provide the Board with a means to act quickly and definitively in future acquisitions or to further divide the Common Stock of the Company into additional series.

         o Implementation of the Divisional Stock Proposal is intended to be tax free for United States federal income tax purposes to the Company and its shareholders except with respect to cash paid in lieu of fractional shares.
                  See "- Certain Federal Income Tax Considerations."

         o By permitting the Board to redeem the Oncology Division Stock under certain conditions, the proposal allows the Board to retain the flexibility to consider possible future restructuring options.


         The Board also considered the following potential disadvantages of the Divisional Stock Proposal:

         o The Divisional Stock Proposal requires a complex capital structure which may not be well-understood by investors and thus could inhibit the efficient valuation of either or both series of Common Stock.

         o There is limited experience with the use of divisional stock in companies having a business unit with an established history of earnings and another business unit in the development stage.

         o There are potential diverging or conflicting interests of the two Divisions and issues that could arise in resolving any conflicts. See "- Management and Allocation Policies" and "Risk Factors - Potential Divergence of Interests;
                  No Specific Procedures for Resolution."

         o Investors in the Oncology Division Stock or Agouron Pharmaceuticals Stock will be exposed to the risks of the Company's consolidated businesses and liabilities such as tort or product liability claims and shareholder lawsuits because both Divisions remain legally a part of the Company. See "Risk Factors--Risks Related to the Divisional Stock Proposal - Shareholders of One Company; Financial Effects of One Division Could Adversely Affect the Other Division" and "- Management and Allocation Policies."

         o The market values of Agouron Pharmaceuticals Stock and Oncology Division Stock may be affected by investors' reactions to decisions by the Board or the Company's management regarding the allocation of assets, expenses, liabilities and corporate opportunities between the divisions.

         o Divisional Stock will create a possible inability to use the pooling method of accounting in connection with future acquisitions using Agouron Pharmaceuticals Stock or Oncology Division Stock, and the possible inability or increased difficulty of receiving a ruling from the Internal Revenue Service in connection with a proposed acquisition to be effected using either Oncology Division Stock or Agouron Pharmaceuticals Stock.

         o The costs associated with implementing the Divisional Stock Proposal and the ongoing cost of operating separate Divisions will exceed the costs associated with operating the Company as it currently exists.

         The Board determined that on balance the potential advantages of the Divisional Stock Proposal outweigh the potential disadvantages and concluded that the Divisional Stock Proposal is in the best interests of the Company and its shareholders.

VOTE REQUIRED

         The Divisional Stock Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Existing Common Stock.

RECOMMENDATION OF THE BOARD

     THE BOARD HAS CAREFULLY CONSIDERED THE DIVISIONAL STOCK PROPOSAL AND BELIEVES THAT ITS APPROVAL BY THE SHAREHOLDERS IS IN THE BEST INTERESTS OF THE COMPANY AND THE SHAREHOLDERS. ACCORDINGLY, THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE DIVISIONAL STOCK PROPOSAL.

MANAGEMENT AND ALLOCATION POLICIES

         Because Agouron Pharmaceuticals and the Oncology Division will each be a part of a single company, the Board and management have carefully considered a number of issues with respect to intracompany business transactions, the financing of Agouron Pharmaceuticals and the Oncology Division, and the allocation of debt, corporate overhead, interest, taxes and other charges between the two Divisions. The Board and management have established policies to accomplish the fundamental objective of the Divisional Stock Proposal, which is to separate the business and operations of the Oncology Division from those of Agouron Pharmaceuticals, to operate the Oncology Division on a stand-alone basis, and to allocate costs and charges between the two Divisions on an objective basis.


         POLICIES SUBJECT TO CHANGE WITHOUT SHAREHOLDER APPROVAL. The principal terms of the foregoing policies, as they are expected to be in effect at the Effective Date, are summarized below. Shareholder approval of these policies is not being sought by this Proxy Statement, and the description of the policies is provided for the information of shareholders. Except as otherwise provided in the policies, the Board may further modify or rescind the policies in its sole discretion without approval of the shareholders, subject only to the Board's fiduciary duty to the Company's shareholders. The Board has no present plans to change any of such policies. The Board may also adopt additional policies depending upon the circumstances. Any determination of the Board to modify or rescind the policies, or to adopt additional policies, including any such decision that would have disparate impacts upon holders of the Common Stock representing the two Divisions, would be governed by the principles of California law discussed under "Risk Factors - Risks Related to the Divisional Stock Proposal Management and Allocation Policies Subject to Change." However, the Board will make any such decision in accordance with its good faith business judgment of the best interests of the Company. In addition, generally accepted accounting principles require that any change in policy be preferable (in accordance with such principles) to the previous policy.

         FINANCIAL STATEMENTS, ALLOCATION MATTERS. The Company will prepare financial statements in accordance with generally accepted accounting principles for Agouron Pharmaceuticals and the Oncology Division, and these financial statements, taken together, will comprise all of the accounts included in the corresponding consolidated financial statements of the Company. The financial statements of each of Agouron Pharmaceuticals and the Oncology Division will reflect the financial condition, results of operations and cash flows of the businesses included therein. The financial statements of Agouron Pharmaceuticals will also include any accounts or assets of the Company not specifically allocated to the Oncology Division.

         Division financial statements may include allocated portions of the Company's debt, interest, corporate overhead and taxes. Notwithstanding such allocations, for the purpose of preparing each Division's financial statements, holders of Agouron Pharmaceuticals Stock and Oncology Division Stock will continue to be subject to all of the risks associated with an investment in the Company and all of its businesses, assets and liabilities. See Annex IV - "Agouron Pharmaceuticals - Combined Financial Statements," Annex V - "Oncology Division -- Combined Financial Statements" and "Risk Factors - Risks Related to the Divisional Stock Proposal -- Shareholders of One Company; Financial Effects on One Division Could Affect the Other Divisions."

         DEBT FINANCING. Each Division's debt will increase or decrease by the amount of any net cash generated by, or required to fund, the Division's operating activities, dividend payments, share repurchases and other financing activities. Interest will be charged to each Division based on the amount of such Division's debt. Changes in the cost of the Company's debt will be reflected in adjustments in the weighted average interest cost of such debt.


         FUNDING FOR THE ONCOLOGY DIVISION. The development of the Oncology Division's products will require substantial funds. See "Risk Factors - Risks Related to Agouron Pharmaceuticals and the Oncology Division Additional Financing Requirements and Access to Capital." Agouron Pharmaceuticals intends to fund the operations of the Oncology Division as necessary. Agouron Pharmaceuticals may raise funds for the Oncology Division through a public offering of shares of the Oncology Division Stock as market conditions permit. The Board has approved the allocation of up to $25 million in cash from Agouron Pharmaceuticals to the Oncology Division (the "Equity Line"). Amounts drawn on the Equity Line are expected to be exchanged for Oncology Division Designated Shares when the maximum amount of the Equity Line is reached or as the Board otherwise determines. Such stock will be distributed to Agouron Pharmaceuticals shareholders on at least an annual basis.

         The Equity Line will be reviewed annually for extension or termination on or before June 30 of each calendar year. If terminated, all amounts drawn under the Equity Line as of such termination date will be repaid in cash or, at the option of the Board, will be exchanged for Oncology Division Designated Shares in the manner described below. Upon exchange for Oncology Division Designated Shares, the Equity Line will be re-established.

         The number of Oncology Division Designated Shares to be exchanged for amounts drawn under the Equity Line will be determined by dividing the amount of the accumulated Equity Line advances on the date of exchange by the Fair Market Value of the Oncology Division Common Stock. The Fair Market Value of the Oncology Division Stock will equal the average of the daily average of high and low prices of the Oncology Division Stock of the 20 trading days commencing on the 30th trading day immediately prior to the exchange date.

         Any amounts advanced under the Equity Line (or general inter-division advances as described under "-- Other Interdivision Transactions") may be repaid in total or in part at any time prior to their exchange for Oncology Division Designated Shares.

         REVENUE ALLOCATION. Other than revenues received in connection with transactions subject to the policies described under "-- Interdivision Asset Transfers" and "Other Interdivision Transactions," revenues from the sale of a Division's products and services shall be credited to that Division.

         EXPENSE ALLOCATION. Other than expenses incurred in connection with transactions subject to the policy regarding Interdivision Transactions, all direct expenses shall be charged to the Division for the benefit of which they are incurred. Indirect costs will be allocated to each Division in a reasonable and consistent manner based on utilization by the Division of the services to which such costs relate.

         CORPORATE OVERHEAD. A portion of the Company's shared general and administrative expenses (such as executive management, human resources, legal, accounting and auditing, tax, treasury, strategic planning, information systems support, and environmental services) will be allocated to Agouron Pharmaceuticals and the Oncology Division based upon specific identification of such services used by such Division. Where determinations based on use alone are impracticable, other methods and criteria will be used that management believes are equitable and provide a reasonable estimate of the cost attributable to the Divisions.

         TAX ALLOCATIONS. Income taxes shall be allocated to each Division based upon the financial statement income, taxable income, credits and other amounts properly allocable to such Division under generally accepted accounting principles as if each Division were a separate taxpayer; provided, however, that as of the end of any fiscal quarter of the Company, any tax benefit attributable to any Division that cannot be utilized by such Division to offset or reduce its current or deferred income tax expense may be allocated to the Divisions in proportion to their taxable income without any compensating payment or allocation. The federal income taxes of the Company and the subsidiaries which own assets allocated between the Divisions are determined on a consolidated basis. Consolidated federal income tax provisions and related tax payments or refunds will be allocated between the Divisions based principally on the taxable income and tax credits directly attributable to each Division. Such allocations will reflect each Division's contribution (positive or negative) to the Company's consolidated federal taxable income and the consolidated federal tax liability and tax credit position. Had the Divisions filed separate tax returns, the provision for income taxes and net income for each Division (prior to tax allocations from other divisions) would not have differed from the amounts reported in the Divisions' statements of income for the years ended June 30, 1998, 1997 and 1996. However, the amounts of current and deferred taxes and taxes payable or refundable allocated to each Division in these historical financial statements may differ from those that would have been allocated to each Division had they filed separate income tax returns.

         Depending on the tax laws of the respective jurisdictions, state and local income taxes are calculated on either a consolidated or combined basis or on a separate corporation basis. State income tax provisions and related tax payments or refunds determined on a consolidated or combined basis will be allocated between the Divisions based on their respective contributions to such consolidated or combined state taxable incomes. State and local income tax provisions and related tax payments which are determined on a separate corporation basis will be allocated between the Divisions in a manner designed to reflect the respective contributions of the Divisions to the Company's separate state or local taxable income.

         ACQUISITION OF PROGRAMS, PRODUCTS OR ASSETS. Upon the acquisition by the Company from a third party of any programs, products or assets (whether by acquisition of assets or stock, merger, consolidation or otherwise), the aggregate cost of the acquisition and the programs, products or assets acquired shall be allocated among the Divisions of the Company. In the case of material acquisitions, such allocation shall be made in a manner determined by the Board to be fair and reasonable to each Division and to holders of the Common Stock representing each Division, taking into account such matters as the Board and its financial advisors, if any, deem relevant. Any such determination by the Board will be final and binding on all holders of Common Stock.

         DISPOSITION OF PROGRAMS, PRODUCTS OR ASSETS. Upon any sale, transfer, assignment or other disposition by the Company of any product, program or asset not consisting of all or substantially all of the assets of a Division, all proceeds from such disposition shall be allocated to the Division to which the program, product or asset had been allocated. If the program, product or asset was allocated to more than one Division, the proceeds of the disposition shall be allocated among such Divisions based on their respective interests in such program, product or asset. Such allocation shall be made in a manner determined by the Board to be fair and reasonable to such Division and to holders of the Common Stock representing such Division, taking into account such matters as the Board and its financial advisors, if any, deem relevant. Any such determination by the Board will be final and binding on all holders of Common Stock.

         INTERDIVISION ASSET TRANSFERS. The Board may at any time and from time to time reallocate any program, product or other asset from one Division to any other Division. All such reallocations shall be done at fair market value as determined by the Board. Such determination shall take into account, in the case of a program under development, the commercial potential and the phase of the clinical development of such program, the expenses associated with realizing any income from such program (and the likelihood and timing of any such realization) and other matters that the Board and its financial advisors, if any, deem relevant. The consideration for such reallocation may be paid by one Division to another in cash or other consideration with a value equal to the fair market value of the assets being reallocated or, in the case of a reallocation of assets from Agouron Pharmaceuticals to the Oncology Division, the Board may elect to account for such reallocation as an increase in the Oncology Division Designated Shares.

         Notwithstanding the foregoing, no Key Oncology Division Program, as defined below, will be transferred out of the Oncology Division. A "Key Oncology Division Program" is any of the following: (i) AG3340; or (ii) any additional oncology program or product being developed from time to time in the Oncology Division which (a) constituted 20% or more of the research and development budget of the Oncology Division in any one of the three most recently completed fiscal years, or (b) has had a cumulative investment of $8 million or more in research and development expenses by the Oncology Division.

         COMMERCIALIZATION OF ONCOLOGY PRODUCTS. The Board has determined certain allocations of rights concerning development-stage oncology products for which development and registration will be completed by the Oncology Division. Agouron Pharmaceuticals shall have the worldwide right to commercialize oncology indications of AG3340, AG3433 (or a substituted product), AG2034 and AG2037 if successfully developed and registered by the Oncology Division. The Oncology Division shall have the exclusive, worldwide, royalty-free right to develop and commercialize for oncology indications any other products discovered, acquired and/or developed by the Oncology Division or Agouron Pharmaceuticals. Agouron Pharmaceuticals shall have the exclusive, worldwide, royalty-free right to develop and commercialize for non-oncology indications any product discovered, acquired and/or developed by the Oncology Division.

         The Oncology Division may elect to co-promote AG3340, AG3433 (or a substituted product), AG2034 and/or AG2037 in the United States and Canada through a specialty oncology sales and marketing organization by agreeing to provide up to fifty percent of the total sales and marketing effort with respect to the applicable product in the United States and Canada. If the Oncology Division elects to co-promote a product, it shall be entitled to share in that percentage of profits from the sale of such product in the United States and Canada which corresponds to the percentage of the total sales and marketing efforts for such product contributed by the Oncology Division. Profits in the United States and Canada shall be computed by deducting from net sales of a product amounts representing the applicable cost of goods sold, and other allowable expenses. Notwithstanding the Oncology Division's election to co-promote a product and to share in profits from such product and in order to provide the Oncology Division with an adequate minimum return for its development and registration efforts for a product, the Oncology Division shall be entitled to receive the greater of: (i) the Oncology Division's share of profits from the net sales of such product in the United States and Canada plus royalties based upon Agouron Pharmaceuticals' net sales of such product outside of the United States and Canada according to the schedule below or (ii) royalties based upon Agouron Pharmaceuticals' worldwide net sales of such product according to the schedule below:

      AG3340: 16% of first $150 million of net sales; 18% of net sales above $150 million
      AG3433 (OR A SUBSTITUTED PRODUCT): 18% of first $150 million of net sales;
               20% of net sales above $150 million
      AG2034: 17% of first $150 million of net sales;
               19% of net sales above $150 million
      AG2037: 18% of first $150 million of net sales;
               20% of net sales above $150 million

         Agouron Pharmaceuticals and the Oncology Division shall also share equitably in any license fees and/or royalties received from any third party licensees of AG3340, AG3433 (or a substituted product), AG2034 or AG2037.

         If Agouron Pharmaceuticals is obligated to pay royalties or other payments to a third party to settle any infringement claim or action arising out of the development and commercialization of a product, then fifty percent of the royalties and other payments paid by Agouron Pharmaceuticals to such third parties to settle such infringement claim or action shall be creditable against royalty or other payment obligations payable to the Oncology Division on such product; provided, however, that in no case shall the royalties and other payments due to the Oncology Division in a quarterly period be reduced by more than fifty percent of the amounts otherwise due in such quarterly period. Any remaining creditable amount may be used in subsequent quarterly periods to offset royalties and other payments due the Oncology Division. Additionally, the royalty rates that would otherwise apply for a quarterly period in a country shall be reduced by fifty percent in such country if no valid Agouron patent claims exist, or if the parties mutually agree that it is not commercially reasonable to pursue third-party infringers; royalty rates that would otherwise apply for a quarterly period may also be adjusted in certain other circumstances as determined by the Board.

         OTHER INTERDIVISION TRANSACTIONS. This policy shall cover Interdivision transactions other than asset transfers, which shall be subject to the policy regarding Interdivision Asset Transfers. From time to time, a Division may engage in transactions directly with the other Divisions or jointly with the other Divisions and one or more third parties. Such transactions may include agreements by one Division to provide products and services for use by the other Division and joint ventures or other collaborative arrangements involving more than one Division to develop new products and services jointly and with third parties. Such transactions shall be subject to the following conditions:

         (i) Research and/or development performed by one Division for the benefit of another Division will be charged to the Division for which work is performed on a cost basis. Such costs shall be allocated in the manner described above under "Expense Allocation", and the Division performing the research will not recognize revenue as a result of performing such research.

         (ii) Corporate and general and administrative services will be provided by each Division to the other Division(s) requesting such services on a cost basis and such costs shall be allocated in the manner described above under "Expense Allocation."

         (iii)Other than  research,  corporate  and general  and  administrative services, Interdivision transactions shall be on terms and conditions that would be obtainable in transactions negotiated at arm's length with unaffiliated third parties.

         (iv) Any Interdivision transaction (a) to be performed on terms and conditions that deviate from the policies set forth in subparagraphs (i), (ii) or (iii) above and (b) that is material to the other participating Divisions will require approval by the Board, which approval shall include a determination by the Board that the transaction is fair and reasonable to such participating Division and to holders of the Common Stock representing such Division.

         (v) If a Division (the "Purchasing Division") requires any product or\service from which another Division (the "Selling Division") derives revenues from sales to third parties (a "Commercial Product or Service"), the Purchasing Division may solicit from he Selling Division a bid to provide such Commercial Product or Service in addition to any bids solicited by the Purchasing Division from third parties. Unless the Board determines that the bid of the Selling Division is fair and reasonable to the Selling and Purchasing Divisions and to holders of Common Stock representing the Selling and Purchasing Divisions and that the Purchasing Division must accept the Selling Division's bid, the Purchasing Division may accept any bid deemed to offer the most favorable terms and conditions for providing the Commercial Product or Service sought by the Purchasing Division.

         (vi) Loans may be made from time to time between the Divisions. Any such loan of $1 million or less will mature within 18 months and interest will accrue at the best borrowing rate available to the Company for a loan of like type and duration. Amounts borrowed in excess of $1 million will require approval of the Board, which approval shall include a determination by the Board that the material terms of such loan, including the interest rate and maturity date, are fair and reasonable to each participating Division and to holders of the Common Stock representing each such Division. Any such loans made by Agouron Pharmaceuticals to the Oncology Division may be in addition to or in lieu of amounts available under the Equity Line.

         ACCESS TO TECHNOLOGY AND KNOW-HOW. Each Division will have free access to all technology and know-how of the Company that may be useful in such Division's business, subject to any obligations or limitations applicable to the Company.

     DISPOSITION OF ONCOLOGY DIVISION DESIGNATED SHARES. The Oncology Division Designated Shares may be (a) issued upon the exercise or conversion of outstanding stock options, warrants or convertible securities allocated to Agouron Pharmaceuticals, (b) subject to the restrictions set forth below under "Issuance and Sale of Additional Shares of Common Stock," sold for any valid business purpose or (c) distributed as a dividend to the holders of shares of the Agouron Pharmaceuticals Stock, all as determined from time to time by the Board. See "--Oncology Division Designated Shares."

         On at least an annual basis, Oncology Division Designated Shares will be distributed to the Agouron Pharmaceuticals shareholders of record at times generally occurring no later than when the number of Oncology Division Designated Shares exceeds 15% of the total outstanding shares of Oncology Division Stock.

         ISSUANCE AND SALE OF ADDITIONAL SHARES OF COMMON STOCK. When additional shares of Common Stock are issued and sold by the Company, the Company will identify the number of such shares issued and sold for the account of the Division to which they relate, the proceeds of which will be allocated to and reflected in the financial statements of such Division. Notwithstanding the foregoing, it is the Board's current policy that the Company will not sell any Oncology Division Designated Shares.

         OPEN MARKET PURCHASES OF SHARES OF COMMON STOCK. Agouron Pharmaceuticals may make open market purchases of any series of its Common Stock in accordance with applicable securities law requirements; provided, however, it is the Board's current policy that in no event shall any such purchases be made if as an immediate result thereof the number of Oncology Division Designated Shares will exceed 60% of the number of shares of the Oncology Division outstanding plus such number of Oncology Division Designated Shares. Notwithstanding the foregoing, within 90 days of any open market purchase of the Common Stock representing the Oncology Division, Agouron Pharmaceuticals may not exercise the right provided under the Restated Articles to exchange shares representing such Division for cash and/or shares of the Agouron Pharmaceuticals Stock.

         CAPITAL SPENDING. It is anticipated that the Oncology Division will be in the development stage for at least several years and therefore will not have annual cash flows sufficient to finance its normal annual capital spending program. Any decision by the Board to fund capital expenditures or capital investments in excess of the cash flows of the respective Divisions would be made by the Board in the exercise of its good faith business judgment based on all relevant circumstances, including the financing and investing needs and objectives of each Division, the availability and cost of alternative financing, the existence of alternative investment opportunities for Agouron Pharmaceuticals and the Oncology Division, and the Board's analysis of the desirability of making such investment or acquisition.

         FIDUCIARY AND MANAGEMENT RESPONSIBILITIES. Because Agouron Pharmaceuticals and the Oncology Division will continue to be part of a single company, the Board and management will have the same fiduciary duties to holders of the Agouron Pharmaceuticals Stock and the Oncology Division Stock that they currently have to the holders of the Existing Common Stock. Under California law, a director or a member of management will be deemed to have satisfied his or her fiduciary duties to the Company and its shareholders if he or she acts in a manner which he or she believes in good faith to be in the best interests of the Company and with the care, including reasonable inquiry, that an ordinarily prudent person in a like position would exercise under similar circumstances. The Board and the Chief Executive Officer of the Company, in establishing policies with regard to intracompany matters such as allocations of assets, liabilities, debt, corporate overhead, taxes, interest and other matters, will consider various factors and information which could benefit or cause detriment to the shareholders of the respective Divisions and will make determinations designed to be in the best interests of the Company.

         Because the Divisional Stock Proposal will result in no change in the corporate structure of the Company, Peter Johnson, the Company's President and Chief Executive Officer, will have the same duties and responsibilities for the management of the Company's assets and businesses which comprise Agouron Pharmaceuticals and the Oncology Division following the Effective Date as he did prior thereto. The Company's senior staff officers will continue to be responsible for the same designated functions in both Agouron Pharmaceuticals and the Oncology Division as they were prior to the Effective Date. The costs attributable to their functions will be allocated as discussed above under "- Corporate Overhead."

         While it is the intent of directors to remain impartial notwithstanding their equity ownership interests in Agouron Pharmaceuticals and the Oncology Division, because of the anticipated differences in trading values between the two securities, the actual value of the shares of Agouron Pharmaceuticals Stock and Oncology Division Stock held by directors initially will vary significantly. See "Risk Factors - Risks Related to the Divisional Stock Proposal - Fiduciary Duties of the Board; No Definitive Precedent Under California Law."

         BOARD REVIEW OF CORPORATE OPPORTUNITIES AND OTHER MATTERS. The Board will also review any matter which involves the allocation of a corporate opportunity of the Company to either Agouron Pharmaceuticals or the Oncology Division. In accordance with California law, the Board will make its determination with regard to the allocation of any such opportunity in accordance with their good faith business judgment of the best interests of the Company. Among the factors that the Board may consider in making such allocation is whether a particular corporate opportunity is principally related to the business of Agouron Pharmaceuticals or the Oncology Division, whether one Division, because of its managerial or operational expertise, would be better positioned to undertake the corporate opportunity, existing contractual agreements and restrictions, and other matters. The Board will also review allocations between the Divisions of significant tax benefits or charges, the write-off of significant assets, the allocation of significant liabilities, and any actions which would significantly affect the Divisions' access to the Company's credit.

         COMPETITION BETWEEN DIVISIONS. Agouron Pharmaceuticals and the Oncology Division will not compete in each other's principal business. It is currently contemplated that certain products developed by the Oncology Division will be marketed by Agouron Pharmaceuticals and co-marketed by the Oncology Division. The Oncology Division will receive a royalty on the net sales of such product in certain countries and profits from the sale of such products in the U.S. and Canada will be shared in proportion to each Divisions co-promotion efforts. Other products, at the sole discretion of the Oncology Division, may be marketed exclusively by the Oncology Division or in collaboration with Agouron Pharmaceuticals or a non-affiliated third party collaborator. See "--Commercialization of Products" and "--Revenue Allocation." Alternatively, certain products may be marketed by collaborators of the Company.

DESCRIPTION OF CAPITAL STOCK

         The following description is qualified in its entirety by reference to Annex II to this Proxy Statement, which contains the full text of the Restated Articles.

  GENERAL

         The Company's Articles currently provide that the Company is authorized to issue two classes of shares, designated common and preferred, respectively. 75,000,000 shares of Common Stock are authorized for issuance, and 2,000,000 shares of Preferred Stock are currently authorized for issuance, of which 2,000 shares have been designated Series B Participating Preferred Stock. As of July 28, 1998, 31,053,380 shares of Existing Common Stock were issued and outstanding and no shares of Preferred Stock were issued and outstanding.

         If the Divisional Stock Proposal is approved by the Company's shareholders and implemented by the Board, the authorized Common Stock will consist of 150,000,000 shares of which 75,000,000 will initially be designated Agouron Pharmaceuticals Stock, 25,000,000 will initially be designated Oncology Division Stock and 50,000,000 will initially be undesignated Common Stock. In the aggregate, the number of authorized shares of Common Stock would increase from 75,000,000 to 150,000,000. The Agouron Pharmaceuticals Stock and the Oncology Division Stock will have the voting powers, qualifications and rights described below. The number of shares, rights, preferences, privileges and restrictions of any future designated series of Common Stock will be determined by the Board at the time of such series' designation. The Board will also be able to increase or decrease (but not below the number of shares then outstanding) the number of shares of an existing series of Common Stock without the approval of shareholders.

         In connection with the Divisional Stock Proposal, the Articles will be amended to designate a new Series C Participating Preferred Stock as "Series C Participating Preferred Stock," no par value, consisting of 100,000 shares

(the "Series C Participating Preferred Stock"), to increase the number of already designated Series B Participating Preferred Stock from 2,000 shares to 200,000 shares, and to amend certain provisions of the already designated Series B Participating Preferred Stock. The Series C Participating Preferred Stock will have substantially the same rights, preferences, privileges and restrictions as the Series B Participating Preferred Stock. These amendments relating to the Participating Preferred Stock will be necessary as a result of the Divisional Stock Proposal and its effect on the Company's Rights Agreement. See "Proposal 2
- The Divisional Stock Proposal - Restated Rights Agreement."

  VOTING RIGHTS

         Currently, holders of Existing Common Stock have one vote per share on all matters submitted to shareholders. In addition, holders of any series of Preferred Stock would have the right to vote as a separate voting group under the California Corporations Code in certain circumstances. The Restated Articles will provide that the holders of all series of Common Stock and any series of Preferred Stock outstanding at the time of such vote and entitled to vote together with the holders of Common Stock will vote together as a single voting group on all matters as to which common shareholders generally are entitled to vote other than a matter with respect to which the Common Stock or a series thereof or any series of Preferred Stock would be entitled to vote as a separate voting group. On all matters as to which all series of Common Stock will vote together as a single voting group: (i) each outstanding share of Agouron Pharmaceuticals Stock will have one vote, and (ii) each share of Oncology Division Stock will have a number of votes (including a fraction of one vote) equal to the ratio of the weighted average market capitalization of the Oncology Division Stock and the Agouron Pharmaceuticals Stock to be initially determined on the earlier of the 90th day following commencement of trading of the Oncology Division Stock or the record date established for the first meeting or consent of shareholders following implementation of the Divisional Stock Proposal. The initial vote so established shall remain unchanged until June 30, 2000. On July 1, 2000, and on each July 1 thereafter, the number of votes to which each share of Oncology Division Stock is entitled will be adjusted to reflect the ratio of the weighted average market capitalization of the Oncology Division Stock and the Agouron Pharmaceuticals Stock on such date, so that the resulting voting percentage of each Division will be proportionate to its market value. If no shares of Agouron Pharmaceuticals Stock are outstanding on such date, then all other series of the Company's Common Stock outstanding on such date will have a number of votes such that each share of the series of Common Stock that has the highest market capitalization on such date (the "Base Series") will have one vote, and each share of each other series of outstanding Common Stock will have the number of votes determined according to the immediately preceding sentence, treating, for such purposes the Base Series as the Agouron Pharmaceuticals Stock in such sentence. See "Restated Articles " (Annex II).

         The voting rights of the Oncology Division Stock will be appropriately adjusted so as to avoid dilution in the aggregate voting rights of any series of Common Stock in the event the outstanding shares of any series are subdivided (by stock split, reclassification or otherwise) or combined (by reverse stock split, reclassification or otherwise), or in the event of the issuance of shares of any series as a dividend or a distribution to holders of shares of such series. If shares of only one series of Common Stock are outstanding, or if shares of any series of Common Stock are entitled to vote separately as a class, each share of that series would have one vote.

         If the Divisional Stock Proposal is approved by the shareholders and implemented thereafter, the Company will set forth the number of outstanding shares of each series of Common Stock in its Annual and Quarterly Reports filed pursuant to the Exchange Act, and will disclose in any proxy statement for a shareholder meeting the number of outstanding shares and per share voting rights of each such series of Common Stock.

         The relative voting rights of each series of Common Stock will be adjusted from time to time as described above so that a holder's voting rights will more closely reflect the market value of such holder's equity investment in the Company. Adjustments in the relative voting rights of each series of Common Stock could (i) influence an investor interested in acquiring and maintaining a fixed percentage of the voting power of the Company to acquire such percentage of all series of Common Stock, and would (ii) limit the ability of investors in one series to acquire for the same consideration relatively more or fewer votes per share than investors in the other series. To the extent the relative market values of each series of Common Stock change between any adjustments, an investor in one series of Common Stock may acquire relatively more or less voting power for the same consideration when compared with investors in another series of Common Stock.

         Following implementation of the Divisional Stock Proposal, under the current California Corporations Code, the holders of Agouron Pharmaceuticals Stock and Oncology Division Stock will vote together as a single class, except as to certain amendments to the Restated Articles that adversely affect a particular series in a different manner than other shares of the same class, in which case a separate vote by the holders of the particular class affected would also be required. Accordingly, if a separate vote on a matter by the holders of either Agouron Pharmaceuticals Stock or Oncology Division Stock is not required under the California Corporations Code or by stock market rules, and if the Board does not require a separate vote, the series, if any, that is entitled to more than the number of votes required to approve such matter will be in a position to control the outcome of such vote even if the matter involves a divergence or conflict of the interests of the holders of the Agouron Pharmaceuticals Stock and the Oncology Division Stock. Under the California Corporations Code, approval of actions requiring a separate class or series vote will require the approval of the holders of a majority of the outstanding shares of each such class or series, voting separately. Most other matters (other than the election of directors whereby directors who receive the highest number of votes are elected) will be approved if the affirmative votes constitute a majority of the votes cast by the holders of the Agouron Pharmaceuticals Stock and the Oncology Division Stock, voting together as a single class, provided that the affirmatively voted shares also constitute at least a majority of the required quorum. Because the holders of Agouron Pharmaceuticals Stock will initially have more than the number of votes required to approve any such matters requiring only the approval of a majority of the votes cast, such holders would be in a position to control the outcome of the vote on such a matter. See "Risk Factors - Risks Related to the Divisional Stock Proposal--Limited Separate Voting Rights; Variable Voting Rights" and "--Decisions That Affect Fair Market Values Can Affect Shareholder Rights."

  LIQUIDATION RIGHTS

         In the event of a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, after the Company has satisfied or made provision for its debts and obligations and for payment to the holders of shares of any series or class of capital stock having preferential rights to receive distributions of the net assets of the Company, the holders of the Common Stock are entitled to receive the net assets, if any, remaining for distribution to common shareholders on a per share basis in proportion to the respective per share liquidation units of such class. Shareholders will have no direct claim against any particular assets of the Company or any of its subsidiaries. Each share of Agouron Pharmaceuticals Stock has 100 liquidation units and each share of Oncology Division Stock will have _____ liquidation units. The liquidation units of the Oncology Division Stock will be appropriately adjusted so as to avoid dilution in the aggregate liquidation rights of any series in the event the outstanding shares of any series are subdivided (by stock split, reclassification or otherwise) or combined (by reverse stock split, reclassification or otherwise), or in the event of the issuance of shares of any series as a dividend or a distribution to holders of shares of that series, but will not otherwise be adjusted. A merger or business combination involving the Company or a sale of all or substantially all of the assets of the Company will not be treated as a liquidation.

  DIVIDEND RIGHTS

         The Company has never paid any cash dividends on shares of its capital stock. The Company currently intends to retain its earnings to finance future growth and, therefore, does not anticipate paying any cash dividend on any class of Common Stock in the foreseeable future.

         Dividends or other distributions on the Agouron Pharmaceuticals Stock and the Oncology Division Stock will be subject to the same limitations as dividends or other distributions on the Existing Common Stock. Under the California Corporations Code, no dividends or other distributions may be made to shareholders, unless made from retained earnings or, if after giving effect to such dividends or other distributions, the Company's assets would be at least equal to 1 1/4 times its liabilities; and, subject to certain exceptions, the current assets of the Company would be at least equal to its current liabilities.

         Dividends or other distributions on the Agouron Pharmaceuticals Stock and the Oncology Division Stock will be further limited by the Restated Articles to an amount not in excess of Agouron Pharmaceuticals Available Dividend Amount and the Oncology Division Available Dividend Amount, respectively.

         The "Agouron Pharmaceuticals Available Dividend Amount" or the "Oncology Division Available Dividend Amount," on any date, means any amount in excess of the amount legally available for payment of dividends determined in accordance with California law applied if such Division were a separate corporation (such amount with respect to a Division is referred to as an "Available Dividend Amount").

         In addition, the amount legally available for payment of dividends will be determined on the basis of the entire Company, and not just the respective Divisions. Consequently, dividend or other distribution payments on the Agouron Pharmaceuticals Stock and the Oncology Division Stock could be precluded because of the available limits under the California Corporations Code, even though there may exist an Available Dividend Amount with respect to the relevant Division. There can be no assurance that an Available Dividend Amount will exist with respect to either Division. See "Risk Factors - Risks Related to the Divisional Stock Proposal - Potential Divergence of Interests; No Specific Procedures for Resolution - No Assurance of Payment of Dividends."

         Subject to the prior payment of distributions on any outstanding shares of Preferred Stock and the foregoing limitations, the Board will be able, in its sole discretion, to declare and pay dividends or other distributions exclusively on the Agouron Pharmaceuticals Stock, exclusively on the Oncology Division Stock or on both, in equal or unequal amounts, notwithstanding the amount of dividends or other distributions previously declared on each series, the respective voting or liquidation rights of each series or any other factor.

  GENERAL REDEMPTION AND CONVERSION PROVISIONS

         The Company's Articles currently do not provide, and the Divisional Stock Proposal does not provide, for either mandatory or optional conversion or redemption of the Agouron Pharmaceuticals Stock. If the Divisional Stock Proposal is approved the Restated Articles will provide that the Oncology Division Stock may be exchanged for any combination of cash and/or Agouron Pharmaceuticals Stock upon the terms described below. The Company cannot predict the impact on the market prices for each series of Common Stock of its ability to effect such exchanges.

         OPTIONAL REDEMPTION AND/OR CONVERSION. The Board may at any time determine to exchange all or part of the outstanding shares of Oncology Division Stock for any combination of cash and/or Agouron Pharmaceuticals Stock having a Fair Market Value equal to 125% of the Fair Market Value of the Oncology Division Stock, such Fair Market Value being determined by the trading prices during a specified period prior to the first public announcement by the Company of such exchange.

         The foregoing provision allows the Company the flexibility to redeem all outstanding shares of the Oncology Division Stock and leave outstanding classes of Common Stock that would, collectively, represent the residual equity interest in the Company. The optional exchange could be exercised at any future time if the Board determined that, under the facts and circumstances then existing, a particular series of Common Stock was no longer in the best interests of all of the Company's shareholders. Such exchange may be completed, however, at a time that is disadvantageous to the holders of the Oncology Division Stock.

         The right of the Board to exchange all outstanding shares of Oncology Division Stock for any combination of cash and/or Agouron Pharmaceuticals Stock having a Fair Market Value equal to 125% of the Fair Market Value of the Oncology Division Stock does not preclude the Board from making an offer to exchange such shares on terms other than those provided in the Restated Articles. Although any alternative offer would be subject to acceptance by holders of the shares to be exchanged, such offer could be made on terms less favorable than those provided in the Restated Articles. See "Risk Factors - Risks Related to the Divisional Stock Proposal Potential Divergence of Interests; No Specific Procedures for Resolution - Optional Exchange of Oncology Division Stock."

         In the event Agouron Pharmaceuticals Stock is not publicly traded at the time of a conversion of the Oncology Division Stock, the Board may convert the Oncology Division Stock into fully paid and nonassessable shares of such other publicly traded class or series of common stock as has the largest market capitalization at the time of the conversion.

         MANDATORY CONVERSION AND/OR REDEMPTION. In the event of the disposition, in one transaction or a series of related transactions, by the Company of all or substantially all of the properties and assets allocated to the Oncology Division (other than in connection with the sale by the Company of all or substantially all of the Company's properties and assets) to any person, entity or group, other than (i) a wholly owned subsidiary of the Company or (ii) any entity formed at the direction of the Company in connection with obtaining financing for the programs or products of the Oncology Division, as the case may be, the Company on or prior to the first business day following the 90th day following consummation of such disposition will be required to exchange each outstanding share of the Oncology Division Stock for any combination of cash and/or Agouron Pharmaceuticals Stock having a Fair Market Value equal to 125% of the Fair Market Value of the Oncology Division Stock as determined by the trading prices during a specified period prior to the consummation of such disposition. Consequently, holders of Oncology Division Stock may receive a greater or lesser premium for their shares than any premium paid by a third party buyer of the assets of the Oncology Division. In addition, any such exchange for shares of Agouron Pharmaceuticals Stock could be made at a time when the Oncology Division Stock may be considered to be undervalued and the Agouron Pharmaceuticals Stock may be considered to be overvalued. See "Risk Factors - Risks Related to the Divisional Stock Proposal - Potential Divergence of Interests; No Specific Procedures for Resolution - Disposition of Division Assets."

         The Fair Market Values of the Agouron Pharmaceuticals Stock and Oncology Division Stock could be affected by many factors, including the results of operations and financial condition of the Company and each Division, trading volume, share issuances and repurchases, general economic and market conditions, and decisions regarding allocations between the Divisions. See "Risk Factors--Risks Related to the Divisional Stock Proposal--Decisions That Affect Fair Market Values Can Affect Shareholder Rights."


ONCOLOGY DIVISION DESIGNATED SHARES

         Oncology Division Designated Shares are authorized shares of Oncology Division Stock that are not issued and outstanding, but which the Board, pursuant to the Company's management and allocation policies, may from time to time issue, or otherwise distribute without allocating the proceeds or other benefits of such issuance, sale or distribution to the Oncology Division. The shares of Oncology Division Stock that are issuable with respect to the Oncology Division Designated Shares are not outstanding shares of Oncology Division Stock, are not eligible to receive dividends and cannot be voted by the Company.

         The number of Oncology Division Designated Shares will initially be zero but from time to time will be:

         (a)  increased by a number  equal to the quotient  obtained by dividing
(i) the aggregate amount of all advances made under the Equity Line by (ii) the Fair Market Value of the Oncology Division Stock on the date of each exchange;

         (b) decreased (but to not less than zero) by the number of any shares of Oncology Division Stock issued by the Company as a dividend or distribution or by reclassification, exchange or otherwise to holders of Agouron Pharmaceuticals Stock;

         (c) adjusted as appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the Oncology Division Stock and dividends or distributions of shares of Oncology Division Stock to holders of Oncology Division Stock and other reclassifications of Oncology Division Stock.

INCREASE IN AUTHORIZED COMMON STOCK

         The Articles currently authorize the issuance of 75,000,000 shares of Existing Common Stock. In connection with the Divisional Stock Proposal, the Articles will be amended to increase the number of shares of Common Stock authorized for issuance will increase to 150,000,000 and to designate Agouron Pharmaceuticals Stock initially consisting of 75,000,000 authorized shares and Oncology Division Stock initially consisting of 25,000,000 authorized shares. 50,000,000 authorized shares will initially be undesignated shares of Common Stock. In addition, the Board from time to time can issue one or more additional series or additional shares of Agouron

Pharmaceuticals Stock or Oncology Division Stock. Additionally, the Board would be authorized to determine the number of shares of each new series and all rights and privileges of each new series, including dividend rights, conversion or redemption provisions, rights upon liquidation or merger, and voting rights and to increase or decrease the number of shares in any existing series. Under the existing Articles, the issuance of a new class or series of common stock, such as the Oncology Division Stock, would require shareholder approval. The increase in authorized shares provides the Board with a means to act quickly and definitively to complete strategic transactions such as acquisitions or to further divide the business of the Company into additional divisions without the need to obtain shareholder approval unless deemed advisable by the Board or required by applicable law, regulation or stock market requirements.

     The increase in authorized shares of Common Stock will be used in part to implement the various aspects of the Divisional Stock Proposal. Further, as described under "- Description of Capital Stock--General Redemption and Conversion Provisions," the Board has the right to convert the Oncology Division Stock into Agouron Pharmaceuticals Stock at a 25% premium to the Fair Market Value of the Oncology Division Stock at any time, or in connection with a disposition of all or substantially all properties and assets of the Oncology Division. The Board may also pay a share dividend in one series of Common Stock on such series of Common Stock, or declare a stock split. The number of shares issuable in a conversion will, therefore, vary based on the relative market values of the two series of Common Stock and the number of outstanding shares of the Oncology Division Stock to be converted. The Board believes that an increase in the number of authorized shares of Common Stock at this time is in the best interests of the Company in order to have available the number of shares needed for a future conversion, share dividend, stock split or a corporate opportunity if such a transaction is determined to be in the best interests of the Company.


         If the Divisional Stock Proposal is implemented, and based on the number of outstanding shares of the Existing Common Stock: (i) the number of issued and outstanding shares of Agouron Pharmaceuticals Stock, Oncology Division Stock and the undesignated Common Stock will be _________, _______ and zero, respectively; (ii) the number of unissued and reserved shares of Agouron Pharmaceuticals Stock and Oncology Division Stock under the Company's Stock Plans will be ________ and ________ respectively; and (iii) the number of unissued and unreserved shares of Agouron Pharmaceuticals Stock, Oncology Division Stock and the undesignated Common Stock will be _________, __________ and 50,000,000 shares, respectively.

         Other than the Reclassification of the Existing Common Stock pursuant to the Divisional Stock Proposal and the issuance of shares of Common Stock pursuant to the Company's employee benefit plans, the Company has no present intention or agreement with respect to the issuance for any purpose of any of the shares of Common Stock that will be authorized for issuance if the Divisional Stock Proposal is approved by the shareholders. The Board, however, has considered and may in the future consider the creation of additional series of stock that would track the performance of the other lines of the Company's business.

DETERMINATIONS BY THE BOARD

         If the Divisional Stock Proposal is approved by the shareholders and implemented by the Board, any determinations made in good faith by the Board under any provision described under "- Description of Capital Stock," and any determinations with respect to any Division or the rights of holders of shares of any series of Common Stock, will be final and binding on all shareholders of the Company.

DIVIDEND POLICY

         Agouron has never paid any cash dividends on shares of its capital stock. Agouron currently intends to retain its earnings to finance future growth and, therefore, does not anticipate paying any cash dividend on any series of Common Stock in the foreseeable future.

         The Board does not currently intend to change the above-described dividend policy but reserves the right to do so at any time, or from time to time, based on its review of the financial performance of the respective Division and of the Company as a whole. Future dividends on the Agouron Pharmaceuticals Stock and Oncology Division Stock will be payable when, as and if declared by the Board out of all funds of the Company legally available therefor. See "- Description of Capital Stock - Dividends."

NASDAQ NATIONAL MARKET LISTING

         The Existing Common Stock is traded on the Nasdaq National Market under the symbol AGPH. There has been no prior market for the Agouron Pharmaceuticals Stock or the Oncology Division Stock. Application will be made to The Nasdaq Stock Market, Inc. to redesignate the Existing Common Stock as Agouron Pharmaceuticals Stock, to be quoted on the Nasdaq National Market under the symbol AGPH, and for the quotation of the Oncology Division Stock on the Nasdaq National Market under a separate symbol to be determined. The Company is unable to predict to what extent a public market will develop for shares of Oncology Division Stock or the prices at which the shares of Agouron Pharmaceuticals Stock or Oncology Division Stock will trade in such market or otherwise.

EXCHANGE PROCEDURES

         Upon the implementation of the Divisional Stock Proposal, the Existing Common Stock share certificates (the "Existing Certificates") will be deemed to represent shares of Agouron Pharmaceuticals Stock. Following the Effective Date, at such time as is reasonably determined by the Board, holders of Existing Common Stock as of the Effective Date will be mailed certificates representing shares of Oncology Division Stock. Shareholders should not mail their Existing Certificates to either the Company or its transfer agent in connection with the Divisional Stock Proposal. New certificates representing shares of Agouron Pharmaceuticals Stock will be issued in replacement of Existing Certificates as such certificates are received and canceled by the transfer agent.

STOCK TRANSFER AGENT AND REGISTRAR

         ChaseMellon Shareholder Services, L.L.C. ("ChaseMellon") is the transfer agent and registrar for the Existing Common Stock. If the Divisional Stock Proposal is approved by the shareholders and implemented by the Board, ChaseMellon will be selected as the transfer agent and registrar for the Agouron Pharmaceuticals Stock and the Oncology Division Stock.

FINANCIAL ADVISOR

         PaineWebber is acting as financial advisor providing general financial advisory services to the Company in connection with the Divisional Stock Proposal. The Company has agreed to pay PaineWebber a fee of $750,000 for its services including the providing of consultation to the Board on the initial estimated fair market value of the Oncology Division. The Company also has agreed to reimburse PaineWebber for certain of its reasonable out-of-pocket expenses and has agreed to indemnify PaineWebber against certain liabilities, including liabilities under the Securities Act.

NO DISSENTERS' RIGHTS

         Under the California Corporations Code, holders of Existing Common Stock do not have dissenters' rights with regard to the Divisional Stock Proposal.


MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion summarizes the material United States federal income tax consequences of the Divisional Stock Proposal. The discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Department regulations, published positions of the IRS, and court decisions, all of which are subject to change. In particular, Congress could enact legislation affecting the treatment of stock with characteristics similar to the Agouron Pharmaceuticals Stock and Oncology Division Stock or the Treasury Department could issue regulations, including regulations issued pursuant to its broad authority under Section 337(d) of the Code, which could change current law or adversely effect existing interpretations of current law. Any such change, which may or may not be retroactive, could alter the tax consequences to the Company or the shareholders of the Company discussed herein.

TAX IMPLICATIONS TO SHAREHOLDERS OF THE RECLASSIFICATION

         This discussion is based on certain assumptions regarding the factual circumstances that will exist at the time of the Reclassification, including certain representations made to or to be made by the Company. This discussion addresses only those shareholders who hold their Existing Common Stock as a capital asset within the meaning of Section 1221 of the Code, and is included for general information only. It does not discuss all aspects of United States federal income taxation that may be relevant to a particular shareholder in light of such shareholder's personal tax circumstances and may not apply to certain types of shareholders who may be subject to special treatment under the federal income tax laws, such as insurance companies, corporations subject to the alternative minimum tax, banks, dealers in securities or tax-exempt organizations, persons that hold Existing Common Stock as part of a straddle, hedging or conversion transaction, persons whose functional currency is not the U.S. dollar, shareholders who for United States federal income tax purposes are foreign corporations, foreign partnerships, nonresident alien individuals, foreign estates or foreign trusts or to shareholders who acquired their stocks pursuant to the exercise of employee stock options or otherwise as compensation. In addition, this discussion does not address the effect of any applicable state, local or foreign laws or any federal tax laws other than those pertaining to the income tax. EACH SHAREHOLDER OF THE COMPANY SHOULD CONSULT SUCH SHAREHOLDER'S OWN TAX ADVISOR AS TO THE APPLICATION OF THE FEDERAL INCOME TAX LAWS TO SUCH SHAREHOLDER'S PARTICULAR SITUATION, AS WELL AS TO THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR FOREIGN TAX LAWS TO WHICH SUCH SHAREHOLDER MAY BE SUBJECT.

         In the opinion of Pillsbury Madison & Sutro LLP, tax counsel to the Company, for United States federal income tax purposes: (i) the Reclassification will constitute a recapitalization within the meaning of Section 368(a)(1)(E) of the Code, (ii) the Agouron Pharmaceuticals Stock and the Oncology Division Stock will be treated for federal income tax purposes as Common Stock of the Company,
(iii) except with respect to cash paid in lieu of fractional shares, if any, the holders of the Divisional Stock will not recognize income, gain or loss in and as a result of the Reclassification, (iv) the Divisional Stock received in the Reclassification will not constitute Section 306 stock within the meaning of
Section 306(c) of the Code, (v) the Divisional Stock received in the Reclassification will not constitute nonqualified preferred stock within the meaning of Section 351(g) of the Code and (vi) the amendment and restatement of the Rights Agreement will not result in income, gain or loss to the shareholders. As a result of such treatment, holders of Existing Common Stock will take a tax basis in the Agouron Pharmaceuticals Stock and Oncology Division Stock equal to their tax basis prior to the Reclassification in the Existing Common Stock (reduced by the amount allocable to any fractional share interest for which cash is received), with such tax basis being allocated among the Agouron Pharmaceuticals Stock and Oncology Division Stock in proportion to their relative fair market values at the time of the Reclassification. Cash received in lieu of fractional shares will result in the recognition of gain or loss equal to the difference, if any, between the shareholder's basis in the fractional shares and the amount of cash received. For U.S. federal income tax purposes, a shareholder's holding period for shares of Agouron Pharmaceuticals Stock and Oncology Division Stock received in the Reclassification will include such shareholder's holding period for the shares of Existing Common Stock surrendered therefor.

         The IRS  announced  in 1987  that it was  studying  and would not issue advance rulings on the classification of stock that has certain voting and liquidation rights in an issuing corporation but the dividend rights of which are determined by reference to the earnings of a segregated portion of the issuing corporation's assets. Although in 1995 the IRS withdrew such stock from its list of matters under consideration, the IRS has reiterated that it will not issue advance rulings regarding such stock. There are no court decisions or other authorities that bear directly on transactions similar to the Reclassification. It is possible, therefore, that the IRS could assert that the Oncology Division Stock or the Agouron Pharmaceuticals Stock or both represent property other than stock of Agouron ("Other Property"). If such stocks were treated as Other Property, the Company would recognize a significant taxable gain on the Reclassification in an amount equal to the excess of the fair market value of such Other Property over its federal income tax basis to the Company or its subsidiaries allocable to such Other Property. In addition, the Company could lose the ability to file its federal income tax returns on a consolidated basis. As a result, the tax losses expected to be incurred by the Oncology Division could not offset the taxable income expected to be earned by Agouron Pharmaceuticals and any amounts paid or deemed paid to the Company by the Oncology Division or Agouron Pharmaceuticals could be taxable to the Company. Furthermore, the receipt of Oncology Division Stock or the Agouron Pharmaceuticals Stock by a shareholder of the Company might be treated as a fully taxable dividend to such shareholder in an amount equal to the fair market value of such stock (subject, in the case of shareholders of the

Company that are corporations, to any applicable dividends received deduction) or might be treated as a distribution in complete liquidation of the Company, in which case shareholders of the Company would have gain or loss with respect to the shares held in the Company immediately before the Reclassification. As indicated above, however, the Company has received an opinion from tax counsel that the Agouron Pharmaceuticals Stock and the Oncology Division Stock will be treated for federal income tax purposes as common stock of the Company.

         It is also possible that the IRS could assert, in the alternative, that the Oncology Division Stock or the Agouron Pharmaceuticals Stock or both represent preferred stock (rather than Common Stock) of the Company for federal income tax purposes. In order to support such an assertion the IRS would generally have to conclude that such stock is limited and preferred as to dividends and does not participate significantly in corporate growth. As a result of such a conclusion, the IRS could further assert that the Oncology Division Stock or the Agouron Pharmaceuticals Stock or both should be characterized as "nonqualified preferred stock" or Section 306 stock. Nonqualified preferred stock that is received by a shareholder in connection with transactions intended to qualify as tax-free reorganizations, such as the Reclassification, will be treated as taxable Other Property rather than as tax-free stock consideration and accordingly, gain, but not loss, would be recognized by the shareholder. If the Divisional Stocks were instead, or in addition, treated as Section 306 stock, a shareholder could recognize ordinary income on the taxable sale or exchange of such stock and dividend income on the redemption of such stock. As mentioned above, the Company has received an opinion from tax counsel that the Agouron Pharmaceuticals Stock and the Oncology Division Stock will not constitute nonqualified preferred stock or Section 306 stock.

         Certain non-corporate holders of Oncology Division Stock or Agouron Pharmaceuticals Stock might be subject to backup withholding at a rate of 31% on the payment of dividends on such stock. Backup withholding will apply only if the shareholder (i) fails to furnish his, her or its Taxpayer Identification Number ("TIN"), (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that he, she or it has failed properly to report payments of interest or dividends, or (iv) under certain circumstances, fails to certify, under penalties of perjury, that he, she or it has furnished a correct TIN and has not been notified by the IRS that he, she or it is subject to backup withholding for failure to report payments of interest or dividends. Shareholders should consult their tax advisors regarding their qualifications for a tax exemption from backup withholding and the procedure for obtaining such an exemption if applicable. The amount of any backup withholding from a payment to a holder of Oncology Division Stock or Agouron Pharmaceuticals Stock will be allowed as a credit against such shareholder's federal income tax liability and may entitle such shareholder to a refund, provided that the required information is furnished to the IRS.


         The foregoing is for general information only. Shareholders should consult their own tax advisors as to the particular federal income tax consequences to them of the Reclassification, as to the foreign, state, local and other tax consequences thereof, and as to the federal, state, local and foreign tax consequences of the holding of Oncology Division Stock and Agouron Pharmaceuticals Stock.

TAX IMPLICATIONS OF POSSIBLE DISTRIBUTION OF ONCOLOGY DIVISION DESIGNATED SHARES

         In the future, the Company may distribute Oncology Division Designated Shares to holders of Agouron Pharmaceuticals Stock (a "Distribution").

         As set forth above, it is possible that the IRS may claim that the Oncology Division Stock represents property other than stock of the Company (or alternatively that the Oncology Division Stock should be characterized as preferred stock of the Company rather than common stock of the Company.) In either case, holders of Agouron Pharmaceuticals Stock could be subject to taxation with respect to a Distribution. However, as indicated above, the Company has received an opinion from its tax counsel that the Oncology Division Stock will be treated as common stock of the Company for United States federal income tax purposes.

         If, in accordance with the opinion of tax counsel, the Oncology Division Stock is characterized as common stock of the Company, the tax consequences of a Distribution will depend upon the facts existing at the time of such Distribution. In general, a Distribution characterized as common stock of the Company will only be subject to taxation if the Distribution, when viewed in connection with certain other distributions made by the Company with respect to other classes of its stock (including the outstanding Oncology Division Stock) is determined to have the effect of (i) the receipt of property (other than stock of the Company) by other stockholders and (ii) an increase in the proportionate interest in the assets or earnings and profits of the Company by holders of Agouron Pharmaceuticals Stock (a "disproportionate distribution"). Under current Treasury regulations, the receipt of cash or other property that occurs more than 36 months following, or that is made more than 36 months before, a distribution (or series of distributions) of stock will be presumed not to be a disproportionate distribution unless the receipt of cash or other property and the stock distribution are made pursuant to a plan. However, unless more than 36 months have elapsed between a distribution of cash or other property and a Distribution, the distribution of cash or other property may cause a Distribution to be a disproportionate distribution that is subject to taxation.

EACH SHAREHOLDER OF THE COMPANY SHOULD CONSULT SUCH SHAREHOLDER'S OWN TAX ADVISOR AS TO THE TAX CONSEQUENCES OF A DISTRIBUTION OF ONCOLOGY DIVISION DESIGNATED SHARES.

UNITED STATES TAX CONSEQUENCES TO NON-U.S. SHAREHOLDERS

         Each Non-U.S. Holder should consult a tax advisor with respect to the United States federal tax consequences of acquiring, holding and disposing of Oncology Division Stock, as well as any tax consequences that may arise under the laws of any foreign, state, local or other taxing jurisdiction.

AMENDMENT OF STOCK PLANS

         If the Divisional Stock Proposal is approved and implemented, the Board or its delegates, pursuant to applicable provisions of the Company's existing stock option plans and Employee Stock Purchase Plan (collectively the "Stock Plans"), will determine appropriate adjustments to outstanding options granted under the provisions of such Stock Plans to take into account the implementation of the Divisional Stock Proposal. Under these adjustments each outstanding option to purchase Existing Common Stock will automatically be converted into an option to purchase the number of shares of Agouron Pharmaceuticals Stock equal to the number of shares of Existing Common Stock previously covered by the outstanding option plus an option to purchase the number of shares of Oncology Division Stock equal to ____ of the number of shares of Existing Common Stock previously covered by the outstanding option. The aggregate exercise price of the outstanding option to purchase Existing Common Stock will be allocated between the option covering Agouron Pharmaceuticals Stock and the option covering Oncology Division Stock in a ratio to be determined by the Board or its delegates.

         In the event the Divisional Stock Proposal is approved and implemented, the Stock Plans will be amended as of the Effective Date to clarify that grants made after the Effective Date may be made with respect to either Agouron Pharmaceuticals Stock or Oncology Division Stock or both (and/or any other series of outstanding Common Stock of the Company), in the same manner and to the same extent as permitted with respect to the Existing Common Stock. Although the Stock Plan language authorizing adjustments to shares reserved and outstanding awards and stock purchase rights implicitly permits the use of more than one series of Common Stock for awards and stock purchase rights under the Stock Plans, the Board believes that it is desirable to amend the Stock Plans to explicitly provide that shares of any series of Common Stock are available for awards. For the text of the 1996 Stock Option Plan and the Employee Stock Purchase Plan as proposed to be amended, see Annexes VI and VII, respectively.

         In determining whether awards of options or stock purchase rights to purchase Agouron Pharmaceuticals Stock or Oncology Division Stock or a combination thereof are to be made to specific employees, the Board or its delegates may consider, among other things, the Division to which the employee in question provides services. The Company also anticipates, however, that the Board or its delegates will consider that employees should be rewarded based on the success of the Company as a whole and that a policy of granting awards solely in respect of the Common Stock relating to the Division for which the employee provides services may be counterproductive to the overall success of the Company. In addition, because of the complementary nature of much of the businesses of Agouron Pharmaceuticals and the Oncology Division, the Company anticipates that services performed in respect of one Division may have at least an indirect effect upon the operations of the other Division. Therefore, the Company anticipates that the Board or its delegates could decide that in order to provide the maximum incentive to employees regarding the overall success of the Company, it may be appropriate to grant awards consisting of securities in respect of both Divisions to employees performing services for one Division. If the Board or its delegates elects to grant awards to individual employees consisting of stock options or rights to purchase both Agouron Pharmaceuticals Stock and Oncology Division Stock, the allocation between the two will be at the discretion of the Board or its delegates.

RESTATEMENT OF RIGHTS AGREEMENT

         Pursuant to the Rights Agreement (the "Rights Agreement") between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent"), the Company issued a dividend on November 7, 1996 of one preferred stock purchase right on each share of Common Stock (a "Common Stock Right"). If the shareholders approve the Divisional Stock Proposal and it is implemented by the Board, the Rights Agreement will be amended and restated to reflect the change in the capital structure of the Company and the Board will declare a distribution to the holders of Oncology Division Stock of a preferred stock purchase right (an "Oncology Stock Right") for each outstanding share of Oncology Division Stock. The Rights Agreement, as amended and restated (the "Restated Rights Agreement"), will provide (i) for the redesignation of each Common Stock Right as an Agouron Pharmaceuticals Stock Purchase Right (an "Agouron Stock Right"), (ii) for a two-for-one split of the Agouron Stock Rights (reflecting the two-for-one split of the Common Stock in August 1997), so that each share of Agouron Pharmaceuticals Stock will have one Agouron Stock Right associated therewith, (iii) that each Agouron Stock Right, when it becomes exercisable, will entitle the registered holder to purchase from the Company one one-ten thousandth of a share of Series B Participating Preferred Stock, no par value (the "Series B Shares"), at a purchase price of $_____, subject to adjustment, and (iv) that each Oncology Stock Right, when it becomes exercisable, will entitle the registered holder to purchase from the Company one one-ten thousandth of a share of Series C Participating Preferred Stock, no par value (the "Series C Shares"), at a purchase price of $_______, subject to adjustment. The Agouron Stock Rights and the Oncology Stock Rights are sometimes hereinafter referred to together as the "Rights."

         The Restated Rights Agreement will provide that, initially, the Agouron Stock Rights and the Oncology Stock Rights will be evidenced by the certificates representing shares of Agouron Pharmaceuticals Stock and Oncology Division Stock, respectively, and no separate Rights certificates will be distributed. Agouron Pharmaceuticals Stock and Oncology Division Stock are sometimes hereinafter referred to together as the "Voting Stock." The Rights will separate from the Voting Stock (referred to as a "Distribution Date") upon the earliest of (i) a public announcement that a person or group of affiliated or associated persons (collectively, a "Person") has acquired beneficial ownership of securities having 15% or more of the total voting power of all outstanding Common Stock (i.e., 15% or more of the total voting power of the Voting Stock) (such a person being hereinafter referred to as an "Acquiring Person") or (ii) ten days (unless such date is extended by the Board) following the commencement of (or a public announcement of an intention to make) a tender offer or exchange offer which would result in any Person becoming an Acquiring Person. Until the Distribution Date, the Agouron Stock Rights will be transferred with and only with Agouron Pharmaceuticals Stock, and the Oncology Stock Rights will be transferred with and only with Oncology Division Stock. For purposes of the Restated Rights Agreement, the total voting power of the Voting Stock will be determined based upon the voting rights of holders of outstanding shares of Agouron Pharmaceuticals Stock and Oncology Division Stock in effect at the time of any such determination. See "- Description of Capital Stock - Voting Rights."

         The Rights will not be exercisable until the Distribution Date. The Rights will expire on the earliest of (i) November 21, 2006, (ii) consummation of a merger transaction with a Person who acquired Voting Stock pursuant to a Permitted Offer (as defined below) and is offering in the merger the same price per share and form of consideration paid in the Permitted Offer, or (iii) redemption or exchange of the Rights by the Company as described below.


         In the event that, after the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such, the Company is involved in a merger or other business combination transaction (whether or not the Company is the surviving corporation) or 50% or more of the Company's assets or earning power are sold (in one transaction or a series of transactions), proper provision will be made so that each holder of a Right (other than an Acquiring Person) will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of Agouron Pharmaceuticals Stock, in the case of an Agouron Stock Right, and Oncology Division Stock, in the case of an Oncology Stock Right, in the event that the

Company is the surviving corporation of a merger or consolidation, or that number of shares of the common stock of the acquiring company (or, in the event there is more than one acquiring company, the acquiring company receiving the greatest portion of the assets or earning power transferred), which at the time of such transaction would have a market value of two times the exercise price of the Right (such right being hereinafter referred to as the "Merger Right"). In the event that a Person becomes an Acquiring Person (unless pursuant to a tender offer or exchange offer for all outstanding shares of Voting Stock at a price and on terms determined prior to the date of the first acceptance of payment for any of such shares by at least a majority of the members of the Board who are not officers of the Company and are not Acquiring Persons or affiliates or associates thereof to be in the best interests of the Company and its shareholders (a "Permitted Offer")), then proper provision will be made so that each holder of an Agouron Stock Right or an Oncology Stock Right will, for a 60-day period (subject to extension under certain circumstances) thereafter, have the right to receive upon exercise that number of shares of Agouron Pharmaceuticals Stock or Oncology Division Stock, as the case may be, having a market value of two times the exercise price of the Right (such right being hereinafter referred to as the "Subscription Right"), although the Company may take action (if deemed appropriate by the Board) to provide substitute consideration for Voting Stock (including cash (which may entail a reduction in the exercise price of the Rights), securities of the Company (including a Voting Stock equivalent such as fractional Series B Shares or Series C Shares) or other assets (or any combination thereof) (collectively hereinafter referred to as "Substitute Consideration")), and the Company shall take such action if insufficient shares of Voting Stock are available to permit the exercise of the Rights. The holder of a Right will continue to have the Merger Right whether or not such holder exercises the Subscription Right. Notwithstanding the foregoing, upon the occurrence of any of the events giving rise to the exercisability of the Merger Right or the Subscription Right, any Rights that are or were at any time after the Distribution Date owned by an Acquiring Person will immediately become null and void.

         At any time prior to the earliest to occur of a Person becoming an Acquiring Person or the expiration of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $[0.0005] and $[0.001] per Agouron Stock Right and Oncology Stock Right, respectively (in each case hereinafter referred to as the "Redemption Price"), which redemption shall be effective upon action of the Board. Additionally, the Company may thereafter redeem the then outstanding Rights in whole, but not in part, at the Redemption Price (a) if such redemption is incidental to a merger or other business combination transaction or series of transactions involving the Company but not involving an Acquiring Person or certain related persons or (b) following an event giving rise to, and the expiration of the exercise period for, the Subscription Right if and for as long as no Person is then an Acquiring Person (e.g., the Person initially triggering the Subscription Right has reduced its beneficial ownership of the Company's securities so that such Person is no longer an Acquiring Person). The redemption of the Rights described in the preceding sentence will be effective only as of such time when the Subscription Right is not exercisable, and in certain events only after 10 business days' prior notice. Upon the effective date of the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of the Rights will be to receive the Redemption Price.

         The Restated Rights Agreement will provide that, subject to applicable law, the Board may, at any time after a Person becomes an Acquiring Person (but not after the acquisition by such Person of beneficial ownership of securities having 50% or more of the total voting power of all outstanding Common Stock), exchange all or part of the then outstanding and exercisable Agouron Stock Rights and Oncology Stock Rights (except for Rights which have become void) for shares of Agouron Pharmaceuticals Stock or Oncology Division Stock, as the case may be, equivalent to one share of Agouron Pharmaceuticals Stock per Agouron Stock Right and one share of Oncology Division Stock per Oncology Stock Right (subject to adjustment) or, alternatively, for Substitute Consideration.

         Prior to the Distribution Date, the terms of the Restated Rights Agreement may be amended by the Board without the consent of the holders of the Rights. After the Distribution Date, the terms of the Restated Rights Agreement may be amended by the Board in any manner which the Company may deem necessary or desirable and which will not adversely affect the interests of the Rights holders.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

         In addition to the amendment to the Articles in connection with the Divisional Stock Proposal, the Articles will be further amended to provide for the potential effects of the Restated Rights Agreement in conformity with the California Corporations Code. Specifically, inasmuch as the Rights may provide for different or disparate treatment among holders of the Rights in accordance with criteria selected by the Board in connection with the creation of the Rights (which criteria is set forth in the Restated Rights Agreement), the Articles, as amended, will include specific provisions permitting such potential treatment.

         A copy of the form of the Restated Rights Agreement (which includes, as Exhibit B, the form of Rights Certificate for Agouron Stock Rights and Oncology Stock Rights) is being filed with the Commission as an exhibit to the Registration Statement to which this Proxy Statement relates and is incorporated herein by reference. An initial version of the Rights Agreement and an amended version of the Rights Agreement were included, respectively, as Exhibits to the Company's Registration Statement on Form 8-A and the Company's amended Form 8-A/A (filed with the Commission on November 8, 1996 and December 20, 1996, respectively), and are incorporated herein by reference. A copy of the Rights Agreement is available free of charge from the Rights Agent and, following an implementation of the Divisional Stock Proposal, a copy of the Restated Rights Agreement would be so available. The foregoing description of the Rights is a summary only and is qualified in its entirety by reference to the Restated Rights Agreement and the Rights Agreement.

ANTI-TAKEOVER CONSIDERATIONS

         The following information is provided with respect to certain matters that could be viewed as having the effect of discouraging an attempt to obtain control of the Company.

         The Articles provide that the Board has the authority, without further action by the shareholders, to issue from time to time the Preferred Stock in one or more series and to fix the number of shares, designations, rights, preferences, privileges and restrictions thereof. The rights, preferences, privileges and restrictions of different series of Preferred Stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, and other matters.

         If the Divisional Stock Proposal is approved and implemented, the Restated Articles will provide that the Board has the authority, without further action by the shareholders, to issue from time to time shares of a new series of Common Stock and to fix the number of shares, designations, rights, preferences, privileges and restrictions thereof or to increase or decrease the number of shares of any existing series. The rights, preferences, privileges and restrictions of different series of Common Stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, and other matters.

          Although the Board has no present intention of doing so, it could issue shares of Preferred Stock or of a new or existing series of Common Stock that could, depending on the terms of such stock, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. Such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company and could also be privately placed with purchasers favorable to the Board in opposing such action. In addition, the Board could authorize holders of a series of Common Stock or Preferred Stock to vote either separately as a class, or with the holders of the Company's currently outstanding Common Stock, on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction. The mere existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares also could have a dilutive effect on the voting power of existing holders of Common Stock and on earnings per share and could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board consider the action of such entity or person not to be in the best interests of the shareholders and the Company. To the extent that potential takeovers are thereby discouraged, shareholders may not have the opportunity to dispose of all or a part of their stock at a price that may be higher than that prevailing in the market.

                          PROPOSAL 3 - AMENDMENT OF THE
                             1996 STOCK OPTION PLAN

     DESCRIPTION OF THE 1996 STOCK OPTION PLAN

     THE ESSENTIAL FEATURES OF THE RESTATED 1996 STOCK OPTION PLAN (THE "STOCK OPTION PLAN") ARE OUTLINED BELOW. FOR A COMPLETE UNDERSTANDING OF THE TERMS OF THE STOCK OPTION PLAN, AS IT IS PROPOSED TO BE AMENDED, SEE ANNEX VI, WHICH REFLECTS AMENDMENTS THAT WILL BE MADE IF THE DIVISIONAL STOCK PROPOSAL AND THIS PROPOSAL 3 ARE APPROVED BY THE SHAREHOLDERS. IF THE DIVISIONAL STOCK PROPOSAL IS NOT APPROVED BY THE SHAREHOLDERS BUT PROPOSAL 3 IS APPROVED, THEN THE 1996 STOCK OPTION PLAN WILL BE AMENDED TO INCREASE THE NUMBER OF SHARES OF EXISTING COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 1,000,000 SHARES BUT NOT TO REFLECT THE DIVISIONAL STOCK PROPOSAL REVISIONS.

     The purpose of the Stock Option Plan is to encourage officers, directors, employees and consultants of the Company to acquire or increase their proprietary  interest  in the  success  of the  Company  and to  continue  their affiliation with the Company. Eligible employees may be granted either "incentive stock options" or "non-statutory stock options" to purchase Common Stock under the Stock Option Plan. Subject to certain conditions, officers, directors and consultants who are not employees may be granted "non-statutory stock options" under the Stock Option Plan. An incentive stock option is an option which qualifies for certain favorable income tax treatment under the Internal Revenue Code. A non-statutory stock option is an option which is not an incentive stock option for federal income tax purposes.


     As of September 11, 1998, under the Stock Option Plan, there were outstanding options to purchase 2,823,916 shares of Existing Common Stock under the Stock Option Plan (of which options to purchase 690,367 shares were exercisable). The Company has five additional stock option plans: (1) the 1985 Stock Option Plan (the "1985 Plan") under which as of September 11, 1998 there were outstanding options to purchase 89,950 shares of Existing Common Stock (of which options to purchase 89,300 shares were exercisable); (2) the 1990 Stock Option Plan (the "1990 Plan") under which as of September 11, 1998 there were outstanding options to purchase 4,827,261 shares of Existing Common Stock (of which options to purchase 3,491,506 shares were exercisable); (3) the 1998 Stock Option Plan (the "1998 Plan") under which as of September 11, 1998 there were outstanding options to purchase 1,240,978 shares of Existing Common Stock (of which no options were exercisable) and (4) the two Alanex Plans under which as of September 11, 1998, there were outstanding options to purchase 175,495 shares of Existing Common Stock (of which options to purchase 91,890 shares were exercisable). At September 11, 1998, stock options to purchase an aggregate of 2,157,409 shares remained available for issuance under the Stock Option Plan, including 1,000,000 shares approved by the Board on August 6, 1998, stock options to purchase an aggregate of 11,050 shares remained available for issuance under the 1985 Plan, stock options to purchase an aggregate of 131,777 shares remained available for issuance under the 1990 Plan, and stock options to purchase an aggregate of 259,022 shares remained available for issuance under the 1998 Plan. No stock options remain available for issuance under the Alanex Plans.

     The Board believes that the Company's stock option programs have created significant incentives for its employees, officers, directors and consultants. The Board considers it important for the future success of the Company to continue to grant stock options on a basis comparable with those granted by other companies with which it competes in attracting, retaining and motivating qualified personnel. On August 6, 1998, the Board adopted an amendment to the Stock Option Plan, to increase by 1,000,000 shares the aggregate number of shares of Common Stock available for issuance under the Stock Option Plan. The Board has also approved, in connection with and subject to approval and implementation of the Divisional Stock Proposal, an amendment to the Stock Option Plan to conform the Plan to the changes in the Company's capital structure being made by the Divisional Stock Proposal.
See "Proposal 2--The Divisional Stock Proposal--Amendment of Stock Plans."

     The total number of shares available under the Stock Option Plan, the number of shares subject to outstanding options and the exercise price per share of outstanding options will be subject to adjustment upon the occurrence of stock dividends, recapitalizations, consolidations, stock splits, combinations or exchanges of shares of stock or other increases or decreases in the number of shares of the Company's Common Stock effected without receipt of consideration by the Company, in order to preclude the dilution or enlargement of benefits under the Stock Option

Plan. The Board may also make such equitable adjustments to the Stock Option Plan and outstanding options as it deems appropriate in order to preclude the dilution or enlargement of benefits under the Stock Option Plan upon exchange of all of the outstanding Common Stock of the Company for a different class or series of capital stock or the separation of assets of the Company, including a spin-off or other distribution of stock or property by the Company. If any option under the Stock Option Plan terminates or expires, the shares allocable to the unexercised portion of the option will again be available for purposes of the Stock Option Plan. In certain circumstances, where an optionee uses stock to exercise an option, only the net shares issued to the optionee are counted against the number of shares issued under the Stock Option Plan. Certain stock issuances which are later forfeited by the optionee do not count as grants under the Stock Option Plan.

     A dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation, a reverse merger in which the Company is the surviving corporation but the Company's Common Stock outstanding immediately preceding the merger is converted by virtue of the merger into other property, or other capital reorganization in which more than fifty percent (50%) of the Company's Common Stock is exchanged, shall cause each outstanding option to terminate, provided that each optionee shall have the right immediately prior to the occurrence of such event to exercise his or her option in whole or in part; however, the exercise date of outstanding options shall not be accelerated by such event if and to the extent: (i) the option in connection with such event is either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof; or (ii) the option is to be replaced by a comparable cash incentive program of the successor corporation based on the value of the option on the date of such event. Notwithstanding the preceding, if within one year from the date of such event, an employee's employment is involuntarily terminated, then the employee's outstanding stock options, if any, shall become immediately exercisable.

ADMINISTRATION OF THE STOCK OPTION PLAN

     The Stock Option Plan is administered by the Board, except that the Board may delegate all or any part of its authority to administer the Stock Option Plan with respect to any group or groups of persons eligible to receive options to such persons or committee as the Board may determine. The Board has currently delegated to a committee, composed of certain of the Company's executive officers, the authority to administer the Stock Option Plan with respect to persons who are neither officers nor directors of the Company. Further references herein to the administration of the Stock Option Plan by the Board refer to the Board or its delegates, unless the context otherwise indicates. Whether or not the Board has delegated administrative authority, the Board has final power to determine all questions of policy or expediency that may arise in the administration of the Stock Option Plan.

     The Board has the power to make all determinations necessary or advisable for the administration of the Stock Option Plan. The Board also has the final power to construe and interpret the Plans and the options granted under it. The Board determines, within the limits of the Stock Option Plan, the persons to whom and the time or times at which options shall be granted, the type of options to be granted (whether incentive stock options or non-statutory stock options), the number of shares to be subject to each option, the duration of each option, the option price and the time or times within which, during the term of option, all or any portion of an option becomes exercisable ("vests"). If the Divisional Stock Proposal is approved and implemented, the Board or its delegates shall be entitled to determine as of the grant date, the series of Common Stock from which shares will be issued on exercise of a specific option. The Company's current form of stock option agreement provides that an option vests over a two, three or four year period. In the event that an employee terminates his or her employment with the Company, unless the Board otherwise elects, the then nonvested portion of his or her option is forfeited. Subject to the terms and conditions of the Stock Option Plan, the Board may modify an outstanding option (including lowering the option price or changing incentive stock options into non-statutory stock options), change the vesting schedule, extend or renew outstanding options granted under the Stock Option Plan or accept the surrender of outstanding options (to the extent not previously exercised) and authorize the granting of new options in substitution therefor. The Board may permit an option to be exercised before it is vested, subject to repurchase rights which terminate on a vesting schedule identical to the vesting schedule of the option. The Board may also establish other limitations or restrictions upon exercise of options.

GRANT AND EXERCISE OF INCENTIVE STOCK OPTIONS AND NON-STATUTORY STOCK OPTIONS

     All employees of the Company are eligible to receive incentive stock options and non-statutory stock options under the Stock Option Plan. Subject to certain conditions, officers, directors and consultants of the Company who are not employees are eligible to receive non-statutory stock options but not incentive stock options. To the extent required by Section 162(m) to qualify future compensation as "performance based," options to purchase more than 750,000 shares may not be granted in a fiscal year to any individual participant in the Stock Option Plan.

     Incentive stock options under the Stock Option Plan may be granted by the Board at any time prior to August 6, 2008. Options shall be evidenced by agreements in such form as the Board shall from time to time determine, consistent with the terms of the Stock Option Plan. The price per share under each incentive stock option must be at least 100% of the fair market value of the Common Stock on the date the option is granted. The Board can set any price it wishes for shares granted under non-statutory stock options. The price for shares may be paid in any combination of cash, by cashier's or certified check, personal check acceptable to the Company, shares of the Company's Common Stock (including previously owned Common Stock or Common Stock issuable in connection with the exercise) or "built-in gain" in any options which are terminated as part of such exercise. The Board may take such steps it deems necessary to facilitate the payment of the option price. However, payment of the option price must be in such form as the Board determines and the Board may require satisfaction of any rules or conditions it deems necessary in connection with the payment of the option price or on account of any assistance given an optionee to facilitate such payment. The aggregate fair market value (determined as of the time the option is granted) of stock with respect to which incentive stock options are exercisable for the first time by an employee during a calendar year can not exceed $100,000.

     Except as otherwise provided in the option agreement between the Company and the optionee, each option expires on the date set forth in such agreement. The term of each incentive stock option cannot be more than ten years from the date on which the option is granted.

     To the extent required by Internal Revenue Code Section 422, options granted under the Stock Option Plan may not be transferred other than by will or the laws of descent and distribution and may be exercised during the holder's lifetime only by the holder. However, non-statutory stock options can be transferred to a trust for the benefit of the optionee, or members of his family.

AMENDMENT AND TERMINATION

     The Board may at any time revise, amend, suspend or terminate the Stock Option Plan. No amendment shall, without the approval of the shareholders, change the number of shares for which incentive stock options may be granted under the Stock Option Plan, reduce the price per share at which incentive stock options may be offered under the Stock Option Plan below 100% of the fair market value on the date of grant, or modify the eligibility requirements for the class of employees eligible to receive incentive stock options.

TAX WITHHOLDING

     Optionees are required to pay the Company cash for the amount of the tax liability incurred by the optionee in connection with the exercise of his or her option. However, the Board may in its sole discretion permit an optionee to reimburse the Company for such tax liability by the actual or imputed delivery to the Company of shares of its Common Stock.

FEDERAL INCOME TAX CONSEQUENCES

     The principal tax consequences of the grant and exercise of incentive stock options and non-statutory stock options under current provisions of the federal income tax laws may be summarized as follows:

     INCENTIVE STOCK OPTIONS. The grant of an incentive stock option does not produce taxable income for the employee or a tax deduction for the Company. Upon exercise of an incentive stock option, the excess of the fair market value of the shares acquired over the amount paid by the employee for the shares will be an item of tax preference to the employee, which may be subject to the alternative minimum tax for the taxable year of exercise. If no disposition of the stock is made within two years from the date of grant of the incentive stock option nor within one year after the transfer of the shares to the employee, the employee will not realize ordinary income as a result of the exercise and subsequent sale of the incentive stock option. Any gain or loss realized on the ultimate sale of the shares must be reported by the employee as long-term capital gain or loss. The Company is not entitled to any deduction as a result of the exercise of the incentive stock option.

     If the employee disposes of the shares within the two-year or one-year periods referred to above, the excess of the fair market value of the shares at the time of exercise (or the proceeds of disposition, if less) over the amount paid by the employee for the shares will at that time be taxable to the employee as ordinary income. The same amount will be deductible by the Company, subject to the general rules relating to the reasonableness of compensation. The excess (if any) of the proceeds of disposition over the fair market value of the shares on the date of exercise must be reported by the employee as a long-term capital gain if the shares have been held for more than one year, or as a short-term capital gain if the shares have been held for one year or less. If no gain is realized, there will be no ordinary income and any loss will be long-term or short-term capital loss.

         NON-STATUTORY STOCK OPTIONS. The grant of a non-statutory stock option under the Stock Option Plan does not produce taxable income for the optionee or a tax deduction for the Company. Except as described below, upon exercise of a non-statutory stock option, the excess of the fair market value of the shares acquired over the amount paid by the optionee will be taxable to the optionee as ordinary income.

     The Company will be entitled to a deduction for income tax purposes in an amount equal to the ordinary income taxable to the optionee in the year in which such ordinary income is recognized. Any additional profit or loss realized by an optionee on disposition of the shares will not result in any additional tax deduction to the Company.

     Similar rules apply if the Company permits the exercise of an "unvested" option with the issued stock being subject to certain repurchase rights or other substantial risks of forfeiture.

     USING STOCK TO EXERCISE OPTIONS. Special rules apply if an optionee uses already owned stock of the Company to pay all or part of the exercise price of an incentive or non-statutory stock option. The use of already owned stock to pay all or part of the exercise price of a non-statutory stock option permits an optionee to defer the date when the gain on the surrendered shares which are used to pay the exercise price of the option is recognized for tax purposes. That is, using already owned shares to exercise a non-statutory stock option permits an optionee to finance the exercise of the option without paying current tax on the unrealized appreciation in value of the surrendered shares. An option exercise using already owned stock is treated as a "tax-free exchange" with respect to that number of shares received on the option exercise which equals the number of shares surrendered. The optionee's basis in these shares is the same as his or her basis in the shares surrendered, and the capital gain holding period on such shares runs without interruption from the date when the surrendered shares were acquired. Any additional shares received by the optionee on the exercise will trigger ordinary income taxation equal to the fair market value of the additional shares over the consideration paid by the optionee in connection with the exercise. The optionee's basis in the additional shares is equal to their fair market value on the date the shares were received, and the capital gain holding period on such shares commences on that date. Similarly, the use of previously owned stock to pay the exercise price of an incentive stock option permits an employee to defer tax recognition of gain on the surrendered shares. However, if an employee pays all or part of the exercise price of an incentive stock option by surrendering stock previously acquired in the exercise of any other incentive stock option and such previously acquired stock has not been held for the statutory holding period, then the surrender of such stock to exercise the incentive stock option will be treated as a disqualifying disposition of the prior incentive stock option with the tax consequences described above. Furthermore, complex tax rules apply concerning the use of shares to exercise an incentive stock option, especially with regard to an employee's basis in the shares received on the exercise.

ACCOUNTING TREATMENT

     Under the present financial accounting rules, neither the grant nor the exercise of options issued to employees at fair market value will result in any charge to the Company's earnings. However, the Company will be required to calculate the "fair value" of all option grants at the time of grant and disclose such value on a pro-forma basis. The grant of options with exercise prices less than the fair market value of the shares at the time of grant will result in a compensation expense equal to the discount from market at the time of grant. The Company will have to report such expense pro rata as the shares underlying the option become exercisable. Accordingly, the grant of discounted options under the Stock Option Plan would result in a charge to reported earnings. In all events, the number of dilutive options outstanding under the Stock Option Plan will be a factor in determining the Company's reported earnings per share.

REQUIRED VOTE

     Approval by the holders of a majority of the shares of the Existing Common Stock represented and voting at the Meeting on this matter (which shares constitute at least a majority of the required quorum for the Meeting) is required for the adoption of this proposal.

     THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THIS PROPOSAL, WHICH IS SET FORTH AS ITEM 3 ON THE PROXY CARD.

                          PROPOSAL 4 - AMENDMENT OF THE
           AGOURON PHARMACEUTICALS, INC. EMPLOYEE STOCK PURCHASE PLAN

     DESCRIPTION OF THE EMPLOYEE STOCK PURCHASE PLAN

     THE ESSENTIAL FEATURES OF THE RESTATED EMPLOYEE STOCK PURCHASE PLAN (THE "ESPP") ARE OUTLINED BELOW. FOR A COMPLETE UNDERSTANDING OF THE TERMS OF THE ESPP AS IT IS PROPOSED TO BE AMENDED, SEE ANNEX VII, WHICH REFLECTS AMENDMENTS THAT WILL BE MADE IF THE DIVISIONAL STOCK PROPOSAL AND THIS PROPOSAL 4 ARE APPROVED BY THE SHAREHOLDERS. IF THE DIVISIONAL STOCK PROPOSAL IS NOT APPROVED BY THE SHAREHOLDERS BUT PROPOSAL 4 IS APPROVED, THEN THE ESPP WILL BE AMENDED TO INCREASE THE NUMBER OF SHARES OF EXISTING COMMON STOCK AVAILABLE FOR PURCHASE THEREUNDER BY 200,000 SHARES BUT NOT TO REFLECT THE DIVISIONAL STOCK PROPOSAL REVISIONS.


         As of September 11, 1998, a total of 131,156 shares of Common Stock remain available for purchase under the ESPP. Any full-time employee is eligible to participate in the ESPP after he or she has been continuously employed by the Company for three consecutive months. Eligible employees may elect to contribute up to 15% of their total compensation during each offering period, subject to certain statutory limits. Additionally, each employee is only entitled to purchase up to a maximum of 3,000 shares of Common Stock during any one year. On the last day of the offering period or such other date(s) during the offering period which the Board has chosen prior to the commencement of the offering period (Purchase Date) the Company will apply the amount contributed by the participant to purchase whole shares of Common Stock. Shares of Common Stock are purchased for eighty-five percent (85%) of the lower of the fair market value per share of Common Stock on (i) the first day of the offering period or (ii) the Purchase Date. All expenses incurred in connection with the implementation and administration of the ESPP are paid by the Company. The ESPP is administered by the Board; provided, however, that the Board may delegate all or any part of its authority to administer the ESPP. Termination of employment for any reason shall be treated as an automatic withdrawal by the participant from the ESPP.

         The Board has the right to amend, suspend or terminate the ESPP at any time and without notice; provided, no participant's existing rights are adversely affected thereby and except that any amendment to increase the aggregate number of shares available under the ESPP shall be subject to approval by a vote of the shareholders of the Company.

         On August 6, 1998, the Board adopted an amendment to the ESPP subject to the approval of the Company's shareholders to increase by 200,000 shares the aggregate number of shares available for purchase under the ESPP. The Board has also approved, in connection with and subject to approval and implementation of the Divisional Stock Proposal, the amendment and restatement of the ESPP to conform the ESPP to the changes in the Company's capital structure being made by the Divisional Stock Proposal. See "Proposal 2--The Divisional Stock Proposal--Amendment of Stock Plans."

CERTAIN FEDERAL INCOME TAX INFORMATION

     The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. Upon disposition of the shares, the participant will generally be subject to tax. If the shares have been held by the participant for more than two years after the first day of the offering period and more than one year after the purchase date of the shares, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares subject to option, or
(b) the excess of the fair market value of the shares on the first day of the offering period over the deemed purchase price of the shares subject to option, will be treated as ordinary income, and any further gain upon such disposition will be treated as capital gain. If the shares are disposed of before the expiration of the holding periods described above, the excess of the fair market value of the shares on the date of purchase over the purchase price will be treated as ordinary income, and any further gain or loss on such disposition will be capital gain or loss. Different rules may apply with respect to optionee's subject to Section 16(b) of the Exchange Act. The Company is not entitled to a deduction for amounts taxable to a participant, except to the extent of ordinary income reported by participants upon disposition of shares prior to the expiration of the holding periods described above.

     The foregoing is only a summary of the United States federal income tax consequences of the ESPP to participants and the Company and does not purport to be complete. Reference should be made to the applicable provisions of the Internal Revenue Code. In addition, the foregoing summary does not discuss the income tax consequences of a participant's death or the income tax laws of any municipality, state or foreign country in which the participant may reside.

REQUIRED VOTE

     Approval by the holders of a majority of the shares of the Existing Common Stock represented and voting at the Meeting on this matter (which shares constitute at least a majority of the required quorum for the Meeting) is required for the adoption of this proposal.

     THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THIS PROPOSAL, WHICH IS SET FORTH AS ITEM 4 ON THE
PROXY CARD.

                                   PROPOSAL 5
              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board has selected the firm of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending June 30, 1999, it being intended that such selection would be proposed for ratification by the affirmative vote of a majority of the shares of the Existing Common Stock represented and voting at the Meeting on this matter (which shares constitute at least a majority of the required quorum for the Meeting). One or more members of PricewaterhouseCoopers LLP are expected to be present at the Meeting and will be available to respond to questions and make a statement if they desire to do so.

     THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP, WHICH IS SET FORTH AS ITEM 5 ON THE PROXY CARD.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of September 11, 1998 relating to the beneficial ownership of the Existing Common Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director, (iii) each of the executive officers named in the Summary Compensation Table below, and (iv) all executive officers and directors as a group.

                                                                                 Beneficial Ownership(1)
                                                                          Number of                Percentage of
         Beneficial Owner                                                 Shares(9)                    Total
     Wellington Management Co.                                         5,010,000                        16.08%
         75 State Street, Boston, MA 02109
     T. Rowe Price                                                     2,500,000                         8.02%
         100 E. Pratt St., Baltimore, MD 21202
     Peter Johnson(2)                                                    706,533                         2.23%
     Gary E. Friedman(2) Family Trust(8)                                 294,123                         *
     John N. Abelson(2)(3)(6)                                            102,943                         *
     Patricia M. Cloherty(2)                                              27,659                         *
     A. E. Cohen(2)                                                       73,333                         *
     Michael E. Herman(2)(4)                                              83,333                         *
     Irving S. Johnson(2)                                                 41,933                         *
     Antonie T. Knoppers(2)                                               51,533                         *
     Melvin I. Simon(2)(3) and Linda F. Simon Living Trust(5)            122,843                         *
     Marvin R. Brown                                                     194,995                         *
     Barry D. Quart                                                      152,481                         *
     R. Kent Snyder(7)                                                   175,035                         *
All executive officers and directors as a group (19 persons)           2,706,671                         8.18%

*    less than 1%.
(1) Unless otherwise indicated, the persons named in the above table exercise sole voting and investment powers with respect to all shares beneficially owned by them, subject to applicable community property laws. The number of shares beneficially owned includes the following number of shares issuable upon exercise of stock options exercisable within 60 days of September 24, 1998: Mr. Johnson, 596,923 shares; Mr. Friedman, 241,599 shares; Dr. Abelson, 33,333 shares; Ms. Cloherty, 13,333 shares; Mr. Cohen, 43,333 shares; Mr. Herman, 39,333 shares; Dr. Johnson, 15,833 shares; Dr. Knoppers, 43,333 shares; Dr. Simon, 33,333 shares; Dr. Brown, 23,077 shares; Dr. Quart, 117,266 shares; Mr. Snyder, 168,932 shares; and all executive officers and directors as a group, 1,952,280 shares.

(2) Director.
(3) Does not include 1,106,000 shares held by The Agouron Institute, of which Drs. Abelson and Simon are directors. As directors, they share voting and investment powers as to the shares held by The Agouron Institute.
(4) Includes 20,000 shares held by the Herman Family Trading Company, a family partnership of which Mr. Herman is the general partner, 10,000 shares held by Vail Fishing Partners in which Mr. Herman has a 50% general partner interest and 2,000 shares held by Mrs. Herman, of which Mr. Herman disclaims any beneficial ownership.
(5) Shared voting and investment power.
(6) Includes 2,350 shares held by Dr. Abelson as custodian for his minor children, of which Dr. Abelson disclaims any beneficial ownership.
(7) Includes 800 shares held by immediate family members, of which Mr. Snyder disclaims any beneficial ownership. (8) Includes 5,408 shares held by wife as custodian for minor children of which Mr. Friedman disclaims any beneficial ownership.
(9) Adjusted to reflect the two-for-one stock split in the form of a stock dividend in August 1997.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

    Non-employee members of the Board receive cash compensation in the amount of $250 per Board meeting for their services as Board members, and are eligible for reimbursement of their expenses incurred to attend each such meeting in accordance with Company policy. In addition to meeting fees, certain non-employee directors received consulting fees during fiscal 1998. For scientific consultation, Dr. Abelson received $30,040; Dr. Knoppers, $6,000; Dr. Johnson, $18,750 and Dr. Simon, $26,900. For special consultation concerning corporate development issues, Mr. Cohen received $18,250 and Mr. Herman received $750.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the aggregate compensation paid or accrued by the Company to the Chief Executive Officer and to the four other most highly compensated executive officers whose annual compensation exceeded $100,000 for the fiscal year ended June 30, 1998 (collectively the "named executive officers") for service during the fiscal years ended June 30, 1998, 1997 and 1996:

                           SUMMARY COMPENSATION TABLE

                                                                                  Long-Term
                                                                                  Compensation
        Name                              Annual Compensation                        Awards(2)
     Principal                                                                        Stock             All Other
     Position                     Year        Salary(1)         Bonus                Options          Compensation(3)

Peter Johnson                    1998       $ 395,000        $ 230,000                40,000            $ 2,998
President and Chief              1997         330,000          165,000               100,000              2,250
Executive Officer                1996         285,000          100,000               180,000              1,647

Marvin R. Brown(4)               1998         230,000           65,000                10,000              2,400
Vice President,                  1997          23,523                0                     0                  0
President of Alanex              1996           --                --                    --                  --

Gary E. Friedman                 1998         212,500          100,000                17,000             11,232
Corporate Vice President,        1997         195,000           70,000                26,000              2,250
General Counsel                  1996         175,500           50,000                50,000              1,589

Barry D. Quart(5)                1998         230,000          125,000                21,000              2,713
Senior Vice President,           1997         180,000          115,500(5)             44,000              2,953
Regulatory Affairs               1996         165,000           70,500(5)             72,000             16,587

R. Kent Snyder(5)                1998         230,000          150,000                21,000              3,050
Senior Vice President,           1997         200,000          102,000(5)             44,000              2,250
Commercial Affairs               1996         178,500           62,200(5)             64,000              1,777


(1) Includes amounts deferred out of compensation under the Company's 401(k) Plan otherwise payable in cash during each fiscal year.
(2) The Company has made no restricted stock awards, has not granted any stock appreciation rights and has no other long-term incentive plans.
(3) (a) During 1998, the Company made matching contributions to the Company's 401(k) Plan in the following amounts: Mr. Johnson, $2,998; Dr. Brown, $2,400; Mr. Friedman, $3,063; Dr. Quart, $2,713; and Mr. Snyder $3,050.
     (b) During 1997, the Company made matching contributions to the Company's 401(k) Plan in the following amounts: Mr. Johnson, $2,250; Mr. Friedman $2,250; Dr. Quart, $2,953; and Mr. Snyder, $2,250.
     (c) During 1996, the Company made matching contributions to the Company's 401(k) Plan in the following amounts: Mr. Johnson, $1,647; Mr. Friedman, $1,589; Dr. Quart, $1,959; and Mr. Snyder, $1,777.
     (d) During 1996, the Company reimbursed Dr. Quart for relocation costs in the amount of $14,628. (e) During 1998, Mr. Friedman sold accrued but unused vacation back to the Company in the amount of $8,169.

(4) Dr. Brown joined the Company in May 1997 with the acquisition of Alanex Corporation.

(5) For Dr. Quart and Mr. Snyder, a portion of the bonus amount was subsequently used to partially repay their outstanding relocation loans. These loans were paid in full on June 30, 1997.

     The following table sets forth certain information with respect to individual grants of stock options made during the fiscal year ended June 30, 1998, to each of the named executive officers:

                          OPTION GRANTS IN FISCAL 1998

                                                                                     Potential Realizable Value at
                                                                                       Assumed Annual Rates of
                                                                                       Stock Price Appreciation
       Individual Grants                                                                 for Option Term(2)_
                                            % of Total
                                              Options
                                            Granted to
                                             Employees
                                 Options     in Fiscal     Exercise    Expiration
    Name                        Granted(1)     Year         Price        Date             5%                10%

Peter Johnson                  30,145#         2.70%      $30.4375       6/29/08         $577,035     $1,462,320
                                9,855*         0.88        30.4375       6/29/08          188,644        478,061



Marvin R. Brown                   145#         0.01        30.4375       6/29/08            2,776          7,034
                                9,855*         0.88        30.4375       6/29/08          188,644        478,061



Gary E. Friedman                7,145#         0.64        30.4375       6/29/08          136,769        346,601
                                9,855*         0.88        30.4375       6/29/08          188,644        478,061



Barry D. Quart                 11,145#         1.00        30.4375       6/29/08          213,337        540,639
                                9,855*         0.88        30.4375       6/29/08          188,644        478,061


R. Kent Snyder                 11,145#         1.00        30.4375       6/29/08          213,337        540,639
                                9,855*         0.88        30.4375       6/29/08          188,644        478,061


(1) During fiscal 1998, the Agouron Stock Option Plan ("Plan") for executive officers and directors was administered by the Board. The Board, based upon the recommendation of the Directors Compensation Committee, determines the number of shares to be granted and the term of such grants to each executive officer and director. The options granted in fiscal 1998 were either incentive stock options(*) or non-statutory stock options(#), have exercise prices equal to the fair market values on the date of grant, vest over a period of three years and have a term of ten years. Upon certain corporate events as defined in the Plan which result in a change of control, the exercise date of all outstanding options for all employees, including executive officers, may be accelerated. The Plan also permits the Company to assist an employee in using a so-called "cashless" exercise procedure to pay the option exercise price.
(2) Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Any such growth would benefit all shareholders.

     The following table sets forth certain information with respect to each exercise of stock options during the fiscal year ended June 30, 1998, by each of the named executive officers and the number and value of unexercised options held by such named executive officers as of June 30, 1998:

                         OPTION EXERCISES IN FISCAL 1998
                      AND VALUE OF OPTIONS AT JUNE 30, 1998

                                                             Number of Unexercised          Value of Unexercised
                                                                  Options at              In-the-Money Options at
                           Shares                              June 30, 1998(2)              June 30, 1998(1)
                         Acquired on         Value
      Name                 Exercise        Realized       Exercisable  Unexercisable     Exercisable  Unexercisable

Peter Johnson             125,000        $5,692,095        596,923       205,767       $ 11,290,804    $ 1,312,900

Marvin R. Brown             2,500            85,744         17,845        17,325            538,428        221,014

Gary E. Friedman            1,000            24,188        241,599        61,001          4,988,364        348,337

Barry D. Quart             32,000         1,233,037        133,266        89,334          1,982,900        513,000

R. Kent Snyder             12,500           406,045        168,932        81,668          2,983,727        392,673



(1) Value calculated as market value of Company stock on June 30, 1998, minus exercise price multiplied by the number of shares.
(2) Adjusted to reflect the two-for-one stock split in the form of a stock dividend in August 1997.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION(1)

OVERVIEW AND PHILOSOPHY

     The Directors Compensation Committee (the "Committee") is composed entirely of outside directors and is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies and practices, including the establishment of the annual total compensation for the chief executive officer (the "CEO") and all executive officers. The Committee has available to it an outside compensation consultant and access to independent compensation data. The Board is responsible for approving and implementing the compensation recommendations of the Committee. The recommendations made by the Committee to the Board have generally been approved without any significant modification.

     The objectives of the Company's executive compensation program are to attract, retain and motivate highly qualified executive personnel. These objectives are satisfied through the use of three principal compensation elements: base salary, cash bonus payments and stock options.

BASE SALARY

     Base salary levels for the Company's executive officers are based on the concept of pay for performance and are competitively set relative to the compensation of other executives in the biotechnology industry. Extensive salary survey data is available on the industry (notably, the annual "Biotechnology Compensation and Benefits Survey" conducted by Radford Associates and Alexander & Alexander Consulting Group) and is utilized by the Committee in establishing annual base salaries. In determining base salaries, the Committee also considers corporate performance and progress in the immediately preceding fiscal year, individual experience and performance, specific issues which are relevant to the Company and general economic conditions. The base salary of the CEO and all other executive officers is reviewed annually. During fiscal year 1998, the base salaries paid to the executive officers other than the CEO approximated the 75th percentile of the above-noted industry survey data.

BONUS PAYMENTS

     Annual cash bonus payments are discretionary. Bonus payments, if any, to executive officers, including the CEO, are based on two principal factors: corporate performance as compared to the Company's annual goals and objectives and individual performance relative to corporate performance and individual goals and objectives.

     Bonus payments in 1998 were generally in recognition of the satisfaction of several significant corporate objectives during the year, including the establishment of the Company's first product, VIRACEPT(R) (nelfinavir mesylate) as the market leader among all HIV protease inhibitors, the in-licensing of three development stage compounds to supplement the Company's internal R&D pipeline, the continued preclinical and clinical development of the Company's cancer and anti-viral agents and the satisfaction of all significant financial targets for fiscal 1998.

     Bonus payment recommendations for executive officers other than the CEO are initiated by the CEO and submitted to the Committee for review and subsequent submission to the Board. Bonus payment recommendations for the CEO are initiated by the Committee and submitted to the Board.

     Total base salary and any bonus payments are compared to "total compensation" of peers as reported by the previously noted industry survey. Such total compensation for the executive officers of the Company is at or above the averages of such data, which reflects the Committee's belief that the relative levels of corporate performance during the period were also above average.

(1) The material in this report is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933 (the "Securities Act"), as amended, or the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

STOCK OPTIONS

     To conserve its cash resources, the Company places special emphasis on equity-based incentives to attract, retain and motivate executive officers as well as other employees. Under the Company's stock option plans, grants are generally priced at the fair market value on the date of grant, vest over a period of three or four years and have a term of ten years. Grants are made to all employees on their date of hire based on salary level and position. All employees, including executive officers, are eligible for subsequent, discretionary grants which are generally based on either individual or corporate performance. It is the Committee's intent that the interests of the Company's shareholders and the executive officers be closely aligned through the use of stock options. Option grants recommended by the Committee are submitted to the Board for approval. Based on recent peer-company proxy data compiled by the Company, the level of option grants to each executive officer in 1998 remains competitive, and the resultant total option position as a percent of total shares outstanding represents approximately the 70th to 90th percentile of such positions.

CHIEF EXECUTIVE OFFICER COMPENSATIOn

     During 1998, Mr. Johnson's base salary of $395,000 was based on individual and corporate performance, and approximated the average of the updated industry data for base salaries of CEOs.

     During 1998, Mr. Johnson was awarded a bonus of $230,000 in recognition of the satisfaction of several significant corporate objectives, including the establishment of VIRACEPT(R) as the number one HIV protease inhibitor in the United States with product sales in the United States of $358 million for fiscal 1998. The Committee believes that Mr. Johnson has made a significant contribution during 1998 in enhancing shareholder value and establishing a sound base for the continued enhancement of shareholder value through his managerial and entrepreneurial efforts.

     The stock options awarded to Mr. Johnson during fiscal 1998 are competitive and consistent with the purpose of the stock option plans. The resultant total option position as a percent of total shares outstanding represents approximately the 75th percentile for peer CEO positions.

EXECUTIVE COMPENSATION DEDUCTION LIMITATIONS

     In 1993, Section 162(m) of the Internal Revenue Code ("Section 162(m)") was enacted which disallows the deductibility by the Company of any compensation over $1 million per year paid to each of the chief executive officer and the four other most highly compensated executive officers, unless certain performance-based compensation criteria are satisfied. While it is the Committee's firm belief and intent that compensation from base salary and cash bonus payments will not approach the annual Section 162(m) limitation in the foreseeable future, additional "compensation" from the exercise of option grants pursuant to the Company's stock option plans could result in the annual limitation being exceeded. Accordingly, the Company's 1990 and 1996 Stock Option Plans contain certain provisions which exempt compensation resulting from such option exercises from the $1 million limitation. The Committee will continue to monitor all forms of compensation to its executive officers to ensure that the Company may maximize the tax benefits of such compensation.

Directors Compensation Committee

     Michael E. Herman, Chairman
     John N. Abelson, Ph.D.
     A. E. Cohen

DIRECTORS COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Directors Compensation Committee is composed exclusively of three outside directors: Mr. Herman, Mr. Cohen and Dr. Abelson. The Company is not aware of any Committee interlocks.

PERFORMANCE MEASUREMENT COMPARISON(1)

The chart set forth below shows the value of an investment of $100 on June 30, 1993 in the Existing Common Stock, The Nasdaq Stock Market Index (U.S. Companies) ("Nasdaq Market (US)") and the Nasdaq Pharmaceuticals Index ("Nasdaq Pharmaceuticals"). The total returns assume the reinvestment of dividends, although cash dividends have not been declared on the Existing Common Stock. The Existing Common Stock is traded on The Nasdaq Stock Market and is a component of both the Nasdaq Market (US) and the Nasdaq Pharmaceuticals Index. The comparisons in the chart are required by the Securities and Exchange Commission and are not intended to forecast or be an indicator of possible future performance of the Company's Common Stock.

[OBJECT OMITTED]

                         6/30/93  6/30/94  6/30/95  6/30/96  6/30/97  6/30/98

Agouron Common Stock     $100.00  $112.50  $236.26  $390.00  $808.76  $606.20
Nasdaq Market (US)        100.00   100.96   134.77   173.03   210.38   277.69
Nasdaq Pharmaceuticals    100.00    83.65   111.03   163.50   166.34   170.68

(1) This section is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act.

                              CERTAIN TRANSACTIONS

         All transactions with affiliates have been and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated parties. Furthermore, all transactions with affiliates and any loans to Company officers, affiliates or shareholders must be approved by a majority of the disinterested directors.

     As permitted by California law, the Articles of Incorporation and bylaws of the Company currently provide for the limitation of director liability for monetary damages for breach of duty to the Company and for indemnification of agents (including officers and directors) to the fullest extent permitted under the California General Corporation Law. The Company has entered into Indemnification Agreements with all of its directors and officers. Additionally, the Company has in effect a directors and officers liability insurance policy which insures directors and officers of the Company against loss arising from claims made against them due to wrongful acts while acting in their individual and collective capacities as directors and officers.

                       SUBMISSION OF SHAREHOLDER PROPOSALS

         To be considered for inclusion in the Company's proxy statement and form of proxy for its 1999 Annual Meeting of Shareholders, a shareholder proposal must be received at the principal executive offices of the Company not later than July 21, 1999. If a shareholder wishes to have a proposal considered at the 1999 Annual Meeting but does not seek to have the proposal included in the Company's proxy statement and form of proxy for that meeting, and if the shareholder does not notify the Company of the proposal by October 4, 1999, then the persons appointed as proxies by management may use their discretionary voting authority to vote on the proposal when the proposal is considered at the 1999 Annual Meeting, even though there is no discussion of the proposal in the proxy statement for that meeting. It is recommended that shareholders submitting proposals or notices of proposal direct them to the Secretary of the Company and utilize Certified Mail-Return Receipt Requested.

                                  LEGAL MATTERS

        Certain legal matters with respect to the validity of the Agouron Pharmaceuticals Stock and the Oncology Division Stock and with respect to the matters set forth under "Proposal 2--The Divisional Stock Proposal--Certain Federal Income Tax Considerations" will be passed upon for the Company by Pillsbury Madison & Sutro LLP, San Diego, California.

                                     EXPERTS

     The financial statements as of June 30, 1998 and 1997 and for each of the three years in the period ended June 30, 1998 included in this Proxy Statement/Prospectus and the financial statements incorporated in this Proxy Statement/Prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 1998 have been so included and incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                  OTHER MATTERS

     The Company's Annual Report to Shareholders for the fiscal year ended June 30, 1998 accompanies this Proxy Statement.

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Commission and The Nasdaq Stock Market. Executive officers, directors and greater than 10% shareholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that, during the applicable reporting period ending June 30, 1998, all
Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were satisfied.

     The Company's Board does not know of any other matters to be presented at the Meeting. However, if any other business is properly presented at the Meeting for action, the persons named in the enclosed form of Proxy will vote such Proxy according to their best judgment on such matters.

BY ORDER OF THE BOARD OF DIRECTORS
Gary E. Friedman, Secretary
September __, 1998

                                   ANNEX INDEX

         Annex I - Index of Defined Terms.....................................

         Annex II - Proposed Restated Articles of Incorporation...............

         Annex III - Agouron Pharmaceuticals, Inc.............................
                    Management's Discussion and Analysis......................
                    Consolidated Financial Statements.........................

         Annex IV - Agouron Pharmaceuticals
                    Description of Business...................................
                    Management's Discussion and Analysis......................
                    Financial Statements of Agouron Pharmaceuticals...........

         Annex V -  Agouron  Oncology  Division...............................
                    Description  of Business..................................
                    Management's Discussion  and  Analysis....................
                    Financial Statements of Agouron Oncology Division.........

         Annex VI - Amended and Restated Agouron Stock Option Plan............

         Annex VII - Amended and Restated Employee Stock Purchase Plan........

                                     ANNEX I

                             Index of Defined Terms

1985 Plan.....................................................................
1990 Plan.....................................................................
1998 Plan.....................................................................
Acquiring Person..............................................................
Agouron.......................................................................
Agouron Pharmaceuticals Stock.................................................
Agouron Pharmaceuticals.......................................................
Agouron Pharmaceuticals Available Dividend Amount.............................
Agouron Stock Right...........................................................
Articles of Incorporation.....................................................
Available Dividend Amount.....................................................
Board.........................................................................
California Corporations Code..................................................
ChaseMellon...................................................................
Code..........................................................................
Commercial Product or Service.................................................
Commission....................................................................
Common Stock..................................................................
Common Stock Right............................................................
Company.......................................................................
Convertible Securities........................................................
Designated Shares.............................................................
Distribution Date.............................................................
Division......................................................................
Divisional Stock..............................................................
Divisional Stock Proposal.....................................................
Divisional Stocks.............................................................
Effective Date................................................................
Equity Line...................................................................
ESPP..........................................................................
Exchange Act..................................................................
Existing Certificates.........................................................
Existing Common Stock.........................................................
Fair Market Value.............................................................
FDA...........................................................................
GART..........................................................................
GMP...........................................................................
GnRH..........................................................................
HMOs..........................................................................
Interdivision Transactions....................................................
IRS...........................................................................
Key Oncology Innovations Division Program.....................................
Meeting.......................................................................
Merger Right..................................................................
MMPs..........................................................................
Nasdaq Market (US)............................................................
Nasdaq National Market........................................................
Nasdaq Pharmaceuticals........................................................
Oncology Division Stock.......................................................
Oncology Innovations Division Designated Shares...............................

Oncology Innovations Division Available Dividend Amount.......................
Oncology Stock Right..........................................................
Other Property................................................................
PaineWebber...................................................................
PARP..........................................................................
Participating Preferred Stock.................................................
Permitted Offer...............................................................
Plan..........................................................................
Pre-Effectiveness Convertible Securities......................................
Preferred Stock...............................................................
PricewaterhouseCoopers LLP....................................................
Proxy Statement...............................................................
Purchase Date.................................................................
Purchasing Division...........................................................
Reclassification..............................................................
Record Date...................................................................
Redemption Price..............................................................
Registration Statement........................................................
Restated Articles of Incorporation............................................
Restated Rights Agreement.....................................................
Rights........................................................................
Rights Agent..................................................................
Rights Agreement..............................................................
Securities Act................................................................
Selling Division..............................................................
Series B Shares...............................................................
Series C Shares...............................................................
Series B Participating Preferred Stock........................................
Series C Participating Preferred Stock........................................
Shareholder Rights Plan.......................................................
Stock Option Plan.............................................................
Stock Plans...................................................................
Subscription Right............................................................
TIN...........................................................................
VEGF..........................................................................
Voting Stock..................................................................

                                    ANNEX II

                                    RESTATED


                            ARTICLES OF INCORPORATION

                                       OF

                          AGOURON PHARMACEUTICALS, INC.


Peter Johnson and Gary E. Friedman certify that:

         1.  They  are  the  President  and  Secretary,   respectively,  of
AGOURON PHARMACEUTICALS, INC. a California corporation ("Corporation").

         2. The articles of incorporation of the Corporation are amended and restated to read as follows:

                                    ARTICLE I

         The name of the Corporation is Agouron Pharmaceuticals, Inc.

                                   ARTICLE II

         The purpose of the Corporation is to engage in any lawful act or activity for which a Corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                   ARTICLE III

         A. CLASSES OF STOCK. The Corporation is authorized to issue two classes of shares to be designated Common Stock ("Common Stock") and Preferred Stock ("Preferred Stock"), respectively. The total number of shares of capital stock that the Corporation is authorized to issue is one hundred fifty-two million (152,000,000). The total number of shares of Common Stock the Corporation shall have authority to issue is one hundred fifty million (150,000,000). The total number of shares of Preferred Stock the Corporation shall have authority to issue is two million (2,000,000). Certain capitalized terms used in this Article III shall have the meanings set forth in Section E.6.

         B. DESIGNATIONS AND AMOUNTs.

         1. COMMON STOCK. Seventy-five million (75,000,000) shares of the Common Stock are designated "Agouron Pharmaceuticals Common Stock" ("Agouron Pharmaceuticals Stock") and twenty-five million (25,000,000) shares of the Common Stock are designated "Agouron Oncology Division Common Stock" ("Oncology Division Stock")*. The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to divide undesignated shares of the Common Stock into any number of series, and to fix the designation and number of shares of each such series. The Board of Directors may determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of Common Stock as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares and as may be permitted by the General Corporation Law of California. The Board of Directors (within the limits

--------------
* The designated name "Agouron Oncology Division Stock" is subject to change. The exact name of the series of Common Stock will be determined by the Company prior to the Effective Date.

and restrictions stated herein or within any resolution adopted by it originally fixing the number of shares of any series) may increase or decrease the number of shares of any series (including the Agouron Pharmaceuticals Stock and the Oncology Division Stock); provided, that no decrease shall reduce the number of shares of such series to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

         Upon the effectiveness of these Restated Articles of Incorporation (the "Effective Date"), and without any further action on the part of the Corporation or its shareholders, each share of the Corporation's outstanding Common Stock shall automatically be reclassified as one share of Agouron Pharmaceuticals Stock and _______[XXX]_________ share of Oncology Division Stock, each being a share of a series of a single class of Common Stock. For purposes of this
Article III, (i) the Agouron Pharmaceuticals Stock, when issued, shall be fully paid and nonassessable and shall be considered issued in respect of Agouron Pharmaceuticals (defined below), and (ii) the Oncology Division Stock, when issued, shall be fully paid and nonassessable and shall be considered issued in respect of the Oncology Division (defined below).

         2. PREFERRED STOCK. Two Hundred Thousand (200,000) shares of the Preferred Stock are designated "Series B Participating Preferred Stock" and Two Hundred Thousand (200,000) shares of the Preferred Stock are designated "Series C Participating Preferred Stock." The Board of Directors is expressly authorized to divide undesignated shares of the Preferred Stock into any number of series, and to fix the designation and number of shares of each such series. The Board of Directors may determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of Preferred Stock as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares and as may be permitted by the General Corporation Law of California. The Board of Directors (within the limits and restrictions stated herein or within any resolution adopted by it originally fixing the number of shares of any series) may increase or decrease the number of shares of any series (including the Series B Participating Preferred Stock and the Series C Participating Preferred Stock); provided, that no decrease shall reduce the number of shares of such series to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

         C. AGOURON PHARMACEUTICALS STOCK. The rights, preferences, privileges, restrictions and other matters relating to the Agouron Pharmaceuticals Stock are as follows:

         1. DIVIDENDS AND DISTRIBUTIONS. Subject to the express terms of any outstanding series of Preferred Stock, dividends may be declared and paid upon Agouron Pharmaceuticals Stock, in such amounts and at such times as the Board of Directors may determine, only out of the lesser of (a) funds of the Corporation legally available therefor and (b) the Agouron Pharmaceuticals Available Dividend Amount (as defined below).

         2. VOTING RIGHTS. The holders of Agouron Pharmaceuticals Stock, voting together with the holders of shares of all other series of Common Stock as a single class of stock, shall have the right to vote for the election of directors and on all other matters requiring action by the shareholders or submitted to the shareholders for action, except as otherwise set forth in the terms of any outstanding series of Preferred Stock or as may be determined by the Board of Directors in establishing any series of Common or Preferred Stock or as may otherwise be required by law. Each share of Agouron Pharmaceuticals Stock shall entitle the holder thereof to one vote.

         3. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the rights of the holders of Agouron Pharmaceuticals Stock shall be as follows:

                  (a) After the Corporation has satisfied or made provision for its debts and obligations and for the payment to the holders of shares of any class or series of capital stock having preferential rights to receive distributions of the net assets of the Corporation (including any accumulated and unpaid dividends), the holders of Agouron Pharmaceuticals Stock shall be entitled to receive the net assets of the Corporation remaining for distribution, on a per share basis in proportion to the respective liquidation units per share of all series of Common Stock. Each share of Agouron Pharmaceuticals Stock shall have one hundred (100) liquidation units.

                  (b) For the purposes of Section C.3.(a), any merger or business combination involving the Corporation or any sale of all or substantially all of the assets of the Corporation shall not be treated as a liquidation.

         D. ONCOLOGY DIVISION STOCK. The rights, preferences, privileges, restrictions and other matters relating to the Oncology Division Stock are as follows:

         1. DIVIDENDS AND DISTRIBUTIONS. Subject to the express terms of any outstanding series of Preferred Stock, dividends may be declared and paid upon the Oncology Division Stock, in such amounts and at such times as the Board of Directors may determine, only out of the lesser of (a) funds of the Corporation legally available therefor and (b) the Oncology Division Available Dividend Amount (as defined below).


         2. VOTING RIGHTS. The holders of Oncology Division Stock, voting together with the holders of shares of all other series of Common Stock as a single class of stock, shall have the right to vote for the election of directors and on all other matters requiring action by the shareholders or submitted to the shareholders for action, except as otherwise set forth in the terms of any outstanding series of Preferred Stock or as may be determined by the Board of Directors in establishing any series of Common or Preferred Stock or as may otherwise be required by law. Each share of Oncology Division Stock shall subject to Section E.3. below entitle the holder thereof to a number of votes (including a fraction of one vote) equal to the quotient (expressed as a decimal and rounded to the nearest three decimal places) obtained by dividing
(i) the number of Total Oncology Division Votes (defined below) by (ii) the number of outstanding shares of Oncology Division Stock on the date which shall be the earlier of (x) the 90th day following the first day the Oncology Division Stock commences trading on a national securities exchange or the Nasdaq Stock Market or (y) the record date for determining shareholders entitled to notice of or to vote at the first meeting of shareholders (or to give consent to corporate action) following the Effective Date. The number of votes so determined to which the holder of each share of Oncology Division Stock shall be entitled shall remain fixed through June 30, 2000. On July 1, 2000 and on each July 1 every two years thereafter, the number of votes to which the holder of each share of Oncology Division Stock shall be entitled shall be adjusted and fixed for the immediately succeeding two-year period to equal the quotient (expressed as a decimal and rounded to the nearest three decimal places) obtained by dividing
(i) the number of Total Oncology Division Votes by (ii) the number of outstanding shares of Oncology Division Stock on each such date. If no shares of Agouron Pharmaceuticals Stock are outstanding on such date, then all other series of voting Common Stock outstanding on such date shall have a number of votes such that each share of the series of outstanding Common Stock that has the largest Market Capitalization (defined below) on such date (the "Base Series") shall have one vote and each share of each other series of outstanding Common Stock shall have the number of votes determined according to the immediately preceding sentence, treating, for such purpose, the Base Series as the Agouron Pharmaceuticals Stock in such sentence. Moreover, if shares of Oncology Division Stock are entitled to vote separately as a class as to any matter, each share of Oncology Division Stock shall have one vote as to such matter.

         3. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the rights of the holders of Oncology Division Stock shall be as follows:

                  (a) After the Corporation has satisfied or made provision for its debts and obligations and for the payment to the holders of shares of any class or series of capital stock having preferential rights to receive distributions of the net assets of the Corporation (including any accumulated and unpaid dividends), the holders of Oncology Division Stock shall be entitled to receive the net assets of the Corporation remaining for distribution, on a per share basis in proportion to the respective liquidation units per share of all series of Common Stock. Each share of Oncology Division Stock shall, subject to Section E.3. below, have _____[XXX]_____ liquidation units.

                  (b) For purposes of paragraph (a) of this Section D.3., any merger or business combination involving the Corporation or any sale of all or substantially all of the assets of the Corporation shall not be treated as a liquidation.

         4. CONVERSION OR REDEMPTION OF ONCOLOGY DIVISION STOCK. Shares of Oncology Division Stock are subject to conversion and/or redemption upon the terms and conditions set forth below:

                  (a) OPTIONAL CONVERSION AND/OR REDEMPTION OF ONCOLOGY DIVISION
STOCK. The Board of Directors may at any time declare that each of the outstanding shares of Oncology Division Stock shall, on an "Exchange Date" set forth in a notice to holders of Oncology Division Stock pursuant to Section E.1.(a), (i) be converted to a number of fully paid and nonassessable shares of Agouron Pharmaceuticals Stock (calculated to the nearest five decimal places) equal to (1) 125% of the Fair Market Value (defined below) of one share of the Oncology Division Stock (the "Exchange Amount") as of the date of the first public announcement by the Corporation of such conversion (the "Announcement Date") divided by (2) the Fair Market Value of one share of Agouron Pharmaceuticals Stock as of such Announcement Date or (ii) be redeemed for cash equal to the Exchange Amount, provided that there are funds of the Corporation legally available therefor, or (iii) be converted into and redeemed for any combination of Agouron Pharmaceuticals Stock and cash equal to the Exchange Amount as determined by the Board of Directors.

                  (b) MANDATORY CONVERSION AND/OR REDEMPTION OF ONCOLOGY DIVISION STOCK. In the event of the Disposition (defined below), in one transaction or a series of related transactions, by the Corporation of all or substantially all of the properties and assets allocated to the Oncology Division (other than in connection with the Disposition by the Corporation of all or substantially all of its properties and assets in one transaction or a series of related transactions) to any person, entity or group (other than (x) any entity in which the Corporation, directly or indirectly, owns all of the equity interest or (y) any entity formed at the direction of the Corporation in connection with obtaining financing for the programs or products of the Oncology Division), the Corporation shall, on or prior to the first Business Day after the 90th day following the consummation of such Disposition, for each outstanding share of Oncology Division Stock (i) convert such share to a number of fully paid and nonassessable shares of Agouron Pharmaceuticals Stock (calculated to the nearest five decimal places) equal to (1) the Exchange Amount as of the consummation date of such Disposition (the "Consummation Date") divided by (2) the Fair Market Value of one share of Agouron Pharmaceuticals Stock as of such Consummation Date, or (ii) redeem such share for cash equal to the Exchange Amount, provided that there are funds of the Corporation legally available therefor, or (iii) convert such share into and redeem such share for any combination of Agouron Pharmaceuticals Stock and cash equal to the Exchange Amount as determined by the Board of Directors. For purposes of this paragraph
(b):

                           (1)      "substantially  all of the  properties  and
assets allocated to the Oncology Division" shall mean a portion of the properties and assets allocated to the Oncology Division that represents at least 80% of the then-current fair value (as determined by the Board of Directors) of the properties and assets allocated to the Oncology Division; and

                           (2)      in the case of a Disposition of properties
and assets in a series of related transactions, such Disposition shall not be deemed to have been consummated until the consummation of the last of such transactions.

                  (c) Notwithstanding the foregoing provisions of paragraph (a) of this Section D.4., the Corporation shall convert Oncology Division Stock to Agouron Pharmaceuticals Stock as provided in paragraph (a) only if (i) the Corporation is a Listed Corporation both at the time of the original issuance of Oncology Division Stock and at the time of the conversion and (ii) Agouron Pharmaceuticals Stock is then Publicly Traded. If Agouron Pharmaceuticals Stock is not Publicly Traded and shares of another class or series of Common Stock (other than Oncology Division Stock) are then Publicly Traded, the Board of Directors may convert Oncology Division Stock into fully paid and nonassessable shares of such other class or series of Common Stock as has the largest Market Capitalization as of the close of business on the trading day immediately preceding the date of the notice to holders of Oncology Division Stock required by Section E.1.(a).

         E.       GENERAL PROVISIONS REGARDING THE COMMON STOCK.

         1. GENERAL CONVERSION PROVISIONS. In the event of any conversion of any series of Common Stock (the "Exchange Stock") for shares of Agouron Pharmaceuticals Stock pursuant to the provisions of these Articles of Incorporation (or for shares of another class or series of Common Stock pursuant to the last sentence of Section D.4.(c) in which event all reference to Agouron Pharmaceutical Stock in this Section E.1. shall be deemed to refer to such other class or series of Common Stock), the following provisions shall apply:

                  (a) The Corporation shall cause to be given to each record holder of shares of the Exchange Stock a notice stating (i) that shares of Exchange Stock shall be converted to shares of Agouron Pharmaceuticals Stock, or redeemed for cash, or a combination thereof, as the case may be, (ii) the date on which the exchange shall become effective (the "Exchange Date"), (iii) the number of shares of Agouron Pharmaceuticals Stock, the amount of cash or the combination thereof to be received by such holder with respect to each share of the Exchange Stock held by such holder, including details as to the calculation thereof and (iv) the place or places where certificates for shares of Exchange Stock, properly endorsed or assigned for transfer, are to be surrendered for delivery of certificates for shares of Agouron Pharmaceuticals Stock or cash or a combination thereof (unless the Corporation shall waive such requirement). Such notice shall be sent by first-class mail, postage prepaid, not less than 30 nor more than 60 days prior to the Exchange Date to each holder of shares of Exchange Stock at such holder's address as the same appears on the stock transfer books of the Corporation. Neither the failure to mail such notice to any particular holder of shares of Exchange Stock nor any defect therein shall affect the sufficiency thereof with respect to any other holder of shares of Exchange Stock.

                  (b) The Corporation shall not be required to issue or deliver fractional shares of Agouron Pharmaceuticals Stock to any holder of shares of Exchange Stock upon any such conversion. If more than one share of Exchange Stock shall be held by the same holder of record, the Corporation shall aggregate the number of shares of Agouron Pharmaceuticals Stock that shall be issuable to such holder upon any such conversion. If the total number of shares of Agouron Pharmaceuticals Stock to be so issued to any holder of record of shares of Exchange Stock includes a fraction, the Corporation shall, if such fraction is not issued or delivered to such holder, either arrange for the disposition of such fraction by or on behalf of such holder or pay to such holder the cash value of such fraction, based upon the Fair Market Value of the Agouron Pharmaceuticals Stock on the Exchange Date.

                  (c) No adjustments in respect of dividends shall be made upon the conversion of any shares of Exchange Stock; provided, however, that if the Exchange Date shall be subsequent to the record date for determining holders of Exchange Stock entitled to the payment of a dividend or other distribution thereon or with respect thereto, the holders of shares of Exchange Stock at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the exchange of such shares.

                  (d) Before any holder of shares of Exchange Stock shall be entitled to receive certificates representing shares of Agouron Pharmaceuticals Stock or cash or a combination thereof to be received by such holder with respect to the conversion of such shares of Exchange Stock, such holder shall surrender at such place as the Corporation shall specify certificates for such shares of Exchange Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement). The Corporation will as soon as practicable after such surrender of certificates representing such shares of Exchange Stock deliver to the person for whose account such shares of Exchange Stock were so surrendered, or to the nominee or nominees of such person, certificates representing the number of shares of Agouron Pharmaceuticals Stock or cash or a combination thereof to which such person shall be entitled as aforesaid, together with any fractional share payment contemplated by Section E.1.(b).

                  (e) From and after the Exchange Date, all rights of a holder of shares of Exchange Stock shall cease except for the right, upon surrender of the certificates representing such shares of Exchange Stock, to receive certificates representing shares of Agouron Pharmaceuticals Stock or cash or a combination thereof, together with any fractional share payment contemplated by Section E.1.(b) and rights to dividends as provided in Section E.1.(c). No holder of a certificate that immediately prior to the Exchange Date represented shares of Exchange Stock shall be entitled to receive any dividend or other distribution with respect to the Agouron Pharmaceuticals Stock to be issued in exchange until surrender of such holder's certificate for a certificate or certificates representing shares of Agouron Pharmaceuticals Stock (unless the Corporation shall waive such requirement). Upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) which had become payable with respect to a record date after the Exchange Date, but that were not paid by reason of the foregoing, with respect to the number of shares of Agouron Pharmaceuticals Stock represented by the certificate or certificates issued upon such surrender. From and after the Exchange Date, the Corporation shall, however, be entitled to treat the certificates for Exchange Stock that have not yet been surrendered for exchange as evidencing the ownership of the number of shares of Agouron Pharmaceuticals Stock for which the shares of Exchange Stock represented by such certificates shall have been converted, notwithstanding the failure to surrender such certificates.

                  (f) The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of any shares of Agouron Pharmaceuticals Stock in exchange for shares of Exchange Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of any shares of Agouron Pharmaceuticals Stock issued in exchange in a name other than that in which the shares of Exchange Stock so exchanged were registered and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation that such tax has been paid or that no such tax is due.

                  (g) After the Exchange Date, any share of Exchange Stock issued upon conversion or exercise of any Convertible Security (defined below) shall, immediately upon issuance pursuant to such conversion or exercise and without any notice or any other action on the part of the Corporation or its Board of Directors or the holder of such share of Exchange Stock, be exchanged for the number of shares of Agouron Pharmaceuticals Stock or cash or combination thereof (together with any payments in lieu of fractional shares or dividends, if any) that a holder of such Convertible Security would have been entitled to receive pursuant to the terms of such Convertible Security had such terms provided that the conversion privilege in effect immediately prior to any conversion by the Corporation of any shares of Exchange Stock for shares of any other capital stock of the Corporation would be adjusted so that the holder of any such Convertible Security thereafter surrendered for conversion would be entitled to receive the number of shares of capital stock of the Corporation he or she would have owned immediately following such action had such Convertible Security been converted immediately prior to such exchange; provided, however the foregoing provisions shall not apply to the extent that equivalent adjustments are otherwise made pursuant to the provisions of such Convertible Security.

         2. DISCRIMINATION BETWEEN SERIES OF COMMON STOCk. Subject to the provisions of each series of Common Stock regarding the payment of dividends on such series of Common Stock, the Board of Directors may, in its sole discretion, declare and pay dividends exclusively on any series of Common Stock, or all series, in equal or unequal amounts, notwithstanding the amounts available for the payment of dividends on any series, the respective voting and liquidation rights of each series, the amounts of prior dividends declared on each series or any other factor.

         3. ADJUSTMENTS RELATIVE TO VOTING RIGHTS AND LIQUIDATION. Notwithstanding any other provision herein to the contrary, if at any time the Corporation shall in any manner subdivide (by stock split, reclassification or otherwise) or combine (by reverse stock split, reclassification or otherwise) the outstanding shares of any series of Common Stock, or pay a dividend or make a distribution in shares of any series of Common Stock to holders of such series, the per share voting rights and the liquidation units of each series of Common Stock other than the Agouron Pharmaceuticals Stock shall be appropriately adjusted so as to avoid dilution in the aggregate voting and liquidation rights of any series; provided, however, that the issuance by the Corporation of shares of any series of Common Stock (whether by a dividend or otherwise) to the holders of any other series of Common Stock shall not require adjustment pursuant to this paragraph.

         4. RANK. All series of Common Stock shall rank junior with respect to the payment of dividends and the distribution of assets to all series of the Preferred Stock that specifically provide that they shall rank prior to the Common Stock. Nothing herein shall preclude the Board of Directors from creating any series of Preferred Stock ranking on a parity with or prior to the Common Stock as to any rights or preferences (including without limitation, the payment of dividends or the distribution of assets).

         5. FRACTIONAL SHARES. Any series of Common Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of such series of Common Stock.

         6. DEFINITIONS. As used in these Articles of Incorporation, the following terms shall have the following meanings (with terms defined in the singular having comparable meaning when used in the plural and vice versa), unless another definition is provided or the context otherwise requires:

                  (a) "Agouron Pharmaceuticals" shall mean, at any time, the Corporation's interest in (i) all of the businesses, products or development or research programs in which the Corporation or any of its subsidiaries (or any of their predecessors or successors) is or has been engaged, directly or indirectly, other than those allocated to any business unit of the Corporation represented by a series of Common Stock other than the Agouron Pharmaceuticals Stock; and (ii) all assets and liabilities of the Corporation to the extent allocated to any such businesses, products or development or research programs in accordance with generally accepted accounting principles consistently applied for all of the Corporation's business units. From and after the date on which all of the outstanding shares of any series of Common Stock are exchanged for shares of Agouron Pharmaceuticals Stock, cash or a combination thereof, all of the businesses, products, development or research programs, assets and liabilities of the business unit represented by such series of Common Stock shall be included in Agouron Pharmaceuticals. Agouron Pharmaceuticals shall be represented by the Agouron Pharmaceuticals Stock.

                  (b) "Agouron Pharmaceuticals Available Dividend Amount," on any date, shall mean the amount legally available for the payment of dividends determined in accordance with the California General Corporation Law applied as if Agouron Pharmaceuticals were a separate corporation.

                  (c) "Business Day" shall mean each weekday other than a national holiday observed by any national securities exchange or The Nasdaq Stock Market.

                  (d)  "Convertible   Securities"   shall  mean  any  securities
(including employee stock options) of the Corporation that are convertible into or evidence the right to purchase any shares of any series of Common Stock.

                  (e) "Disposition" shall mean the sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) of any properties or assets, other than by pledge, hypothecation or grant of any security interest in such properties or assets.

                  (f) "Fair Market Value" as to shares of any series of stock shall as of any date mean the average Market Value of one share for the 20 consecutive trading days commencing on the 30th trading day prior to such date. The "Market Value" for any trading day shall mean the average of the high and low selling prices per share on such day (or if there was no trading of such shares on that day, on the next preceding day on which there was such trading)
(i) as reported by The Nasdaq Stock Market or a similar source selected from time to time by the Corporation for the purpose or (ii) if the shares of such series of stock become listed or admitted to trading on a national securities exchange, as reported on the prevailing composite tape reporting transactions on such national securities exchange or, if such composite tape shall not be in use or shall not report transactions in such shares, the reported sales prices regular way on the principal national securities exchange on which such shares are listed or admitted to trading (which shall be the national securities exchange on which the greatest number of shares of such series of stock has been traded during such consecutive trading days). In the event such Market Values are unavailable, Fair Market Value shall be determined by the Board of Directors.

                  (g) "Listed Corporation" shall mean (i) a corporation with outstanding shares listed on the New York Stock Exchange or the American Stock Exchange, (ii) a corporation with outstanding securities designated as qualified for trading as a national market system security on the National Association of Securities Dealers Automatic Quotation System (or any successor national market system) if the corporation has at least 800 holders of its equity securities as of the record date of the corporation's most recent annual meeting of shareholders or (iii) a corporation meeting the definition of "Listed Corporation" under Section 301.5 of the California Corporations Code (as such
Section 301.5 may be amended from time to time).

                  (h) "Market Capitalization" shall mean, with respect to any series of Common Stock as of any date of determination, the product of (i) the Fair Market Value of one share of such series as of such date and (ii) the number of shares of such series issued and outstanding as of such date.

                  (i) "Oncology Division"* shall mean, at any time, the Corporation's interest in (i) the following businesses, products, or development or research programs: (A) the clinical program developing anti-angiogenic agent AG3340, (B) the clinical program developing anti-angiogenic agent AG3433, (C) the clinical program developing anti-angiogenic agent AG2034, (D) the clinical program developing anti-angiogenic agent AG2037, (E) the research program developing cdk Inhibitor, (F) the research program developing GnRH Antagonist,
(G) the research program developing PARP, and (H) the research program developing VEGF Inhibitor; (ii) all assets and liabilities of the Corporation to the extent allocated to any such businesses, products or development or research programs in accordance with generally accepted accounting principles consistently applied for all of the Corporation's business units; and (iii) such businesses, products, or development or research programs developed in, or acquired by the Corporation for, the Oncology Division after the Effective Date, in each case as determined by the Board of Directors; provided, however, that, from and after any Disposition or transfer to Agouron Pharmaceuticals of any business, product, development or research program, assets or properties, the Oncology Division shall no longer include the business, product, development program, research program, assets or properties so disposed of or transferred. The Oncology Division shall be represented by the Oncology Division Stock.

                  (j) "Oncology Division Available Dividend Amount," on any date, shall mean the amount legally available for the payment of dividends determined in accordance with the California General Corporation Law applied as if the Oncology Division were a separate corporation.

                  (k) "Publicly Traded" shall mean any security listed or qualified for trading on a stock exchange or market system described in the foregoing definition of Listed Corporation.

                  (l) "Total Oncology Division Votes" on any date shall mean the number of votes equal to the product of (i) the number of Total Votes minus the number of shares of outstanding Agouron Pharmaceuticals Stock, times (ii) the quotient obtained by dividing (A) the Market Capitalization of Oncology Division Stock, by (B) the sum of the Market Capitalization of all series of Common Stock other than Agouron Pharmaceuticals Stock.

                  (m) "Total Votes" on any date shall mean the number of votes obtained by dividing (i) the number of outstanding shares of Agouron Pharmaceuticals Stock, by (ii) the quotient obtained by dividing (A) the Market Capitalization of Agouron Pharmaceuticals Stock, by (B) the sum of the Market Capitalization of all series of Common Stock.

         7. DETERMINATIONS BY THE BOARD OF DIRECTORS. Any determinations with respect to any division of the Corporation for purposes of this Article III or the rights of holders of any series of Common Stock made by the Board of Directors of the Corporation in good faith pursuant to or in furtherance of any provision of these Articles of Incorporation relating to the Common Stock shall be final and binding on all stockholders of the Corporation.

         F. SERIES B PARTICIPATING PREFERRED STOCK. The rights, preferences, privileges, restrictions and other matters relating to the Series B Participating Preferred Stock are as follows:

-----------
* The designated name "Agouron Oncology Division Stock" is subject to change. The exact name of the series of Common Stock will be determined by the Company prior to the Effective Date.

         1.       DIVIDENDS AND DISTRIBUTIONS.

                  (a) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series B Participating Preferred Stock with respect to dividends, the holders of shares of Series B Participating Preferred Stock in preference to the holders of shares of Common Stock and any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Participating Preferred Stock in an amount per share (rounded to the nearest cent) equal to the greater of (i) $100 per share of Series B Participating Preferred Stock, or (ii) subject to the provision for adjustment hereinafter set forth, 10,000 times the aggregate per share amount of all cash dividends, and 10,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Agouron Pharmaceuticals Stock or a subdivision of the outstanding shares of Agouron Pharmaceuticals Stock (by reclassification or otherwise), declared on the Agouron Pharmaceuticals Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Participating Preferred Stock. In the event the Corporation shall at any time after the Effective Date (A) declare any dividend on Agouron Pharmaceuticals Stock payable in shares of Agouron Pharmaceuticals Stock, (B) subdivide the outstanding Agouron Pharmaceuticals Stock or (C) combine the outstanding Agouron Pharmaceuticals Stock into a smaller number of shares, by reclassification or otherwise, then in each such case the amount to which holders of shares of Series B Participating Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Agouron Pharmaceuticals Stock outstanding immediately after such event and the denominator of which is the number of shares of Agouron Pharmaceuticals Stock that were outstanding immediately prior to such event.

                  (b) The Corporation shall declare a dividend or distribution on the Series B Participating Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Agouron
Pharmaceuticals Stock (other than a dividend payable in shares of Agouron Pharmaceuticals Stock); provided that, in the event no dividend or distribution shall have been declared on the Agouron Pharmaceuticals Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $100 per share on the Series B Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of a share or fraction of a share of Series B Participating Preferred Stock unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of such issue, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than thirty (30) days prior to the date fixed for the payment thereof.

         2. VOTING RIGHTS. The holders of shares of Series B Participating Preferred Stock shall have the following voting rights:

                  (a) Subject to the provision for adjustment hereinafter set forth, each share of Series B Participating Preferred Stock shall entitle the holder thereof to 10,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Effective Date (i) declare any dividend on Agouron Pharmaceuticals Stock payable in shares of Agouron Pharmaceuticals Stock, (ii) subdivide the outstanding Agouron Pharmaceuticals Stock into a greater number of shares or
(iii) combine the outstanding Agouron Pharmaceuticals Stock into a smaller number of shares, by reclassification or otherwise, then in each such case the number of votes per share to which holders of shares of Series B Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Agouron Pharmaceuticals Stock outstanding immediately after such event and the denominator of which is the number of shares of Agouron Pharmaceuticals Stock outstanding immediately prior to such event.

                  (b) Except as otherwise provided herein or by law, the holders of shares of Series B Participating Preferred Stock, the Series C Participating Preferred Stock and all series of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                  (c) Except as set forth herein or as otherwise required by law, holders of Series B Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         3.       CERTAIN RESTRICTIONS.

                  (a) Whenever quarterly dividends or other dividends or distributions payable on the Series B Participating Preferred Stock as provided in Section F.1. are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                  (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Participating Preferred Stock;

                  (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Participating Preferred Stock except dividends paid ratably on the Series B Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Participating Preferred Stock provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Participating Preferred Stock; or

                  (iv) purchase or otherwise acquire for consideration any shares of Series B Participating Preferred Stock or any shares of stock ranking on a parity with the Series B Participating Preferred Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section F.3., purchase or otherwise acquire such shares at such time and in such manner.

         4. REACQUIRED SHARES. Any shares of Series B Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

         5.       LIQUIDATION, DISSOLUTION OR WINDING Up.

                  (a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to Series B Participating Preferred Stock unless, prior thereto, the holders of shares of Series B Participating Preferred Stock shall have received per share, the greater of $10,000 or 10,000 (as appropriately adjusted as set forth in paragraph (c) below to reflect such events as stock splits, stock dividends and recapitalization with respect to the Agouron Pharmaceuticals Stock (the "Series B Adjustment Number")) times the payment to be made per share of Agouron Pharmaceuticals Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series B Liquidation Preference").

                  (b) In the event there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series B Participating Preferred Stock then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

                  (c) In the event the Corporation shall at any time after the Effective Date (i) declare any dividend on Agouron Pharmaceuticals Stock payable in shares of Agouron Pharmaceuticals Stock, (ii) subdivide the outstanding Agouron Pharmaceuticals Stock, or (iii) combine the outstanding Agouron Pharmaceuticals Stock into a smaller number of shares, by reclassification or otherwise, then in each such case the Series B Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Series B Adjustment Number by a fraction the numerator of which is the number of shares of Agouron Pharmaceuticals Stock outstanding immediately after such event and the denominator of which is the number of shares of Agouron Pharmaceuticals Stock that were outstanding immediately prior to such event.

         6. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Agouron Pharmaceuticals Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series B Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 10,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Agouron Pharmaceuticals Stock is changed or exchanged. In the event the Corporation shall at any time after the Effective Date (a) declare any dividend on Agouron Pharmaceuticals Stock payable in shares of Agouron Pharmaceuticals Stock, (b) subdivide the outstanding Agouron Pharmaceuticals Stock or (c) combine the outstanding Agouron Pharmaceuticals Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Agouron Pharmaceuticals Stock outstanding immediately after such event and the denominator of which is the number of shares of Agouron Pharmaceuticals Stock that are outstanding immediately prior to such event.

         7. REDEMPTION. The shares of Series B Participating Preferred Stock shall not be redeemable.

         8. RANKING. The Series B Participating Preferred Stock shall rank on a parity with the Series C Participating Preferred Stock and junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

         9. AMENDMENT. The Articles of Incorporation and the Bylaws of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of Series B Participating Preferred Stock voting separately as a class.

         10. FRACTIONAL SHARES. Series B Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Participating Preferred Stock.

         G. SERIES C PARTICIPATING PREFERRED STOCk. The rights, preferences, privileges, restrictions and other matters relating to the Series C Participating Preferred Stock are as follows:

         1.       DIVIDENDS AND DISTRIBUTIONs.

                  (a) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series C Participating Preferred Stock with respect to dividends, the holders of shares of Series C Participating Preferred Stock in preference to the holders of shares of Common Stock and any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Participating Preferred Stock in an amount per share (rounded to the nearest cent) equal to the greater of (i) $100 per share of Series C Participating Preferred Stock, or (ii) subject to the provision for adjustment hereinafter set forth, 10,000 times the aggregate per share amount of all cash dividends, and 10,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Oncology Division Stock or a subdivision of the outstanding shares of Oncology Division Stock (by reclassification or otherwise), declared on the Oncology Division Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date since the first issuance of any share or fraction of a share of Series C Participating Preferred Stock. In the event the Corporation shall at any time after the Effective Date (A) declare any dividend on Oncology Division Stock payable in shares of Oncology Division Stock, (B) subdivide the outstanding Oncology Division Stock or (C) combine the outstanding Oncology Division Stock into a smaller number of shares, by reclassification or otherwise, then in each such case the amount to which holders of shares of Series C Participating Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Oncology Division Stock outstanding immediately after such event and the denominator of which is the number of shares of Oncology Division Stock that were outstanding immediately prior to such event.

                  (b) The Corporation shall declare a dividend or distribution on the Series C Participating Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Oncology Division Stock (other than a dividend payable in shares of Oncology Division Stock); provided that, in the event no dividend or distribution shall have been declared on the Oncology Division Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $100 per share on the Series C Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series C Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of a share or fraction of a share of Series C Participating Preferred Stock unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of such issue, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series C Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than thirty (30) days prior to the date fixed for the payment thereof.

         2. VOTING RIGHTs. The holders of shares of Series C Participating Preferred Stock shall have the following voting rights:

                  (a) Subject to the provision for adjustment hereinafter set forth, each share of Series C Participating Preferred Stock shall entitle the holder thereof to 10,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Effective Date (i) declare any dividend on Oncology Division Stock payable in shares of Oncology Division Stock, (ii) subdivide the outstanding Oncology Division Stock into a greater number of shares or (iii) combine the outstanding Oncology Division Stock into a smaller number of shares, by reclassification or otherwise, then in each such case the number of votes per share to which holders of shares of Series C Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Oncology Division Stock outstanding immediately after such event and the denominator of which is the number of shares of Oncology Division Stock outstanding immediately prior to such event.

                  (b) Except as otherwise provided herein or by law, the holders of shares of Series C Participating Preferred Stock, the Series B Participating Preferred Stock and all series of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                  (c) Except as set forth herein or as otherwise required by law, holders of Series C Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         3.       CERTAIN RESTRICTIONS.

                  (a) Whenever quarterly dividends or other dividends or distributions payable on the Series C Participating Preferred Stock as provided in Section G.1. are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                  (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Participating Preferred Stock;

                  (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Participating Preferred Stock, except dividends paid ratably on the Series C Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series C Participating Preferred Stock; or

                  (iv) purchase or otherwise acquire for consideration any shares of Series C Participating Preferred Stock or any shares of stock ranking on a parity with the Series C Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section G.3., purchase or otherwise acquire such shares at such time and in such manner.

         4. REACQUIRED SHARES. Any shares of Series C Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

         5.       LIQUIDATION, DISSOLUTION OR WINDING UP.

                  (a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to Series C Participating Preferred Stock unless, prior thereto, the holders of shares of Series C Participating Preferred Stock shall have received per share, the greater of $10,000 or 10,000 (as appropriately adjusted as set forth in paragraph (c) below to reflect such events as stock splits, stock dividends and recapitalization with respect to the Oncology Division Stock (the "Series C Adjustment Amount")) times the payment to be made per share of Oncology Division Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series C Liquidation Preference").

                  (b) In the event there are not sufficient assets available to permit payment in full of the Series C Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series C Participating Preferred Stock then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

                  (c) In the event the Corporation shall at any time after the Effective Date (i) declare any dividend on Oncology Division Stock payable in shares of Oncology Division Stock, (ii) subdivide the outstanding Oncology Division Stock, or (iii) combine the outstanding Oncology Division Stock into a smaller number of shares, by reclassification or otherwise, then in each such case the Series C Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Series C Adjustment Number by a fraction the numerator of which is the number of shares of Oncology Division Stock outstanding immediately after such event and the denominator of which is the number of shares of Oncology Division Stock that were outstanding immediately prior to such event.

         6. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Oncology Division Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series C Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision  for  adjustment  hereinafter  set  forth)  equal to 10,000  times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Oncology Division Stock is changed or exchanged. In the event the Corporation shall at any time after the Effective Date (a) declare any dividend on Oncology Division Stock payable in shares of Oncology Division Stock, (b) subdivide the outstanding Oncology Division Stock or (c) combine the outstanding Oncology Division Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Oncology Division Stock outstanding immediately after such event and the denominator of which is the number of shares of Oncology Division Stock.

         7. REDEMPTION. The shares of Series C Participating Preferred Stock shall not be redeemable.

         8. RANKING. The Series C Participating Preferred Stock shall rank on a parity with the Series B Participating Preferred Stock and junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

         9. AMENDMENT. The Articles of Incorporation and the Bylaws of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series C Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of Series C Participating Preferred Stock voting separately as a class.

         10. FRACTIONAL SHARES. Series C Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Participating Preferred Stock.

                                   ARTICLE IV

         Without limiting its rights under the California Corporations Code, the Board of Directors is hereby authorized to create and issue, by dividend or otherwise and whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation ("Rights") which Rights may be attached to and trade with the shares of Common Stock or any series of Common Stock. The Rights may provide for different or discriminatory treatment among the holders of the Rights in accordance with criteria selected by the Board of Directors in connection with the creation of the Rights, which criteria may include the number of shares of Common Stock or any series of Common Stock held by a holder of Rights, the percentage of the outstanding shares of Common Stock or any series of Common Stock held by a holder of Rights or the voting power based upon ownership of Common Stock or any series of Common Stock held by a holder of Rights.

                                    ARTICLE V

         The liability of directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                   ARTICLE VI

         The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the Corporation and its shareholders through bylaw provisions or through agreements with agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to limits on such excess indemnification set forth in Section 204 of the California Corporations Code, to the fullest extent permissible under California law.

         3. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the Board of Directors.

         4. The amendments as included in the Restated Articles of Incorporation were duly approved by the required vote of shareholders in accordance with
Section 902 of the California Corporations Code. The Corporation has only one class of shares outstanding and the total number of outstanding shares of the Corporation is _____________ shares of Common Stock. The number of shares voting in favor of the amendments equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares of Common Stock.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge and this declaration was executed on _____________, 1998, at San Diego, California.

         Dated:  ___________ __, 1998.

                                        _________________________________
                                        Peter E. Johnson, President
                                        Agouron Pharmaceuticals, Inc.

                                        ____________________________
                                        Gary E. Friedman, Secretary
                                        Agouron Pharmaceuticals, Inc.

                                    ANNEX III

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

OVERVIEW

     This discussion contains forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. See "Risk Factors Risks related to
Agouron Pharmaceuticals Division and Oncology Division" in the Proxy Statement/Prospectus to which this Annex III is attached. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

     Agouron Pharmaceuticals, Inc (the "Company") is committed to the discovery, development, manufacturing and marketing of human pharmaceuticals targeting cancer, AIDS, and other serious diseases. Operations to date have been principally funded from the Company's equity-derived working capital, various collaborative arrangements and, most recently, from the gross margin contribution of its first product, VIRACEPT(R) (nelfinavir mesylate). The net income reported in fiscal 1998 is principally due to the commercialization of VIRACEPT while the Company's prior net operating losses reflect primarily the result of its independent research and substantial investment in the clinical and commercial development of VIRACEPT and certain anti-cancer compounds.

     In March 1997, the Company received clearance from the United States Food and Drug Administration ("FDA") to market VIRACEPT in the United States. For the fiscal year ended June 30, 1998, due principally to the increasing product contribution from VIRACEPT sales, license fees and royalties, the Company realized a net income of $13,154,000.

RESULTS OF OPERATIONS

PRODUCT SALES

     Product sales for the fiscal years ended June 30, 1997 and 1998 were approximately $57,000,000 and $409,300,000 which included sales in the United States of $55,559,000 and $358,321,000, respectively. The Company anticipates that VIRACEPT sales in the United States will approximate $430,000,000 to $440,000,000 for fiscal 1999.

CONTRACT REVENUES

     Collaborative research and development agreements with Japan Tobacco Inc. ("JT"), Hoffmann-La Roche Inc. and F. Hoffmann-La Roche Ltd (collectively "HLR") accounted for substantially all of the Company's contract revenues for 1998, 1997 and 1996. Total contract revenues for 1998 decreased approximately 40% from 1997 due principally to decreased VIRACEPT program spending by Agouron, which was partially funded by JT. Additionally, the amortization to revenue over a 24 month period of JT's $24,000,000 milestone payment, which was received in August 1995, was completed in June 1997. The increase in contract revenues from 1996 to 1997 of approximately 59% was due principally to increased program activity and spending on the JT collaborations.

     In December 1997, the Company agreed to end its collaboration with HLR in the field of cancer. As a result of the termination agreement, Agouron has regained all rights to its anti-cancer drugs previously within the scope of the HLR collaboration.

     The Company anticipates that contract revenues for fiscal 1999 will approximate $35,000,000 to $40,000,000.

LICENSE FEES AND ROYALTIES

     The Company's license fees and royalties for 1998 and 1997 were principally derived from F. Hoffmann-La Roche Ltd ("Roche"); license fees in 1996 were earned from HLR. Total revenues for 1998 increased approximately 83% from 1997 due to European marketing approval for VIRACEPT. The 33% decrease from 1996 to 1997 is principally due to $9,000,000 for initial European marketing rights for VIRACEPT in 1997 versus $15,000,000 for initial world-wide development rights for two anti-cancer drugs in 1996.

     In January and March 1998, VIRACEPT was approved for marketing in Europe and Japan, respectively. Upon such approvals, the Company realized as revenue license fees totaling $12,000,000. In July 1997, the Company and JT granted Roche certain exclusive rights to VIRACEPT in several Asian countries. For such rights, the Company received a license fee of $2,000,000.

     Royalty revenues of approximately $3,852,000 have been recognized in 1998 based on estimated and actual Roche sales of VIRACEPT in its licensed territory. The Company anticipates that license fees and royalties for fiscal 1999 will range from $30,000,000 to $35,000,000.

COST OF PRODUCT SALES

     The aggregate cost of product sales as a percentage of product sales was approximately 43% and 42% for 1997 and 1998, respectively. Gross margins on United States commercial sales were approximately 57% and 65% during 1997 and 1998, respectively. The Company anticipates that gross margins on United States commercial sales will improve as product sales volumes increase and certain manufacturing process and scale efficiencies are realized, and will approximate 71% in 1999. Aggregate gross margins will also be impacted by the size of the Company's patient assistance program (which provides free goods to indigent individuals), the Company's manufacturing supply arrangement with Roche (whereby Roche has the right to either purchase product at Agouron's, cost plus contractually determined mark-ups or manufacture drug product for its own use, subject to contractually determined fees to be paid to Agouron) and the level of sales subject to Medicaid and other discounts or rebates in the United States.

RESEARCH AND DEVELOPMENT

     Research and development ("R&D") spending increased by approximately 39% from 1997 to 1998 due to license fees for three development stage HIV products, increasing average R&D staff levels (approximately 28%) and staff-related spending (including occupancy and the addition of Alanex since late 1997) and increased expenditures for human clinical trial activities associated with the clinical development of certain of the Company's anti-cancer compounds. R&D spending increased by approximately 52% from 1996 to 1997 due generally to increasing average R&D staff levels (approximately 39%) and staff-related expenditures (including occupancy), increased expenditures in support of human clinical trials, an expanded access program associated with VIRACEPT and the increased expenditures for clinical trial activities associated with AG3340 and other anti-cancer compounds. The Company anticipates that total R&D expenses in fiscal 1999, excluding the impact of any license fees or milestone expenses in either 1998 or 1999, will exceed fiscal 1998 expenses by approximately 40%.

SELLING, GENERAL AND ADMINISTRATIVE

     Selling, general and administrative ("SG&A") expenses represented approximately 28% of total operating expenses (excluding the cost of product sales, royalties and write-off of in-process technology purchased) in 1998, 23% in 1997 and 10% in 1996. SG&A increased by approximately 76% from 1997 to 1998 due principally to a full year of expenses associated with the sales force and other marketing personnel. Spending increases from 1996 to 1997 were due chiefly to increasing staff levels (approximately 214%) and staff-related expenditures, certain premarketing and advertising and promotion costs associated with the launch of VIRACEPT in March 1997 and other costs associated with a growing sales and marketing infrastructure. The Company anticipates that total SG&A expenses will increase by approximately 40% in fiscal 1999 due to increasing sales and marketing activities and the support of VIRACEPT phase IV marketing studies.

ROYALTIES

     The Company's obligation to share VIRACEPT profits with JT is reflected in royalty expense for 1998 and represents approximately 19% of United States product sales. Royalties in fiscal 1997 were not significant. It is anticipated that royalty expense for fiscal 1999 will approximate 24% to 25% of United States product sales.

WRITE-OFF OF IN-PROCESS TECHNOLOGY PURCHASED

     In 1997, the Company acquired Alanex, a research company engaged in the discovery of drug leads through the high-speed screening of diverse chemical libraries designed by computational methods and generated by combinatorial chemistry. Alanex was acquired in a purchase transaction through the issuance of approximately 1,992,000 equivalent shares (including 548,000 for options and warrants) of the Company's common stock valued at approximately $61,000,000, plus $1,300,000 of related acquisition costs. The purchase price was allocated to various tangible and intangible assets and either capitalized (approximately $4,800,000) or expensed (approximately $57,500,000) as in-process technology based on an independent valuation of the Alanex assets, technology and research programs at the date of acquisition.

INTEREST AND OTHER INCOME

     Interest income increased by 1% from 1997 to 1998. Interest income increased by approximately 23% from 1996 to 1997 due principally to a higher average investment portfolio balance resulting from the July 1996 public offering, receipt of $15,000,000 and $9,000,000, respectively, in license fees from HLR (June 1996) and Roche (January 1997), significantly increased contract funding from JT and HLR and the exercise of employee stock options. The Company anticipates that, absent additional revenue sources or a significant change in interest rates, fiscal 1999 interest income will be less than that of fiscal 1998.

INTEREST EXPENSE

     Interest expense increased in 1998 from 1997 due to borrowings under a line of credit which was used to partially fund quarterly royalties paid to JT throughout the year. Interest expense decreased in 1997 from 1996 by approximately 38% due to a decreasing level of debt and capital lease obligations from year to year.

INCOME TAX PROVISION (BENEFIT)

     The income tax provision in 1998 has been computed using an effective, combined federal and state rate of 40%. The cash obligation of such 1998 provision has been mostly offset by the utilization of its deferred tax assets. Based on its 1998 pre-tax profit and its estimates for future taxable income, the Company believes it is more likely than not that its deferred tax assets (comprised mostly of net operating loss carryforwards, deductions generated by the exercise of stock options, and research credits) will be realized and has, therefore, recorded the full tax benefit of its deferred tax assets. The Company's accumulated net deferred tax assets totaled approximately $55,900,000 and $64,100,000 at June 30, 1997 and 1998. The Company anticipates that its effective income tax rate for fiscal 1999 will range from 10% to 15%. Such decrease from fiscal 1998 is attributed to greater expected availability of R&D tax credits due to the anticipated increase in R&D spending and the anticipated reduction in R&D contract revenues.

YEAR 2000

     The Year 2000 issue results from computer programs and systems that were created to accept only two digit dates. Such systems may not be able to distinguish 20th century dates from 21st century dates. This could result in miscalculations and system failures that could inhibit the Company's ability to engage in normal business activities.

     The Company has established a Year 2000 project team that is currently reviewing information technology ("IT") systems and non-IT systems that could be affected by this issue. Additionally, the Company has made initial contact with all of its significant external business partners to determine the extent to which the Company is vulnerable to their failures and to ascertain Year 2000 compliance and risk. The Company estimates that the inventory and assessment of IT systems, non-IT systems, and material third parties will be completed by the end of calendar 1998. The Company expects to complete remediation efforts by the end of fiscal 1999, and to complete the validation phase by the end of calendar 1999. At this time the Company has not initiated the formulation of contingency plans. The determination of the necessity for contingency plans will be made by the end of fiscal 1999.

     While the total cost to obtain Year 2000 compliance is not known at this time, the Company believes such cost will not have a material effect on the Company's business, financial position, or results of operation. However, even though the Company expects to have obtained Year 2000 compliance prior to the Year 2000, the inability of the Company or its business partners to remedy Year 2000 issues could have a significant impact on the Company's business, financial position, or results of operation.

LIQUIDITY AND CAPITAL RESOURCES

     Prior to fiscal 1998, the Company relied principally on equity financing and corporate collaborations to fund its operations and capital expenditures. In fiscal 1998, due primarily to the successful commercialization of VIRACEPT, operating activities have provided $827,000 of cash compared with using $73,467,000 in fiscal 1997. Commercial sales of VIRACEPT for 1997 and 1998 resulted in gross margins of approximately $32,370,000 and $236,654,000.

     At June 30, 1998, the Company had net working capital of approximately $127,728,000, an increase of $11,942,000 over June 30, 1997 levels due principally to the Company's pre-tax profit of $21,924,000. Individual working capital components significantly impacted by the commercialization of VIRACEPT include trade accounts receivable (an increase of $18,416,000), inventories (an increase of $44,906,000), accounts payable (an increase of $15,560,000) and accrued liabilities (an increase of $26,467,000, primarily due to accrued royalties payable to JT). It is anticipated that these working capital components and cash and short-term investments will continue to be significantly impacted as VIRACEPT sales increase. At June 30, 1998, the Company had cash, cash equivalents and short-term investments of approximately $87,123,000. The Company believes that its current capital resources, existing contractual commitments and anticipated VIRACEPT product sales contribution are sufficient to maintain its current operations through fiscal 1999. This belief is based on current research and clinical development plans, anticipated working capital requirements associated with the expanding commercialization of VIRACEPT, the current regulatory environment, historical industry experience in the development of therapeutic drugs and general economic conditions.

     The Company believes that additional financing may be required to meet the planned operating needs after fiscal 1999 if significant and increasing positive cash flows are not generated from commercial activities. Such needs would include the expenditure of substantial funds to continue and expand research and development activities, conduct existing and planned preclinical studies and human clinical trials and to support the increasing working capital requirements of a growing commercial infrastructure including manufacturing, sales and marketing capabilities. As a result, the Company anticipates pursuing various financing alternatives such as collaborative arrangements and additional public offerings or private placements of securities. If such alternatives are not available, the Company may be required to defer or restrict certain commercial activities, delay or eliminate expenditures for certain of its potential products under development, cancel licenses from third parties or to license third parties to commercialize products or technologies that the Company would otherwise seek to develop or commercialize itself.

     During fiscal 1998, capital expenditures totaled $33,086,000 compared with $14,727,000 and $3,710,000 during 1997 and 1996, of which $1,579,000, $2,355,000 and $457,000 were financed through capital lease obligations. Of the total capital expenditures during 1998, 1997 and 1996, approximately $14,331,000, $4,728,000 and $318,000 represented leasehold improvement costs associated with certain of the Company's facilities. With the exception of the leasehold improvement costs, virtually all of the capital expenditures during 1998, 1997 and 1996 represented laboratory and office equipment and scientific instrumentation necessary to support an expanding research, development, and commercial infrastructure. Capital expenditures during 1999 are expected to be approximately $18,000,000 to support continued product commercialization, development and research activities. Of the total expected capital expenditures during 1999, approximately $4,000,000 is associated with the leasehold improvement of existing and anticipated new administrative and laboratory facilities. The Company may utilize lease or debt financing for certain expenditures if available on acceptable terms.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

INDEX TO FINANCIAL STATEMENTS AND SCHEDULES

Report of Independent Accountants

Consolidated Balance Sheet as of June 30, 1998 and 1997

Consolidated Statement of Income (Loss) for the years ended
           June 30, 1998, 1997 and 1996

Consolidated Statement of Stockholders' Equity for the
           Years ended June 30, 1998, 1997 and 1996

Consolidated Statement of Cash Flows for the years ended
           June 30, 1998, 1997 and 1996

Notes to Consolidated Financial Statements

     NOTE: All schedules are omitted because they are not applicable, or not required, or because the required information is included in the consolidated financial statements or notes thereto.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Agouron Pharmaceuticals, Inc.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income (loss), of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Agouron Pharmaceuticals, Inc. and its subsidiaries at June 30, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers, LLP

San Diego, California
July 16, 1998

AGOURON PHARMACEUTICALS, INC.

CONSOLIDATED BALANCE SHEET
(Dollars in thousands)

                                                                                          June 30,
                                                                                      1998              1997
ASSETS

Current assets:
       Cash and cash equivalents                                                $   19,098       $    52,484
       Short-term investments                                                       68,025            38,833
       Accounts receivable, net                                                     51,341            31,375
       Inventories                                                                 103,706            58,800
       Current deferred tax assets                                                     564               500
       Other current assets                                                          5,247             2,209

       Total current assets                                                        247,981           184,201

Property and equipment, net                                                         47,212            22,613

Deferred tax assets                                                                 64,644            56,000

Purchased intangibles                                                                3,500             4,100

                                                                                $  363,337       $   266,914
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
       Accounts payable                                                         $   44,393       $    28,833
       Accrued liabilities                                                          35,356             8,889
       Deferred revenue and advances                                                23,563            27,567
       Current deferred tax liabilities                                              1,139               600
       Loan payable and current portion of long-term debt                           15,802             2,526

       Total current liabilities                                                   120,253            68,415

Long-term liabilities:
       Long-term debt, less current portion                                          5,892             5,940
       Accrued rent                                                                  1,023             1,277

       Total long-term liabilities                                                   6,915             7,217

Stockholders' equity:
       Common stock, no par value, 75,000,000 shares authorized,
           31,053,380 and 29,429,920 shares issued and outstanding                 348,482           317,133
       Unrealized gains (losses) on short-term investments                             384                 0
       Accumulated deficit                                                        (112,697)         (125,851)

       Total stockholders' equity                                                  236,169           191,282
Commitments
                                                                                $  363,337       $   266,914
See accompanying notes to consolidated financial statements.


AGOURON PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENT OF INCOME (LOSS)
(In thousands, except per share amounts)

                                                                          Years ended June 30,
                                                                       1998           1997            1996

Revenues:
     Product sales                                            $     409,298  $      56,969   $           0
     Contracts                                                       38,855         65,094          40,955
     License fees and royalties                                      18,352         10,000          15,000

                                                                    466,505        132,063          55,955
Operating expenses:
     Cost of product sales                                          172,644         24,599               0
     Research and development                                       150,657        108,137          71,010
     Selling, general and administrative                             58,012         32,941           8,082
     Royalties                                                       68,423              0               0
     Write-off of in-process technology purchased                         0         57,500               0

                                                                    449,736        223,177          79,092

Operating income (loss)                                              16,769        (91,114)        (23,137)

Other income (expenses):
     Interest and other income                                        5,907          5,873           4,776
     Interest expense                                                  (752)          (142)           (228)

                                                                      5,155          5,731           4,548

Income (loss) before income taxes                                    21,924        (85,383)        (18,589)

Income tax provision (benefit)                                        8,770        (42,577)            934

Net income (loss)                                             $      13,154  $     (42,806)  $     (19,523)

Earnings per share:
     Basic                                                    $         .43  $       (1.59)  $        (.99)
     Diluted                                                  $         .40  $       (1.59)  $        (.99)

Shares used in calculation of:
     Basic                                                           30,571         26,946          19,688
     Diluted                                                         33,214         26,946          19,688

See accompanying notes to consolidated financial statements.

AGOURON PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
(Dollars in thousands)

                                                                       Unrealized
                                                                          gains
                                                                       (losses) on
                                                 Common Stock          short-term     Accumulated
                                             Shares         Amount     investments        Deficit          Total

Balance at June 30, 1995                 14,718,564    $    76,113     $         0    $   (63,522)   $    12,591

   Stock issuances:
     Public sale                          6,000,000         78,579                             --         78,579
     Exercise of stock options              586,412          2,990                             --          2,990
     Exercise of stock warrants              90,000            283                             --            283
     Employee stock purchase plan            68,398            663                             --            663
   Net loss                                      --             --                        (19,523)       (19,523)

Balance at June 30, 1996                 21,463,374        158,628               0        (83,045)        75,583

   Stock issuances:
     Public sale                          5,470,000         77,245                             --         77,245
     Acquisition of Alanex                1,444,236         61,051                             --         61,051
     Exercise of stock options              980,472          6,720                             --          6,720
     Employee stock purchase plan            71,838          1,389                             --          1,389
   Tax benefit of stock options exercised        --         12,100                             --         12,100
   Net loss                                      --             --                        (42,806)       (42,806)

Balance at June 30, 1997                 29,429,920        317,133               0       (125,851)       191,282

Stock issuances:
     Exercise of stock options            1,344,104         11,031                             --         11,031
     Exercise of stock warrants             169,522            680                             --            680
     Employee stock purchase plan           109,834          2,742                             --          2,742
   Tax benefit of stock options exercised        --         16,896                             --         16,896
   Change in unrealized gains (losses) on
     short-term investments                                                    384                           384
   Net income                                    --             --                         13,154         13,154

Balance at June 30, 1998                 31,053,380    $   348,482     $       384    $  (112,697)   $   236,169

See accompanying notes to consolidated financial statements.

AGOURON PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)

                                                                                      Years ended June 30,
                                                                              1998           1997           1996

Cash flows from operating activities:
     Cash received from product sales, contracts and licenses          $   442,484    $   116,692    $    61,376
     Cash paid to suppliers, employees and service providers              (446,863)      (195,890)       (73,738)
     Interest received                                                       5,958          5,873          4,776
     Interest paid                                                            (752)          (142)          (228)

     Net cash provided (used) by operating activities                          827        (73,467)        (7,814)

Cash flows from investing activities:
     Proceeds from maturities/sales of short-term investments              147,292        127,501         59,686
     Purchases of short-term investments                                  (176,100)       (91,227)      (118,224)
     Purchase of  property and equipment                                   (31,507)       (12,372)        (3,252)
     Cost to acquire Alanex, net of cash acquired                                0            608              0

     Net cash provided (used) by investing activities                      (60,315)        24,510        (61,790)

Cash flows from financing activities:
     Net proceeds from issuance of common stock                             14,453         85,354         82,515
     Proceeds from credit line                                              53,600              0              0
     Principal payments on credit line, long-term debt,
       and capital leases                                                  (41,951)          (364)          (818)

     Net cash provided (used) by financing activities                       26,102         84,990         81,697

Net increase (decrease) in cash and cash equivalents                       (33,386)        36,033         12,093
Cash and cash equivalents at beginning of year                              52,484         16,451          4,358

Cash and cash equivalents at end of year                               $    19,098    $    52,484    $    16,451

Reconciliation  of net income  (loss) to net cash  provided  (used) by operating activities:
     Net income (loss)                                                 $    13,154    $   (42,806)   $   (19,523)
     Depreciation and amortization                                           9,087          3,910          2,411
     Write-off of in-process technology purchased                                0         57,500              0
     Provision (benefit) for deferred income taxes                           8,727        (43,800)             0
     Net (increase) decrease in inventories                                (44,906)       (58,547)             0
     Net (increase) decrease in accounts receivable and other
       current assets                                                      (23,004)       (28,209)        (1,198)
     Net increase (decrease) in accounts payable, accrued
       liabilities, deferred revenue and advances, and other liabilities    37,769         38,485         10,496

Net cash provided (used) by operating activities                       $       827    $   (73,467)   $    (7,814)

See accompanying notes to consolidated financial statements.

AGOURON PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

Agouron Pharmaceuticals, Inc. ("Agouron" or the "Company") was organized and incorporated in California in June 1984. Agouron is an integrated pharmaceutical company committed to the discovery, development, manufacturing and marketing of innovative therapeutic products engineered to inactivate proteins which play key roles in cancer, AIDS and other serious diseases. The Company, through its own sales and marketing organization, is currently marketing in the United States its first drug, VIRACEPT(R) (nelfinavir mesylate) for treatment of HIV infection. The Company is also conducting pivotal phase II/III clinical trials for AG3340 for treatment of lung and prostate cancer. In addition, Agouron is expected to initiate a phase II/III pivotal clinical trial of REMUNE(TM) (AG1661), an immune-based therapeutic agent for treatment of HIV infection and AIDS being co-developed by Agouron and The Immune Response Corporation ("IRC"). Further, the Company has a number of programs in progress for discovery or development of other new drugs in the fields of cancer, viral disease and other serious diseases. The Company is also using the proprietary core drug discovery technology of Alanex Corporation ("Alanex"), a wholly-owned subsidiary of the Company, to accelerate the steps necessary to discover small-molecule drug candidates, from the initial identification of compounds that exhibit activity against selected biological targets to the progression of these compounds to drug candidates for human clinical trials.

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures as of the date of the financial statements. Actual results could differ from such estimates.

CASH AND CASH EQUIVALENTS

     The Company considers cash equivalents to be only those investments which are highly liquid, readily convertible to cash and which mature within 90 days from date of purchase.

SHORT-TERM INVESTMENTS

     Short-term investments consist principally of government or government agency securities, corporate notes and bonds, commercial paper and certificates of deposit with original maturities of three to thirty-six months, and corporate equity securities. The Company has classified its short-term investments as available-for-sale. Included in short-term investments at June 30, 1998 and 1997 is $1,262,000 and $588,000 of accrued interest receivable.

INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

CONCENTRATION OF CREDIT AND MARKET RISK

     The Company invests its excess cash principally in marketable securities from a diversified portfolio of institutions with strong credit ratings and, by policy, limits the amount of credit exposure at any one institution.

These investments are generally not collateralized and primarily mature within one year. The Company has not realized any material losses from such investments in 1998, 1997 or 1996.

FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

     The Company has contract manufacturing operations in Europe and Asia. Accordingly, the Company from time-to-time enters into forward contracts to manage its exposure to fluctuations in foreign currency exchange rates. At June 30, 1998, the Company had several forward contracts with maturities of less than six months to purchase Japanese Yen for approximately $9,426,000. These contracts are designated and effective as hedges and, accordingly, gains and losses are recognized in the same period the offsetting gains and losses of hedged transactions are realized and recognized.

PROPERTY AND EQUIPMENT

     Property and equipment is recorded at cost. Depreciation is computed using principally the straight-line method over estimated useful lives of three to five years. Leasehold improvements are amortized over the life of the lease.

PURCHASED INTANGIBLES

     In conjunction with the 1997 acquisition of Alanex, the Company has recorded purchased intangibles (primarily drug discovery technology and chemical compound libraries) which are being amortized on a straight-line basis over their estimated useful lives of seven years.

DEFERRED REVENUE AND ADVANCES

     Approximately $22,414,000 of cash received from JT has been classified as deferred contract revenue and advances. Approximately $21,452,000 of the cash received from JT represents JT's advance of the Company's VIRACEPT development funding obligation which was completed in March 1998. Such amounts are to be repaid by the Company out of future profits, if any, generated by sales of VIRACEPT in the United States. The balance of the payments from JT are non-refundable and are being recognized as contract revenue on a prospective basis generally as collaborative program expenses are incurred.

PRODUCT SALES

     The Company ships VIRACEPT to wholesalers throughout the United States and recognizes sales revenue upon shipment. Sales are reported net of discounts, rebates, chargebacks and product returns.

     Also included in product sales for 1998 and 1997 are approximately $50,979,000 and $1,441,000 of sales (at cost plus contractually determined mark-ups) to Roche of clinical and commercial drug supplies to be used by Roche in its licensed territory. The Company receives a royalty on Roche's subsequent commercial sales of such drug supplies.

CONTRACT REVENUES

     Contract revenues are earned and recognized generally as contract research costs are incurred according to the provisions of each underlying agreement. Amounts received in advance of performance are recorded as deferred revenue. Contract milestone payments are recognized as revenues upon the completion of the milestone event or requirement.

LICENSE FEES AND ROYALTIES

     License fees are recognized as revenue when earned as generally evidenced by certain factors including: receipt of such fees, satisfaction of any performance obligations and the non-refundable nature of such fees.

     Royalty revenues are recognized based on estimated and actual sales of licensed products in licensed territories.

RESEARCH AND DEVELOPMENT COSTS

     Research and development costs are expensed in the period incurred.

INCOME TAX PROVISION (BENEFIT)

     The Company records a provision (benefit) for income taxes using the liability method. Current income tax expense (benefit) generally is the amount of income taxes expected to be payable for the current year. Deferred taxes are recorded by applying applicable tax rates to cumulative temporary differences based on when and how they are expected to affect the tax return.

EARNINGS (LOSS) PER SHARE

     The Company computes earnings per share in accordance with Statement of Financial Accounting Standards No. 128 "Earnings Per Share". Basic earnings
(loss) per share is based upon the weighted average number of common shares outstanding during a period. Diluted earnings (loss) per share is based upon the weighted average number of common shares outstanding and dilutive common stock equivalents during a period. Common stock equivalents are options under the Company's stock option plans which are included in the earnings per share computation under the treasury stock method and common shares expected to be issued under the Company's employee stock purchase plan.

     Common stock equivalents of approximately 2,643,000 shares for 1998 were used to calculate diluted earnings per share. For 1997 and 1996, common stock equivalents of approximately 3,168,000 and 2,014,000 shares were not used to calculate diluted earnings (loss) per share because of their anti-dilutive effect. There are no reconciling items in calculating the numerator for basic and diluted earnings (loss) per share for any of the periods presented.

STOCK-BASED COMPENSATION PLANS

     The Company measures compensation expense for its stock-based compensation plans using the intrinsic method and provides pro-forma disclosures of net income and earnings (loss) per share as if the fair value-based method had been applied in measuring compensation expense.

STATEMENT OF CASH FLOWS

     For purposes of the Statement of Cash Flows, cash equivalents are highly liquid investments purchased with an original maturity of ninety days or less. Non-cash financing and investing activities are comprised primarily of capital lease obligations of $1,579,000, $2,355,000 and $457,000 for 1998, 1997 and 1996
and the acquisition of Alanex in 1997.

NEW ACCOUNTING STANDARDS

     In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 130 ("FAS 130") "Reporting Comprehensive Income," which requires additional disclosures to be adopted beginning with the quarter ending September 30, 1998. Under FAS 130, the Company will be required to display comprehensive income and its components as part of the Company's complete set of financial statements.

     In June 1997, the FASB also issued FAS 131, "Disclosures about Segments of an Enterprise and Related Information," which requires additional disclosures to be adopted on June 30, 1999. FAS 131 requires that the Company report financial and descriptive information about its reportable operating segments. The Company is evaluating the impact on its disclosures, if any.

NOTE 2 -  SHORT-TERM INVESTMENTS

     The cost of the Company's investment portfolio by type of security and contractual maturity in the balance sheet is as follows:

                                                                                         June 30,
                                                                                1998                1997
              (Dollars in thousands)
              Type of security:
                  Corporate debt                                       $      46,023      $       24,401
                  U.S. Treasury and agencies                                  10,766              11,994
                  Other interest-bearing                                       9,462               2,438
                  Corporate equity                                             1,774                   0

                                                                       $      68,025      $       38,833

              Contractual maturity:
                  Maturing in less than twelve months                  $      41,389      $       35,827
                  Maturing between twelve and
                      thirty-two months                                       26,636               3,006

                                                                       $      68,025      $       38,833

     The cost of securities sold, if any, is based upon the specific identification method. The net unrealized holding gain on available-for-sale securities included as a separate component of stockholders' equity at June 30, 1998 totaled $384,000. There were no material unrealized gains or losses nor any material differences between the estimated fair values and costs of securities in the investment portfolio at June 30, 1997. Realized gains and losses on the disposal of available-for-sale securities during 1998 totaled $20,000 and $2,000, respectively. During 1997 such gains and losses totaled $12,000 and $4,000, respectively. During 1996, such gains totaled $22,000.

NOTE 3 - COMPOSITION OF CERTAIN FINANCIAL STATEMENT CAPTIONS

                                                                                            June 30,
                                                                                      1998            1997
(Dollars in thousands)

Accounts receivable, net:
     Trade                                                                      $   44,471     $    26,055
     Contract                                                                        2,451           4,668
     Royalties                                                                       2,339               0
     Employee                                                                          252             269
     Other                                                                           1,828             383

                                                                                $   51,341     $    31,375

Inventories:
     Raw materials and work in process                                          $   95,517     $    57,883
     Finished goods                                                                  8,189             917

                                                                                $  103,706     $    58,800



Property and equipment, net:
     Scientific instrumentation                                                 $   26,869     $    16,614
     Leasehold improvements                                                         25,135          10,804
     Computer equipment                                                             15,619           8,892
     Furniture and fixtures                                                          3,910           2,464

                                                                                    71,533          38,774
     Less accumulated depreciation and amortization                                (24,321)        (16,161)

                                                                                $   47,212     $    22,613

Accrued liabilities:
     Royalties                                                                  $   21,410     $         0
     License fees                                                                    6,000               0
     Vacation                                                                        2,955           1,932
     Clinical studies                                                                2,731           3,578
     Other                                                                           2,260           3,379

                                                                                $   35,356     $     8,889



NOTE 4 - SIGNIFICANT CONTRACT ARRANGEMENTS

JAPAN TOBACCO INC.

     In February 1994, the Company entered into a strategic alliance with JT in the field of anti-viral drugs for the treatment of infections caused by hepatitis C and the herpes family of viruses. In December 1994, the Company added its anti-HIV drug, VIRACEPT, to the JT collaboration with the execution of a world-wide development and licensing agreement. Agouron and JT share equally the costs of further development of VIRACEPT.

     Currently, Agouron has exclusive commercial rights to VIRACEPT (with the right to sublicense) in North America and JT has exclusive commercial rights to VIRACEPT (with the right to sublicense) in parts of Japan. The Company and JT share profits and/or royalties equally from the world-wide commercialization of VIRACEPT.

     Under the combined terms of the JT agreements, the Company has incurred costs of $51,898,000, $71,825,000 and $46,969,000 and recognized corresponding contract revenues of $17,359,000, $48,886,000 and $37,197,000 for the years ended June 30, 1998, 1997 and 1996.

ROCHE

     The Company and JT have granted Roche certain exclusive royalty bearing marketing rights to VIRACEPT outside of North America and parts of Japan. For such rights, the Company has received (and recognized as revenue) initial license fees and additional product approval license fees. The Company also receives royalties based either on Roche's sales of VIRACEPT or, in certain circumstances, Invirase(R) and Fortavase(R) (saquinavir), Roche's HIV protease inhibitors. VIRACEPT license fees and royalties from Roche totaled $17,852,000 and $9,000,000 for the years ended June 30, 1998 and 1997.

HLR

     In June 1996, Agouron granted HLR world-wide development rights in two anti-cancer drugs and agreed to collaborate with HLR on an additional early-stage anti-cancer drug discovery program. In return for such rights, HLR paid $15,000,000 in initial license fees and agreed to bear 80% of certain future development costs and to provide annual research support to the Company of $3,000,000. In December 1997, Agouron and HLR agreed to end this anti-cancer research and development collaboration. The Company has regained all commercial rights to the anti-cancer drugs previously within the scope of the collaboration.

     Under the terms of the anti-cancer agreements with HLR which have been terminated, the Company incurred costs of $23,486,000 and $17,854,000 and recognized corresponding contract revenues of $15,428,000 and $14,270,000 for the years ended June 30, 1998 and 1997.

THE IMMUNE RESPONSE CORPORATION

     In June 1998, the Company entered into a binding letter of intent with IRC to collaborate on final development and commercialization of REMUNE, an immune-based therapeutic agent discovered by IRC and currently the subject of several clinical studies including a large phase III clinical trial. The two companies intend to enter promptly into a definitive agreement and will endeavor to complete development and registration of REMUNE in 1999. IRC will manufacture commercial supplies of REMUNE, and Agouron will have exclusive rights to market REMUNE in North America, Europe and certain other countries. The two companies will share equally all profits from the commercialization of REMUNE in the licensed territory. Agouron paid an initial $10,000,000 license fee to IRC in June 1998 and also purchased 118,256 newly issued common shares of IRC for $2,000,000. The Company's development funding obligation commences October 15, 1998 and, assuming ongoing successful development, registration and approval of REMUNE, the Company may pay to IRC up to $53,000,000 in additional development and milestone payments and $12,000,000 in purchases of additional IRC common stock.

SHIONOGI & CO., LTD.

     In June 1998, the Company entered into a binding letter of intent with Shionogi & Co., Ltd. ("Shionogi") to develop and commercialize AG1549, a second-generation non-nucleoside reverse transcriptase inhibitor ("NNRTI") for the treatment of HIV infection. Discovered by Shionogi, AG1549 is currently the subject of several clinical trials evaluating its dose and its concomitant use with other antiretroviral treatments.

     Agouron has exclusive world-wide rights to the development and commercialization of AG1549 except in Japan, South Korea and Taiwan. Agouron paid an initial $10,000,000 license fee in June 1998. Agouron may pay, assuming ongoing successful development, registration and approval of AG1549, additional license fees of up to $30,000,000. In addition, Agouron will pay Shionogi royalties based on sales, if any, of AG1549.

JAPAN ENERGY CORPORATION

     In June 1998, the Company entered into an agreement with Japan Energy Corporation ("JE") to develop and commercialize AG1776, a novel protease inhibitor for the treatment of HIV infection. Agouron has exclusive world-wide rights to the development and commercialization of AG1776 except in Japan, South Korea, North Korea and Taiwan; JE will manufacture bulk compound for use in final drug product. Agouron incurred an initial $6,000,000 license fee in June 1998. Agouron may pay, assuming ongoing successful development, registration and approval of AG1776, additional license fees of up to $20,000,000. In addition, Agouron will pay JE royalties based on sales, if any, of AG1776.

NOTE 5 - LONG-TERM DEBT

     Long-term debt and capital lease obligations are as follows:

                                                                                          June 30,
                                                                                  1998              1997
(Dollars in thousands)
Notes payable,  secured  with  personal  property and a  certificate  of deposit;
     interest at CD rate plus 1.5%,
     paid off in June 1998.                                              $           0    $          142

Capital leases with interest rates between 5.86% and 16.5%,
     maturing at various dates through June 2003.                                3,214             2,462

Line of credit, $20,000,000 secured; interest at bank reference
      rate or LIBOR plus 1.5%, expiring September 30, 1998.                     15,000                 0

Unsecured,  non-interest  bearing,  term  obligation;  face value of $4,500,000;
     discounted  to an  8.95%  effective  rate,  includes  imputed  interest  of
     $548,000
     due June 28, 2001.                                                          3,480             3,194

Term obligation for tenant improvements, interest
     at 11% per annum, payable in monthly installments,
     paid off in October 1997.                                                       0             2,668

Total long-term debt and capital lease obligations                              21,694             8,466

Current portion                                                                (15,802)           (2,526)

                                                                         $       5,892    $        5,940

     Maturities of long-term debt, excluding capital leases, are as follows:
1999 - $15,000,000; 2000- $0; and
2001 - $4,500,000, less imputed interest of $1,020,000.

NOTE 6 - INCOME TAXES

(Dollars in thousands)

     The components of the provision (benefit) for income taxes are as follows:

                                                          1998         1997         1996

          Year ended June 30,
          Current:
              Federal                                $       0    $       0     $      0
              State                                         43            1            1
              Foreign                                        0        1,222          933
                                                            43        1,223          934
          Deferred:
              Federal                                    8,495      (37,800)           0
              State                                        232       (6,000)           0
              Foreign                                        0            0            0
                                                         8,727      (43,800)           0

                                                     $   8,770    $ (42,577)    $    934

     The income tax reconciliation from income (loss) before income taxes computed at the federal statutory rate (34%) to the Company's actual income tax provision is as follows:

          Year ended June 30,                             1998         1997         1996

          Tax at U.S. federal statutory rate         $   7,454    $ (29,030)    $ (6,320)
          State taxes, net of federal benefit              181            1            1
          Foreign taxes                                      0        1,222          933
          Purchase accounting book/ tax basis
            differences                                      0       19,781            0
          Change in valuation allowance                      0      (42,449)       6,245
          Other                                          1,135          415           75
          Adjustments to carryover amounts                   0        7,483            0
                                                     $   8,770    $ (42,577)    $    934

     The Company's deferred tax assets and liabilities are as follows:

                                                               June 30
                                                          1998         1997
          Book and tax depreciation/amortization
            differences                              $   5,891    $     831
          Accrued liabilities                            1,951        1,363
          Net operating loss carryforwards              51,281       49,348
          Tax credits                                    6,956        5,676
          Other                                         (2,010)      (1,318)
                                                        64,069       55,900
          Valuation allowance                                0            0
          Deferred taxes, net                        $  64,069    $  55,900

     The Company has not recorded current provisions for United States federal income taxes due to net operating losses for tax reporting purposes. At June 30, 1998, the Company had net operating loss carryforwards for federal tax reporting purposes of approximately $150,000,000 expiring from 2000 to 2013. The net operating loss includes the tax benefit related to the exercise of stock options, which benefit was recorded to common stock. The Company also has federal research and development credit carryforwards of approximately $4,800,000 at June 30, 1998. The future utilization of net operating loss carryforwards for federal income tax purposes may be impacted by the issuance of additional equity securities.

     Due to California's partial conformity with federal provisions regarding net operating loss and research and development credit carryforwards, and as a result of the Company's use of certain state tax planning strategies, for state tax reporting purposes at June 30, 1998, the Company has no net operating loss carryforwards and has research and development credit carryforwards of approximately $2,200,000. Such credits do not expire.

     Based on its 1998 operating results and its estimates of future taxable income, the Company believes that it is more likely than not that its deferred tax assets (comprised mostly of net operating loss carryforwards and research credits) will be realized and has therefore recorded the full tax benefit of its deferred tax assets as of June 30, 1998.

     Foreign tax expense represents certain withholding taxes associated with collaboration payments from JT.

NOTE 7 -  STOCKHOLDERS' EQUITY

STOCK OPTIONS

     The Company's stock option plans, as amended, are administered by the Board of Directors or its designees and provide generally that, for incentive stock options, the exercise price shall not be less than the fair market value of the shares at the date of grant and, for certain non-qualified stock options, the price shall not be less than 85% of the fair market value of the shares at the date of grant and others may be at any price determined by the Board of Directors. The options expire not later than ten years from the date of the grant and generally become exercisable ratably over a three or four year period beginning one year from the grant date. In February 1998, the Board of Directors adopted the most recent plan and reserved 1,000,000 shares for issuance thereunder. At June 30, 1998, the Company had 1,898,556 shares of common stock available for future grant under its stock option plans. The following table summarizes stock option activity for 1996 through 1998:

                                                                              Shares                Prices

           Outstanding June 30, 1995                                       5,171,384     $  .24-    $12.25
                Options granted                                            2,324,950      11.78-     23.00
                Options exercised                                           (586,412)      2.70-      9.19
                Options canceled                                             (81,208)      3.94-     19.57

           Outstanding June 30, 1996                                       6,828,714       2.70-     23.00

                Alanex options assumed                                       378,084        .27-      3.98
                Options granted                                            2,798,500      15.19-     47.13
                Options exercised                                           (980,472)       .27-     22.19
           Options canceled                                                 (205,536)      4.32-     36.35

           Outstanding June 30, 1997                                       8,819,290        .27-     47.13

                Options granted                                            1,115,394      28.00-     55.13
           Options exercised                                              (1,344,104)       .27-     34.82
           Options canceled                                                 (169,312)       .27-     55.13

           Outstanding June 30, 1998                                       8,421,268     $  .27-    $55.13

     The following table summarizes information concerning outstanding and exercisable options as of June 30, 1998:

                                                       Options Outstanding                  Options Exercisable

                                   Number           Weighted         Weighted             Number        Weighted
                                 Outstanding        Average          Average           Exercisable      Average
          Ranges of Exercise        as of           Remaining        Exercise             as of         Exercise
          Prices                June 30, 1998     Life (years)         Price          June 30, 1998       Price

          Less than $20.00         3,601,287               6.14   $         8.70        2,810,426    $        7.47
          $20.00 to $40.00         3,276,381               8.25            27.18        1,149,617            23.74
          Greater than $40.00      1,543,600               8.99            42.56          370,058            41.26
                                   8,421,268               7.48   $        22.10        4,330,101    $       14.68


     The Company applies APB Opinion No. 25 and related Interpretations in accounting for its plans. Accordingly, no compensation expense has been recognized for its stock option plans. Had compensation expense for the Company's stock option plans been determined based upon the fair value method prescribed under FAS 123, the Company's reported results would have been impacted as follows:

(In thousands, except per share amounts)                   1998          1997           1996

                  Net income (loss)
                    As reported                       $ 13,154      $(42,806)       $(19,523)
                    Compensation expense:
                      Stock options                    (19,891)       (9,496)         (1,133)
                      Employee stock purchase plan      (1,441)         (394)           (204)
                    Pro-forma                         $ (8,178)     $(52,696)       $(20,860)

                  Pro-forma earnings (loss) per share:
                    Basic                             $   (.27)      $ (1.96)       $  (1.06)
                    Diluted                           $   (.27)      $ (1.96)       $  (1.06)

     The weighted-average fair value of each option grant is estimated on the date of grant using the Black Scholes option-pricing model with the following weighted-average assumptions used for 1998, 1997 and 1996, respectively: expected volatility of 50% each year; risk-free interest rate of 5.7%, 6.1% and 6.1%; an average expected life of 3 years, 4 years and 4 years; and no dividends. The weighted average fair value of stock option grants was $16.57 in 1998, $15.25 per share in 1997 and $8.97 per share in 1996.

     In connection with its 1997 acquisition of Alanex, the Company assumed all of the issued and outstanding options of Alanex which resulted in options to purchase an aggregate of 378,084 shares of the Company's common stock at exercise prices ranging from $.27 to $3.98 per share.

EMPLOYEE STOCK PURCHASE PLAN

     The Company has a stock purchase plan in which eligible employees may purchase shares of the Company's common stock through payroll deductions. A total of 500,000 shares of common stock have been reserved for issuance under the plan, of which 131,156 shares remain available for purchase at June 30, 1998. Funds deducted from participating employees' salaries are used to purchase common stock at prices equal to 85% of the fair market value of the common stock on either the first or last day of a purchase period. During 1998, 109,834 shares were issued at a price of $24.97 per share. During 1997, 9,730 shares were issued at a price of $14.29 per share, 47,036 shares were issued at a price of $17.37 per share and 15,072 shares were issued at a price of $28.69 per share. During 1996, 12,262 shares were issued at a price of $4.94 per share, 46,480 shares were issued at a price of $9.99 per share and 9,656 shares were issued at a price of $14.29 per share.

     Under FAS 123, pro-forma compensation expense equal to the fair value of the purchase rights granted under the employee stock purchase plan was estimated using the Black-Scholes model with the following assumptions for 1998, 1997 and 1996: an expected life of one year; expected volatility of 50 percent; a risk-free interest rate of 5.6 percent; and no dividends. The weighted-average fair value of purchase rights granted was $13.12 per share in 1998, $5.96 per share in 1997 and $3.47 per share in 1996.

WARRANTS

     In connection with its 1997 acquisition of Alanex, the Company assumed an issued and outstanding warrant to purchase Alanex common stock. Accordingly, at June 30, 1997, a warrant to purchase an aggregate of 169,522 shares of the Company's common stock at an exercise price of $4.01 per share was outstanding. In July 1997, the warrant was exercised in its entirety generating net proceeds to the Company of approximately $679,800.

Stockholder Rights Plan

         In November 1996, the Company's Board of Directors declared a dividend of one preferred stock purchase right ("Right") for each outstanding share of the Company's common stock held on the date (this dividend now amounts to one half of a Right per share of common stock now outstanding as a result of the two-for-one split of common stock in August 1997). The Rights will expire 10 years after issuance, and will be exercisable only if a person or group becomes the beneficial owner of 15% or more of the common stock (such person or group, a "15% holder") or commences a tender or exchange offer which would result in the offeror beneficially owning 15% or more of the common stock. Each Right will entitle stockholders to buy one one-ten thousandth of a share of Series B Participating Preferred Stock of the Company at an exercise price of $500.00 per share subject to certain anti-dilution adjustments.

     If a person or group accumulates 15% or more of the common stock, each Right (other than Rights held by a 15% holder and certain related parties, which will be voided) will be adjusted so that upon exercise the holder will have the right to receive that number of shares of common stock (or in certain circumstances, a combination of securities and/or assets) having a value of twice the exercise price of the Right. In addition, if following the public announcement of the existence of a 15% holder, the Company is involved in a merger or business combination or a sale of 50% or more of the Company's assets or earning power, each Right (other than Rights held by a 15% holder and certain related parties, which will be voided) will represent the right to purchase, at the exercise price, common stock of the acquiring entity having a value of twice the exercise price at the time. The Board of Directors will also have the right, following the public announcement of the existence of a 15% holder, to cause Rights (other than Rights held by the 15% holder and certain related parties, which will be voided) to be exchanged for one share of common stock (presently at an exchange ratio of two shares of common stock for each Right).

NOTE 8 - COMMITMENTS

     Certain scientific instrumentation, computers and other equipment are subject to leases which are classified as capital leases. At June 30, 1998 and 1997, $4,331,000 ($3,408,000, net) and $2,895,000 ($2,629,000, net) of such leased equipment are included in property and equipment.

     Rental expenses (principally for leased facilities under long-term operating lease commitments) were $5,031,000, $3,509,000 and $2,548,000 for 1998, 1997 and 1996. Future minimum payments for capital and operating leases at June 30, 1998 are as follows:

                                                      Capital Leases               Operating Leases
(Dollars in thousands)

           1999                                       $        819                  $        7,472
           2000                                                812                           5,507
           2001                                                818                           5,314
           2002                                                578                           3,943
           2003                                                243                           2,630
           Thereafter                                            0                           2,047

           Total minimum lease payments                      3,270                  $       26,913
           Less amount representing interest                   (56)

           Obligations under capital leases           $      3,214

           The Company is involved in certain legal proceedings generally incidental to its normal business activities. While the outcome of any such proceedings cannot be accurately predicted, the Company does not believe the ultimate resolution of any such existing matters should have a material adverse effect on its financial position or results of operations.

NOTE 9 - ALANEX ACQUISITION

     In April 1997, the Company executed a merger agreement with Alanex, which now operates as a wholly-owned subsidiary of Agouron. For all outstanding shares of Alanex common stock and related options and warrants, approximately 2,000,000 shares of Agouron common stock were issued, subject to certain restrictions. Such shares had an aggregate fair market value on the measurement date of approximately $61,000,000 and transaction costs were approximately $1,300,000. Of the total purchase price (including transaction costs), $57,500,000 was allocated (as more fully described below) to certain intangible assets and expensed as in-process technology and approximately $4,800,000 was allocated to certain tangible and intangible assets and capitalized.

     The identifiable intangibles of Alanex include several drug research and discovery programs, a proprietary drug discovery technology, a chemical compound library and an assembled work force. These intangibles were valued using either a replacement cost approach (work force, library and proprietary technology) or an income approach (research programs). Values assigned to the chemical compound library and proprietary drug discovery technology have been capitalized, as such intangibles are of a general nature and may have a number of alternative future uses. Values assigned to the drug discovery programs have been expensed, as such programs are pursuing specific drug targets or chemical compounds, the technological feasibility of which having not been demonstrated, and there may be no alternative future uses for such targets or chemical compounds if the programs are ultimately less than successful.

     The Company's statement of income (loss) includes the results of operations related to the acquisition since April 1997. The following are unaudited pro-forma results of operations as if the transaction had been consummated on July 1, 1995:

(In thousands except for per share amounts.)

         Year ended June 30,                 1997              1996
                                            (unaudited)      (unaudited)

         Revenues                         $     138,872    $      62,392

         Net income (loss)                $      14,276    $     (19,421)

         Earnings (loss) per share        $         .51    $        (.92)

NOTE 10 - QUARTERLY FINANCIAL DATA (UNAUDITED)

(In thousands, except for
per share amounts)

                                                                 Quarter Ended
                                         September 30     December 31         March 31          June 30
1997
Product sales                           $           0     $           0    $      13,401     $      43,568
Gross margin from product sales                     0                 0            7,378            24,992
Net loss                                      (14,447)          (12,556)          (4,999)          (10,804)
Earnings (loss) per share:
  Basic                                          (.57)            (.46)             (.18)             (.38)(1)
  Diluted                                        (.57)            (.46)             (.18)             (.38)(1)

1998
Product sales                           $      79,502     $      91,800    $     111,950     $     126,046
Gross margin from product sales                45,429            53,858           62,730            74,637
Net income (loss)                               3,630             4,922           13,525            (8,923)
Earnings (loss) per share:
  Basic                                           .12               .16              .44              (.29)(2)
  Diluted                                         .11               .15              .41              (.29)(2)

(1) During the fourth quarter of 1997, the Company recorded a write-off of $57,500,000 ($2.03 per share) of in-process technology associated with the acquisition of Alanex, partially offset by the realization of $43,800,000 ($1.54 per share) of deferred tax assets associated with the Company's expectation of future taxable income.

(2) During the fourth quarter of 1998, the Company incurred in-licensing costs of $26,000,000 (tax-effected $.50 per share) for commercial rights to three development stage anti-HIV products.

                                    ANNEX IV

                        AGOURON PHARMACEUTICALS DIVISION
                             DESCRIPTION OF BUSINESS
GENERAL

     Agouron Pharmaceuticals ("Agouron Pharmaceuticals") is a division of Agouron Pharmaceuticals, Inc. ("Agouron" or the "Company"). Agouron Pharmaceuticals encompasses all of the activities of Agouron except for those activities related to the research, development and commercialization of oncology products. Such products are being pursued by the Oncology Division.

Agouron Pharmaceuticals, through its own sales and marketing organization, is currently marketing in the United States the first drug developed by Agouron, VIRACEPT(R) (nelfinavir mesylate) for treatment of HIV infection. In addition, Agouron Pharmaceuticals is expected to initiate a phase II/III pivotal clinical trial of REMUNE(TM) (AG1661), an immune-based therapeutic agent for treatment of HIV infection and AIDS being co-developed by Agouron Pharmaceuticals and The Immune Response Corporation ("IRC"). Further, Agouron Pharmaceuticals has a number of programs in progress for discovery or development of other new drugs in the fields of viral disease, inflammatory disease and other serious diseases. Agouron Pharmaceuticals utilizes the proprietary core drug discovery technology of Alanex Corporation ("Alanex"), a wholly-owned subsidiary of Agouron, to accelerate the steps necessary to discover small molecule drug candidates. Such steps include the initial identification of compounds that exhibit activity against selected biological targets to the progression of these compounds to drug candidates for human clinical trials.

Agouron Pharmaceuticals' long-term goal is increasing profitability from the sale of drugs generated from its own drug discovery and development efforts, and from development and commercialization of drugs originated outside of Agouron Pharmaceuticals. To augment its technical capabilities, to enhance the likelihood of successful commercialization of its products and to offset some of its operating costs, Agouron Pharmaceuticals has entered into collaborative research and development arrangements with other companies. Agouron Pharmaceuticals has generally retained significant commercial rights in drugs developed in its collaborative research and development programs funded in whole or in part by other companies. Agouron Pharmaceuticals anticipates that its successfully developed products will be commercialized both through its own direct sales and marketing activities in certain pharmaceutical markets and through manufacturing and marketing relationships with other pharmaceutical companies.

NARRATIVE DESCRIPTION OF BUSINESS

     Agouron Pharmaceuticals is developing innovative drugs for treatment of HIV infection and other serious diseases and has expended approximately $449,000,000 on research and development since its inception, excluding a $57,500,000 write-off for in-process technology purchased in 1997 in the acquisition of Alanex.

VIRACEPT

     In March 1997, Agouron received clearance from the Food and Drug Administration ("FDA") to market its first drug, VIRACEPT, a potent HIV protease inhibitor that substantially decreases viral load and increases CD4+T cell counts when used in combination antiretroviral drug therapy. An orally administered product, VIRACEPT is available in adult and pediatric formulations.

     VIRACEPT sales in the United States totaled $358,321,000 in fiscal 1998. Agouron Pharmaceuticals estimated that 85,000 patients in the United States (over 125,000 in the world) were taking VIRACEPT at the end of June 1998. It is anticipated that continued increasing VIRACEPT sales will make a substantial contribution toward profitable financial results in the future.

     Agouron Pharmaceuticals developed VIRACEPT in collaboration with the pharmaceutical division of Japan Tobacco Inc. ("JT"). Agouron Pharmaceuticals and JT granted exclusive commercial rights in Europe, Asia and certain other countries in the world to Hoffmann-La Roche Inc. and F. Hoffmann-La Roche Ltd ("Roche"). Agouron Pharmaceuticals and JT share profits and/or royalties equally from the worldwide commercialization of VIRACEPT.

     In January and March 1998, VIRACEPT was approved for marketing in Europe and Japan, respectively. VIRACEPT license fees and royalties from Roche totaled $17,852,000 in 1998.

RESEARCH AND DEVELOPMENT PROGRAMS

     Agouron Pharmaceuticals' research and development programs focus on the areas of AIDS and other serious diseases. Agouron Pharmaceuticals' drug discovery programs apply Agouron's core technologies of three-dimensional structure based drug design and high-throughput screening of chemical libraries generated by computation-directed combinatorial chemistry.

     The following table outlines the status of various programs in Agouron Pharmaceuticals' research and development portfolio. Agouron Pharmaceuticals is pursuing some of these programs independently, while others are being undertaken in collaboration with other companies.
                                                                  Research
                                                                    AND
                                                                 DEVELOPMENT
PROGRAM                              INDICATION                    STAGE

VIRAL DISEASE

     VIRACEPT(1)                    HIV Infection                Approved
     REMUNE(2)                      HIV Infection                Phase II/III
     S-1153(3)                      HIV Infection                Phase I
     JE-2147(4)                     HIV Infection                Preclinical
     AG7088                         Common Cold                  Preclinical
     Hepatitis C agents(5)          Viral Diseases               Research
     HIV Integrase Inhibitors       HIV Infection                Research

OPHTHALMOLOGY

     AG3340                         Macular Degeneration         Phase II
     Other MMP Inhibitors           Macular Degeneration         Preclinical
     VEGF Inhibitors                Macular Degeneration         Research


(1)   In collaboration with Japan Tobacco, Inc.
(2)   In collaboration with The Immune Response Corporation.
(3)   In collaboration with Shionogi & Co., Ltd.
(4)   In collaboration with Japan Energy Corporation.
(5)   In collaboration with Japan Tobacco Inc.

VIRAL DISEASE

OVERVIEW

     The development of new drugs for the treatment of certain viral diseases is an important scientific and commercial focus of Agouron Pharmaceuticals. Agouron Pharmaceuticals is presently conducting programs aimed at discovery and/or development of several classes of anti-viral drugs that block viral proteases, enzymes required by several families of pathogenic viruses to carry out replication and infection. Agouron Pharmaceuticals' anti-viral drug programs include HIV protease inhibitors (VIRACEPT and JE-2147), an immune-based therapeutic (REMUNE), a non-nucleoside reverse transcriptase inhibitor (S-1153), rhinovirus 3C protease inhibitors, and hepatitis C protease enzymes. Agouron Pharmaceuticals is developing certain of its anti-viral drugs either through collaboration(s) with JT, Roche, IRC, Shionogi & Co., Ltd. An Japan Energy Corporation

HIV PROTEASE INHIBITOR: VIRACEPT

     HIV protease is an enzyme that performs an essential role in the infectious cycle of HIV, and clinical research has demonstrated that inhibition of the protease enzyme renders HIV unable to form new infectious virus. Today, five FDA-approved HIV protease inhibitors (including VIRACEPT) are making a significant contribution in the management of HIV disease.

     VIRACEPT was cleared by the FDA for marketing in the United States in March 1997 pursuant to the FDA's guidelines for accelerated approval. VIRACEPT development activities now include certain additional phase II/III studies to facilitate the full approval of the drug and certain phase IV studies designed to expand the utilization of the product.

IMMUNE-BASED THERAPEUTIC AGENT:  REMUNE (AG1661)

     An important recent goal in treatment of HIV infection is to combine such highly active drugs as HIV protease inhibitors, capable of halting replication of HIV, with agents capable of directly enhancing recovery of the immune system. REMUNE is an immune-based therapeutic agent, derived from HIV itself, which has been shown to stimulate the immune system to respond specifically to HIV infection and to produce the increases in substances such as chemokines that may provide protection to uninfected cells. Discovered by IRC, REMUNE is administered as an intramuscular injection every three months, and has been well-tolerated in clinical trials to date.

     In May 1997, enrollment was completed at 74 centers in the United States for a pivotal phase III, clinical end-point trial in which approximately 2,500 patients were randomized to receive conventional anti-retroviral drug therapy with or without REMUNE. This study is expected to be completed in March 1999. More than 250 patients have been enrolled in two other clinical studies which are evaluating the effect of REMUNE in combination with anti-retroviral drugs on virologic and immunologic markers in adults. A smaller study of REMUNE for treatment of HIV infection in children is in progress at the National Institutes of Health.

     In June 1998, Agouron and IRC began a collaboration on the final development and commercialization of REMUNE. Agouron has exclusive rights to market REMUNE in North America, Europe and certain other countries, while IRC will manufacture commercial supplies of REMUNE. Agouron and IRC will share equally all profits from the commercialization of REMUNE and the licensed territory.

NON-NUCLEOSIDE REVERSE TRANSCRIPTASE INHIBITOR (NNRTI): AG1549 (S-1153)

     AG1549 is a second-generation NNRTI for the treatment of HIV infection. Discovered by Shionogi & Co., Ltd. ("Shionogi"), AG1549 is currently the subject of several clinical trials evaluating its dose and its concomitant use with other antiretroviral treatments. Ag1549 is of high clinical interest because it is ten times more potent in vitro than currently approved NNRTIs and because AG1549 is fully active in vitro against HIV containing the most common genetic mutation (at position 103) associated with resistance to other NNRTIs.

     Agouron Pharmaceuticals has exclusive rights to the development and commercialization of Ag1549, except in Japan, South Korea and Taiwan, subject to the payment of royalties to Shionogi.

HIV PROTEASE INHIBITOR:  AG1776 (JE-2147)

     AG1776 is a protease inhibitor for the treatment of HIV infection. Preclinical data indicate that AG1776, discovered by Japan Energy Corporation ("JE"), works synergistically in vitro with other protease inhibitors. The compound has also exhibited activity against HIV mutations commonly associated with resistance to other protease inhibitors.

     Agouron Pharmaceuticals has exclusive world-wide rights to the development and commercialization of AG1776 except in Japan, South Korea, North Korea and Taiwan, subject to the payment of royalties to JE; JE will manufacture bulk compound for use in final drug product.

RHINOVIRUS 3C PROTEASE INHIBITOR:  AG7088

     Rhinoviruses are believed to be the single most frequent cause of the common cold. While rhinovirus infections are a periodic annoyance to most individuals, they may produce more severe and prolonged symptoms in people with chronic obstructive pulmonary disease, such as asthma and emphysema. All known strains of rhinoviruses depend on a critical enzyme, the 3C protease, at several stages of their life cycle for production of new infectious viruses. Agouron has designed potent, selective rhinovirus 3C protease inhibitors, including AG7088, that are currently being evaluated in preclinical pharmacological studies. Agouron Pharmaceuticals retains all commercial rights in compounds resulting from this program.

HIV INTEGRASE INHIBITORS

     The drugs currently approved in the United States for treatment of HIV infection consist of reverse transcriptase inhibitors and protease inhibitors (including VIRACEPT). Another mechanism of action is inhibition of HIV-1 integrase, a key enzyme in catalyzing the integration of HIV into human cells.

     Agouron scientists believe that blocking HIV integrase is a viable therapeutic strategy that will abort completion of the viral life cycle, preventing infection of new, uninfected target cells. Scientists also believe that HIV integrase is an attractive target, because it is extremely unlikely that an HIV integrase-specific inhibitor will nonspecifically inhibit other eukaryotic enzymes. This fact may possibly reduce the incidence of side effects of an integrase inhibitor used to treat HIV infection. Agouron Pharmaceuticals retains all commercial rights in compounds resulting from this program.

ANTI HEPATITIS C DRUGS

     The hepatitis C virus ("HCV") is a virus that causes illnesses ranging from a mild flu-like disease to progressive liver disease, cirrhosis and primary liver cancer. The ability to treat infection by HCV represents a significant unmet clinical need, particularly in Asian countries. HCV depends upon several key protease enzyme for the production of new infectious virus.

     Agouron Pharmaceuticals scientists have initiated programs to design new classes of anti-viral drugs that block such enzymes and disrupt the HIV life cycle. Agouron Pharmaceuticals is pursuing this research program in collaboration with JT.

OPHTHALMOLOGY

OVERVIEW

     A hallmark of many serious retinal disorders, such as age-related macular degeneration, macular edema, retinopathy of prematurity, and proliferative diabetic retinopathy, is an extensive proliferation of new blood vessels in the retina and underlying choroid. This process, known as angiogenesis or neovascularization, often leads to retinal hemorrhage that results in the loss of ganglion cells, degeneration of the central optic nerve, and eventually loss of central and/or peripheral vision. The most common neovascular retinal disorder, namely age-related macular degeneration, has recently become a leading cause of blindness in the elderly population in the industrialized world.

     In common with other tissues, the growth of new blood vessels is mediated by many factors including various members of the family of MMPs, VEGF and
Fibroblast Growth Factors ("FGF") and their respective receptors and some members of the integrin family of receptors involved in cell-cell and cell-matrix interactions. In ocular tissues, the production of these factors, receptors and MMPs is increased by local hypoxia, the most notable condition believed to stimulate retinal and subretinal neovascularization. Most significantly, in the ocular tissue of patients with any of the above mentioned diseases, elevated levels of growth factors, integrins and MMPs (in particular MMP-2 and MT-MMP-1) were consistently identified.

     Key mediators of angiogenesis have been associated with ophthalmic disorders. VEGF and basic FGF are strongly implicated as causative angiogenic agents in a variety of studies. In ocular tissues, the production of these growth factors is increased by hypoxia, the most notable condition believed to stimulate retinal angiogenesis. Most significantly, in patients undergoing surgery, high levels of VEGF in ocular fluid were found associated with macular degeneration, active diabetic retinopathy, central vein occlusion and other disorders.

     Current studies in the area of ophthalmology involve an assessment of the impact that inhibitors of MMPs might have on therapeutic practice and in meeting medical needs in these areas. Agouron Pharmaceuticals is in animal models conducting a series of proof-of-principle pre-clinical studies of ocular diseases with the MMP inhibitor AG3340 in preparation for the commencement of human clinical studies. Agouron Pharmaceuticals has recently demonstrated significant accumulation of AG3340 in the vitreous humor of rats and monkeys following oral dosing.

     Likewise, it is anticipated that when suitable inhibitors of VEGF become available, they will be tested in the existing ocular angiogenesis models prior to selection of a lead compound for clinical development. Agouron Pharmaceuticals retains all commercial rights in compounds resulting from this program.

BUSINESS RELATIONSHIPS/RESEARCH AND DEVELOPMENT AGREEMENTS

     Agouron Pharmaceuticals has funded its research and development primarily from working capital generated from both private and public sales of Agouron Pharmaceuticals equity, collaborative arrangements and the financial contribution resulting from product sales. Agouron Pharmaceuticals has an ongoing program of business development which may, from time to time, lead to the establishment of corporate collaborations in addition to those noted below.

JAPAN TOBACCO INC.

     In February 1994, Agouron Pharmaceuticals entered into a strategic alliance with JT in the field of anti-viral drugs for the treatment of infections caused by hepatitis C and the herpes family of viruses. In December 1994, the Company added its anti-drug, VIRACEPT, to the JT collaboration with the execution of a world-wide development and licensing agreement. Agouron Pharmaceuticals and JT share equally the costs of further development of VIRACEPT.

     Currently, Agouron Pharmaceuticals has exclusive commercial rights to VIRACEPT (with the right to sublicense) in North America and JT has exclusive commercial rights to VIRACEPT (with the right to sublicense) in certain parts of Japan. Agouron Pharmaceuticals and JT share profits and/or royalties equally from the world-wide commercialization of VIRACEPT.

ROCHE

     Agouron Pharmaceuticals and JT have granted Roche certain exclusive royalty bearing marketing rights to VIRACEPT outside of North America and parts of Japan. Further, Agouron Pharmaceuticals receives royalties based either on Roche's sales of VIRACEPT or, in certain circumstances, Invirase(R) and Fortavase(R) (saquinavir), Roche's HIV protease inhibitors. Roche has the right to manufacture VIRACEPT for its own use and is expected to commence such manufacturing in calendar 1999.

IMMUNE RESPONSE

     In June 1998, Agouron Pharmaceuticals entered into a binding letter of intent with IRC to collaborate on final development and commercialization of REMUNE, an immune-based therapeutic agent discovered by IRC and currently the subject of several clinical studies including a large phase III clinical trial. The two companies intend to enter promptly into a definitive agreement and will endeavor to complete development and registration of REMUNE in 1999. IRC will manufacture commercial supplies of REMUNE, and Agouron Pharmaceuticals will have exclusive rights to market REMUNE in North America, Europe and certain other countries. The two companies will share equally all profits from commercialization of REMUNE and the licensed territory. Agouron Pharmaceuticals paid an initial $10,000,000 license fee to IRC in June 1998 and also purchased 118,256 newly issued common shares of IRC for $2,000,000. Agouron Pharmaceuticals may pay, assuming ongoing successful development, registration and approval of REMUNE, to IRC up to $53,000,000 in additional development and milestone payments and $12,000,000 in purchases of IRC common stock.

SHIONOGI & CO., LTD.

     In June 1998, Agouron Pharmaceuticals entered into a binding letter of intent with Shionogi to develop and commercialize AG1549, a second-generation NNRTI for the treatment of HIV infection. Discovered by Shionogi, AG1549 is currently the subject of several clinical trials evaluating its dose and its concomitant use with other antiretroviral treatments. AG1549 is of high clinical interest because it is ten times more potent in vitro than such other NNRTIs as nevirapine (Viramune(R)) and delavirdine (Rescriptor(R)) and because AG1549 is fully active in vitro against HIV containing the most common genetic mutation (at position 103) associated with resistance to other NNRTIs, including efavirenz (Sustiva(TM)).

     Agouron Pharmaceuticals has exclusive rights to the development and commercialization of AG1549 except in Japan, South Korea and Taiwan. Agouron Pharmaceuticals paid an initial $10,000,00 license fee to Shionogi in June 1998. Agouron Pharmaceuticals may pay, assuming ongoing successful development, registration and approval of AG1549, additional license fees of up to $30,000,000. In addition, Agouron Pharmaceuticals will pay Shionogi royalties based on sales, if any, of AG1549.

JAPAN ENERGY CORPORATION

     In June 1998, Agouron Pharmaceuticals entered into a license agreement with JE to develop and commercialize AG1776, a novel protease inhibitor for the treatment of HIV infection. Preclinical data indicate that AG1776, discovered by JE, works synergistically in vitro with other protease inhibitors. The compound has also exhibited activity against mutations commonly associated with resistance to other protease inhibitors.

     Agouron Pharmaceuticals has exclusive world-wide rights to the development and commercialization of AG1776 except in Japan, South Korea, North Korea and Taiwan; JE will manufacture bulk compound for use in final drug product Agouron Pharmaceuticals incurred an initial $6,000,000 license fee in June 1998. Agouron Pharmaceuticals may incur, assuming ongoing successful development, registration and approval of AG1776, additional license fees of up to $20,000,000. In addition, Agouron Pharmaceuticals will pay JE royalties based on sales, if any, of AG1776.

MANUFACTURING

     Agouron Pharmaceuticals utilizes worldwide contract manufacturing to produce VIRACEPT. Agouron Pharmaceuticals procures and transfers raw materials to contracted bulk drug producers, sends the converted bulk drug to finishing facilities and moves finished goods into a distribution center. Product supply and associated raw materials have been available in sufficient quantities to meet business needs. In order to accommodate anticipated sales volume growth, capacity expansion efforts are being pursued. Agouron Pharmaceuticals will be dependent upon its contract manufacturers to comply with good manufacturing practices and to meet its production requirements. There can be no assurance that Agouron Pharmaceuticals' contract manufacturers will timely deliver sufficient quantities of Agouron Pharmaceuticals' products or that Agouron Pharmaceuticals would be able to find substitute manufacturers, if necessary.

MARKETING

     Agouron Pharmaceuticals distributes VIRACEPT in the United States through wholesalers. Sales volumes in the United States are influenced by underlying demand and wholesale inventory management practices.

     VIRACEPT is covered by Medicaid programs in all states and is covered by virtually all state AIDS Drug Assistance Programs ("ADAPs"). Currently, VIRACEPT is paid for predominately by Medicaid, private insurance and ADAPs. The Company offers a patient assistance program based upon medical need for patients who have no other means of coverage.

     Outside of the United States and Canada, VIRACEPT is marketed on behalf of Agouron Pharmaceuticals and JT by Roche. Agouron Pharmaceuticals receives a royalty on Roche's worldwide sales of VIRACEPT.

     Agouron Pharmaceuticals' sales and marketing efforts utilize a field sales organization which focuses primarily on office- and hospital-based physicians, including key medical thought leaders. Additionally, Agouron Pharmaceuticals has obtained market access and availability for its products in part by establishing relationships within key market segments, including health maintenance organizations, third-party payers and governmental agencies.

HUMAN RESOURCES

     As of September 11, 1998, the Company had approximately 975 employees. Of these it is anticipated that approximately 800 full time staff equivalents will be directly engaged in the conduct of the Agouron Pharmaceuticals business.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

OVERVIEW

     This discussion contains forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. See "Important Factors Regarding Forward-Looking Statements" attached as Exhibit 99 to the Company's annual report on Form 10-K for the period ended June 30, 1998 and incorporated herein by reference. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

     Agouron Pharmaceuticals ("Agouron Pharmaceuticals" or "AP"), a division of Agouron Pharmaceuticals, Inc. (the "Company") is committed to the discovery, development, manufacturing and marketing of human pharmaceuticals targeting AIDS and other serious diseases. Operations to date have been principally funded from the Company's equity-derived working capital, various collaborative arrangements and, most recently, from the gross margin contribution of Agouron Pharmaceuticals' first product, VIRACEPT(R) (nelfinavir mesylate). The net income reported in fiscal 1998 is principally due to the commercialization of VIRACEPT while Agouron Pharmaceuticals' prior net operating losses reflect primarily the result of its independent research and substantial investment in the clinical and commercial development of VIRACEPT.

     In March 1997, Agouron Pharmaceuticals received clearance from the United States Food and Drug Administration ("FDA") to market VIRACEPT in the United States. For the fiscal year ended June 30, 1998, due principally to the increasing product contribution from VIRACEPT sales, license fees and royalties, Agouron Pharmaceuticals realized a net income of $37,387,000.

RESULTS OF OPERATIONS

     PRODUCT SALES

     Product sales for the fiscal years ended June 30, 1997 and 1998 were approximately $57,000,000 and $409,300,000 which included sales in the United States of $55,559,000 and $358,321,000, respectively. Agouron Pharmaceuticals anticipates that VIRACEPT sales in the United States will approximate $430,000,000 to $440,000,000 for fiscal 1999.

     CONTRACT REVENUES

     Collaborative research and development agreements with Japan Tobacco Inc. ("JT") accounted for substantially all of Agouron Pharmaceuticals' contract revenues for 1998, 1997 and 1996. Total contract revenues for 1998 decreased approximately 53% from 1997 due principally to decreased VIRACEPT program spending by Agouron Pharmaceuticals, which was partially funded by JT.
Additionally, the amortization to revenue over a 24 month period of JT's $24,000,000 milestone payment, which was received in August 1995, was completed in June 1997. The increase in contract revenues from 1996 to 1997 of approximately 31% was due principally to increased program activity and spending on the JT collaborations. Agouron Pharmaceuticals anticipates that contract revenues for fiscal 1999 will approximate $35,000,000 to $40,000,000.

     LICENSE FEES AND ROYALTIES

     Agouron Pharmaceuticals license fees and royalties for 1998 and 1997 were principally derived from F. Hoffmann-La Roche Ltd ("Roche"). Total revenues for 1998 increased approximately 84% from 1997 due to European marketing approval for VIRACEPT. The increase from 1996 to 1997 is principally due to the receipt $9,000,000 in 1997 for initial European marketing rights for VIRACEPT.

     In January and March 1998, VIRACEPT was approved for marketing in Europe and Japan, respectively. Upon such approvals, Agouron Pharmaceuticals realized as revenue license fees totaling $12,000,000. In July 1997, Agouron Pharmaceuticals and JT granted Roche certain exclusive rights to VIRACEPT in several Asian countries. For such rights, Agouron Pharmaceuticals received a license fee of $2,000,000.

     Royalty revenues of approximately $3,852,000 have been recognized in 1998 based on estimated and actual Roche sales of VIRACEPT in its licensed territory. Agouron Pharmaceuticals anticipates that license fees and royalties for fiscal 1999 will range from $30,000,000 to $35,000,000.

     COST OF PRODUCT SALES

     The aggregate cost of product sales as a percentage of product sales was approximately 43% and 42% for 1997 and 1998, respectively. Gross margins on United States commercial sales were approximately 57% and 65% during 1997 and 1998, respectively. Agouron Pharmaceuticals anticipates that gross margins on United States commercial sales will improve as product sales volumes increase and certain manufacturing process and scale efficiencies are realized, and will approximate 71% in 1999. Aggregate gross margins will also be impacted by the size of Agouron Pharmaceuticals' patient assistance program (which provides free goods to indigent individuals), Agouron Pharmaceuticals' manufacturing supply agreement with Roche (whereby Roche has the right to either purchase product at Agouron Pharmaceuticals' cost plus contractually determined mark-ups or manufacture drug product for its own use, subject to contractually determined fees to be paid to Agouron Pharmaceuticals) and the level of sales subject to Medicaid and other discounts or rebates in the United States.

     RESEARCH AND DEVELOPMENT

     Research and development ("R&D") spending increased by approximately 39% from 1997 to 1998 due to license fees for three development stage HIV products and the addition of Alanex since late 1997. R&D spending increased by approximately 51% from 1996 to 1997 due principally to increased expenditures in support of human clinical trials and an expanded access program associated with VIRACEPT. Agouron Pharmaceuticals anticipates that total R&D expenses in fiscal 1999, excluding the impact of any license fees or milestone expenses in either 1998 or 1999, will exceed fiscal 1998 expenses by approximately 25%.

     SELLING, GENERAL AND ADMINISTRATIVE

     Selling, general and administrative ("SG&A") expenses represented approximately 24% of total operating expenses (excluding the cost of product sales, royalties and write-off of in-process technology purchased) in 1998, 28% in 1997 and 10% in 1996. SG&A increased by approximately 77% from 1997 to 1998 due principally to a full year of expenses associated with the sales force and other marketing personnel. Spending increases from 1996 to 1997 were due chiefly to increasing staff levels (approximately 214%) and staff-related expenditures, certain premarketing and advertising and promotion costs associated with the launch of VIRACEPT in March 1997 and other costs associated with a growing sales and marketing infrastructure. Agouron Pharmaceuticals anticipates that total SG&A expenses will increase by approximately 40% in fiscal 1999 due to increasing sales and marketing activities and the support of VIRACEPT phase IV marketing studies.

     ROYALTIES

     Agouron Pharmaceuticals' obligation to share VIRACEPT profits with JT is reflected in royalty expense for 1998 and represents approximately 19% of United States product sales. Royalties in fiscal 1997 were not significant. It is anticipated that royalty expense for fiscal 1999 will approximate 24% to 25% of United States product sales.

     WRITE-OFF OF IN-PROCESS TECHNOLOGY PURCHASED

     In 1997, the Company acquired Alanex, a research company engaged in the discovery of drug leads through the high-speed screening of diverse chemical libraries designed by computational methods and generated by combinatorial chemistry. Alanex was acquired in a purchase transaction through the issuance of approximately 1,992,000 equivalent shares (including 548,000 for options and warrants) of the Company's common stock valued at approximately $61,000,000, plus $1,300,000 of related acquisition costs. The purchase price was allocated to various tangible and intangible assets and either capitalized (approximately $4,800,000) or expensed (approximately $57,500,000) as in-process technology based on an independent valuation of the Alanex assets, technology and research programs at the date of acquisition.

     INTEREST AND OTHER INCOME

     Interest income increased by 1% from 1997 to 1998. Interest income increased by approximately 23% from 1996 to 1997 due principally to a higher average investment portfolio balance resulting from the July 1996 public offering, receipt of $9,000,000 in license fees from Roche (January 1997), significantly increased contract funding from JT and the exercise of employee stock options. Agouron Pharmaceuticals anticipates that, absent additional revenue sources or a significant change in interest rates, fiscal 1999 interest income will be less than that of fiscal 1998.

     INTEREST EXPENSE

     Interest expense increased in 1998 from 1997 due to borrowings under a line of credit which was used to partially fund quarterly royalties paid to JT throughout the year. Interest expense decreased in 1997 from 1996 by approximately 38% due to a decreasing level of debt and capital lease obligations from year to year.

     INCOME TAX PROVISION (BENEFIT)

     The income tax provision in 1998 has been computed using an effective, combined federal and state rate of 36%. The cash obligation of such 1998 provision has been mostly offset by the utilization of deferred tax assets. Based on its 1998 pre-tax profit and its estimates for future taxable income, Agouron Pharmaceuticals believes it is more likely than not that its deferred tax assets (comprised mostly of net operating loss carryforwards, deductions generated by the exercise of stock options, and research credits) will be realized and has, therefore, recorded the full tax benefit of its deferred tax assets. Agouron Pharmaceuticals' accumulated net deferred tax assets totaled approximately $55,900,000 and $64,100,000 at June 30, 1997 and 1998. Agouron
Pharmaceuticals anticipates that its effective income tax rate for fiscal 1999 will be less than 10%. Such decrease from fiscal 1998 is attributed to greater expected availability of R&D tax credits due to the anticipated increase in R&D spending plus the anticipated reduction in R&D contract revenues and the utilization of tax losses from Oncology Division ("Oncology Division" or "OD"), a division of the Company.

YEAR 2000

     The Year 2000 issue results from computer programs and systems that were created to accept only two digit dates. Such systems may not be able to distinguish 20th century dates from 21st century dates. This could result in miscalculations and system failures that could inhibit the Company's ability to engage in normal business activities.

     The Company has established a Year 2000 project team that is currently reviewing information technology ("IT") systems and non-IT systems that could be affected by this issue. Additionally, the Company has made initial contact with all of its significant external business partners to determine the extent to which the Company is vulnerable to their failures and to ascertain Year 2000 compliance and risk. The Company estimates that the inventory and assessment of IT systems, non-IT systems, and material third parties will be completed by the end of calendar 1998. The Company expects to complete remediation efforts by the end of fiscal 1999, and to complete the validation phase by the end of calendar 1999. At this time the Company has not initiated the formulation of contingency plans. The determination of the necessity for contingency plans will be made by the end of fiscal 1999.

     While the total cost to obtain Year 2000 compliance is not known at this time, the Company believes such cost will not have a material effect on the Company's business, financial position, or results of operation. However, even though the Company expects to have obtained Year 2000 compliance prior to the Year 2000, the inability of the Company or its business partners to remedy Year 2000 issues could have a significant impact on the Company's business, financial position, or results of operation.

LIQUIDITY AND CAPITAL RESOURCES

     Prior to fiscal 1998, Agouron Pharmaceuticals relied principally on the Company's equity financings and corporate collaborations to fund its operations and capital expenditures. In fiscal 1998, due primarily to the successful commercialization of VIRACEPT, operating activities have provided $25,437,000 of cash compared with using $57,961,000 in fiscal 1997. Commercial sales of
VIRACEPT for 1997 and 1998 resulted in gross margins of approximately $32,370,000 and $236,654,000.

     At June 30, 1998, Agouron Pharmaceuticals had net working capital of approximately $125,933,000, an increase of $11,565,000 over June 30, 1997 levels due principally to Agouron Pharmaceuticals' pre-tax profit of $46,157,000, partially offset by $24,610,000 of funding for Oncology Division. Individual working capital components significantly impacted by the commercialization of VIRACEPT include trade accounts receivable (an increase of $18,416,000), inventories (an increase of $44,906,000), accounts payable (an increase of $15,560,000) and accrued liabilities (an increase of $25,829,000, primarily due to accrued royalties payable to JT and accrued license fees). It is anticipated that these working capital components and cash and short-term investments will continue to be significantly impacted as VIRACEPT sales increase. At June 30, 1998, Agouron Pharmaceuticals had cash, cash equivalents and short-term investments of approximately $87,123,000. Agouron Pharmaceuticals believes that its current capital resources, existing contractual commitments and anticipated VIRACEPT product sales contribution are sufficient to maintain its current operations and to provide for the operating requirements of Oncology Division through fiscal 1999. This belief is based on current research and clinical development plans of Agouron Pharmaceuticals and Oncology Division, anticipated working capital requirements associated with the expanding commercialization of VIRACEPT, the current regulatory environment, historical industry experience in the development of therapeutic drugs and general economic conditions. The equity of Agouron Pharmaceuticals is a series of the Common Stock of the Company and is therefore subject to the liabilities and operations of the other division(s) of the Company.

AGOURON PHARMACEUTICALS, a division of Agouron Pharmaceuticals, Inc.

INDEX TO FINANCIAL STATEMENTS


Report of Independent Accountants

Combined Balance Sheet as of June 30, 1998 and 1997


Combined Statement of Income (Loss) for the years ended
           June 30, 1998, 1997 and 1996

Combined Statement of Division Equity for the
           years ended June 30, 1998, 1997 and 1996

Combined Statement of Cash Flows for the years ended
           June 30, 1998, 1997 and 1996

Notes to Combined Financial Statements

     NOTE: All schedules are omitted because they are not applicable, or not required, or because the required information is included in the combined financial statements or notes thereto.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Agouron Pharmaceuticals, Inc.

In our opinion, the accompanying combined balance sheet and the related combined statements of income (loss), of division equity and of cash flows present fairly, in all material respects, the financial position of Agouron Pharmaceuticals (a division of Agouron Pharmaceuticals, Inc.) at June 30, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the management of Agouron Pharmaceuticals, Inc.; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As described above and more fully described in Note 1 to these financial statements, Agouron Pharmaceuticals is a division of Agouron Pharmaceuticals, Inc.; accordingly, the combined financial statements of Agouron Pharmaceuticals should be read in conjunction with the audited consolidated financial statements of Agouron Pharmaceuticals, Inc.

/s/ PricewaterhouseCoopers LLP

San Diego, California
August 10, 1998

AGOURON PHARMACEUTICALS, a division of Agouron Pharmaceuticals, Inc.

COMBINED BALANCE SHEET
(Dollars in thousands)

                                                                                              June 30,
                                                                                      1998              1997
ASSETS

Current assets:
       Cash and cash equivalents                                                $   19,098       $    52,484
       Short-term investments                                                       68,025            38,833
       Accounts receivable, net                                                     49,703            26,707
       Inventories                                                                 103,706            58,800
       Current deferred tax assets                                                     564               500
       Other current assets                                                          4,202             2,209

       Total current assets                                                        245,298           179,533

Property and equipment, net                                                         47,212            22,613

Deferred tax assets                                                                 64,644            56,000

Purchased intangibles                                                                3,500             4,100

                                                                                $  360,654       $   262,246
LIABILITIES AND DIVISION EQUITY

Current liabilities:
       Accounts payable                                                         $   44,393       $    28,833
       Accrued liabilities                                                          34,468             8,639
       Deferred revenue and advances                                                23,563            24,567
       Current deferred tax liabilities                                              1,139               600
       Loan payable and current portion of long-term debt                           15,802             2,526

       Total current liabilities                                                   119,365            65,165

Long-term liabilities:
       Long-term debt, less current portion                                          5,892             5,940
       Accrued rent                                                                  1,023             1,277

       Total long-term liabilities                                                   6,915             7,217

Division equity                                                                    234,374           189,864

Commitments                                                                     $  360,654        $  262,246

See accompanying notes to combined financial statements.

AGOURON PHARMACEUTICALS, a division of Agouron Pharmaceuticals, Inc.

COMBINED STATEMENT OF INCOME (LOSS)
(In thousands)


                                                                          Years ended June 30,

                                                                       1998           1997            1996

Revenues:
     Product sales                                            $     409,298  $      56,969   $           0
     Contracts                                                       23,427         49,824          37,942
     License fees and royalties                                      18,352         10,000               0

                                                                    451,077        116,793          37,942
Operating expenses:
     Cost of product sales                                          172,644         24,599               0
     Research and development                                       113,132         81,293          53,763
     Selling, general and administrative                             55,876         31,653           6,142
     Royalties                                                       68,423              0               0
     Write-off of in-process technology purchased                         0         57,500               0

                                                                    410,075        195,045          59,905

Operating income (loss)                                              41,002        (78,252)        (21,963)

Other income (expenses):
     Interest and other income                                        5,907          5,873           4,776
     Interest expense                                                  (752)          (142)           (228)

                                                                      5,155          5,731           4,548

Income (loss) before income taxes                                    46,157        (72,521)        (17,415)

Income tax provision (benefit)                                       16,793        (38,327)            934

Net income (loss)                                                    29,364        (34,234)        (18,349)

Tax benefit allocated from Oncology Division                          8,023          4,290               0

Net income (loss) attributable to AP stock                    $      37,387  $     (29,944)  $     (18,349)


See accompanying notes to combined financial statements.

AGOURON PHARMACEUTICALS, a division of Agouron Pharmaceuticals, Inc.

COMBINED STATEMENT OF DIVISION EQUITY
(Dollars in thousands)

                                                                      Unrealized
                                                                           gains
                                                                     (losses) on
                                                                      short-term      Accumulated
                                                       Other         investments          Deficit          Total

Balance at June 30, 1995                         $    16,203    $             --    $      (1,809)   $    14,394

   Equity contribution from
     Agouron Pharmaceuticals, Inc.                    82,515                  --               --         82,515
   Equity contribution to Oncology
     Division                                         (1,751)                 --               --         (1,751)
   Net Loss                                                0                   0          (18,349)       (18,349)

Balance at June 30, 1996                              96,697                  --          (20,158)        76,809

   Equity Contribution from
     Agouron Pharmaceuticals, Inc.                   146,405                  --               --        146,405
   Tax benefit of stock options exercised             12,100                  --               --         12,100
   Equity Contribution to Oncology
     Division                                        (15,506)                 --               --        (15,506)
   Net loss                                               --                  --          (34,234)       (34,234)
   Tax benefit allocated from Oncology
     Division                                              0                   0            4,290          4,290
Balance at June 30, 1997                             239,966                  --          (50,102)       189,864

   Equity contribution from
     Agouron Pharmaceuticals, Inc.                    14,453                  --               --         14,453
   Tax benefit of stock options exercised             16,896                  --               --         16,896
   Change in unrealized gains (losses) on
     Short-term investments                               --                 384               --            384
   Equity Contribution to Oncology
     Division                                        (24,610)                 --               --        (24,610)
   Net income                                        (29,364)                 --               --        (29,364)
   Tax benefit allocated from Oncology
     Division                                                                              (8,023)        (8,023)

                                                 $   246,705    $            384    $     (12,715)   $   234,734

See accompanying notes to combined financial statements.

AGOURON PHARMACEUTICALS, a division of Agouron Pharmaceuticals, Inc.

COMBINED STATEMENT OF CASH FLOWS
(In thousands)

                                                                                   Years ended June 30,
                                                                              1998           1997           1996
Cash flows from operating activities:
     Cash received from product sales, contracts and licenses          $   427,026    $   103,090    $    43,911
     Cash paid to suppliers, employees and service providers              (406,795)      (166,782)       (54,522)
     Interest received                                                       5,958          5,873          4,776
     Interest paid                                                            (752)          (142)          (228)

     Net cash provided (used) by operating activities                       25,437        (57,961)        (6,063)

Cash flows from investing activities:
     Proceeds from maturities/sales of short-term investments              147,292        127,501         59,686
     Purchases of short-term investments                                  (176,100)       (91,227)      (118,224)
     Purchase of  property and equipment                                   (31,507)       (12,372)        (3,252)
     Cost to acquire Alanex, net of cash acquired                                0            608              0

     Net cash provided (used) by investing activities                      (60,315)        24,510        (61,790)

Cash flows from financing activities:
     Net proceeds from issuance of common stock                             14,453         85,354         82,515
     Proceeds from credit line                                              53,600              0              0
     Principal payments on credit line, long-term debt,
       and capital leases                                                  (41,951)          (364)          (818)
     Equity contribution to Oncology Division                              (24,610)       (15,506)        (1,751)

     Net cash provided (used) by financing activities                        1,492         69,484         79,946

Net increase (decrease) in cash and cash equivalents                       (33,386)        36,033         12,093
Cash and cash equivalents at beginning of year                              52,484         16,451          4,358

Cash and cash equivalents at end of year                               $    19,098    $    52,484    $    16,451

Reconciliation  of net income  (loss) to net cash  provided  (used) by operating activities:
     Net income (loss) attributable to AP stock                        $    37,387    $   (28,944)   $   (18,349)
     Depreciation and amortization                                           9,087          3,910          2,411
     Write-off of in-process technology purchased                                0         57,500              0
     Provision (benefit) for deferred income taxes                          16,750        (40,510)             0
     Tax benefit allocated from Oncology Division                           (8,023)        (4,290)             0
     Net (increase) decrease in inventories                                (44,906)       (58,547)             0
     Net (increase) decrease in accounts receivable and other
       current assets                                                      (24,989)       (23,541)        (1,198)
     Net increase (decrease) in accounts payable, accrued
       liabilities, deferred revenue and advances, and other liabilities    40,131         36,461         11,073

Net cash provided (used) by operating activities                       $    25,437    $   (57,961)   $    (6,063)

See accompanying notes to combined financial statements.

AGOURON PHARMACEUTICALS, a division of Agouron Pharmaceuticals, Inc.

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1 - THE DIVISION AND ITS SIGNIFICANT ACCOUNTING POLICIES

THE DIVISION

         Agouron Pharmaceuticals ("Agouron Pharmaceuticals" or "AP") is a division of Agouron Pharmaceuticals, Inc. (the "Company") which was organized and incorporated in California in June 1984. Agouron Pharmaceuticals is an integrated pharmaceutical company committed to the discovery, development, manufacturing and marketing of innovative therapeutic products engineered to inactivate proteins which play key roles in AIDS and other serious diseases. Agouron Pharmaceuticals, through its own sales and marketing organization, is currently marketing in the United States its first drug, VIRACEPT(R) (nelfinavir mesylate) for treatment of HIV infection. In addition, Agouron Pharmaceuticals is expected to initiate a phase II/III pivotal clinical trial of REMUNE(TM) (AG1661), an immune-based therapeutic agent for treatment of HIV infection and AIDS being co-developed by Agouron Pharmaceuticals and The Immune Response Corporation ("IRC"). Further, Agouron Pharmaceuticals has a number of programs in progress for discovery or development of other new drugs in the fields of viral disease and other serious diseases. Agouron Pharmaceuticals is also using the proprietary core drug discovery technology of Alanex Corporation ("Alanex"), a wholly-owned subsidiary of the Company, to accelerate the steps necessary to discover small molecule drug candidates, from the initial identification of compounds that exhibit activity against selected biological targets to the progression of these compounds to drug candidates for human clinical trials.

FINANCIAL STATEMENTS AND ALLOCATION MATTERS

        As a matter of policy, the Company manages the financial activities of its divisions on a centralized basis. These financial activities include the investment of surplus cash, the issuance, repayment and repurchase of short-term and long-term debt and the issuance and repurchase of common stock. During the three years ended June 30, 1998, the Company attributed all of its short-term and long-term debt to AP based upon the specific purpose for which the debt was incurred and the cash flow requirements of AP. Accordingly, all of the Company's interest expense has been allocated to AP. The Company believes this method of allocation to be equitable and reasonable.


         Agouron Pharmaceuticals' financial statements have been prepared in accordance with generally accepted accounting principles and, taken together with the Company's other division, comprise all of the accounts included in the corresponding consolidated financial statements of the Company. The financial statements of each division reflect the financial condition, results of operations and cash flows of the businesses included therein. The combined financial statements of Agouron Pharmaceuticals also include any accounts or assets of the Company not specifically allocated to Oncology Division ("Oncology Division" or "OD"), a division of the Company. The equity of Agouron Pharmaceuticals is a series of the Common Stock of the Company and is therefore subject to the liabilities and operations of the other division(s) of the Company.

PRINCIPLES OF COMBINATION

     The combined financial statements of AP include the accounts of the Company and its wholly-owned subsidiaries except for its programs in the area of oncology, which are reflected separately in Oncology Division's financial statements. All significant intercompany accounts and transactions have been eliminated.

ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures as of the date of the financial statements. Actual results could differ from such estimates.

CASH AND CASH EQUIVALENTS

     Agouron Pharmaceuticals considers cash equivalents to be only those investments which are highly liquid, readily convertible to cash and which mature within 90 days from date of purchase.

SHORT-TERM INVESTMENTS

     Short-term investments consist principally of government or government agency securities, corporate notes and bonds, commercial paper and certificates of deposit with original maturities of three to thirty-six months, and corporate equity securities. Agouron Pharmaceuticals has classified its short-term investments as available-for-sale. Included in short-term investments at June 30, 1998 and 1997 is $1,262,000 and $588,000 of accrued interest receivable.

INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

CONCENTRATION OF CREDIT AND MARKET RISK

     Agouron Pharmaceuticals invests its excess cash principally in marketable securities from a diversified portfolio of institutions with strong credit ratings and, by policy, limits the amount of credit exposure at any one institution. These investments are generally not collateralized and primarily mature within one year. Agouron Pharmaceuticals has not realized any material losses from such investments in 1998, 1997 or 1996.

FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

     Agouron Pharmaceuticals has contract manufacturing operations in Europe and Asia. Accordingly, Agouron Pharmaceuticals from time-to-time enters into forward contracts to manage its exposure to fluctuations in foreign currency exchange rates. At June 30, 1998, Agouron Pharmaceuticals had several forward contracts with maturities of less than six months to purchase Japanese Yen for approximately $9,426,000. These contracts are designated and effective as hedges and, accordingly, gains and losses are recognized in the same period the offsetting gains and losses of hedged transactions are realized and recognized.

PROPERTY AND EQUIPMENT

     Property and equipment is recorded at cost. Depreciation is computed using principally the straight-line method over estimated useful lives of three to five years. Leasehold improvements are amortized over the life of the lease.

PURCHASED INTANGIBLES

     In conjunction with the Company's 1997 acquisition of Alanex, Agouron Pharmaceuticals has recorded purchased intangibles (primarily drug discovery technology and chemical compound libraries) which are being amortized on a straight-line basis over their estimated useful lives of seven years.

DEFERRED REVENUE AND ADVANCES

     Approximately $22,414,000 of cash received from Japan Tobacco Inc. ("JT") has been classified as deferred contract revenue and advances. Approximately $21,452,000 of the cash received from JT represents JT's advance of Agouron Pharmaceuticals' VIRACEPT development funding obligation which was completed in March 1998. Such amounts are to be repaid by Agouron Pharmaceuticals out of future profits, if any, generated by sales of VIRACEPT in the United States. The balance of the payments from JT are non-refundable and are being recognized as contract revenue on a prospective basis generally as collaborative program expenses are incurred.

PRODUCT SALES

     Agouron Pharmaceuticals ships VIRACEPT to wholesalers throughout the United States and recognizes sales revenue upon shipment. Sales are reported net of discounts, rebates, chargebacks and product returns.

     Also included in product sales for 1998 and 1997 are approximately $50,979,000 and $1,441,000 of sales (at cost plus contractually determined mark-ups) to F. Hoffman-La Roche Ltd ("Roche") of clinical and commercial drug supplies to be used by Roche in its licensed territory. Agouron Pharmaceuticals receives a royalty on Roche's subsequent commercial sales of such drug supplies.

CONTRACT REVENUES

     Contract revenues are earned and recognized generally as contract research costs are incurred according to the provisions of each underlying agreement. Amounts received in advance of performance are recorded as deferred revenue. Contract milestone payments are recognized as revenues upon the completion of the milestone event or requirement.

LICENSE FEES AND ROYALTIES

     License fees are recognized as revenue when earned as generally evidenced by certain factors including: receipt of such fees, satisfaction of any performance obligations and the non-refundable nature of such fees.

     Royalty revenues are recognized based on estimated and actual sales of licensed products in licensed territories.

RESEARCH AND DEVELOPMENT COSTS

     Research and development costs are expensed in the period incurred.

INCOME TAX PROVISION (BENEFIT)

     Agouron Pharmaceuticals records a provision (benefit) for income taxes using the liability method. Current income tax expense (benefit) generally is the amount of income taxes expected to be payable for the current year. Deferred taxes are recorded by applying applicable tax rates to cumulative temporary differences based on when and how they are expected to affect the tax return. Agouron Pharmaceuticals is included in the consolidated U.S. federal income tax return filed by the Company. Division management and allocation policies provide that, as of the end of any fiscal quarter, any projected annual tax benefit attributable to any division that cannot be utilized by such division to offset or reduce its current or deferred income tax expense will be allocated to the other division(s) without any compensating payment or allocation. Accordingly, all losses of Oncology Division have been utilized by Agouron Pharmaceuticals and no provision has been recorded by Oncology Division for any fiscal year. As it is anticipated that all deferred tax assets of the Company at present will be realized by Agouron Pharmaceuticals, all deferred tax assets of the Company are currently recorded on the books of Agouron Pharmaceuticals. The realizability of deferred tax assets is determined at the level of the Company.

STATEMENT OF CASH FLOWS

     For purposes of the Statement of Cash Flows, cash equivalents are highly liquid investments purchased with an original maturity of ninety days or less. Non-cash financing and investing activities are comprised primarily of capital lease obligations of $1,579,000, $2,355,000 and $457,000 for 1998, 1997 and 1996
and the Company's acquisition of Alanex in 1997.

NOTE 2 - SHORT-TERM INVESTMENTS

     The cost of Agouron Pharmaceuticals' investment portfolio by type of security and contractual maturity in the balance sheet is as follows:

                                                                                          June 30,
                                                                                1998                1997
              (Dollars in thousands)
              Type of security:
                  Corporate debt                                       $      46,023      $       24,401
                  U.S. Treasury and agencies                                  10,766              11,994
                  Other interest-bearing                                       9,462               2,438
                  Corporate equity                                             1,774                   0
                                                                       $      68,025      $       38,833
              Contractual maturity:
                  Maturing in less than twelve months                  $      41,389      $       35,827
                  Maturing between twelve and
                      thirty-two months                                       26,636               3,006

                                                                       $      68,025      $       38,833

     The cost of securities sold, if any, is based upon the specific identification method. The net unrealized holding gain on available-for-sale securities included as a separate component of stockholders' equity at June 30, 1998 totaled $384,000. There were no material unrealized gains or losses nor any material differences between the estimated fair values and costs of securities in the investment portfolio at June 30, 1997. Realized gains and losses on the disposal of available-for-sale securities during 1998 totaled $20,000 and $2,000, respectively. During 1997 such gains and losses totaled $12,000 and $4,000, respectively. During 1996, such gains totaled $22,000.

NOTE 3 - COMPOSITION OF CERTAIN FINANCIAL STATEMENT CAPTIONS

                                                                                             June 30,
                                                                                      1998            1997
(Dollars in thousands)

Accounts receivable, net:
     Trade                                                                      $   44,471     $    26,055
     Contract                                                                          813               0
     Royalties                                                                       2,339               0
     Employee                                                                          252             269
     Other                                                                           1,828             383

                                                                                $   49,703     $    26,707
Inventories:
     Raw materials and work in process                                          $   95,517     $    57,883
     Finished goods                                                                  8,189             917

                                                                                $  103,706     $    58,800
Property and equipment, net:
     Scientific instrumentation                                                 $   26,869     $    16,614
     Leasehold improvements                                                         25,135          10,804
     Computer equipment                                                             15,619           8,892
     Furniture and fixtures                                                          3,910           2,464

                                                                                    71,533          38,774
     Less accumulated depreciation and amortization                                (24,321)        (16,161)

                                                                                $   47,212     $    22,613
Accrued liabilities:
     Royalties                                                                  $   21,410     $         0
     License fees                                                                    6,000               0
     Vacation                                                                        2,955           1,932
     Clinical studies                                                                1,843           3,328
     Other                                                                           2,260           3,379

                                                                                $   34,468     $     8,639

NOTE 4 - SIGNIFICANT CONTRACT ARRANGEMENTS

JAPAN TOBACCO INC.

     In February 1994, Agouron Pharmaceuticals entered into a strategic alliance with JT in the field of anti-viral drugs for the treatment of infections caused by hepatitis C and the herpes family of viruses. In December 1994, Agouron Pharmaceuticals added its anti-HIV drug, VIRACEPT, to the JT collaboration with the execution of a world-wide development and licensing agreement. Agouron Pharmaceuticals and JT share equally the costs of further development of VIRACEPT.

     Currently, Agouron Pharmaceuticals has exclusive commercial rights to VIRACEPT (with the right to sublicense) in North America and JT has exclusive commercial rights to VIRACEPT (with the right to sublicense) in parts of Japan. Agouron Pharmaceuticals and JT share profits and/or royalties equally from the world-wide commercialization of VIRACEPT.

     Under the combined terms of the JT agreements, Agouron Pharmaceuticals has incurred costs of $51,898,000, $71,825,000 and $46,969,000 and recognized corresponding contract revenues of $17,359,000, $48,886,000 and $37,197,000 for the years ended June 30, 1998, 1997 and 1996.

Roche

     Agouron Pharmaceuticals and JT have granted Roche certain exclusive royalty bearing marketing rights to VIRACEPT outside of North America and parts of Japan. For such rights, Agouron Pharmaceuticals has received (and recognized as revenue) initial license fees and additional product approval license fees. Agouron Pharmaceuticals also receives royalties based either on Roche's sales of VIRACEPT or, in certain circumstances, Invirase(R) and Fortavase(R) (saquinavir), Roche's HIV protease inhibitors. VIRACEPT license fees and royalties from Roche totaled $17,852,000 and $9,000,000 for the years ended June 30, 1998 and 1997.

THE IMMUNE RESPONSE CORPORATION

     In June 1998, Agouron Pharmaceuticals entered into a binding letter of intent with The Immune Response Corporation ("IRC") to collaborate on final development and commercialization of REMUNE, an immune-based therapeutic agent discovered by IRC and currently the subject of several clinical studies including a large phase III clinical trial. The two companies intend to enter promptly into a definitive agreement and will endeavor to complete development and registration of REMUNE in 1999. IRC will manufacture commercial supplies of REMUNE, and Agouron Pharmaceuticals will have exclusive rights to market REMUNE in North America, Europe and certain other countries. The two companies will share equally all profits from the commercialization of REMUNE in the licensed territory. Agouron Pharmaceuticals paid an initial $10,000,000 license fee to IRC in June 1998 and also purchased 118,256 newly issued common shares of IRC for $2,000,000. Agouron Pharmaceuticals' development funding obligation commences October 15, 1998 and, assuming ongoing successful development, registration and approval of REMUNE, Agouron Pharmaceuticals may pay to IRC up to $53,000,000 in additional development and milestone payments and $12,000,000 in purchases of additional IRC common stock.

SHIONOGI & CO., LTD.

     In June 1998, Agouron Pharmaceuticals entered into a binding letter of intent with Shionogi & Co., Ltd. ("Shionogi") to develop and commercialize AG1549, a second-generation non-nucleoside reverse transcriptase inhibitor ("NNRTI") for the treatment of HIV infection. Discovered by Shionogi, AG1549 is currently the subject of several clinical trials evaluating its dose and its concomitant use with other antiretroviral treatments.

     Agouron Pharmaceuticals has exclusive world-wide rights to the development and commercialization of AG1549 except in Japan, South Korea and Taiwan. Agouron Pharmaceuticals paid an initial $10,000,000 license fee in June 1998. Agouron Pharmaceuticals may pay, assuming ongoing successful development, registration and approval of AG1549, additional license fees of up to $30,000,000. In addition, Agouron Pharmaceuticals will pay Shionogi royalties based on sales, if any, of AG1549.

JAPAN ENERGY CORPORATION

     In June 1998, Agouron Pharmaceuticals entered into an agreement with Japan Energy Corporation ("JE") to develop and commercialize AG1776, a novel protease inhibitor for the treatment of HIV infection. Agouron Pharmaceuticals has exclusive world-wide rights to the development and commercialization of AG1776 except in Japan, South Korea, North Korea and Taiwan; JE will manufacture bulk compound for use in final drug product. Agouron Pharmaceuticals incurred an initial $6,000,000 license fee in June 1998. Agouron Pharmaceuticals may pay, assuming ongoing successful development, registration and approval of AG1776, additional license fees of up to $20,000,000. In addition, Agouron Pharmaceuticals will pay JE royalties based on sales, if any, of AG1776.

NOTE 5 - LONG-TERM DEBT

     Long-term debt and capital lease obligations are as follows:

                                                                                          June 30,
                                                                                  1998              1997
(Dollars in thousands)
Notespayable,  secured  with  personal  property and a  certificate  of deposit;
     interest at CD rate plus 1.5%,
     paid off in June 1998.                                              $           0    $          142

Capital leases with interest rates between 5.86% and 16.5%,
     maturing at various dates through June 2003.                                3,214             2,462

Line of credit, $20,000,000 secured; interest at bank reference
      rate or LIBOR plus 1.5%, expiring September 30, 1998.                     15,000                 0

Unsecured,  non-interest  bearing,  term  obligation;  face value of $4,500,000;
     discounted  to an  8.95%  effective  rate,  includes  imputed  interest  of
     $548,000
     due June 28, 2001.                                                          3,480             3,194

Term obligation for tenant improvements, interest
     at 11% per annum, payable in monthly installments,
     paid off in October 1997.                                                       0             2,668

Total long-term debt and capital lease obligations                              21,694             8,466

Current portion                                                                (15,802)           (2,526)

                                                                         $       5,892    $        5,940

     Maturities of long-term debt,  excluding capital leases,  are as follows:
1999 - $15,000,000;  2000- $0;  and 2001 - $4,500,000, less imputed interest of
$1,020,000.

NOTE 6 - INCOME TAXES

(Dollars in thousands)

     The components of the provision (benefit) for income taxes are as follows:

                                                          1998         1997         1996

          Year ended June 30,
          Current:
              Federal                                $       0    $       0     $      0
              State                                         43            1            1
              Foreign                                        0        1,222          933
                                                            43        1,223          934
          Deferred:
              Federal                                   16,518      (33,510)           0
              State                                        232       (6,000)           0
              Foreign                                        0            0            0
                                                        16,750      (39,510)           0
                                                     $  16,793    $ (38,287)    $    934

     The income tax reconciliation from income (loss) before income taxes computed at the federal statutory rate (34%) to Agouron Pharmaceuticals' actual income tax provision is as follows:

          Year ended June 30,                             1998         1997         1996
          Tax at U.S. federal statutory rate         $  15,693    $ (24,657)    $ (5,921)
          State taxes, net of federal benefit              181            1            1
          Foreign taxes                                      0        1,222          933
          Purchase accounting book/tax basis differences     0       19,781            0
          Change in valuation allowance                      0      (42,449)       5,864
          Other                                            919          332          (57)
          Adjustments to carryover amounts                   0        7,483            0
              Subtotal                                  16,793      (38,287)         934
          Tax benefits to/from other division           (8,023)      (4,290)           0

                                                     $   8,770    $ (42,577)    $    934

     Agouron Pharmaceuticals' deferred tax assets and liabilities are as follows:


                                                               June 30
                                                          1998         1997

          Book and tax depreciation/amortization
            differences                              $   5,743    $     710
          Accrued liabilities                            1,607        1,097
          Net operating loss carryforwards              17,494       26,081
          Tax credits                                    3,859        4,113
          Allocated tax benefits to/from other divisions39,062       25,798
          Other                                         (3,696)      (1,899)
                                                        64,069       55,900
          Valuation allowance                                0            0
          Deferred taxes, net                        $  64,069    $  55,900


     Agouron Pharmaceuticals has not recorded current provisions for United States federal income taxes due to net operating losses for tax reporting purposes. At June 30, 1998, Agouron Pharmaceuticals had allocated net operating loss carryforwards for federal tax reporting purposes of approximately $150,000,000 expiring from 2000 to 2013. The net operating loss includes the tax benefit related to the exercise of stock options, which benefit was recorded to common stock. Agouron Pharmaceuticals also has federal research and development credit carryforwards of approximately $4,800,000 at June 30, 1998. The future utilization of net operating loss carryforwards for federal income tax purposes may be impacted by the issuance of additional equity securities.

     Due to California's partial conformity with federal provisions regarding net operating loss and research and development credit carryforwards, and as a result of Agouron Pharmaceuticals' use of certain state tax planning strategies, for state tax reporting purposes at June 30, 1998, Agouron Pharmaceuticals has no net operating loss carryforwards and has research and development credit carryforwards of approximately $2,200,000. Such credits do not expire.

     Based on its 1998 operating results and its estimates of future taxable income, Agouron Pharmaceuticals believes that it is more likely than not that its deferred tax assets (comprised mostly of net operating loss carryforwards and research credits) will be realized and has therefore recorded the full tax benefit of its deferred tax assets as of June 30, 1998.

     Foreign tax expense represents certain withholding taxes associated with collaboration payments from JT.

NOTE 7 - DIVISION EQUITY

AP STOCK

     AP Stock will represent a separate series of the Company Common Stock if the Company's Divisional Stock Proposal is approved and such series is designated by the Board. Additional AP Stock may be issued from time to time upon exercise of stock options or at the discretion of the Company's Board.

ONCOLOGY EQUITY LINE


     The Company Board has approved a $25,000,000 cash equity line from Agouron Pharmaceuticals to Oncology Division. The amounts drawn under the equity line are expected to be exchanged into shares of Oncology Division Stock when the maximum amount of the equity line is reached or as the Company's Board otherwise determines. Such stock will be distributed to holders of AP Stock on at least an annual basis. On a periodic basis, the Company will review the equity line for modification, extension or termination. If the line is terminated, the outstanding amount will be repaid in cash or, at the option of the Company's Board, be exchanged for Oncology Division Stock. All cash allocated from Agouron Pharmaceuticals to Oncology Division has been recorded as an equity contribution.

NOTE 8 - COMMITMENTS

     Certain scientific instrumentation, computers and other equipment are subject to leases which are classified as capital leases. At June 30, 1998 and 1997, $4,331,000 ($3,408,000, net) and $2,895,000 ($2,629,000, net) of such leased equipment are included in property and equipment.

     Rental expenses (principally for leased facilities under long-term operating lease commitments) were $5,031,000, $3,509,000 and $2,548,000 for 1998, 1997 and 1996. Future minimum payments for capital and operating leases at June 30, 1998 are as follows:

                                                      Capital Leases               Operating Leases
(Dollars in thousands)
           1999                                       $        819                  $        7,472
           2000                                                812                           5,507
           2001                                                818                           5,314
           2002                                                578                           3,943
           2003                                                243                           2,630
           Thereafter                                            0                           2,047

           Total minimum lease payments                      3,270                  $       26,913
           Less amount representing interest                   (56)

           Obligations under capital leases           $      3,214

     FUNDING FOR THE ONCOLOGY DIVISION

     The development of Oncology Division products will require substantial funds. Agouron Pharmaceuticals intends to fund the operations of Oncology Division for the foreseeable future. The Company's Board has approved the allocation of up to $25,000,000 in cash from Agouron Pharmaceuticals to Oncology Division under an equity line which is expected to be exchanged for OD shares.

     OTHER

     The Company is involved in certain legal proceedings generally incidental to its normal business activities. While the outcome of any such proceedings cannot be accurately predicted, the Company does not believe the ultimate resolution of any such existing matters should have a material adverse effect on its financial position or results of operations.

NOTE 9 - ALANEX ACQUISITION

     In April 1997, the Company executed a merger agreement with Alanex, which now operates as a wholly-owned subsidiary of the Company. For all outstanding shares of Alanex common stock and related options and warrants, approximately 2,000,000 shares of the Company's common stock were issued, subject to certain restrictions. Such shares had an aggregate fair market value on the measurement date of approximately $61,000,000 and transaction costs were approximately $1,300,000. Of the total purchase price (including transaction costs), $57,500,000 was allocated (as more fully described below) to certain intangible assets and expensed as in-process technology and approximately $4,800,000 was allocated to certain tangible and intangible assets and capitalized.

     The identifiable intangibles of Alanex include several drug research and discovery programs, a proprietary drug discovery technology, a chemical compound library and an assembled work force. These intangibles were valued using either a replacement cost approach (work force, library and proprietary technology) or an income approach (research programs). Values assigned to the chemical compound library and proprietary drug discovery technology have been capitalized, as such intangibles are of a general nature and may have a number of alternative future uses. Values assigned to the drug discovery programs have been expensed, as such programs are pursuing specific drug targets or chemical compounds, the technological feasibility of which having not been demonstrated, and there may be no alternative future uses for such targets or chemical compounds if the programs are ultimately less than successful.

     Agouron Pharmaceuticals' statement of income (loss) includes the results of operations related to the acquisition since April 1997. The following are unaudited pro-forma results of operations as if the transaction had been consummated on July 1, 1995:


(In thousands)

         Year ended June 30,                                               1997              1996
                                                                        (unaudited)       (unaudited)

         Revenues                                                      $     123,602    $      44,379

         Net income (loss) attributable to AP stock                    $      27,138    $      18,247


NOTE 10 - QUARTERLY FINANCIAL DATA (UNAUDITED)

(In thousands)
                                                                   Quarter Ended
                                         September 30     December 31         March 31          June 30

1997
Product sales                           $           0     $           0    $      13,401     $      43,568
Gross margin from product sales                     0                 0            7,378            24,992
Net loss attributable to AP stock             (12,021)           (9,883)            (987)           (7,053) (1)

1998
Product sales                           $      79,502     $      91,800    $     111,950     $     126,046
Gross margin from product sales                45,429            53,858           62,730            74,637
Net income attributable to AP stock             8,649             7,758           19,758             1,222 (2)

(1) During the fourth quarter of 1997, Agouron Pharmaceuticals recorded a write-off of $57,500,000 of in-process technology associated with the acquisition of Alanex, partially offset by the realization of $43,800,000 of deferred tax assets associated with Agouron Pharmaceuticals' expectation of future taxable income.

(2) During the fourth quarter of 1998, Agouron Pharmaceuticals incurred in-licensing costs of $26,000,000 (tax-effected $15,600,000) for commercial rights to three development stage anti-HIV products.

NOTE 11 - RELATED PARTY TRANSACTIONS

OVERVIEW

     The Company allocates corporate general and administrative and research and development expenses and income taxes in accordance with certain policies adopted by the Company's Board of Directors. Such policies may be further modified or rescinded by action of the Company Board of Directors who may adopt additional policies, without approval of Agouron Pharmaceuticals' stockholders, subject only to their fiduciary duty to such stockholders.

SHARED SERVICES

         Agouron Pharmaceuticals operates as a division of the Company with access to the Company's personnel, financial resources, facilities and extensive capabilities in research and development, manufacturing, clinical development and administration, the costs of which are allocated to each division in a reasonable and consistent manner based on utilization by the division of the services to which such costs relate. Management believes that such allocation is a reasonable estimate of such expenses.

ACCESS TO TECHNOLOGY AND KNOW-HOW

     Agouron Pharmaceuticals has free access to all technology and know-how of the Company that may be useful, subject to any obligations or limitations applicable to the Company. The costs of developing this technology remain in the business unit responsible for its development.

                                     ANNEX V

                            AGOURON ONCOLOGY DIVISION
                             DESCRIPTION OF BUSINESS

GENERAL

     Since the incorporation of the Company in June 1984, the oncology department within Agouron, now formed as the Oncology Division, has committed itself to the discovery, development, manufacturing and marketing of small-molecule drugs engineered to inactivate proteins which play key roles in cancer. Oncology Division is currently conducting pivotal phase II/III clinical trials for AG3340 for treatment of lung and prostate cancer. Further, Oncology Division has a number of programs in progress for discovery or development of other new drugs in the field of cancer.

RESEARCH AND DEVELOPMENT PROGRAMS

     Oncology Division's research and development programs focusing on the area of cancer applies the Company's core technologies of three-dimensional structure based drug design and high-throughput screening of chemical libraries generated by computation-directed combinatorial chemistry.

     The  following  table  outlines  the  status  of  various  programs  in the
Company's  Oncology  Division  research  and  development  portfolio.   Oncology
Division is pursuing some of these programs independently, while others are being undertaken in collaboration with other companies.
                                                                   RESEARCH
                                                                      AND
                                                                 DEVELOPMENT
     PROGRAM                 INDICATION                             STAGE

CANCER

     AG3340                  Solid Tumors                        Phase II/III
     AG3433                  Solid Tumors                        Preclinical
     AG2034                  Solid Tumors                        Phase I
     AG2037                  Solid Tumors                        Preclinical
     cdk Inhibitor           Solid Tumors                        Research
     PARP(1)                 Solid Tumors                        Research
     VEGF Inhibitor          Solid Tumors                        Research
     GnRH Antagonist         Hormone-Dependent Solid Tumors      Research

(1)  In collaboration with Cancer Research Campaign in England.

OVERVIEW

     The development of new drugs for treatment of cancer is a key scientific and commercial focus of the Company. Cancer is the second leading cause of death in the United States and most developed nations. While much progress has been made in the treatment of certain forms of cancer, most existing anti-cancer drugs display limited efficacy and significant toxicities that restrict their clinical usefulness. As a result, there remains a critical need for anti-cancer drugs which are less toxic and more efficacious either as tumoricidal (tumor-killing) or tumoristatic (tumor-controlling) agents.

     The Company's Oncology Division drug discovery and development programs pursue inhibitors of the following enzymes: matrix metalloproteases ("MMPs"); glycinamide ribonucleotide formyltransferase ("GART"); cyclin dependent kinases ("cdk"); gonadotropin releasing hormone ("GnRH"); poly (ADP ribose) polymerase ("PARP"); and a receptor for vascular endothelial growth factor ("VEGF").

MMP INHIBITORS: AG3340

     AG3340 is an orally delivered antiangiogenesis drug designed to inhibit the growth, invasion and metastasis of solid tumors by inactivating certain members of a family of enzymes known as MMPs. AG3340 selectively inhibits those MMPs believed to be involved in tumor progression. A primary goal of clinical studies of AG3340 is to determine whether this distinctive selectivity results in a favorable clinical profile of safety and efficacy.

     In fiscal 1998, Oncology Division completed two phase I studies of AG3340. In one phase I study, AG3340 was administered orally twice daily (BID) in patients with advanced cancer, including lung, prostate, kidney, and colorectal cancers as well as sarcoma and melanoma.

     A separate phase I study found that AG3340 in combination with chemotherapy was generally well tolerated among patients with advanced prostate cancer whose disease was resistant to hormonal therapies.

     In  preclinical  studies,  AG3340 has been  shown to inhibit  angiogenesis.
AG3340 was also found to be a potent inhibitor of the growth of chemotherapy-resistant human non-small cell lung cancer tumors in mice. Here, administration of AG3340 resulted in a dose-dependent decrease in tumor growth by up to 65% as compared to controls.

     In May 1998, Oncology Division initiated phase II/III clinical trials in patients with advanced lung or prostate cancer. The Oncology Division is also conducting preclinical research on a stable of third-generation MMP inhibitors, including AG3433, which has even greater selectivity than for those MMPs related to cancer. Oncology Division presently retains rights to AG3340 and AG3433 in the field of cancer.

GART INHIBITORS: AG 2034 AND AG2037

     AG2034 is a potent, selective inhibitor of GART believed to be a key enzyme in the biochemical pathway through which tumor cells synthesize purines, essential components of DNA. With the exception of liver cells, all normal human tissues obtain purines through an alternative pathway (the purine salvage pathway). Oncology Division believes that inhibitors of GART will show a high degree of selectivity for tumor cells and less significant bone marrow toxicity than other chemotherapeutic agents. Oncology Division is completing dose-ranging phase I clinical trials that will establish an appropriate dose for AG2034.

     AG2037 is a potent, selective inhibitor of GART believed to be a key enzyme in the biochemical pathway through which tumor cells synthesize purines, essential components of DNA. With the exception of liver cells, all normal human tissues obtain purines through an alternative pathway (the purine salvage pathway). The Company believes that inhibitors of GART will show a high degree of selectivity for tumor cells and less significant bone marrow toxicity than other chemotherapeutic agents.

     AG2037 was designed to have markedly reduced binding to the membrane folate binding protein ("mFBP") because tight binding to this receptor is one likely source of the toxicity observed with lometrexol, the first molecule in this class to be tested clinically by Eli Lilly and Company (assays of mFBP binding have been routine for compounds generated in this program). AG2037 shows potent inhibition of GART as a monoglutamate and can be polyglutamylated. Because of its potent weaker binding to mFBP, AG2037 access is restricted to only those cells with reduced folate carrier. Preclinical studies have shown that GART inhibitors are potentially scitotoxic (kill cells) to at least certain cancer cell types with mutan p53 genes, a common genetic abnormality in human cancer. Oncology Division retains all commercial rights to any compounds resulting from its GART inhibitor programs.

CDK4/CDK2 INHIBITORS

     CdKs are enzymes that play key roles in regulating the cell cycle. Certain members of this family of enzymes, such as cdk4 and cdk2, have been implicated as drivers of cells from a normally quiescent phase to the highly proliferative phase characteristic of malignancies - particularly in familial melanomas, esophageal carcinomas and pancreatic cancers. Agouron is engaged in a drug discovery program aimed at the design of selective small-molecule drugs with the potential to inhibit the activity of such cdks and therefore block the transition of cancer cells into their proliferative phase. The Company retains all commercial rights to compounds resulting from this program.

PARP

     PARP is an enzyme which is activated by DNA-strand breaks and is important in the immediate cellular response to DNA damage. The activity of PARP is involved in recruiting repair enzymes to the site of DNA damage so that cell division can proceed faithfully. Inhibition of PARP has profound effects on the survival of cells following exposure to DNA-damaging agents; thus, PARP inhibitors may be useful in conjunction with chemo- and radio- therapy to treat tumors. PARP inhibitors discovered at Oncology Division have been confirmed as chemopotentiating agents in cells and preliminary testing in tumors in animals is underway. Oncology Division has exclusive commercial rights in compounds resulting from this program, which are being pursued in collaboration with Cancer Research Campaign Technology, Ltd.

GnRH ANTAGONIST PROGRAM

     GnRH is a decapeptide that is synthesized in the brain and controls the pituitary and gonadal hormones that regulate fertility. In women, this peptide is required for successful ovulation and, in men, it is necessary for spermatogenesis. Alanex is currently pursuing a program to discover certain orally active small-molecule drugs to treat two areas of human disease that depend on GnRH action: endometriosis and sex-hormone dependent tumors.
Alanex retains all commercial rights to compounds resulting from this program.

VEGF INHIBITOR

     The process known as angiogenesis (the formation of new blood vessels) is a key factor in the maintenance and progression of several disease states, including the metastasis of malignant tumors. The ability of cancer cells to carry out angiogenesis depends in part upon the activity of a protein known as VEGF, which, by binding to a receptor (known as kdr) on the cell surface, triggers the development of growth factor of endothelial cells. Oncology Division is engaged in a program to design drugs that block the kdr receptor for VEGF and, therefore, compromise the ability of tumors to carry out a key process in angiogenesis. Oncology Division retains all commercial rights to compounds resulting from this program.

GnRH ANTAGONIST PROGRAM

     GnRH is a decapeptide that is synthesized in the brain and controls the pituitary and gonadal hormones that regulate fertility. (In women, this peptide is required for successful ovulation and, in men, it is necessary for spermatogenesis.) Oncology Division, through the Company's Alanex subsidiary, is currently pursuing a program to discover certain orally active small-molecule drugs to treat two areas of human disease that depend on GnRH action: endometriosis and sex-hormone dependent tumors. Oncology Division retains all commercial rights to compounds resulting from this program.

BUSINESS RELATIONSHIPS/RESEARCH AND DEVELOPMENT AGREEMENTS

     Oncology Division has funded its research and development primarily from working capital generated from both private and public sales of Agouron equity, collaborative arrangements and the financial contribution resulting from product sales. Oncology Division has an ongoing program of business development which may, from time to time, lead to the establishment of the Oncology Division related corporate collaborations in addition to those noted below.

HLR

     In June 1996, Oncology Division granted Hoffman-La Roche Inc. and F. Hoffman-La Roche Ltd (collectively "HLR") development rights in two anti-cancer drugs and agreed to collaborate with HLR on an additional early-stage anti-cancer drug discovery program. In return for such rights, HLR paid $15,000,000 in initial license fees and agreed to bear 80% of certain future development costs and to provide annual research support to the Company of $3,000,000. In December 1997, Oncology Division and HLR agreed to end this anti-cancer research and development collaboration. Oncology Division has regained all rights to the anti-cancer drugs previously within the scope of the collaboration.

Human Resources

     As of September 11, 1998, the Company had approximately 975 employees. It is anticipated that approximately 200 full time staff equivalents will be directly engaged in the conduct of the Oncology Division business.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

OVERVIEW

     This discussion contains forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. See "Important Factors Regarding Forward-Looking Statements" attached as Exhibit 99 to the Company's annual report on Form 10-K for the period ended June 30, 1998 and incorporated herein by reference. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

     Oncology Division ("Oncology Division" or "OD"), a division of Agouron Pharmaceuticals, Inc. (the "Company") is committed to the discovery and development of human pharmaceuticals targeting cancer. Operations to date have been principally funded from the Company's working capital and OD's various collaborative arrangements. Net losses for the fiscal years ended June 30, 1998, 1997 and 1996 were $24,233,000, $12,862,000 and $1,174,000. It is anticipated that net operating losses will continue and will possibly increase through at least the next two years.

RESULTS OF OPERATIONS

     CONTRACT AND LICENSE REVENUES

     Collaborative research and development agreements with Hoffman-LaRoche Inc. and F. Hoffman-La Roche Ltd (collectively "HLR") accounted for substantially all of Oncology Division's contract and license revenues for 1998, 1997 and 1996. Total contract and license revenues for 1998 increased approximately 1% from 1997. Total contracts and license revenues decreased from 1996 to 1997 approximately 15% due principally to the receipt of $15,000,000 in 1996 for initial world-wide development rights for two anti-cancer drugs.

     In December 1997, the Company agreed to end its collaboration with HLR in the field of cancer. As a result of termination, Oncology Division has regained all rights to its anti-cancer drugs within the scope of the HLR collaboration. Oncology Division anticipates no contract revenues for fiscal 1999.

     RESEARCH AND DEVELOPMENT EXPENSES

     Research and development ("R&D") spending increased by approximately 40% from 1997 to 1998 and 56% from 1996 to 1997 due generally to increasing average R&D staff levels and staff-related expenditures and increased expenditures for human clinical trial development activities for certain anti-cancer compounds. Oncology Division anticipates that total R&D expenses in fiscal 1999 will exceed fiscal 1998 expenses by approximately 21%.

GENERAL AND ADMINISTRATIVE EXPENSES

     General and administrative ("G&A") expenses represented approximately 5% of total operating expenses in 1998, 5% in 1997 and 10% in 1996. G&A increased by approximately 66% from 1997 to 1998 due principally to increasing development efforts. Spending decreases from 1996 to 1997 were due chiefly to concentrated Company efforts to complete development of a major non-oncology program. Oncology Division anticipates that total G&A expenses for fiscal 1999 will approximate the amounts recorded in fiscal 1998.

YEAR 2000

     The Year 2000 issue results from computer programs and systems that were created to accept only two digit dates. Such systems may not be able to distinguish 20th century dates from 21st century dates. This could result in miscalculations and system failures that could inhibit the Company's ability to engage in normal business activities.

     The Company has established a Year 2000 project team that is currently reviewing information technology ("IT") systems and non-IT systems that could be affected by this issue. Additionally, the Company has made initial contact with all of its significant external business partners to determine the extent to which the Company is vulnerable to their failures and to ascertain Year 2000 compliance and risk. The Company estimates that the inventory and assessment of IT systems, non-IT systems, and material third parties will be completed by the end of calendar 1998. The Company expects to complete remediation efforts by the end of fiscal 1999, and to complete the validation phase by the end of calendar 1999. At this time the Company has not initiated the formulation of contingency plans. The determination of the necessity for contingency plans will be made by the end of fiscal 1999.

     While the total cost to obtain Year 2000 compliance is not known at this time, the Company believes such cost will not have a material effect on the Company's business, financial position, or results of operation. However, even though the Company expects to have obtained Year 2000 compliance prior to the Year 2000, the inability of the Company or its business partners to remedy Year 2000 issues could have a significant impact on the Company's business, financial position, or results of operation.

LIQUIDITY AND CAPITAL RESOURCES

     Historically, Oncology Division has relied principally on the Company to fund its operations and capital expenditures. At June 30, 1998, Oncology Division had net working capital of approximately $1,795,000, an increase of $377,000 over June 30, 1997 levels. The development of the Oncology Division products will require substantial funds. Agouron Pharmaceuticals ("Agouron Pharmaceuticals" or "AP"), a division of the Company, intends to fund the operations of Oncology Division for the foreseeable future. The Company's Board has approved the allocation of up to $25,000,000 in cash from Agouron Pharmaceuticals to Oncology Division under an equity line which is expected to be exchanged for Oncology Division Stock.

      The Company believes that its current capital resources, existing contractual commitments and anticipated product sales contribution from Agouron Pharmaceuticals are sufficient to maintain its current operations and to provide for the operating requirements of Oncology Division through fiscal 1999. This belief is based on current research and clinical development plans of Oncology Division and Agouron Pharmaceuticals, anticipated working capital requirements associated with expanding product commercialization, the current regulatory environment, historical industry experience in the development of therapeutic drugs and general economic conditions. The equity of Oncology Division is a series of the Common Stock of the Company and is therefore subject to the liabilities and operations of the other division(s) of the Company.

ONCOLOGY DIVISION, a division of Agouron Pharmaceuticals, Inc.

INDEX TO FINANCIAL STATEMENTS

Report of Independent Accountants

Combined Balance Sheet as of June 30, 1998 and 1997

Combined Statement of Operations for the years ended
           June 30, 1998, 1997 and 1996

Combined Statement of Division Equity for the
           years ended June 30, 1998, 1997 and 1996

Combined Statement of Cash Flows for the years ended
           June 30, 1998, 1997 and 1996

Notes to Combined Financial Statements

     NOTE: All schedules are omitted because they are not applicable, or not required, or because the required information is included in the combined financial statements or notes thereto.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Agouron Pharmaceuticals, Inc.

In our opinion, the accompanying combined balance sheet and the related combined statements of operations, of division equity and of cash flows present fairly, in all material respects, the financial position of Oncology Division (a division of Agouron Pharmaceuticals, Inc.) at June 30, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of management of Agouron Pharmaceuticals, Inc.; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As described above and more fully described in Note 1 to these financial statements, Oncology Division is a division of Agouron Pharmaceuticals, Inc.; accordingly, the combined financial statements of Oncology Division should be read in conjunction with the audited consolidated financial statements of Agouron Pharmaceuticals, Inc.

/s/ PricewaterhouseCoopers LLP

San Diego, California
August 10, 1998

ONCOLOGY DIVISION, a division of Agouron Pharmaceuticals, Inc.

COMBINED BALANCE SHEET
(In thousands)

                                                                                               June 30,
                                                                                      1998              1997
ASSETS

Current assets:
       Accounts receivable                                                   $       1,638       $     4,668
       Other current assets                                                          1,045                 0

                                                                             $       2,683       $     4,668
LIABILITIES AND DIVISION EQUITY

Current liabilities:
       Accrued liabilities                                                   $         888       $       250
       Deferred revenue                                                                  0             3,000

       Total current liabilities                                                       888             3,250


Division equity                                                                      1,795             1,418

Commitments
                                                                             $       2,683       $     4,668

See accompanying notes to combined financial statements.

COMBINED STATEMENT OF OPERATIONS
(In thousands)

                                                                          Years ended June 30,
                                                                       1998           1997            1996
Revenues:
     Contract & license                                       $      15,428  $      15,270   $      18,013

Operating expenses:
     Research and development                                        37,525         26,844          17,247
     General and administrative                                       2,136          1,288           1,940
                                                                     39,661         28,132          19,187

Net loss                                                      $     (24,233) $     (12,862)  $      (1,174)


See accompanying notes to combined financial statements.

ONCOLOGY DIVISION, a division of Agouron Pharmaceuticals, Inc.

COMBINED STATEMENT OF DIVISION EQUITY
(Dollars in thousands)

                                                                                        Accumulated
                                                                             Other        Deficit          Total

Balance at June 30, 1995                                               $    59,910    $   (61,713)   $    (1,803)

Equity Contributions from Agouron
   Pharmaceuticals                                                           1,751                         1,751

Net loss                                                                        --         (1,174)
(1,174)

Balance at June 30, 1996                                                    61,661        (62,887)        (1,226)

Equity Contributions from Agouron
   Pharmaceuticals                                                          15,506                        15,506

Net loss                                                                        --        (12,862)       (12,862)

Balance at June 30, 1997                                                    77,167        (75,749)         1,418

Equity Contribution from Agouron
   Pharmaceuticals                                                          24,610                        24,610

Net loss                                                                        --        (24,233)       (24,233)

Balance at June 30,1998                                                $   101,777    $   (99,982)   $     1,795

See accompanying notes to combined financial statements.

ONCOLOGY DIVISION, a division of Agouron Pharmaceuticals, Inc.

COMBINED STATEMENT OF CASH FLOWS
(In thousands)

                                                                                     Years ended June 30,
                                                                              1998           1997           1996
Cash flows from operating activities:
     Cash received from contracts and licenses                         $    15,458    $    13,602    $    17,465
     Cash paid to suppliers and service providers                          (40,068)       (29,108)       (19,216)

     Net cash provided (used) by operating activities                      (24,610)       (15,506)        (1,751)

Cash flows from investing activities:

     Net cash provided (used) by investing activities                            0              0              0

Cash flows from financing activities:
     Equity contribution from Agouron Pharmaceuticals                       24,610         15,506          1,751

     Net cash provided (used) by financing activities                       24,610         15,506          1,751

Net increase (decrease) in cash and cash equivalents                             0              0              0
Cash and cash equivalents at beginning of year                                   0              0              0

Cash and cash equivalents at end of year                               $         0    $         0    $         0

Reconciliation of net loss to net cash provided (used) by operating activities:
     Net loss                                                          $   (24,233)   $   (12,862)   $    (1,174)
     Net (increase) decrease in accounts receivable and other
       current assets                                                        1,985         (4,668)             0
     Net increase (decrease) in accrued liabilities and
       deferred revenue                                                     (2,362)         2,024           (577)

Net cash provided (used) by operating activities                       $   (24,610)   $   (15,506)   $    (1,751)

See accompanying notes to combined financial statements.

ONCOLOGY DIVISION, a division of Agouron Pharmaceuticals, Inc.

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1 - THE DIVISION AND ITS SIGNIFICANT ACCOUNTING POLICIES

THE DIVISION

     Oncology Division ("Oncology Division" or "OD") is a division of Agouron Pharmaceuticals, Inc. (the "Company") which was organized and incorporated in California in June 1984. Oncology Division is engaged in the discovery and development of innovative therapeutic products engineered to inactivate proteins which play key roles in cancer.

FINANCIAL STATEMENTS AND ALLOCATION MATTERS

     As a matter of policy, the Company manages the financial activities of its divisions on a centralized basis. These financial activities include the investment of surplus cash, the issuance, repayment and repurchase of short-term and long-term debt and the issuance and repurchase of common stock. During the three years ended June 30, 1998, the Company attributed none of its short-term and long-term debt to OD based upon the specific purpose for which the debt was incurred and the cash flow requirements of OD. Accordingly, none of the Company's interest expense has been allocated to OD. The Company believes this method of allocation to be equitable and reasonable.


     Oncology's Division's financial statements have been prepared in accordance with generally accepted accounting principles and, taken together with the Company's other division, comprise all of the accounts included in the corresponding consolidated financial statements of the Company. The financial statements of each division reflect the financial condition, results of operations and cash flows of the businesses included therein. The equity of Oncology Division is a series of the Common Stock of the Company and is therefore subject to the liabilities and operations of the other division(s) of the Company.

PRINCIPLES OF COMBINATION

     The combined financial statements of Oncology Division include the accounts for all of the Company's programs in the area of oncology.

Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures as of the date of the financial statements. Actual results could differ from such estimates.

CONTRACT AND LICENSE REVENUES

     Contract revenues are earned and recognized generally as contract research costs are incurred according to the provisions of each underlying agreement. Amounts received in advance of performance are recorded as deferred revenue. Contract milestone payments are recognized as revenues upon the completion of the milestone event or requirement.

     License fees are recognized as revenue when earned as generally evidenced by certain factors including: receipt of such fees, satisfaction of any performance obligations and the non-refundable nature of such fees.

RESEARCH AND DEVELOPMENT COSTS

     Research and development costs are expensed in the period incurred.

Income tax provision (benefit)

     Oncology Division records a provision (benefit) for income taxes using the liability method. Current income tax expense (benefit) generally is the amount of income taxes expected to be payable for the current year. Deferred taxes are recorded by applying applicable tax rates to cumulative temporary differences based on when and how they are expected to affect the tax return. Oncology Division is included in the consolidated U.S. federal income tax return filed by the Company. Division management and allocation policies provide that, as of the end of any fiscal quarter, any projected annual tax benefit attributable to any division that cannot be utilized by such division to offset or reduce its current or deferred income tax expense will be allocated to the other division(s) without any compensating payment or allocation. Accordingly, all losses of Oncology Division have been utilized by Agouron Pharmaceuticals and no provision has been recorded by Oncology Division for any fiscal year. As it is anticipated that all deferred tax assets of the Company at present will be realized by Agouron Pharmaceuticals, all deferred tax assets of the Company are currently recorded on the books of Agouron Pharmaceuticals and none on the books of Oncology Division. The realizability of deferred tax assets is determined at the level of the Company.

COMMITMENTS

     The Company is involved in certain legal proceedings generally incidental to its normal business activities. While the outcome of any such proceedings cannot be accurately predicted, the Company does not believe the ultimate resolution of any such existing matters should have a material adverse effect on its financial position or results of operations.

Note 2 - Significant contract arrangements

     HLR

     In June 1996, Oncology Division granted Hoffman-La Roche Inc. and F. Hoffman-La Roche Ltd (collectively "HLR") development rights in two anti-cancer drugs and agreed to collaborate with HLR on an additional early-stage anti-cancer drug discovery program. In return for such rights, HLR paid $15,000,000 in initial license fees and agreed to bear 80% of certain future development costs and to provide annual research support to Oncology Division of $3,000,000. In December 1997, Oncology Division and HLR agreed to end this anti-cancer research and development collaboration. Oncology Division has regained all commercial rights to the anti-cancer drugs previously within the scope of the collaboration.

     Under the terms of the anti-cancer agreements with HLR which have been terminated, Oncology Division incurred costs of $23,486,000 and $17,854,000 and recognized corresponding contract revenues of $15,428,000 and $14,270,000 for the years ended June 30, 1998 and 1997.

NOTE 3 - RELATED PARTY TRANSACTIONS

OVERVIEW

     The Company allocates corporate general and administrative and research and development expenses and income taxes in accordance with certain policies adopted by the Company's Board of Directors. Such policies may be further modified or rescinded by action of the Company's Board of Directors who may adopt additional policies, without approval of Oncology Division's stockholders, subject only to their fiduciary duty to such stockholders.

SHARED SERVICES

         Oncology Division operates as a division of the Company with access to the Company's personnel, financial resources, facilities and extensive capabilities in research and development, manufacturing, clinical development and administration, the costs of which are allocated to each division in a reasonable and consistent manner based on utilization by the division of the services to which such costs relate. Management believes that such allocation is a reasonable estimate of such expenses.

ACCESS TO TECHNOLOGY AND KNOW-HOW

     Oncology Division has free access to all technology and know-how of the Company that may be useful, subject to any obligations or limitations applicable to the Company. The costs of developing this technology remain in the business unit responsible for its development.

NOTE 4 - DIVISION EQUITY

OD STOCK

     OD Stock will represent a separate series of the Company's Common Stock if the Company's Divisional Stock Proposal is approved and such series is designated by the Board. Additional OD Stock may be issued from time to time upon exercise of stock options or at the discretion of the Company's Board.

EXCHANGE OF OD STOCK

     If OD Stock is issued, Agouron Pharmaceuticals will have the right, and under certain circumstances, the obligation, to exchange each outstanding share of OD Stock for cash or shares of AP Stock at a 25% premium over fair market value of OD Stock on the date of exchange.

ONCOLOGY EQUITY LINE

     The Company Board has approved a $25,000,000 cash equity line from Agouron Pharmaceuticals to Oncology Division. The amounts drawn under the equity line bear interest at competitive rates and are expected to be exchanged into shares of Oncology Division Stock when the maximum amount of the equity line is reached or as the Company's Board otherwise determines. On a periodic basis, the Company will review the equity line for modification, extension or termination. If the line is terminated, the outstanding amount will be repaid in cash or, at the option of the Company's Board, be exchanged for Oncology Division Stock.

                                    ANNEX VI

                            AGOURON STOCK OPTION PLAN
               (Adopted by the Board of Directors August 7, 1996)
                 (Approved by the Shareholders November 7, 1996)
               (Amended by the Board of Directors August 6, 1998)

1.       PURPOSE.

         This Agouron Stock Option Plan is intended to encourage Stock ownership in Agouron Pharmaceuticals, Inc. by the officers, directors, employees and consultants of the Company and its Affiliates in order to promote their interest in the success of the Company and to encourage their continued affiliation. All options granted under this Agouron Stock Option Plan are intended to be either
(a) Incentive Stock Options or (b) Non-Statutory Stock Options.

2.       DEFINITIONS.

         As used herein, the following definitions shall apply:

         "Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         "Affiliate"   shall   mean  any   corporation   defined  as  a  "parent
corporation" or a "subsidiary corporation" by Code Section 424(e) and (f), respectively.

         "Agreement" shall mean either an Incentive Stock Option Agreement or a Non-Statutory Stock Option Agreement, embodying the terms of the agreement between the Company and the Optionee with respect to Optionee's Option.

         "Board" shall mean the Board of Directors of the Company.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Company" shall mean Agouron Pharmaceuticals, Inc., a California corporation.

         "Consultant" shall mean any person who is placed on the Company's Consultants List by the Board and who agrees in writing to be included thereon.

         "Disability" or "Disabled" shall mean the condition of being "disabled" within the meaning of Section 422(c)(6) of the Code or any successor provision.

         "Director" shall mean an individual member of the Board.

         "Employee" shall mean any employee of the Company or its Affiliates, including those employees who are officers of the Company or its Affiliates.

         "ERISA" shall mean the Employee Retirement Income Security Act or the rules thereunder, as amended from time to time.

         "Fair Market Value" of Stock on a given date shall mean an amount per share as determined by the Board (or its delegates), by applying any reasonable valuation method determined without regard to any restriction, other than a restriction that by its terms will never lapse. Notwithstanding the preceding, if the Stock is traded upon an established stock exchange, then the "Fair Market Value" of Stock on a given date per share shall be deemed to be the average of the highest and lowest selling price per share of the Stock on the principal stock exchange on which the Stock is then trading or, if there was no trading of the Stock on that day, on the next preceding day on which there was such trading; if the Stock is not traded upon an established stock exchange but is quoted on a quotation system, the "Fair Market Value" of Stock on a given date shall be deemed to be the mean between the closing representative "bid" and "ask" prices per share of the Stock on such date as reported by such quotation system or, if there was no trading of the Stock on that day, on the next preceding day on which there was such trading.

         "Incentive Stock Option" shall mean an option granted pursuant to the Plan which is designated by the Board (or its delegates) as an "Incentive Stock Option" and which qualifies as an incentive stock option under Section 422 of the Code or any successor provision.

         "Non-Statutory Stock Option" shall mean a stock option granted pursuant to the Plan which is not an Incentive Stock Option.

         "Option" shall refer to either or both an Incentive Stock Option or Non-Statutory Stock Option, as the context shall indicate.

         "Optionee" shall mean the recipient of an Incentive Stock Option or a Non-Statutory Stock Option.

         "Option Price" shall mean the price per share of Stock to be paid by the Optionee upon exercise of the Option.

         "Option Stock" shall mean the total number of shares of Stock the Optionee shall be entitled to purchase pursuant to the Agreement.

         "Plan" shall mean this Agouron Stock Option Plan as amended from time to time. This Plan was previously referred to as the Agouron Pharmaceuticals, Inc. 1996 Stock Option Plan.

         "Reporting Person" shall mean an Optionee who is required to file statements relating to his or her beneficial ownership of Stock with the SEC pursuant to Section 16(a) of the Act.

         "Rule 16b-3" shall mean Rule 16b-3 (as amended from time to time), promulgated by the SEC under the Act, and any successor thereto.

         "SEC" shall mean the Securities and Exchange Commission.

         "Stock" shall mean the no par Common Stock of the Company, or any series thereof authorized by the Board.

3.       ADMINISTRATION.

         The Plan shall be administered by the Board; provided, however, that the Board may delegate all or any part of its authority to administer the Plan in its entirety or, with respect to any group or groups of persons eligible to receive Options hereunder, to such persons or committee as the Board shall in its sole discretion determine. The Board and its delegates may adopt, amend and rescind such rules and regulations for carrying out the Plan and implementing agreements and take such act as it deems proper. The interpretation, construction and application by the Board (or any individuals who are delegated authority by the Board to administer the Plan or any of the provisions of the
Plan) or any Option granted thereunder shall be final and binding on the Company, all Optionees, their legal representatives, and any person who may acquire an Option directly from an Optionee by permitted transfer, bequest or inheritance. Reference to administrative acts by the Board in the Plan shall also refer to acts by its delegates, unless the context otherwise indicates. Whether or not the Board has delegated administrative authority, the Board shall have the final power to determine all questions of policy or expediency that may arise in administration of the Plan.

4.       ELIGIBILITY.

         Only Employees are eligible to receive Incentive Stock Options under the Plan. Employees, officers, Directors and Consultants of the Company or its Affiliates are eligible to receive Non-Statutory Stock Options under the Plan.

         No person shall be eligible to receive an Option for a larger number of shares than is recommended for him or her by the Board (or its delegates). Any Optionee may hold more than one Option (whether Incentive Stock Options, Non-Statutory Stock Options, or both), but only on the terms and conditions and subject to the restrictions set forth herein.

         Incentive Stock Options granted to an Employee who owns stock at the time the Incentive Stock Option is granted, representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company and its Affiliates, shall be granted at an Option Price at least one hundred ten percent (110%) of the Fair Market Value of the Stock at the time the Incentive Stock Option is granted. In determining ownership of stock by an Employee, the attribution standards set forth in Code Section 424(d) shall be applicable.

5.       STOCK SUBJECT TO THE PLAN.

         Options granted under the Plan shall be for shares of any series of the Company's authorized but unissued or re-acquired Stock. The aggregate number of shares of Stock that may be subject to Options pursuant to the Plan shall not exceed three million (3,000,000) shares. The number of shares available shall be adjusted as provided in Paragraph 6(j) below. Stock issued under other stock option plans of the Company shall not be counted against the maximum number of shares that can be issued under the Plan.

         In the event that any outstanding Option expires or is terminated for any reason, the shares of Stock allocable to the unexercised portion of such Option may again be subject to an Option under the Plan.

         If an Optionee pays all or part of any Option Price with shares of Stock, the number of shares deemed to be issued to the Optionee (and counted against the maximum number of shares that can be issued under the Plan) shall be the number of shares transferred to the Optionee by the Company, less the number of shares transferred by the Optionee to the Company as payment. Stock issued on the exercise of an Option that is forfeited in accordance with the conditions contained in the grant by the Optionee after issuance shall be deemed to have never been issued under the Plan and, accordingly, shall not be counted against the maximum number of shares that can be issued under the Plan. Notwithstanding the terms of the previous two sentences, the maximum number of shares for which Incentive Stock Options may be issued under the Plan shall be three million (3,000,000) shares, subject to adjustment as provided under Paragraph 6(j), regardless of the fact that under the terms of the preceding sentences, a lesser number of shares is deemed to be issued pursuant to the exercise of Incentive Stock Options.

6.       TERMS AND CONDITIONS OF OPTIONS.

         The Board (or its delegates) shall authorize the granting of all Options under the Plan with such Options to be evidenced by Incentive Stock Option Agreements or Non-Statutory Stock Option Agreements, as the case may be. Each Agreement shall be in such form as the Board may approve from time to time. Each Agreement shall comply with and be subject to the following terms and conditions:

         (a) TYPE OF OPTION; SERIES AND NUMBER OF SHAREs. Each particular Option Agreement shall state the type of Options to be granted (whether Incentive Stock Options or Non-Statutory Stock Options), the series of Stock and the number of shares of Stock to which the Option pertains. Under no circumstances shall the aggregate Fair Market Value of the Stock (determined as of the time the Option is granted) with respect to which incentive stock options are exercisable for the first time by any Employee during any calendar year (under all incentive stock option plans of the Company and its Affiliates) exceed $100,000.

         (b) OPTION PRICE. Each particular Option Agreement shall state the Option Price. The Option Price for an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value per share of Stock on the date the Incentive Stock Option is granted. The Option Price for a Non-Statutory Stock Option shall be the price per share of Stock set by the Board (or its delegates).

         (c) CERTIFICATE LEGENDS. Certificates for shares of Stock issued and delivered to Reporting Persons on the date of exercise may be legended, as the Board deems appropriate, if required by the provisions of any applicable rule or regulation.

         (d) MEDIUM AND TIME OF PAYMENT. The aggregate Option Price shall be payable upon the exercise of the Option and shall be paid in any combination of:

                  (i)      United States cash currency;

                  (ii) a cashier's or certified check to the order of the Company;

                  (iii)    a personal check acceptable to the Company;

                  (iv) to the extent permitted by the Board, shares of Stock of the Company (including previously owned Stock or Stock issuable in connection with the Option exercise), properly endorsed to the Company, whose Fair Market Value on the date of exercise equals the aggregate Option Price of the Option being exercised; or

                  (v) to the extent permitted by the Board, the Optionee's entering into an agreement with the Company, whereby a portion of the Optionee's Options are terminated and where the "built-in gain" on any Options that are terminated as part of such agreement equals the aggregate Option Price of the Option being exercised. "Built-in gain" means the excess of the aggregate Fair Market Value of any Stock otherwise issuable on exercise of a terminated Option, over the aggregate Option Price otherwise due the Company on such exercise.

         The Board (or its delegates) may permit deemed or constructive transfer of shares in lieu of actual transfer and physical delivery of certificates. Except to the extent prohibited by applicable law, the Board (or its delegates) may take any necessary or appropriate steps in order to facilitate the payment of any such Option Price. Without limiting the foregoing, the Board (or its delegates) may cause the Company to loan the Option Price to the Optionee or to guarantee that any Stock to be issued will be delivered to a broker or lender in order to allow the Optionee to borrow the Option Price. The Board (or its delegates), in its sole and exclusive discretion, may require satisfaction of any rules or conditions in connection with payment of the Option Price at any particular time, in any particular form, or with the Company's assistance. If Stock used to pay any Option Price is subject to any prior restrictions imposed in connection with any plan of the Company (including this Plan), an equal number of the shares of Stock acquired on exercise shall be made subject to such prior restrictions in addition to any further restrictions imposed on such Stock by the terms of the Optionee's Agreement or by the Plan.

         (e) DURATION OF OPTIONS. Each particular Option Agreement shall state the term of the Option; provided, however, that all Incentive Stock Options granted under this Plan shall expire and not be exercisable after the expiration of ten years from the date granted; provided, further, that any Incentive Stock Option granted to an Employee who owns stock at the time the Incentive Stock Option is granted representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company and its Affiliates shall expire and not be exercisable after the expiration of five years from the date granted. Non-Statutory Stock Options shall expire and not be exercisable after the date set by the Board (or its delegates) in the particular Option Agreement, or on any later date subsequently approved by the Board (or its delegates).

         (f)      EXERCISE OF OPTIONS.

                  (i) Each particular Option Agreement shall state when the Optionee's right to purchase Stock pursuant to the terms of an Option is exercisable in whole or in part. Subject to the earlier termination of the right to exercise the Options as provided under this Plan, Options shall be exercisable in whole or in part as the Board, (or its delegates) in its sole and exclusive discretion, may provide in the particular Option Agreement, as amended. The Board (or its delegates) may at any time increase the percentage an Option is otherwise exercisable under the terms of a particular Option Agreement. The Board, (or its delegates) in its sole and exclusive discretion, may permit the issuance of Stock underlying an Option prior to the date the Option is otherwise exercisable, provided such Stock is subject to repurchase rights that expire pro rata as the Option would otherwise have become exercisable.

                  (ii) If the Optionee does not exercise in any one year period the full number of shares to which he or she is then entitled to exercise, the Optionee may exercise those shares in any subsequent year during the term of the Option.

         (g) TRANSFER OF OPTIONS. An attempted non-permitted transfer of an Option shall be void.

         (h) DEATH OF OPTIONEE. If the Optionee who is an Employee, officer or Director of the Company or its Affiliates dies while in the employ or service of the Company or its Affiliates or within a period of three months after termination of such employment or term of corporate office and before he or she has fully exercised an Option, the Option may be exercised, regardless of the expiration date stated in the particular Option Agreement (to the extent that the Option was exercisable on the date of death and had not previously been exercised), for one year after the date of the Optionee's death. Such exercise may be made by a personal representative of the Optionee or by any person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance. Notwithstanding the foregoing, an Incentive Stock Option may not be exercised after ten years following the date of grant.

         (i) TERMINATION OF EMPLOYMENT OR SERVICE OTHER THAN DEATH. Subject to the provisions of Paragraph 6(h) above, in the event that an Optionee who is an Employee, officer or Director of the Company or its
         Affiliates shall cease to be employed by or perform services for the Company or its Affiliates prior to an Option's expiration date, the exercise of Option shall be subject to such limitations on the periods of time during which the Option may be exercised as may be specified in the particular Option Agreement, as amended, between the Optionee and the Company. Notwithstanding the foregoing (and subject to the provisions of Paragraph 6(h) above), an Optionee who is Disabled on the date of termination of employment or term of corporate office may exercise his or her Option, to the extent that the Option was exercisable on the date of such termination and had not previously been exercised, for one year from the date of such termination; provided, however, that an Option may not be exercised after the expiration date set forth in the particular Option Agreement, as amended. Whether an authorized leave of absence or absence for military or governmental service shall constitute termination of employment for purposes of the Plan shall be determined by the Board (or its delegates) in their sole and exclusive discretion. No provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Company or its Affiliates for any period of specific duration.

         (j)      RECAPITALIZATION/CORPORATE TRANSACTIONS.

                  (i) The number of shares issuable under the Plan and the number and amount of the Option Stock and the Option Price of outstanding Options shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares of any class or series, or for the payment of a Stock dividend, or any other increase or decrease in the number of such shares of Stock affected without receipt of consideration by the Company in order to preclude the dilution or enlargement of benefits under the Plan.

                  (ii) The Board, in its sole and exclusive discretion, may make such equitable adjustments to the Plan and outstanding Options, as it deems appropriate in order to preclude the dilution or enlargement of benefits under the Plan upon exchange of all of the outstanding Stock of the Company for a different class or series of capital stock or the separation of assets of the Company, including a spin-off or other distribution of Stock or property by the Company.

                  (iii) If the Company shall be the surviving corporation in any merger or consolidation, each outstanding Option shall pertain to and apply to the securities to which a holder of the number of shares of Option Stock would have been entitled. A dissolution or liquidation of the Company, a merger (other than a merger the principal purpose of which is to change the state of the Company's incorporation) or consolidation in which the Company is not the surviving corporation, a reverse merger in which the Company is the surviving corporation but the Company's Common Stock outstanding immediately preceding the merger is converted by virtue of the merger into other property, or other capital reorganization in which more than fifty percent (50%) of the Company's Common Stock is exchanged shall cause each outstanding Option to terminate; provided, however, that immediately prior to such event each Optionee shall have the right to exercise his or her Option in whole or in part, unless the Option in connection with such event is either to be assumed by the successor corporation or parent thereof, or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, or the Option is to be replaced by a comparable cash incentive program of the successor corporation based on the value of the Option on the date of such event. Notwithstanding the preceding, if, within one year from the date of such event, an Employee's employment is involuntarily terminated, then the Employee's outstanding Options, if any, shall become immediately exercisable as of the date of termination of employment.

                  (iv) All adjustments required by the preceding paragraphs shall be made by the Board, whose determination in that respect shall be final, binding and conclusive, provided, that adjustments shall not be made in a manner that causes an Incentive Stock Option to fail to continue to qualify as an "incentive stock option" within the meaning of Code Section 422.

                  (v) Except as expressly provided in this Paragraph 6(j), an Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or series, or the payment of any stock dividend, or any other increase in the number of shares of stock of any class or series by reason of any dissolution, liquidation, merger, consolidation, reorganization, or separation of assets, and any issue by the Company of shares of stock of any class or series, or securities convertible into shares of stock of any class or series, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or amount of the Option Stock or the Option Price of outstanding Options.

                  (vi) The grant or existence of an Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate or sell, or transfer all or any part of its business or assets.

         (k) RIGHTS AS A SHAREHOLDER. An Optionee shall not have rights as a shareholder with respect to any shares covered by an Option until the Option is exercised and Optionee has become a record holder of the shares of Stock underlying the Option. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date the Optionee has become a record holder of the shares of Stock underlying the Option, except as provided in Paragraph 6(j) above.

         (l) MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Subject to the terms and conditions of the Plan, the Board (or its delegates) may modify (including lowering the Option Price or changing Incentive Stock Options into Non-Statutory Stock Options), extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options under the Plan and/or other stock option plans of the Company (to the extent not previously exercised) and authorize the granting of new Options in substitution therefor. Notwithstanding the foregoing, no modification of an Option shall, without the consent of the Optionee or as otherwise provided for in the Plan, adversely affect any rights or obligations under any Option previously granted under the Plan.

         (m) INVESTMENT PURPOSE. Each Option under the Plan shall be granted on the condition that the purchase of Stock thereunder shall be for investment purposes for the Optionee's own account and not with a view to resale or distribution. In the event the Stock subject to such Option is registered under the Securities Act of 1933, as amended, or in the event a resale of such Stock without such registration would otherwise be permissible, such condition shall be inoperative if, in the opinion of counsel for the Company, such condition is not required under the Securities Act of 1933, or any other applicable law, regulation or rule of any governmental agency.

         (n) TRANSFER AND EXERCISE OF OPTIONS. The Board (or its delegates) may adopt, amend and rescind such rules and regulations as the Board (or its delegates) may deem appropriate concerning the transferability or assignability of a particular Option; provided, however, to the extent required by Code Section 422, each Incentive Stock Option shall state that it is not transferable or assignable by Optionee otherwise than by will or the laws of descent and distribution, and that during an Optionee's lifetime, such Incentive Stock Option shall be exercisable only by the Optionee.

         (o) OTHER PROVISIONS. Each Option Agreement may contain such other provisions, including without limitation, restrictions upon the exercise or transferability of the Option, as the Board (or its delegates) may deem advisable. Any Incentive Stock Option Agreement shall contain such limitations and restrictions upon the exercise of the Incentive Stock Option as shall be necessary in order that such Incentive Stock Option shall be an "incentive stock option" as defined in Code Section 422, or to conform to any change in the law.

         (p) WITHHOLDING TAXES. When the Company becomes required to collect federal and state income and employment taxes in connection with the exercise of an Option ("withholding taxes"), the Optionee shall promptly pay to the Company the amount of such taxes in cash, unless the Board (or its delegates) permits or requires payment in another form. Subject to such conditions as it may require, the Board, in its sole discretion, may allow an Optionee to reimburse the Company for payment of withholding taxes with shares of Stock. If an Optionee is a Reporting Person at the time of exercise and is given an election to pay any withholding taxes with Stock, the Board shall have sole discretion to approve or disapprove such election.

         (q) LIMITATION ON GRANTS. The following limitation will apply to grants of Options under the Plan: no Employee will be granted Options under the Plan to receive more than seven hundred fifty thousand (750,000) shares of Stock in any one fiscal year. The limitation set forth in this Paragraph 6(q) is intended to satisfy the requirements applicable to Options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code. In the event that such limitation is not required to qualify Options as performance-based compensation, this limitation shall not apply under the Plan.

7.       TERM OF PLAN.

         Incentive Stock Options may be granted pursuant to the Plan from time to time within a period of ten years from August 6, 1998, or the date the Plan is approved by the shareholders of the Company, whichever is earlier.

8.       AMENDMENT OF PLAN.

         With respect to any shares at the time not subject to Options, the Board may from time to time, insofar as permitted by law, suspend or discontinue the Plan or revise or amend the Plan in any respect whatsoever, except that, without approval of the shareholders, no such revision or amendment shall change the number of shares for which Options may be granted under the Plan, change the designation of the class of persons eligible to receive Options under the Plan, materially increase the benefits accruing to Optionees under the Plan, or decrease the price at which Incentive Stock Options may be granted. Furthermore, without the approval of the shareholders, the Plan may not, be amended in any manner that will cause Incentive Stock Options issued under it to fail to meet the requirements of "incentive stock options" as defined in Code Section 422. The Board may amend the Plan from time to time to the extent necessary to comply with any applicable law, rule or other regulatory requirement.

9.       APPLICATION OF FUNDS.

         The proceeds received by the Company from the sale of Stock pursuant to the exercise of an Option will be used for general corporate purposes.

10.      NO OBLIGATION TO EXERCISE OPTION.

         The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

11.      INDEMNIFICATION.

         In addition to such other rights of indemnification as they may have as Directors, Employees or agents of the Company, the Directors (or any individuals who are delegated authority by the Board (or its delegates) to administer the
Plan) shall be indemnified by the Company against: (i) their reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder; and (ii) against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company), or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in actions to matters as to which it shall be adjudged in such action, suit or proceeding that such Director or individual is liable for negligence or misconduct in the performance of his duties; this indemnification is expressly conditioned upon the indemnified party, within ninety (90) days after institution of any such action, suit or proceeding, offering the Company in writing the opportunity, at its own expense, to handle and defend the same.

12.      APPROVAL OF SHAREHOLDERS.

         The portions of the Plan dealing with Incentive Stock Options shall not take effect unless approved by the shareholders of the Company's preferred (if any) and Common Stock, which approval must occur within a period commencing twelve (12) months before and ending twelve (12) months after the date the Plan is adopted by the Board. Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including the right of the Company to grant non-statutory options for proper corporate purposes.

AGOURON PHARMACEUTICALS, INC.

By:
         Peter Johnson, President & CEO

                                    ANNEX VII

                          AGOURON PHARMACEUTICALS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                       (Last amended as of August 6, 1998)

1.       PURPOSE OF THE PLAN

         The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify under
Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423.

2.       DEFINITIONS

         As used herein the following definitions shall apply:

         (a) "Affiliate" shall mean any corporation defined as a "parent corporation" or a "subsidiary corporation" by Code Section 425(e) and (f), respectively.

         (b) "Board of Directors" or "Board" means the Board of Directors of the Company, as constituted from time to time.

         (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (d) "Company" means Agouron Pharmaceuticals, Inc., a California corporation.

         (e) "Compensation" means the base compensation paid in cash to a Participant by a Participating Company, including salaries and wages, but excluding bonuses, incentive compensation, commissions, overtime pay, moving or relocation allowances, car allowances, imputed income attributable to cars, taxable fringe benefits and similar items, all as determined by the Board.

         (f) "Eligible Employee" means any employee of a Participating Company whose customary employment is for more than five months per calendar year and for more than 20 hours per week.

         (g) "Fair Market Value" of Stock on a given date shall mean an amount per share as determined by the Board (or its delegates), by applying any reasonable valuation method determined without regard to any restriction, other than a restriction that by its terms will never lapse. Notwithstanding the preceding, if the Stock is traded upon an established stock exchange, then the "Fair Market Value" of Stock on a given date per share shall be deemed to be the average of the highest and lowest selling price per share of the Stock on the principal stock exchange on which the Stock is then trading or, if there was no trading of the Stock on that day, on the next preceding day on which there was such trading; if the Stock is not traded upon an established stock exchange but is quoted on a quotation system, the "Fair Market Value" of Stock on a given date shall be deemed to be the mean between the closing representative "bid" and "ask" prices per share of the Stock on such date as reported by such quotation system or, if there was no trading of the Stock on that day, on the next preceding day on which there was such trading.

         (h) "Participant" means an Eligible Employee who elects to participate in the Plan, as provided in Section 4(b).

         (i)      "Participating Company" means the Company and any Affiliates.

         (j) "Participation Period" means a period during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to Section 4(a).

         (k) "Plan" means this Agouron Pharmaceuticals, Inc. Employee Stock Purchase Plan, as amended from time to time.

         (l) "Plan Account" means the account established for each Participant pursuant to Section 8(a).

         (m) "Purchase Price" means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 8(b).

         (n) "Rule 16b-3" shall mean Rule 16b-3 (as amended from time to time) promulgated by the SEC under the Securities Exchange Act of 1934 and any successor thereto.

         (o)      "SEC" means the Securities and Exchange Commission.

         (p) "Stock" means the Common Stock of the Company, or any series thereof authorized by the Board.

3.       ADMINISTRATION OF THE PLAN

         (a) The Plan shall be administered by the Board; provided, however, that the Board may delegate all or any part of its authority to administer the Plan, in its entirety or with respect to any group or groups of persons eligible to participate hereunder, to such persons or committee as the Board shall in its sole discretion determine. The Board and its delegates may adopt, amend and rescind such forms, rules and regulations for carrying out the Plan and implementing agreements and take such acts as it deems proper. The interpretation, construction and application by the Board or any individuals who are delegated authority by the Board to administer the Plan or any of the provisions of the Plan, shall be final and binding on the Company, and all persons and their legal representatives who have rights hereunder. Reference to administrative acts by the Board in this Agreement shall also refer to acts by its delegates unless the context otherwise indicates. Whether or not the Board has delegated administrative activity, the Board has the final power to determine all questions of policy or expediency that may arise in administration of the Plan.

4.       ENROLLMENT AND PARTICIPATION

         (a) PARTICIPATION PERIODS. While the Plan is in effect, there shall be two twelve-month Participation Periods in each calendar year, one commencing on January 1 and terminating on the following December 31 and one commencing on July 1 and terminating on the following June 30; provided, however, that the Board shall have the right to alter the duration of the Participation Periods (including the commencement dates thereof) prior to the commencement of the Participation Period and to establish overlapping Participation Periods.

         (b) ENROLLMENT. Any individual who, on the day preceding the first day of a Participation Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Participation Period by executing the enrollment form prescribed for this purpose by the Board; the enrollment form shall specify the series of Stock to be purchased by the Eligible Employee. The enrollment form shall be filed with the Company not later than the last working day prior to the commencement of such Participation Period.

         (c) DURATION OF PARTICIPATION. Once enrolled, a Participant shall continue to participate in the Plan for each succeeding Participation Period until he or she discontinues contributions, withdraws from the Plan or ceases to be an Eligible Employee. A Participant who discontinues contributions under
Section 5(d) or withdraws from the Plan under Section 6(a) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in subsection (b) above.

5.       EMPLOYEE CONTRIBUTIONS

         (a) FREQUENCY OF PAYROLL DEDUCTIONS. A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to subsection (b) below, shall commence with the first payday in the Participation Period and shall continue on each subsequent payday during participation in the Plan.

         (b) AMOUNT OF PAYROLL DEDUCTIONS. An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee's compensation, but not less than 1% nor more than 15%; provided, however, that the Board shall have the right to change the maximum permissible withholding percentage prior to the commencement of a Participation Period.

         (c) CHANGING WITHHOLDING RATe. If a Participant wishes to change the rate of payroll withholding, he or she may do so by filing a new enrollment form with the Company not later than the last working day prior to the commencement of the Participation Period for which such change is to be effective. Additionally, a Participant may decrease the rate of his or her payroll withholding once but not more than once during a Participation Period by filing a new enrollment form; the decrease in rate shall become effective as soon as reasonably practicable after such form has been received by the Company.

         (d) DISCONTINUING PAYROLL DEDUCTIONs. If a Participant wishes to discontinue employee contributions entirely, he or she may do so by filing a new enrollment form at any time. Payroll withholding shall cease as soon as reasonably practicable after such form has been received by the Company. Amounts credited to a Participant's Plan Account prior to his or her election to discontinue contributions shall be used to purchase Stock in accordance with the terms of Section 8(c).

6.       WITHDRAWAL FROM THE PLAN

         (a) WITHDRAWAL. A Participant may elect to withdraw from the Plan by filing the prescribed form with the Company at any time. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount then credited to the Participant's Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.

         (b) RE-ENROLLMENT AFTER WITHDRAWAL. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls for a subsequent Participation Period under Section 4(b).

7.       TERMINATION

         (a) TERMINATION OF EMPLOYMENt. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 6(a).

         (b) DEATH. In the event of the Participant's death, the amount credited to his or her Plan Account shall be paid to a beneficiary designated by him or her for this purpose on the prescribed form or, if none, to the Participant's estate.

8.       PLAN ACCOUNTS AND PURCHASE OF SHARES

         (a) PLAN ACCOUNTS. The Company shall maintain a Plan Account on its books in the name of each Participant. As of each payday in a Participation Period, the amount deducted from the Participant's Compensation shall be credited to the Participant's Plan Account. No interest shall be credited to Plan Accounts.

         (b) PURCHASE PRICE. The Purchase Price for each share of Stock shall be the lower of (i) 85% of the Fair Market Value of such share on the first day of the Participation Period or (ii) 85% of the Fair Market Value of such share on the last day in the Participation Period or the Alternative Purchase Date, if applicable.

         (c) ALTERNATIVE PURCHASE DATe. The Alternative Purchase Date for the Plan shall be (i) June 30 for the Participation Period commencing January 1 and terminating the following December 31 and (ii) December 31 for the Plan Participation Period commencing July 1 and terminating the following June 30 or such other date(s) during the Participation Period which the Board has chosen prior to the commencement of such Participation Period.

         (d) NUMBER OF SHARES PURCHASED. As of the earlier of (i) the last day of each Participation Period or (ii) the Alternative Purchase Date, each Participant shall be deemed to have elected to purchase the number of whole shares of Stock calculated in accordance with this subsection (d), unless the Participant has previously elected to withdraw from the Plan in accordance with
Section 6(a). The amount then in the Participant's Plan Account shall be divided by the Purchase Price, and the number of whole shares that results shall be purchased from the Company with the funds in the Participant's Plan Account. The foregoing notwithstanding, no Participant shall purchase more than a maximum of 3,000 shares of Stock with respect to any one year period nor shares of Stock in excess of the amounts set forth in Sections 9 and 13(a). Proceeds from the sale of Stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

         (e) AVAILABLE SHARES INSUFFICIENT. In the event that the aggregate number of shares that all Participants elect to purchase on a purchase date exceeds the maximum number of shares remaining available for issuance under
Section 13(a), then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase and the denominator of which is the number of shares that all Participants have elected to purchase.

         (f) ISSUANCE OF STOCK. Certificates representing the number of shares of Stock purchased shall be issued as soon as reasonably practicable after their purchase. Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property. Alternatively, the Board may, in its discretion, enter into an arrangement with a broker(s) pursuant to which shares issued under the Plan are issued in the name of the broker and held for the accounts of Plan Participants.

         (g) TAX OBLIGATIONS. On the purchase date of the Stock, or when some or all of the Stock issued under the Plan is disposed of, the Participant must make adequate provision for federal, state, or other tax withholding obligations, if any, which arise upon the purchase or disposition of the Stock. The Company may withhold from a Participant's Compensation the amount necessary for the Company to meet its applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Stock by the Participant.

         (h) UNUSED CASH BALANCES. Any amount remaining in the Participant's Plan Account that represents the Purchase Price for a fractional share shall be carried over in the Participant's Plan Account to the next purchase date. Any amount remaining in the Participant's Plan Account that represents the Purchase Price for whole shares which could not be purchased under subsection (d) above shall be refunded to the Participant in cash, without interest.

9.       LIMITATIONS  ON STOCK OWNERSHIP

         Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if:

         (a) Such Participant, immediately after his or her election to purchase such Stock would own stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or its Affiliates; or

         (b) Under the terms of the Plan, such Participant's rights to purchase Stock under this and all other qualified employee stock purchase plans of the Company or any Affiliate of the Company would accrue at a rate that exceeds $25,000 of the Fair Market Value of the Stock (determined at the time when such right is granted) for each calendar year for which such right or option is outstanding at any time.

         Ownership of Stock shall be determined after applying the attribution rules of Section 424(d) of the Code. For purposes of this Section 9, each Participant shall be considered to own any Stock that he or she has a right or option to purchase under this or any other plan.

10.      RIGHTS NOT TRANSFERABLE

         The rights of any Participant under the Plan, or any Participant's interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by will or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by will or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under
Section 6(a).

11.      NO RIGHTS AS AN EMPLOYEE

         Nothing in the Plan shall be construed to give any person the right to remain in the employ of a Participating Company. Each Participating Company reserves the right to terminate the employment of any person at any time, with or without cause.

12.      NO RIGHTS AS A SHAREHOLDER

         A Participant shall have no rights as a Shareholder with respect to any shares that he or she has purchased, or may have a right to purchase under the Plan until the date of issuance of a stock certificate for such shares.

13.      STOCK OFFERED UNDER THE PLAN

         (a) AUTHORIZED SHARES. As of October 28, 1998, the aggregate number of shares of Stock remaining available for purchase under the Plan is __________, including the 200,000 shares of Stock approved by the Shareholders on such date, subject to adjustment pursuant to this Section 13.

         (b) ANTI-DILUTION ADJUSTMENTS. The aggregate number of shares of Stock offered under the Plan, the 3,000 share limitation described in Section 8(c) and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Board for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares, the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Company or the distribution of the shares of a subsidiary to the Company's Shareholders.

         (c) REORGANIZATIONS. In the event of a dissolution or liquidation of the Company, or a merger or consolidation to which the Company is a constituent corporation, the Plan shall terminate unless the plan of merger, consolidation or reorganization provides otherwise, and all amounts that have been withheld but not yet applied to purchase Stock hereunder shall be refunded, without interest; provided, however, that in lieu of terminating the right of a Participant to purchase Stock during the course of a Participation Period, the Board, on at least ten days written notice to a Participant, may elect to shorten the duration of the Participation Period to end immediately prior to the event causing such termination. Such written notice shall advise the Participant of the new date on which the Participant Period will end and that his or her option to purchase Stock will be exercised automatically on that date unless the Participant withdraws from the Plan prior to that date. The Plan shall in no event be construed to restrict in any way the Company's right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

14.      AMENDMENT OR DISCONTINUANCE

         The  Board of  Directors  shall  have the right to  amend,  suspend  or terminate the Plan at any time and without notice; provided, that no Participant's existing rights are adversely affected thereby and that, except as provided in Section 13, any increase in the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the Shareholders of the Company. Provided further the Board shall not have the right to amend the Plan in any manner which will cause it to fail to meet the qualification requirements of Code Section 423. Unless sooner terminated, the Plan shall terminate on December 4, 2002.

15.      SPECIAL RULE FOR DIRECTORS AND OFFICERS

         Any other provision of the Plan notwithstanding, to the extent mandated by SEC Rule 16b-3 a Participant who is a member of the Board of Directors or an officer of the Company shall be subject to such other conditions as are required to satisfy the requirements necessary for the exemptions provided by Rule 16b-3 to be available.

16.      SHAREHOLDER APPROVAL

         The Plan was originally approved by the Company's Shareholders on December 4, 1992 and an increase in the number of shares of Stock available under the Plan was later approved by the Shareholders on October 28, 1998.

17.      EXECUTION

         To record the adoption of the Plan by the Board on October 15, 1992, effective as of January 1, 1993, the amendment of the Plan by the Directors Compensation Committee on June 6, 1994, and the subsequent amendment of the Plan by the Board on August 6, 1998, the Company has caused its duly authorized officer to affix the corporate name hereto.

AGOURON PHARMACEUTICALS, INC.

By
         Peter Johnson, President

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 317 of the California General Corporation Law generally provides indemnification to officers and directors of the Company against expenses, judgments, fines and amounts paid in settlement under certain conditions and subject to certain limitations.

         Article VII of the articles of incorporation of the Company provides that liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent permissible under California law. Further,
Article VIII of the articles of incorporation authorizes the Company to provide indemnification of agents (as defined in Section 317) for breach of duty to the Company and its shareholders through bylaw provisions or through agreements with such agents, or both, in excess of the indemnification otherwise permitted by
Section 317, subject to the limits on such excess  indemnification  set forth in
Section 317.

         Section 3.15 of the bylaws of the Company authorizes the Company to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than actions by or in the right of the Company to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the Company, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Company. Section 3.15 also authorizes the Company to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was an agent of the Company against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith.

         Any indemnification under Section 3.15 is to be made by the Company only if authorized in the specific case upon determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct required by Paragraphs 3.15.2 or 3.15.3 of the bylaws.

         Pursuant to authorization provided under the articles of incorporation and the bylaws, the Company has entered into indemnification agreements with each of its present directors. The Company has also entered into similar agreements with certain of the Company's officers who are not directors.
Generally, the indemnification agreements attempt to provide the maximum protection permitted by California law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. Under such additional indemnification provisions, however, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to the Company (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses) for settlements not approved by the Company or for settlements and expenses if the settlement is not approved by the court. The indemnification agreements provide for the Company to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. In order to receive an advance of expenses, the individual must submit to the Company copies of invoices presented to him or her for such expenses. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification.

         Section 3.15 of the bylaws also provides that, in the event of a determination by the Board of Directors of the Company to purchase insurance for certain of its agents, the Company shall purchase and maintain insurance on behalf of any such agent against liability asserted against or incurred by the agent in such capacity or arising out of the agent's status, whether or not the Company would have the power to indemnify the agent against such liability under the provisions of Section 3.15.

         The Company has in effect directors and officers liability insurance policies which insure directors and officers of the Company. The policies expire on October 13, 1998. Although the Company intends to renew the policies on or before their expiration date, there can be no assurance that the policies will be renewed on terms acceptable to the Company. Under the policies, the directors and officers of the Company are insured against loss arising from claims made against them due to wrongful acts while acting in their individual and collective capacities as directors and officers, subject to certain exclusions. In addition, the policies insure the Company against losses for which its directors and officers are entitled to indemnification, subject to a retention of $250,000 payable by the Company. The policies are "claims made" policies and provide coverage only for losses arising out of claims first made against the Company and reported to the insurer during the policy period.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)   Exhibits

         Number                     Description

         3.1 Form of Restated Articles of Incorporation. (Included as Annex II to the Proxy Statement/ Prospectus contained in Part I of this Registration Statement).

         5.1               Opinion of Pillsbury Madison & Sutro LLP.
                           (To be filed by amendment.)

         8.1               Opinion of Pillsbury Madison & Sutro LLP.

         10.1              Amended and Restated Agouron Stock Option Plan.
                           (Included as Annex VI to the Proxy
                           Statement/Prospectus contained in Part I of this Registration Statement.)

         10.2              Amended and Restated  Employee  Stock  Purchase Plan.
                           (Included as Annex VII to the Proxy Statement/Prospectus contained in Part I of this Registration Statement.)

         10.3 Rights Agreement dated November 7, 1996, as amended through August 6, 1998, between the Registrant and ChaseMellon Shareholder Services L.L.C.

         23.1              Consent of PricewaterhouseCoopers LLP.

         23.2              Consent of  Pillsbury  Madison & Sutro LLP.
                           (Included  in their  opinions set forth as Exhibits
                           5.1 and  8.1)

         24.1 Power of Attorney. (Contained on Signature Page of this Registration Statement.)(Previously filed.)

         99.1              Form of Proxy.

(b) Financial Statement Schedules (Included in Annex IV, Annex V and Annex VI to the Proxy Statement and Prospectus contained in Part I of this Registration Statement). (Previously filed.)

ITEM 22.  UNDERTAKINGS

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (the "Securities Act"), each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

        The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the S-4 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 21st day of September, 1998.

                        AGOURON PHARMACEUTICALS, INC.

                        By:      /s/ Gary E. Friedman
                                 Gary E. Friedman, Esq.
                                 Vice President, General Counsel, and Secretary

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                 TITLE                               DATE

/s/ Peter Johnson         President, Chief Executive          September 21, 1998
Peter Johnson             Officer and Director

/s/ Steven S. Cowell      Corporate Vice President, Finance   September 21, 1998
Steven S. Cowell          and Chief Financial Officer

/s/ Gary E. Friedman      Corporate Vice President, General   September 21, 1998
Gary E. Friedman          Counsel, Secretary and Director

     *                    Director                            September 21, 1998
John N. Abelson

     *                    Director                            September 21, 1998
Patricia M. Cloherty

     *                    Director                            September 21, 1998
A.E. Cohen

     *                    Director                            September 21, 1998
Michael E. Herman

     *                    Director                            September 21, 1998
Irving S. Johnson

     *                    Director                            September 21, 1998
Antonie T. Knoppers

     *                    Director                            September 21, 1998
Melvin I. Simon


*  /s/  Gary E. Friedman                                      September 21, 1998
    Gary E. Friedman  (Attorney in Fact)

                                  EXHIBIT INDEX


         NUMBER                     DESCRIPTION

         3.1 Form of Restated Articles of Incorporation. (Included as Annex II to the Proxy Statement/ Prospectus contained in Part I of this Registration Statement).

         5.1               Opinion of Pillsbury Madison & Sutro LLP.
                           (To be filed by amendment.)

         8.1               Opinion of Pillsbury Madison & Sutro LLP.

         10.1              Amended  and  Restated  Agouron  Stock  Option  Plan.
                           (Included as Annex VI to the Proxy Statement/Prospectus contained in Part I of this Registration Statement.)

         10.2              Amended and Restated  Employee  Stock  Purchase Plan.
                           (Included as Annex VII to the Proxy Statement/Prospectus contained in Part I of this Registration Statement.)

         10.3 Rights Agreement dated November 7, 1996, as amended through August 6, 1998, between the Registrant and ChaseMellon Shareholder Services L.L.C.

         23.1              Consent of PricewaterhouseCoopers LLP.

         23.2              Consent of  Pillsbury  Madison & Sutro LLP.
                           (Included  in their  opinions set forth as Exhibits
                           5.1 and  8.1)

         24.1 Power of Attorney. (Contained on Signature Page of this Registration Statement.)
                           (Previously filed.)

         99.1              Form of Proxy.